UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZONED PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ZONED PROPERTIES, INC.
8360 E. Raintree Drive, #230
Scottsdale, AZ 85260

July [•], 2026

To the Holders of Zoned Properties, Inc. Common Stock and Preferred Stock:

I am pleased to extend this invitation to attend a Virtual Special Meeting of Stockholders (the “Special Meeting”) of Zoned Properties, Inc. (“Zoned Properties” or the “Company”) to be held at 10:00 a.m., Pacific time, on [•], September [•], 2026. You may attend the Special Meeting, vote and submit a question during the Special Meeting by visiting www.virtualshareholdermeeting.com/ZDPY2026SM. You will need to provide your 16-digit control number that is on your proxy card. The attached notice of Special Meeting and proxy statement describe the matters to be presented at the Special Meeting and provide information about us that you should consider when you vote your common shares and preferred shares.

The principal business of the Special Meeting will be:

1.      To consider and vote on a proposal to approve the sale of the rights, title, and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission, and the assets, properties, and rights of the Seller Parties (defined below), other than the excluded assets, which represents the sale of substantially all of the assets of Zoned Properties pursuant to the terms of an Asset Purchase Agreement, dated as of January 15, 2026 (as it may be amended, supplemented or modified from time to time, the “MBO APA”), by and among Zoned Properties, Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC and the other transaction documents related thereto (the “Asset Sale”), and adopt the MBO APA;

2.      To consider and vote on a proposal to approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided to named executive officers that is based on or otherwise relates to the Asset Sale; and

3.      To consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

We hope you will be able to virtually attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Special Meeting, whether or not you can attend virtually.

Best regards,
/s/ Bryan McLaren
Bryan McLaren
Chairman, Chief Executive Officer & Chief Financial Officer

ZONED PROPERTIES, INC.
8360 E. Raintree Drive, #230
Scottsdale, AZ 85260

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER [•], 2026

To the Holders of Zoned Properties, Inc. Common Stock and Preferred Stock:

NOTICE IS HEREBY GIVEN that Zoned Properties, Inc., a Nevada corporation (“Zoned Properties” or the “Company”), will be holding a Virtual Special Meeting of Stockholders (the “Special Meeting”) on [•], September [•], 2026 at 10:00 a.m., Pacific time, at www.virtualshareholdermeeting.com/ZDPY2026SM for the following purposes, which are described more fully in the accompanying proxy statement:

1.      To consider and vote on a proposal to approve the sale of the rights, title, and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission, and the assets, properties, and rights of the Seller Parties (defined below), other than the excluded assets, which represents the sale of substantially all of the assets of Zoned Properties pursuant to the terms of an Asset Purchase Agreement, dated as of January 15, 2026 (as it may be amended, supplemented or modified from time to time, the “MBO APA”), by and among Zoned Properties, Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC and the other transaction documents related thereto (the “Asset Sale”), and adopt the MBO APA;

2.      To consider and vote on a proposal to approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided to named executive officers that is based on or otherwise relates to the Asset Sale; and

3.      To consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

The proxy statement accompanying this Notice describes these items more fully.

Only holders of record of shares of our common stock and preferred stock at the close of business on July 15, 2026 are entitled to vote at the Special Meeting or any postponements or adjournments of the Special Meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

July [•], 2026	By Order of the Board of Directors of Zoned Properties, Inc.
/s/ Bryan McLaren
Bryan McLaren
Chairman, Chief Executive Officer & Chief Financial Officer

i

ZONED PROPERTIES, INC.
8360 E. Raintree Drive, #230
Scottsdale, AZ 85260

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER [•], 2026

This proxy statement contains information related to the Virtual Special Meeting of Stockholders (the “Special Meeting”) of Zoned Properties, Inc. (the “Company,” “Zoned Properties,” “we,” “us,” and “our”) to be held on [•], September [•], 2026 at 10:00 a.m., Pacific time, at www.virtualshareholdermeeting.com/ZDPY2026SM, and any postponements or adjournments of the Special Meeting. We first mailed, or made available on the Internet, these proxy materials to holders of our common stock, par value $0.001 per share, and our preferred stock, par value $0.001 per share, on or about July [•], 2026.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to Be Held on September [•], 2026

The proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) and our quarterly report on Form 10-Q for the quarter ended March 31, 2026 (the “Q1 2026 Quarterly Report”) are available at www.virtualshareholdermeeting.com/ZDPY2026SM.

At the Special Meeting, you will be asked to consider and vote “FOR” the following proposals:

1.      A proposal to approve the sale of the rights, title, and interest in and to the Company’s business, as described in the Company’s Securities and Exchange Commission (the “SEC”) filings (the “Business”), and the assets, properties, and rights of the Seller Parties (defined below), other than the excluded assets (the “Assets”), which represents the sale of substantially all of the assets of Zoned Properties pursuant to the terms of an Asset Purchase Agreement, dated as of January 15, 2026 (as it may be amended, supplemented or modified from time to time, the “MBO APA”), by and among Zoned Properties, Zoned Arizona Properties, LLC (“Zoned Arizona”), ZP RE AZ Dysart, LLC (“Dysart”), ZP RE Holdings, LLC (“ZPRE Holdings” and collectively with Zoned Arizona, Dysart and the Company, the “Seller Parties”), and BPB Partners, LLC (“BPB”) and the other transaction documents related thereto (the “Asset Sale”), and adopt the MBO APA (the “Asset Sale Proposal”);

2.      A proposal to approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided to named executive officers that is based on or otherwise relates to the Asset Sale (the “Compensation Proposal”); and

3.      A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”).

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our holders of record on July 15, 2026 (the “Record Date”) of shares of our common stock and preferred stock in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting. Proxies are being solicited by the Board, and the cost of solicitation of the proxies will be paid by Zoned Properties. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailings, by telephone or personal conversations. We have no current plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

Summary

The following is a summary that highlights information contained in this proxy statement. This summary does not contain all of the information that might be important to you. For a more complete description of the MBO APA and the Asset Sale, Zoned Properties encourages you to read carefully the entire proxy statement, including the attached Annexes, and the other documents to which we refer in order to fully understand the MBO APA and the Asset Sale. In addition, Zoned Properties encourages you to review the information it has filed with the SEC. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

This summary and the balance of this proxy statement contain forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read “Cautionary Note Regarding Forward-Looking Statements,” beginning on page 14.

Information about the Parties (page 15)

Zoned Properties, Inc.

Zoned Properties, through its subsidiaries, is a technology-driven property investment company focused on acquiring value-added real estate within the regulated cannabis industry in the United States. Zoned Properties developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice.

Following the consummation of the Asset Sale, the Company will have exited the operation of the Business and other historical operations. However, the Company does not intend to liquidate following the closing of the Asset Sale and currently intends to pursue a merger or other business transaction with another operating company, the terms and timing of which are not presently known. The Company has been in discussions with multiple operating companies that may be interested in merging with the public company. However, there can be no assurance that any such transaction will continue to be pursued, agreed upon, or ultimately consummated.

Zoned Properties was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry. Zoned Properties’ headquarters are located at 8360 E. Raintree Drive, #230, Scottsdale, AZ 85260 and its telephone number is (877) 360-8839.

Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC and ZP RE Holdings, LLC

Each of the Seller Parties (Zoned Arizona, Dysart and ZPRE Holdings) is a wholly owned subsidiary of Zoned Properties. Each has acquired land and/or real property and owns such properties on behalf of Zoned Properties.

BPB Partners, LLC

BPB is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney, a full-time, non-officer employee of the Company (collectively, Mr. McLaren, Mr. Blackwell, and Mr. Moroney are referred to herein as the “Management Group”).

Pursuant to the MBO APA, BPB has agreed to acquire the purchased Assets and assume the Assumed Liabilities (as defined below), in each case on the terms and subject to the conditions set forth in the MBO APA.

General Description of the Asset Sale and the MBO APA (page 16)

On January 15, 2026, the Seller Parties entered into the MBO APA with BPB, pursuant to which the Seller Parties agreed to sell to BPB all of the Seller Parties’ rights, title and interest in and to the Business, and the Assets. The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, LLC (“ZP Ohio B”), and Zoneomics Green, LLC (“Zoneomics Green”); (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the Asset Sale.

A copy of the MBO APA is attached to this proxy statement as Annex A. You should read this proxy statement, including the MBO APA, carefully and in its entirety.

A more complete summary of the terms of the MBO APA can be found in the section titled “The Asset Sale — General Description of the Asset Sale and the MBO APA.”

The Purchase Price (page 16)

The purchase price to be paid by BPB for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA) (the “Purchase Price”), and subject to adjustment as set forth in the MBO APA.

Purchase Price Adjustments

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the Asset Sale, the Company or one or more affiliates of the Company may acquire or invest in additional real estate assets (“Additional Assets”). Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA, (ii) the Purchase Price will be increased by the amount of the cash portion of the Purchase Price paid therefore by the Company or its affiliate, (iii) the Purchase Price will be decreased by the amount of any cash and/or debt instruments issued by the Company or its affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”), and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

The potential adjustments for the Purchase Price included the potential sale of the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, MI (the “Pleasant Ridge Assets”), which subsequently closed on May 1, 2026. Accordingly, the Pleasant Ridge Assets will not be part of the purchased Assets.

In addition, the Company may also sell the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ (the “Chino Property”); 2095 Northern Avenue, Kingman, AZ (the “Kingman Property”); and 1732 W. Commerce Point Place, Green Valley, AZ (the “Green Valley Property” and collectively with the Chino Property and the Kingman Property, the “CKG Properties”) to a third party for a total purchase price of $9,000,000 (the “CKG Purchase Price”), of which $4,000,000 is expected to be paid in cash and $5,000,000 is expected to be paid via a promissory note payable to the Company (the “CKG Note”). In the event that the sale of the CKG Properties is not consummated prior to the Closing, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price. For additional information, see “The Asset Sale — The CKG Properties.”

Debt Statement.    Seller is required to deliver to BPB a debt statement identifying all outstanding debt of the Seller Parties.

Seller Material Advise Effect.    BPB’s obligation to consummate the Asset Sale is conditioned upon the absence of any Seller Material Adverse Effect (as hereinafter defined) between the effective date of the MBO APA and the closing date.

Closing of the Asset Sale (page 18)

Assuming receipt of stockholder approval of the Asset Sale Proposal at the Special Meeting, Zoned Properties expects to consummate the Asset Sale by September 30, 2026, subject to a potential 90-day extension. However, it cannot be certain when or if the conditions to the Asset Sale will be satisfied or, to the extent permitted, waived. The Asset Sale cannot be completed until the conditions set forth in the MBO APA are satisfied (or, to the extent permitted, waived).

Due Diligence (page 18)

BPB has a 180-day due diligence period after the effective date of MBO APA.

Required Stockholder Approvals (page 18)

Seller must obtain the approval and adoption of the MBO APA and Asset Sale by (a) stockholders holding a majority of the voting power of the Company; and (b) stockholders holding a majority of the voting power, excluding shares held by the interested parties to the transaction (i.e., the Management Group).

Representations and Warranties (page 18)

The MBO APA contains customary representations and warranties of the Seller Parties and BPB.

Covenants of the Parties (page 19)

The MBO APA contains a number of covenants applicable to the parties during the period between signing and closing and, in certain cases, after closing. Notably, there is a “go-shop” provision that allows the Company and the Special Committee (as defined below) to solicit potential alternative proposals to prospective bidders that is more favorable to the Company’s stockholders other than the transaction contemplated by the MBO APA. There is also a “no-shop” provision following the expiration of the go-shop, whereby the Company will not be allowed to solicit or facilitate an acquisition proposal or withdraw its approval of the MBO APA.

Termination Rights (page 20)

The MBO APA may be terminated at any time prior to closing: by mutual agreement of the parties; if there has been a material breach; if there is a Seller Material Adverse Effect; if there has been a superior proposal during the go-shop period; and if the closing has not occurred by September 30, 2026, subject to the possible 90-day extension.

Conditions to the Closing of the Asset Sale (page 21)

The closing of the Asset Sale is subject to certain closing conditions, including, but not limited to, (i) the Company and the Special Committee having received an opinion as to the fairness of the transactions, from a financial point of view, to the stockholders of the Company, and such opinion remaining valid and in full force and effect as of the closing; (ii) the MBO APA and the transactions set forth therein being approved by both (a) the stockholders of the Company holding a majority of the voting power of the Company, as required by Nevada law, and (b) stockholders of the Company holding a majority of the voting power of the Company, but excluding for such purposes any such stockholder, and shares of stock of the Company held by any persons who own, control or have any interest in BPB; (iii) receipt of any required regulatory approvals; (iv) raising by BPB of the capital required, in its sole discretion, to fund the Purchase Price; and (v) other customary closing conditions. The MBO APA contains customary representations, warranties and covenants.

For a summary of the conditions that must be satisfied or waived prior to completion of the Asset Sale, see the section of this proxy statement titled “The Asset Sale — Conditions to the Closing of the Asset Sale.”

Impact on Zoned Properties Common Stock (page 22)

The Asset Sale will not have any direct impact on your ownership of your shares of Zoned Properties common stock or preferred stock. If you hold your shares of common stock or preferred stock following the consummation of the Asset Sale, you will continue to hold the same number of shares with the same rights and privileges as your shares presently issued and outstanding.

Anticipated Use of Proceeds (page 22)

Assuming that the Asset Sale Proposal is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other business combination transaction involving the public company. In determining the amount of the net available balance of cash to be distributed to stockholders as a special dividend, if any, the Company anticipates that it will need to retain at least a $500,000 cash balance as operating capital, following the liquidation, in order to maintain ongoing public filing and reporting requirements, at least until such a time as the Company may be able to complete a reverse merger or other transaction involving the public company.

Based on the current calculations by Company’s management, management anticipates that 100% of the current debt held by the Company will be transferred to and assumed by BPB, and the net Purchase Price will be $4,021,962, subject to adjustments. The Company anticipates it will have 13,730,829 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding following the sale and liquidation of 100% of the Company’s assets and operations. Assuming no further change in the number of outstanding common and preferred shares, we expect the special dividend to be between $0.35 to $0.45 per share; provided, however, that if the Purchase Price were to be adjusted and/or if the number of shares outstanding were to change, then the amount of the special dividend would adjust accordingly. There is no guarantee that there will be a special dividend or, if a special dividend is declared, that it will be in the proposed range provided.

Zoned Properties After the Completion of the Asset Sale (page 23)

Assuming that stockholders approve the Asset Sale Proposal and that the Asset Sale closes, following the Asset Sale, the Company will no longer operate in the business of commercial real estate in the cannabis space. However, the Company expects to continue to be quoted on the OTCQB, and intends to pursue new opportunities with another operating company.

To date, the Company has identified, and is in discussions with, several operating companies that are potential candidates to effectuate a merger or other business transaction with the Company. These acquisition targets may or may not be in the real estate space. The current targets are in the technology, transportation, and/or real estate space. The Company intends to identify an operating company that is not in the regulated cannabis space.

The Board’s Reasons for Approving the Asset Sale (page 27)

The Company believes that the challenges of operating as a public company in the regulated cannabis space have created a capital environment that will not allow for the continued expansion of the Company and/or the continued operations of the Company’s core business. As such, the Board believes it is in the best interest of the Company’s stockholders to liquidate 100% of the Company’s assets and operations, and subsequently return net cash available back to its stockholders.

The Board and the Special Committee determined that the proposed Asset Sale pursuant to the MBO APA provides immediate and compelling value to the Company’s stockholders by monetizing the Company’s Assets at a fair valuation.

After careful consideration, Zoned Properties’ Board has determined by unanimous vote the Asset Sale to be fair to its stockholders, declared the Asset Sale advisable and approved the Asset Sale and the MBO APA. The Board unanimously recommends that Zoned Properties’ stockholders vote “FOR” the approval of the Asset Sale Proposal.

In reaching its decision to unanimously approve the MBO APA and the transactions contemplated thereby, the Board carefully considered a variety of factors supporting its decision, including, but not limited to, strategic considerations, potential opportunities to increase stockholder value, the terms of the agreements being fair and reasonable; and the belief that it was likely that Zoned Properties would be able to close the Asset Sale. The Board also considered certain countervailing factors in its deliberations concerning the Asset Sale, including, but not limited to, business risks, investor perception, business disruption resulting from the Asset Sale, closing conditions, risks associated with failure to complete the Asset Sale, and litigation risk.

Further, the Board formed a Special Transactions Committee of the Board of Directors (the “Special Committee”), consisting of our three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the transactions contemplated by the MBO APA. The Special Committee approved the MBO APA, the other transaction documents and the Asset Sale, prior to execution of the MBO APA. The MBO APA and the other transaction documents related to the Asset Sale were also approved by the full Board prior to execution of the MBO APA.

For a discussion of the information and factors considered by the Board in reaching its conclusions and recommendation see the section of this proxy statement entitled “The Asset Sale — The Board’s Reasons for Approving the Asset Sale” beginning on page 27.

Opinion of Valuation Advisor to the Board (page 29)

On June 9, 2026, Marshall & Stevens Transaction Advisory Services LLC (“Marshall & Stevens”) delivered its written opinion, dated June 9, 2026, to the Board (the “Fairness Opinion”) to the effect that, based on the information, qualifications and limitations set forth therein, the Purchase Price is fair to Zoned Properties and the stockholders of the Company that are not a part of the Management Group from a financial point of view.

The summary of Marshall & Stevens’ Fairness Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written Fairness Opinion, which is included as Annex B to this proxy statement and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Marshall & Stevens in preparing its Fairness Opinion. However, neither Marshall & Stevens’ written Fairness Opinion nor the summary of its Fairness Opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to any stockholder of Zoned Properties as to how such stockholder should vote or act with respect to the Asset Sale or any other matter.

See Annex B to this proxy statement and the section of this proxy statement entitled “The Asset Sale — The Board’s Reasons for Approving the Asset Sale — The Basis for the Board’s Approval of the Terms of the Asset Sale,” beginning on page 27.

Interests of Certain Persons in the Asset Sale (page 31)

The Management Group, namely Messrs. McLaren, Blackwell, and Moroney, have interests in the Asset Sale that are different from, or in addition to, the interests of the stockholders generally.

The Special Committee was aware of and considered these interests, among other matters, in evaluating the Asset Sale and before recommending to the Company’s stockholders that they vote in favor of the Asset Sale Proposal. These interests create conflicts of interests, which is why the Board decided to create the Special Committee. Stockholders should take these interests into account in deciding whether to approve the Asset Sale Proposal.

These interests include:

•        BPB is owned and controlled by the Management Group.

•        Upon the consummation of the Asset Sale, Mr. McLaren will be entitled to receive 250,000 shares of the Company’s common stock; and a cash payment equal to one year of his base salary plus an amount equal to 35% of the fair market value of such shares, pursuant to his Material Event and Amendment Agreement.

•        Upon the consummation of the Asset Sale, Mr. Blackwell will be entitled to receive 150,000 shares of the Company’s common stock; and a cash payment equal to one year of his base salary plus an amount equal to 35% of the fair market value of such shares, pursuant to his Material Event Agreement.

•        Upon the consummation of the Asset Sale, Mr. Moroney will be entitled to receive 150,000 shares of the Company’s common stock; and a cash payment equal to one year of his base salary plus an amount equal to 35% of the fair market value of such shares, pursuant to his Material Event Agreement.

•        The Management Group, whom in the aggregate, own less than 1.0% of the Company’s voting power, have indicated that they intend to vote all of their voting shares in favor of all of the proposals at this Special Meeting.

•        If the Asset Sale Proposal is approved and the Asset Sale is consummated, the net proceeds are intended to be used toward the payment of a special dividend and, to the extent, the directors and officers of the Company are stockholders of the Company, they will be entitled to their pro rata portion of such dividend.

Zoned Properties encourages you to read the section titled “The Asset Sale — Interests of Certain Persons in the Asset Sale” for a more complete discussion of these interests.

Federal Income Tax Consequences of the Asset Sale (page 34)

The Asset Sale will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset, including equity interests in our subsidiaries that are transferred to BPB pursuant to the Asset Sale, will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale will include the amount of cash received, the fair market value of any other property received, and total liabilities (as determined for U.S. federal income tax purposes) assumed or taken by BPB. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Internal Revenue Code of 1986, as amended (the “IRC”). Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold.

Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. With certain exceptions, losses can generally be netted against gains.

Each holder of Zoned Properties common stock is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and as to any state, local, foreign or other tax consequences based on his or her own particular facts and circumstances.

See “The Asset Sale — Federal Income Tax Consequences of the Asset Sale.”

Risk Factors (page 35)

You should carefully review the section of this proxy statement titled “Risk Factors” beginning on page 35, which presents risks and uncertainties related to, among other things, the Asset Sale and the operations of Zoned Properties following the completion of the Asset Sale.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these materials?

Zoned Properties has sent you these proxy materials because the Board is soliciting your proxy to vote at the Special Meeting. According to Zoned Properties’ records, you were a holder of shares of common stock and/or preferred stock of Zoned Properties as of the end of business on the Record Date.

You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by proxy in the manner described below.

Zoned Properties intends to distribute and make available these proxy materials on or about July [•], 2026, to all holders of record of common stock and preferred stock on the Record Date entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Persons who own shares of common stock and preferred stock as of July 15, 2026, the Record Date, are entitled to vote at the Special Meeting.

What is the proxy card?

The proxy card enables you to appoint Bryan McLaren, Zoned Properties’ Chairman, Chief Executive Officer and Chief Financial Officer, and Berekk Blackwell, Zoned Properties’ President and Chief Operating Officer, as your representatives at the Special Meeting, with full power of substitution and re-substitution. By completing and returning a proxy card, you are authorizing Mr. McLaren and Mr. Blackwell to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares of common stock and/or preferred stock were registered directly in your name with Zoned Properties’ transfer agent, VStock Transfer, then you are a stockholder of record and this proxy statement is sent directly to you by Zoned Properties. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote at the Special Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares of common stock and/or preferred stock were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a valid proxy issued in your name from that record holder at least 72 hours prior to the Special Meeting.

If you are a beneficial owner and do not instruct your broker, bank, or nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a “broker non-vote.”

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

We believe that Proposal No. 1, Proposal No. 2 and Proposal No. 3 are non-routine matters. Accordingly, your broker, bank or nominee may not vote your shares on Proposal No. 1, Proposal No. 2, and/or Proposal No. 3 without your instructions.

What vote of our stockholders is required to approve the Asset Sale Proposal?

There are two voting thresholds that the Company must reach in order to approve the Asset Sale Proposal and effectuate the Asset Sale:

1.      Pursuant to the terms of the MBO APA and Nevada law, in order for the Company to effectuate the Asset Sale, stockholders holding at least a majority of the Company’s voting power at the close of business on the Record Date must vote “FOR” approval of the Asset Sale Proposal.

2.      In addition, it is a closing condition in the MBO APA that stockholders holding at least a majority of the Company’s voting power at the close of business on the Record Date and not owned by the Management Group must vote “FOR” the Asset Sale Proposal.

A failure to vote your shares “FOR” the Asset Sale Proposal, or an abstention from voting with respect to Proposal No. 1, will have the same effect as a vote “AGAINST” the Asset Sale Proposal.

As of the Record Date, there were 13,180,829 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding. As a result of the 50 votes per share afforded to holders of the preferred stock, the two preferred stockholders have the ability to control all of the matters submitted to a vote of stockholders, including the approval of the Asset Sale Proposal, as the preferred stockholders together hold 90.9% of the voting power.

The Management Group collectively hold 623,379 shares of common stock (i.e., Mr. McLaren owns 312,500 shares of common stock; Mr. Blackwell owns 160,879 shares of common stock; and Mr. Moroney owns 150,000 shares of common stock). This collectively represents 4.7% of the common stock, and together with the preferred stock, represents less than 1.0% of the voting power of the Company. Per Nevada law, a majority of the disinterested stock of the Company (i.e., all shares other than those held by the Management Group) must also approve the Asset Sale Proposal.

What vote of our stockholders are required to approve the Compensation Proposal?

The Company is seeking a non-binding advisory vote of its stockholders to approve the Compensation Proposal. Approval of the Compensation Proposal requires a majority of the votes cast at the Special Meeting to vote “FOR” the Compensation Proposal. The vote is advisory only and is not binding on the Company or the Board.

Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will not be considered votes cast on Proposal No. 2 and, accordingly, will have no effect on the outcome of the vote of the Compensation Proposal.

How do I vote my shares?

You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on each proposal. The procedures for voting your shares in accordance with these options are summarized below:

If you are a registered holder, you may vote:

•        By internet.    Via the Internet at www.proxyvote.com;

•        By telephone.    Call 1-800-690-6903 (toll-free) from a touch-tone telephone;

•        By mail.    By returning a properly executed proxy card in the postage-paid envelope provided; or

•        In person.    You may vote in person (virtually) at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/ZDPY2026SM.

To vote online or via telephone, you will need your unique control number. You can find the control number on your proxy card. Be sure to have your proxy card in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on September [•], 2026, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than September [•], 2026.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock. Shares held in “street name” may be voted during the Special Meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

If your shares are held in street name, please check the voting instruction form provided to you by your broker, bank, or other nominee for Internet or telephone voting availability. If Internet and/or telephone voting are available to a street name holder, such facilities will close at 11:59 p.m., Eastern time, on September [•], 2026. To vote online or via telephone, you will need your unique control number. You can find the control number on your voting instruction form. Be sure to have your voting instruction form in hand and follow the instructions.

What am I voting on?

The following matters are scheduled to be voted on at the Special Meeting:

•        Proposal No. 1 — Asset Sale Proposal.    To approve the Asset Sale and adopt the MBO APA;

•        Proposal No. 2 — Compensation Proposal.    To consider and vote on a proposal to approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided to named executive officers that is based on or otherwise relates to the Asset Sale; and

•        Proposal No. 3 — Adjournment Proposal.    To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

The Board is not aware of any other business that will be brought before the Special Meeting.

What are the voting requirements to approve each of the proposals?

The following votes are required for approval of the proposals being presented at the Special Meeting:

Proposal No.	Description of Proposal	Vote Required for Approval	Voting Options	Effect of Abstentions
1	Asset Sale Proposal	Majority of voting power of the Company(1)	“FOR” “AGAINST” “ABSTAIN”	Against
	Asset Sale Proposal	Majority of the disinterested stock (i.e., majority of the voting power of the Company, excluding shares held by the Management Group)(1)	“FOR” “AGAINST” “ABSTAIN”	Against
2	Compensation Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	No effect
3	Adjournment Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	No effect

____________

(1)      See “— What vote of our stockholders is required to approve the Asset Sale Proposal?” above.

Why is Zoned Properties seeking stockholder approval of the Asset Sale Proposal?

Zoned Properties believes that Section 78.565 of the Nevada Revised Statutes requires that a Nevada corporation obtain the approval of the holders of a majority of the Company’s outstanding stock entitled to vote for the sale of all or substantially all of its property and assets. Zoned Properties is seeking the approval of the Asset Sale Proposal by its stockholders since the Asset Sale is deemed to be a sale of substantially all of the assets of Zoned Properties. Approval by the stockholders of Zoned Properties of the Asset Sale Proposal is also a closing condition under Section 2.12 of the MBO APA. If the Asset Sale Proposal is not approved, either Zoned Properties or BPB may terminate the MBO APA and the Asset Sale cannot be completed. The failure to consummate the Asset Sale may have an adverse effect on Zoned Properties’ business and financial condition.

In addition, it is a closing condition in the MBO APA that stockholders holding at least a majority of the Company’s voting power at the close of business on the Record Date and not owned by the interested parties approve the Asset Sale Proposal. The interested parties in the Asset Sale consist of the Management Group and their affiliates, if any. The Management Group currently holds an aggregate of 623,379 shares of common stock. Such shares will not be included in this vote.

How many shares are outstanding and how many votes do I have?

On each matter to be voted upon, holders of common stock have one vote for each share of common stock held as of the Record Date and holders of preferred stock have 50 votes for each share of preferred stock held as of the Record Date. As of the Record Date, there were 13,180,829 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding.

What is a quorum for purposes of conducting the Special Meeting?

Conducting business at the Special Meeting requires a quorum. The presence in person or by proxy of at least one third of the outstanding shares of the Company’s voting stock is necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted toward the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting in person. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares) are treated as present for purposes of determining whether a quorum is present at the Special Meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the Special Meeting to a day, time and place as determined by the chairman of the Special Meeting until a quorum shall attend.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the approval of the Asset Sale Proposal (Proposal No. 1); “FOR” approval, on a non-binding advisory basis, of the Compensation Proposal (Proposal No. 2); and “FOR” approval of the Adjournment Proposal (Proposal No. 3), and if any other matter is properly presented at the Special Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

How does the Board recommend that I vote?

The Company’s Board recommends that you vote your shares “FOR” the Asset Sale Proposal (Proposal No. 1); “FOR” the Compensation Proposal, on a non-binding advisory basis (Proposal No. 2); and “FOR” the Adjournment Proposal (Proposal No. 3). Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this proxy statement.

Who is paying for this proxy solicitation?

Zoned Properties will bear the cost of distributing and solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers or employees, none of whom will receive additional compensation for such solicitation. Those holding shares as of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. Zoned Properties will reimburse nominee holders for their reasonable out-of-pocket expenses. Zoned Properties has not retained a proxy solicitor to aid in the solicitation of proxies for the Special Meeting. However, in the event that Zoned Properties chooses to engage a proxy solicitor, it will be required to pay certain fees reimburse expenses for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. Zoned Properties may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

I share the same address with another Zoned Properties stockholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit Zoned Properties to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This practice, known as “householding,” is intended to reduce Zoned Properties’ printing and postage costs. Zoned Properties have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless Zoned Properties received contrary instructions from any stockholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Street name holders residing at the same address who would like to request householding of Zoned Properties materials may do so by contacting the bank, broker or other holder of record or Broadridge at the phone number or address listed above.

Can I change or revoke my vote after submitting my proxy?

Yes. You can change or revoke your proxy at any time before the final vote at the Special Meeting. Only if you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy card with a later date or subsequently submit another proxy to vote your shares via the Internet or via telephone;

•        You may send a timely written notice that you are revoking your proxy to Zoned Properties at 8360 E. Raintree Drive, #230, Scottsdale, AZ 85260, Attn: Chief Executive Officer; or

•        You may attend the Special Meeting virtually and vote at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your last vote is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Who will count the votes?

One or more inspectors of election will tabulate the votes.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be disclosed in a Current Report on Form 8-K filed after the Special Meeting.

What if other matters come up at the Special Meeting?

At the date of this proxy statement, Zoned Properties does not know of any matters to be properly presented at the Special Meeting other than those referred to in this proxy statement. If any matter not described in this proxy statement is properly presented for a vote at the Special Meeting, the persons named in the accompanying proxy card, or their duly authorized substitutes, will be authorized to vote on such matters or otherwise act thereon in accordance with their best judgment to the extent authorized by Rule 14a-4(c) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements relate to, among other things, expectations of future financial performance, business strategies or expectations for our business following the Asset Sale and the timing and ability for us to complete the Asset Sale, and are based on management’s beliefs and assumptions and on information currently available to management.

All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

•        The Company’s ability to retain members of management and other key employees following the Asset Sale;

•        The occurrence of any event, change or other circumstance that could give rise to the termination of the MBO APA;

•        The outcome of any legal proceedings that may be instituted against the Company and others relating to the MBO APA;

•        The inability to complete the Asset Sale due to the failure to obtain stockholder approval (including the approval of holders of a majority of the outstanding shares of voting stock not owned by the Management Group) or the failure to satisfy other conditions to consummation of the Asset Sale;

•        The failure of the Asset Sale to close for any other reason;

•        The fact that directors and officers of Zoned Properties have interests in the Asset Sale that are different from, or in addition to, the interests of Zoned Properties’ stockholders generally in recommending that the stockholders vote to approve the Asset Sale Proposal;

•        The effect of the announcement of the Asset Sale on Zoned Properties’ client and customer relationships, operating results and business generally; and

•        The amount of the costs, fees, expenses and charges related to the Asset Sale.

Zoned Properties cautions that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact its business. Zoned Properties does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this proxy statement, except to the extent required by applicable securities laws. For a more detailed discussion of these and other factors that may affect Zoned Properties’ business, see the discussions in Part I, Item 1A, “Risk Factors” in its 2025 Annual Report, and subsequent Quarterly Reports on Form 10-Q and in this proxy statement under the heading “Risk Factors,” beginning on page 35.

THE ASSET SALE

The following is a description of the material aspects of the Asset Sale. While Zoned Properties believes that the following description covers the material terms of the Asset Sale, the description may not contain all of the information that is important to you. Zoned Properties encourages you to read carefully this entire proxy statement, including the MBO APA attached as Annex A to this proxy statement, for a more complete understanding of the Asset Sale.

Overview

On January 15, 2026, the Seller Parties, including Zoned Properties, entered into the MBO APA with BPB, pursuant to which the Seller Parties agreed to sell substantially all of their assets and operations to BPB, subject to stockholder approval and other customary closing conditions.

In connection with the MBO APA, the Company entered into Material Event Agreements and related severance agreements with the Management Group. These agreements provide for the payment of equity and cash compensation that is contingent upon the consummation of the Asset Sale and require the execution of severance agreements and releases of claims as a condition to payment.

Because the members of the Management Group (i) are officers of Zoned Properties, (ii) have ownership interests in BPB, and (iii) will receive transaction-contingent compensation upon closing, the Asset Sale constitutes a related-party transaction and presents potential conflicts of interest, which were considered by the Company’s Board, as well as by the Special Committee composed of our independent directors, in evaluating and approving the MBO APA.

Information About the Parties

Zoned Properties, Inc.

Zoned Properties, through its subsidiaries, is a technology-driven property investment company focused on acquiring value-added real estate within the regulated cannabis industry in the United States. Zoned Properties developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice.

Following the consummation of the Asset Sale, the Company will have exited the operation of its Business and other historical operations. However, the Company does not intend to liquidate following the closing of the Asset Sale and currently intends to pursue a merger or business combination with another operating company, the terms and timing of which are not presently known. The Company has been in discussions with multiple operating companies that may be interested in merging with the public company. However, there can be no assurance that any such transaction will continue to be pursued, agreed upon, or ultimately consummated.

Zoned Properties was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry. Zoned Properties’ headquarters are located at 8360 E. Raintree Drive, #230, Scottsdale, AZ 85260 and its telephone number is (877) 360-8839.

Zoned Arizona, LLC; ZP RE AZ Dysart, LLC; and ZP RE Holdings, LLC

Each of Zoned Arizona, Dysart and ZPRE Holdings (collectively, the “Real Property Sellers”) is a wholly owned subsidiary of Zoned Properties. Zoned Arizona was organized in the State of Arizona on June 2, 2017. Dysart was organized in the State of Arizona on May 24, 2024. ZPRE Holdings was organized in the State of Arizona on September 20, 2022. The Real Property Sellers collectively hold certain real estate interests included among the purchased Assets. Specifically, the MBO APA identifies the following real property holdings by the Real Property Sellers:

Property	Owner
410 S. Madison Drive Tempe, Arizona	Zoned Arizona
13150 W. Bell Road Surprise, Arizona	Dysart
3455 S. Ashland Avenue Chicago, Illinois	ZPRE Holdings

BPB Partners, LLC

BPB, the buyer under the MBO APA, is owned by the Management Group, composed of Mr. McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Mr. Blackwell, the Company’s President and Chief Operating Officer; and Mr. Moroney, a full-time, non-officer employee of the Company.

Pursuant to the MBO APA, BPB has agreed to acquire the purchased Assets and assume the Assumed Liabilities (each as further defined below), in each case on the terms and subject to the conditions set forth in the MBO APA.

General Description of the Asset Sale and the MBO APA

On January 15, 2026, the Seller Parties entered into the MBO APA with BPB pursuant to which, subject to the terms and conditions of the MBO APA, the Seller Parties agreed to sell, assign, transfer, convey and deliver to BPB, and BPB agreed to purchase and acquire from the Seller Parties, the Business and substantially all of the Seller Parties’ rights, title and interest in and to the Assets used in or relating to the Business, other than the Excluded Assets.

The purchased Assets include, among other things, specified real property (including (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL); the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, and Zoneomics Green; and (iv) rights under contracts, intellectual property, books and records relating to the business, tenant security deposits, prepaid expenses, accounts receivable, equipment, machinery, furniture, fixtures, improvements, inventory, certain transferable permits and approvals, certain claims and insurance-related rights and the goodwill of the Business.

The Excluded Assets include, among other things, cash, cash equivalents and marketable securities, organizational documents, tax returns, certain books and records, rights relating to excluded assets and excluded liabilities, equity interests other than those specifically identified as purchased assets, employment agreements, rights under the MBO APA and related transaction documents, certain insurance policies and rights thereunder, and rights under contracts that are not assumed contracts.

BPB will assume only those liabilities expressly identified in the MBO APA as Assumed Liabilities, which generally consist of post-closing obligations relating to the purchased assets, assumed contracts and assigned intellectual property, and the assumed indebtedness. Liabilities arising prior to the closing generally remain with the Seller Parties.

The MBO APA also contemplates that the composition of the purchased Assets may change prior to closing if certain Additional Assets are acquired or if certain contemplated property sales are consummated or not consummated before closing. In such cases, the purchased Assets and the Purchase Price will be adjusted in the manner set forth in the MBO APA.

The MBO APA contains representations, warranties and covenants that the respective parties made to each other as of the date of the MBO APA or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the MBO APA. The representations, warranties and covenants in the MBO APA are also modified in important part by the underlying disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

This subsection of this proxy statement describes the material provisions of the MBO APA, but does not purport to describe all of the terms of the MBO APA. The following summary is qualified in its entirety by reference to the complete text of the MBO APA, which is attached as Annex A hereto. You are urged to read the MBO APA in its entirety because it is the primary legal document that governs the Asset Sale.

The Purchase Price

Subject to the terms and conditions of the MBO APA, the aggregate Purchase Price for the purchased Assets is $7,000,000, less the Assumed Indebtedness, subject to adjustment as described below. For purposes of the base Purchase Price calculation, “Assumed Indebtedness” excludes any Additional Asset acquisition indebtedness that later becomes Assumed Indebtedness pursuant to the pre-closing acquisition provisions of the MBO APA.

The MBO APA further provides that the transaction is being effectuated on a debt-free, cash-free basis, and that the Seller Parties may, in their discretion and upon written notice to BPB, distribute or pay any cash from the business to themselves or other persons prior to the closing.

Purchase Price Adjustments

The MBO APA provides for specified Purchase Price adjustments tied to changes in the asset package prior to closing.

If, between signing and closing, one of the Seller Parties acquires or invests in additional real estate assets that are currently in escrow or in Seller’s acquisition pipeline, such additional assets will be deemed included in the purchased Assets as “Additional Assets”. Upon acquisition of or investment in the Additional Assets, the Purchase Price will be increased by the amount of the cash portion of the Purchase Price paid for those Additional Assets and decreased by the amount of any debt issued to acquire those Additional Assets, and such acquisition-related debt will be deemed Assumed Indebtedness.

Additional Assets.    If the Seller Parties acquire or invest in additional real estate assets before closing, those Additional Assets become part of the purchased assets. In that case:

•        The Purchase Price is increased by the amount of the cash purchase price paid for those Additional Assets; and

•        The Purchase Price is decreased by the amount of any debt issued to acquire those assets, and that debt becomes Assumed Indebtedness.

The MBO APA addresses two contemplated pre-closing sales scenarios: the Pleasant Ridge Assets and the CKG Properties, as further detailed below.

•        Pleasant Ridge Assets.    The MBO APA provided for a potential Purchase Price adjustment for the Pleasant Ridge Assets. The sale of the Pleasant Ridge Assets subsequently closed on May 1, 2026. Accordingly, the Pleasant Ridge Assets will not be part of the purchased Assets.

•        CKG Properties.    If the contemplated sale of the CKG Properties (i.e., the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ) is not consummated before closing, the CKG Properties become part of the purchased Assets and the Purchase Price is increased by $9,000,000. If that sale is consummated before closing, the CKG Properties themselves are not included in the purchased Assets, but the related $5,000,000 promissory note and related security documents are included, assigned to BPB at closing, and the Purchase Price is increased by the principal amount of that note. See “The Asset Sale — The CKG Properties” below for additional information related to the transaction for the contemplated sale of the CKG Properties.

Debt Statement; Assumed and Retained Indebtedness

Within 30 days after the effective date, Zoned Properties is required to deliver to BPB a debt statement identifying and quantifying all outstanding indebtedness of the Seller Parties. No later than 15 business days prior to the closing, Zoned Properties must provide an updated debt statement describing the indebtedness of the Seller Parties as of closing. BPB then determines, in its sole discretion, which business indebtedness will be assumed and which will be repaid at closing, and prepares the final debt statement.

If Zoned Properties disagrees with BPB’s final debt statement, the dispute is submitted to an independent accounting firm, whose determination is final and binding. The agreed amount to be assumed becomes the “Assumed Indebtedness,” and the amount to be paid at closing becomes the “Retained Indebtedness.” The Retained Indebtedness is paid from escrow at closing pursuant to payoff letters.

Material Adverse Effect

The MBO APA defines “Material Adverse Effect” generally as an event, occurrence, fact, condition or change that is or could reasonably be expected to become materially adverse to the business, results of operations, condition, or assets of the affected party, or the ability of the affected party to consummate the transactions on a timely basis, subject to certain exclusions for general economic, financial market, industry-wide and similar effects, except to the extent such effects disproportionately affect the applicable party.

The MBO APA separately defines “Seller Material Adverse Effect” to mean a Material Adverse Effect on the Seller Parties, or a Material Adverse Effect on any of the assets or the Assumed Liabilities.

BPB’s obligation to consummate the Asset Sale is conditioned upon the absence of any Seller Material Adverse Effect between the effective date of the MBO APA and the closing date of the Asset Sale. In addition, BPB has the right to terminate the MBO APA if a Seller Material Adverse Effect occurs following the effective date and remains uncured for at least 20 business days after notice thereof is provided by BPB to Seller.

Closing of the Asset Sale

The closing of the Asset Sale is to occur on the second business day following the satisfaction or waiver of the conditions to closing, unless the parties otherwise agree.

The MBO APA also provides that the parties will engage a mutually agreed third-party escrow agent before closing, currently expected to be Chadwick Campbell from Kensington Vanguard National Title.

The MBO APA establishes an outside closing date of September 30, 2026, subject to a potential 90-day extension if additional time is needed for administrative reasons.

Although Zoned Properties may currently expect the Asset Sale to be consummated during 2026, the MBO APA provides that the Asset Sale cannot be completed until the conditions set forth therein are satisfied or, to the extent permitted, waived. Accordingly, there can be no assurance as to when or whether the closing conditions will be satisfied or waived, or as to when or whether the Asset Sale will be consummated.

Assuming receipt of stockholder approval of the Asset Sale Proposal at the Special Meeting, Zoned Properties expects to consummate the Asset Sale in the third quarter of 2026, but it cannot be certain when or if the conditions to the Asset Sale will be satisfied or, to the extent permitted, waived.

Due Diligence

BPB has a 180-day due diligence period after the effective date. During that period, Seller Parties must use commercially reasonable efforts to provide information in its possession or control relating to the Seller Parties and the Business. BPB’s due diligence must be conducted during normal business hours, on reasonable advance notice, and in a way that does not materially interfere with the Seller Parties’ ordinary course operations.

BPB has the right to terminate the MBO APA at any time during the due diligence period, in its sole discretion, if its due diligence review is not satisfactory for any reason.

Required Stockholder Approvals

Zoned Properties must obtain approval of the Asset Sale Proposal by:

•        Stockholders holding a majority of the voting power of the Company, as required by Nevada law; and

•        Stockholders holding a majority of the voting power of the Company, excluding shares held by any persons who own, control or have any interest in BPB (i.e., the Management Group and their affiliates).

The MBO APA expressly states that the intent of the second approval requirement is that the Asset Sale be conditioned on approval by a majority of disinterested voting power.

Representations and Warranties

The MBO APA contains customary representations and warranties of the Seller Parties and BPB.

The Seller Parties’ representations and warranties include, among other things, representations regarding organization and good standing, power and authority, due authorization and enforceability, absence of conflicts, compliance with laws, title to and sufficiency of the purchased assets, absence of certain litigation, validity and status of assumed contracts, ownership and status of intellectual property and absence of broker or finder fees.

Among other things, the Seller Parties represent that each Seller Party has, and is transferring to BPB, good, valid and marketable title to the assets purported to be held by such Seller Party, free and clear of liens other than permitted liens, and that the purchased assets constitute all of the assets necessary and sufficient to operate the business in the manner presently operated by the Seller Parties.

BPB’s representations and warranties include, among other things, representations regarding organization and good standing, power and authority, due authorization and enforceability, absence of conflicts and absence of broker or finder fees.

Notwithstanding the foregoing, the MBO APA also provides that, except as expressly set forth therein, the purchased assets are being sold on an “as-is/where-is” basis, and the Seller Parties are making no representations and warranties as to the condition, sufficiency or status of any of the purchased assets or assumed liabilities.

The representations and warranties contained in the MBO APA automatically expire as of the closing of the Asset Sale and do not survive the closing.

Covenants of the Parties

The MBO APA contains a number of covenants applicable to the parties during the period between signing and closing and, in certain cases, after closing.

Among other things, the parties agreed to cooperate with one another in connection with obtaining required consents, approvals and filings, providing further assurances, maintaining records and addressing post-closing misdirected payments.

Go Shop.    Under the MBO APA, from the effective date until the later of (i) the date of receipt of the required stockholder approvals and (ii) the expiration of the 180-day due diligence period, the Company and the Special Committee have the right, directly or indirectly, through representatives or otherwise, to solicit, initiate, encourage and discuss potential alternative proposals and to furnish non-public information and access to prospective bidders in order to seek a proposal that the Special Committee determines in good faith to be more favorable to the Company’s stockholders than the transactions contemplated by the MBO APA.

If the Company receives a superior proposal prior to the expiration of the go-shop period, the Company may, at the direction of the Special Committee, terminate the MBO APA by written notice to BPB.

No-Shop.    Following the expiration of the go-shop period and until the earlier of the closing of the Asset Sale or termination of the MBO APA, the Company is subject to a no-shop restriction. During that period, the Company may not, directly or indirectly, solicit, initiate, entertain, knowingly encourage or knowingly facilitate an acquisition proposal or acquisition inquiry, furnish non-public information to a competing bidder, engage in negotiations regarding such a proposal, approve or recommend a competing proposal, withdraw its approval of the MBO APA or enter into a competing acquisition agreement, subject to the specific terms of the MBO APA.

The Company is also required to notify BPB within 36 hours of any acquisition proposal or acquisition inquiry received after the go-shop period expires and to keep BPB reasonably informed of material developments with respect thereto.

Interim Operating Covenants

The MBO APA requires that, prior to closing and except as otherwise contemplated by the agreement or with BPB’s prior written consent, the Company conducts its business only in the ordinary course, use commercially reasonable best efforts to maintain and preserve their assets and business relationships, furnish information reasonably requested by BPB, perform contracts required to be performed as of closing and notify BPB of events capable of causing a material impact on the Business.

The MBO APA also contains certain negative covenants restricting the Company, subject to exceptions set forth therein, from taking specified actions prior to closing without BPB’s prior written consent, including actions that could reasonably be expected to prevent or materially delay consummation of the transaction, entering into a new material line of business, making material capital expenditures outside the ordinary course, adopting a liquidation plan, amending organizational documents, transferring or encumbering assets outside the ordinary course, incurring indebtedness outside the ordinary course, changing accounting methods, acquiring another business or materially diminishing the authority, roles or responsibilities of executive-level management without cause.

Confidentiality

The MBO APA includes confidentiality provisions governing BPB’s use of confidential information provided by the Company in connection with the transaction. BPB may use such confidential information only for purposes of consummating the transaction and may disclose it only to affiliates and representatives who need to know such information for that purpose, subject to confidentiality obligations.

The confidentiality provisions also contain a standstill-type restriction under which, for so long as the information provided to BPB constitutes material non-public information, BPB and its representatives may not trade in the Company’s securities or engage in conduct that would reasonably be expected to violate applicable federal securities laws.

Termination Rights

The MBO APA may be terminated at any time prior to closing:

•        By mutual agreement of the parties;

•        By the Company or BPB if a final, non-appealable governmental order restrains, enjoins or otherwise prohibits consummation of the transaction;

•        By BPB if there has been a material breach by any Seller Party that is not cured within 10 days after notice;

•        By the Company if there has been a material breach by BPB that is not cured within 10 days after notice;

•        By any party if the closing has not occurred by September 30, 2026, subject to the possible 90-day extension for administrative reasons, unless such party’s breach caused the failure to close by that date;

•        By BPB if a Seller Material Adverse Effect occurs after signing and remains uncured for at least 20 business days after notice;

•        By BPB if BPB determines during the due diligence period that its due diligence review is not satisfactory for any reason in its sole discretion; and

•        By the Company if the Company elects to terminate during the go-shop period in connection with a superior proposal.

If the MBO APA is terminated, the confidentiality provisions, and termination does not relieve any party from liability for actual damages resulting from that party’s material breach of the MBO APA.

BPB Diligence Expenses

The MBO APA requires the Company to reimburse BPB for certain reasonable out-of-pocket expenses incurred by BPB in connection with its due diligence review and the consummation of the transaction, including environmental reports, property inspections, appraisals, geotechnical reports and ALTA surveys, subject to specified conditions. Among other things, those expenses do not become reimbursable until after receipt of the required stockholder approvals, expenses above $5,000 require pre-approval by the Special Committee, and BPB must provide monthly itemized updates and supporting documentation.

BPB’s legal fees and costs are generally not reimbursable under the ordinary reimbursement provision. However, if the Company terminates the MBO APA for any reason other than due to BPB’s uncured breach, then the Company must reimburse BPB for certain broader transaction-related expenses, including certain legal fees and costs, subject to compliance with the applicable pre-approval and reporting requirements set forth in the MBO APA.

Amendments

The MBO APA may be amended, modified, superseded, terminated or canceled only by a written instrument executed by both parties, except that any closing condition may be waived by the party for whose benefit such condition exists. The MBO APA also contemplates that the parties may enter into amendments or addenda as necessary to reflect the effects of specified pre-closing asset acquisitions and sales.

Conditions to the Closing of the Asset Sale

The respective obligations of the parties to consummate the Asset Sale are subject to the satisfaction or waiver of certain conditions, including, among others:

•        The absence of any law or governmental order making the transaction illegal or preventing consummation of the transaction;

•        The absence of any third-party action seeking to enjoin or otherwise restrict the closing;

•        Receipt of the required stockholder approvals;

•        Receipt by the Company and the Special Committee of a fairness opinion, in form and substance reasonably determined to be sufficient in the sole discretion of the Special Committee, which opinion must remain valid and in full force and effect as of closing;

•        Receipt of all required governmental and third-party consents;

•        Satisfaction of any applicable state filing, regulatory or licensing requirements, including any required approvals from the Arizona Corporation Commission and the Arizona Department of Real Estate;

•        Agreement on the final debt statement and on the amounts of the Assumed Indebtedness and any retained indebtedness;

•        Completion and approval of ancillary documentation and agreements required to effectuate the winding down of operations not included among the purchased Assets; and

•        The MBO APA not having been terminated in accordance with its terms.

In addition, the Company’s obligation to close is subject to certain conditions, including BPB having performed its obligations in all material respects, the accuracy of BPB’s representations and warranties at the required standard and BPB’s delivery of the required closing deliverables.

BPB’s obligation to close is subject to certain conditions, including the Seller Parties having performed their obligations in all material respects, the accuracy of the Company’s representations and warranties at the required standard, delivery by the Company of the required closing deliverables, the absence of any Seller Material Adverse Effect and BPB having raised the capital required, in its sole discretion, to fund the Purchase Price.

The CKG Properties

On April 20, 2026, the CKG Sellers entered into a Real Estate Purchase and Sale Agreement (“CKG PSA”) with Broken Arrow Herbal Center, Inc. (the “CKG Purchaser”) for the sale of the three CKG Properties for an aggregate purchase price of $9.0 million. The CKG Purchase Price consists of $4.0 million in cash and a $5.0 million promissory note secured by a deed of trust. The transaction is scheduled to close on June 30, 2026, subject to extension rights that permit a staged closing in which two properties may close on the initial closing date and the third property may close at a later date. The CKG PSA includes customary provisions regarding title, closing conditions, and default remedies, and provides that the properties will be sold on an “as is,” “where is” basis, subject to limited exceptions.

There is no guarantee that the CKG PSA will close or that it will close on the proposed closing date. If the CKG PSA does not close before closing of the Asset Sale, the CKG Properties become part of the purchased Assets and the Purchase Price in the MBO APA is increased by $9.0 million. If the sale of the CKG Properties is consummated before closing of the Asset Sale, the CKG Properties themselves are not included in the purchased Assets, but the related $5.0 million promissory note and security documents are included in the MBO APA, assigned to BPB at closing, and the Purchase Price as provided in the MBO APA will be increased by the principal amount of such note.

The Pleasant Ridge Assets

The MBO APA provided for a potential Purchase Price adjustment for the Pleasant Ridge Assets. The sale of the Pleasant Ridge Assets subsequently closed on May 1, 2026. Accordingly, the Pleasant Ridge Assets will not be part of the purchased Assets.

On May 1, 2026, the Company, through its wholly owned subsidiary ZP RE MI Woodward, LLC (“Woodward”) entered into and closed on an Agreement of Sale and Escrow Instructions (the “Woodward Agreement”) with Woodward RE 1 LLC (the “Woodward Buyer”).

Pursuant to the Woodward Agreement, Woodward agreed to sell to the Woodward Buyer: (i) Woodward’s fee interest in the real estate property located at 23600 Woodward Avenue, Ferndale, Michigan APN No. 24-25-27-181-006 (the “Fee Property”); (ii) Woodward’s vendee interest in that certain the Land Contract dated November 30, 2022 related to APNs 25-27-181-004 & 25-27-181-005, with a commonly known address of 23622 & 23616 Woodward Avenue, Pleasant Ridge, Michigan with THE THOMAS A. PEARLMAN REVOCABLE TRUST U/A/D 6/13/2005, as vendor (the “Pearlman Land Contract”); (iii) Woodward’s vendee interest in that certain Land Contract dated February 23, 2023 related to APN 25-27-181-003, with a commonly known address of 23634 Woodward Avenue, Pleasant Ridge, Michigan with GANGNIER INVESTMENTS LLC, as vendor (the “Gangnier Land Contract”); and (iv) Woodward’s interest in that certain Licensed Cannabis Facility Absolute Net Lease Agreement dated December 1, 2022 with respect to the Fee Property (the “Woodward Lease,” and collectively with the Fee Property and land contract interests, the “Woodward Property”).

The aggregate purchase price for the Woodward Property was $700,000, plus Woodward Buyer’s assumption of all obligations and outstanding balances under the Pearlman Land Contract and Gangnier Land Contract (being $1,327,371 and $374,826, respectively). The Woodward Agreement further provided for a $100,000 purchase price credit if closing occurred on or prior to May 1, 2026. Because the closing occurred on May 1, 2026, the purchase price was reduced to $600,000.

At closing, Woodward conveyed the Fee Property by covenant deed and assigned its interests in the Pearlman Land Contract. Gangnier Land Contract, and Woodward Lease to the Woodward Buyer, and the Woodward Buyer assumed the related obligations.

In connection with the closing, the parties have entered into, or will enter into related assignment agreements.

Impact of the Asset Sale to the Stock of Zoned Properties

The Asset Sale will not have any direct impact on your ownership of your shares of Zoned Properties common stock or preferred stock. If you hold your shares of common stock and/or preferred stock following the consummation of the Asset Sale, you will continue to hold the same number of shares with the same rights and privileges as your shares presently issued and outstanding.

Anticipated Use of Proceeds

Assuming that the Asset Sale Proposal is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other transaction involving the public company. In determining the amount of the net available balance of cash to be distributed to stockholders as a special dividend, if any, the Company anticipates that it will need to retain at least a $500,000 cash balance as operating capital, following the liquidation, in order to maintain ongoing public filing and reporting requirements, at least until such a time as the Company may be able to complete a reverse merger or other transaction involving the public company.

Based on the current calculations by Company’s management, management anticipates that 100% of the current debt held by the Company will be transferred to and assumed by BPB, and the net Purchase Price will be $4,021,962, subject to adjustments. The Company anticipates it will have 13,730,829 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding following the sale and liquidation of 100% of the Company’s assets and operations. Assuming no further change in the number of outstanding common and preferred shares, we expect the special dividend to be between $0.35 to $0.45 per share; provided, however, that if the Purchase Price were to be adjusted and/or if the number of shares outstanding were to change, then the amount of the special dividend would adjust accordingly. There is no guarantee that there will be a special dividend or, if a special dividend is declared, that it will be in the proposed range provided.

Zoned Properties After the Completion of the Asset Sale

The MBO APA provides that as a condition to closing, the Seller Parties must complete and approve all ancillary documentation and/or agreements required to effectuate the winding down of 100% of the operations of the Company and all other subsidiaries that are not included among the purchased Assets.

The MBO APA also provides that, at closing, the Company will cause its designated entities and/or individuals to resign as principal officers, members and/or agents of the transferred subsidiaries, and the parties will take such actions as are necessary to appoint BPB’s designees to those roles.

Following the Asset Sale, the Company will no longer operate in the business of commercial real estate in the cannabis space. However, the Company expects to continue to be quoted on the OTCQB, and intends to pursue new opportunities with another operating company, by way of a merger or business combination, the terms and timing of which are not presently known. The Company has been in discussions with multiple operating companies that may be interested in merging with the public company. However, there can be no assurance that any such transaction will continue to be pursued, agreed upon, or ultimately consummated.

To date, the Company has identified, and is in discussions with, several operating companies that are potential candidates to effectuate a merger or other business transaction with the Company. These acquisition targets may or may not be in the real estate space. The current targets are in the technology, transportation, and/or real estate space. The Company intends to identify an operating company that is not in the regulated cannabis space.

Background of the Asset Sale

On August 21, 2025, the Board contacted legal counsel to have preliminary discussions regarding the potential options related to the future of Zoned Properties.

On August 27, 2025, the Board discussed the possible sale of certain or all of the assets of the Company, and the repayment of certain or all of the liabilities of the Company, and in connection therewith, the possible sale or issuance of a majority of the equity interests in the Company to a third-party company. At that time, it was contemplated that certain officers and directors of the Company may have an interest in a possible transaction.

On August 27, 2025, the Board formed (by way of a unanimous written consent of the Board) the Special Committee, which was composed of the Company’s three independent directors — Art Friedman, David G. Honaman and Cole Stevens (Chair), none of whom has any interest in the proposed sale of the Company’s business. The Special Committee was granted the power to engage its own financial, legal and other advisors, and the Company is to provide adequate resources to the Special Committee to provide therefor.

On September 4, 2025, the Special Committee held a meeting. In attendance were Messrs. Friedman, Honaman and Stevens; Mr. McLaren; and John Cacomanolis of Anthony, Linder & Cacomanolis, PLLC, legal counsel to the Company. The meeting included a discussion of a transition plan outline. Following such discussion, the Special Committee approved an initial transition plan that included a planned liquidation of the Company, redemption of the Company’s outstanding preferred shares, distribution of remaining cash to stockholders as a one-time dividend, and a subsequent sale of the public vehicle.

On November 18, 2025, Mr. McLaren, on behalf of the Management Group, submitted a Letter of Intent (“LOI”) related to a proposed management buyout for all of the business operations and business assets of Zoned Properties.

From November 19, 2025 through December 4, 2025, the Special Committee discussed via email the terms of the LOI among the members of the Special Committee and consulted with its advisers regarding its terms. The Special Committee negotiated certain terms of the LOI with the Management Group and proposed revisions were sent back and forth from the Special Committee to the Management Group on the LOI until terms were generally agreed upon. Specifically, the Special Committee requested the removal of certain exclusivity concepts, set due diligence periods, and set termination fees.

On December 8, 2025, Mr. Stevens, on behalf of the Special Committee, confirmed with the Management Group that the LOI had been fully executed by the Special Committee, noting that the Special Committee believed that proceeding with the transaction was in the best interests of the Company’s stockholders, providing a clear path to maximize value in the current market environment. The terms of the LOI were as follows:

•        Valuation.    Total consideration of approximately $16.0 million, subject to adjustments (i.e., assumes the Pleasant Ridge asset and debt will have been sold and transferred prior to closing). Estimated net proceeds of approximately $7.6 million, or $0.56 per share, after adjustment. This represents premiums of approximately 18.0% to the then 30-day average trading price and 17.7% to stockholders’ equity.

•        Transaction.    Asset acquisition structure involving transfer of business assets, assignments of operations and contracts, treatment of indebtedness, and transition of control to buyer designees.

•        Business Assets.    Includes specified real estate assets in Arizona and Illinois, to be acquired on an “as-is, where-is” basis, with related lease assignment and transfer of security deposits. Certain assets may be sold prior to closing.

•        Business Operations.    Includes operating divisions, joint venture interests, existing agreements, client relationships, vendor contracts, intellectual property, technology, and operational accounts.

•        Definitive Agreements.    Contemplates negotiation and execution of a definitive agreement reflecting customary terms and an “as-is, where-is” sale structure. Except for specified provisions, the LOI is non-binding.

•        Business Debt.    The transaction is structured on a debt-free, cash-free basis. Buyer may elect to assume certain indebtedness, with corresponding price adjustments; remaining indebtedness to be satisfied by the Company prior to closing.

•        Escrow and Closing.    Closing cash payment subject to adjustments for indebtedness, expenses, security deposits, and pre-closing asset sales.

•        Closing Conditions.    Includes Special Committee and stockholder approvals (including disinterested stockholders), due diligence, financing, regulatory approvals, corporate wind-down actions, and absence of material adverse changes.

On December 11, 2025, an initial draft of the MBO APA was reviewed by the Management Group and the Special Committee.

From December 12, 2025 through December 22, 2025, the Management Group and the Special Committee negotiated various parts of the MBO APA.

On December 18, 2025, the Management Group met with the Special Committee to discuss the terms of the MBO APA.

On December 23, 2025, the Management Group and the Special Committee received and reviewed the initial draft of the Amendment to Employment Agreement and Severance Agreement.

On December 27, 2025, the Special Committee signed a conflict waiver with Weiss Brown PLLC, the law firm that represents the Management Group and handles other corporate matters for Zoned Properties. Anthony, Linder & Cacomanolis, PLLC represents the Company in connection with the MBO APA.

On January 2, 2026, the Management Group sent to the Special Committee a pro forma projection spreadsheet for review by the Special Committee, which projections take into account a proposed $7.0 million purchase price, along with adjustments from the sale of certain assets.

From January 8, 2026 through January 12, 2026, the Management Group and the Special Committee negotiated, through their respective counsel, various terms related to the Severance Agreements and Material Change Agreements.

On January 13, 2026, the Special Committee held a meeting with Anthony, Linder & Cacomanolis, PLLC, to discuss certain revisions to the MBO APA, Severance Agreements, Material Change Agreements, and Bill of Sale.

On January 13, 2026, the Management Group received a revised proposed version of the MBO APA, Severance Agreements, Material Change Agreements, and Bill of Sale from Anthony, Linder & Cacomanolis, PLLC.

On January 14, 2026, the Management Group sent revisions to the transaction documents to the Special Committee, along with disclosure schedules.

On January 14, 2026, the final versions of the MBO APA, Material Events Agreements, Board Consent, Compensation Committee Consent, and Special Committee Consent were circulated to the Management Group and the Seller Parties for signature.

On January 15, 2026, the MBO APA, Material Events Agreements, Board Consent, Compensation Committee Consent, and Special Committee Consent were signed by all the parties.

On January 15, 2026, the Board reviewed the disclosure regarding the MBO APA and related transaction agreements in the Company’s Current Report on Form 8-K to be filed with the SEC.

On January 20, 2026, the press release and Current Report on Form 8-K related to the Asset Sale and MBO APA was filed with the SEC.

On January 21, 2026, the Board consulted with Anthony, Linder & Cacomanolis, PLLC regarding a fairness opinion.

On January 21, 2026, the Special Committee had an initial discussion and explored a potential engagement related to a fairness opinion with Alliance Global Partners. Following a review of high costs for a fairness opinion engagement with Alliance Global Partners, the Special Committee determined it would be in the best interest of the Company to explore engagements for a fairness opinion with alternative firms.

On January 26, 2026, the Special Committee had a phone conference with Cassel Salpeter & Co., LLC (“CS”). CS provides investment banking and advisory services to middle-market and emerging growth companies. They discussed a potential engagement related to a fairness opinion.

On January 27 and 28, 2026, the Company negotiated terms of a non-disclosure agreement with CS.

On February 6, 2026, the Special Committee explored options with Marshall & Stevens, reviewing the price quotes for an appraisal and a fairness opinion. They analyzed whether a valuation report would be sufficient (as opposed to a fairness opinion), risks, and impacts on the deal structure.

On February 10, 2026, the Special Committee discussed an engagement with Alliance Global Partners to move forward with the “go-shop” process.

On February 10, 2026, the Special Committee received a draft of a Financial Advisory Agreement from Alliance Global Partners related to their engagement to conduct the go-shop process on behalf of the Company, and reaching out to potential alternative acquirors and managing the market check professionally during the go-shop period.

On February 10, 2026 and February 11, 2026, the Special Committee negotiated the terms of the Financial Advisory Agreement with Alliance Global Partners.

On February 11, 2026, the Board signed a unanimous written consent related to the engagement of Alliance Global Partners and the execution of the Financial Advisory Agreement.

On February 11, 2026, the Company executed the Financial Advisory Agreement with Alliance Global Partners and on February 12, 2026, received a countersigned copy from Alliance Global Partners.

On February 12, 2026, the Company received a non-disclosure agreement for transaction advisory services from Marshall & Stevens.

On February 13, 2026, the Company negotiated terms of a non-disclosure agreement with Marshall & Stevens.

On February 19, 2026, the Company and Marshall & Stevens executed a non-disclosure agreement.

On March 9, 2026, Marshall & Stevens sent an updated draft of an engagement letter regarding a fairness opinion on the proposed management buyout transaction for Zoned Properties.

From March 10, 2026 through March 18, 2026, the Company, working with the Special Committee, negotiated the terms, scope, and pricing of the Marshall & Stevens engagement letter.

On March 12, 2026, the Company received a non-disclosure agreement from with Alliance Global Partners.

On March 16, 2026, the Company signed a non-disclosure agreement with Alliance Global Partners.

On March 19, 2026, the Company received a non-disclosure agreement from a potential reverse takeover (“RTO”) target.

On March 20, 2026, the engagement letter with Marshall & Stevens was fully executed.

On April 2, 2026, the Company and the Special Committee met with their legal counsel to discuss the requirements needed for the proxy statement related to the Special Meeting for approval of the Asset Sale.

On April 8, 2026, Mr. McLaren, the Special Committee and Anthony, Linder & Cacomanolis, PLLC participated in a conference call regarding the proxy statement, coordination of Special Meeting logistics and general timeline.

On April 17, 2026, the Special Committee received an update from Alliance Global Partners regarding the go-shop process and on-going feedback from the market. Alliance Global Partners advised that it has continued its outreach efforts in accordance with the process established by the engagement. Based on that outreach, no other interested parties have emerged, and no competing indications of interest or alternative proposals have been identified. While the process remains ongoing until formally concluded, the feedback suggests that the market check has, thus far, not produced any additional actionable interest.

On May 4, 2026, Anthony, Linder & Cacomanolis, PLLC delivered an initial draft of the proxy statement to Mr. McLaren and the Special Committee.

Between May 15, 2026 and May 21, 2026, the Special Committee and management corresponded regarding then-current interim financial information relating to the Company and its expected impact on possible ranges for a one-time dividend following closing of the Asset Sale.

On May 18, 2026, Mr. McLaren provided comments on the draft proxy statement to the Special Committee and Anthony, Linder & Cacomanolis, PLLC, and the Company began working on the unaudited pro forma financial information for inclusion in the proxy statement.

On May 19, 2026, the Special Committee had follow-up communications with Anthony, Linder & Cacomanolis, PLLC regarding transaction structure.

On May 21, 2026, Anthony, Linder & Cacomanolis, PLLC circulated a revised draft of the proxy statement to Mr. McLaren and the Special Committee.

On May 22, 2026, Mr. McLaren and Anthony, Linder & Cacomanolis, PLLC participated in a conference call regarding open items in the proxy statement draft.

On May 26, 2026, Mr. McLaren and Anthony, Linder & Cacomanolis, PLLC corresponded regarding edits to the proxy statement draft and the unaudited pro forma financial information to be included in the proxy statement. The Company circulated an initial draft of the unaudited pro forma financial information internally and to Anthony, Linder & Cacomanolis, PLLC.

On May 27, 2026 and May 28, 2026, the Company and Anthony, Linder & Cacomanolis, PLLC continued to revise the draft proxy statement, and the draft proxy statement was circulated to the Special Committee for review on May 28, 2026.

On June 9, 2026, Marshall & Stevens delivered the Fairness Opinion to the Board to the effect that, based on the information, qualifications and limitations set forth therein, the Purchase Price is fair to Zoned Properties and the stockholders of the Company that are not a part of the Management Group from a financial point of view.

On June 9, 2026 and June 10, 2026, the Company and Anthony, Linder & Cacomanolis, PLLC continued to revise the draft proxy statement. On June 11, 2026, a revised draft of the proxy statement was circulated to the Special Committee.

On June 12, 2026, the Board approved Zoned Properties’ filing of the preliminary proxy statement with the SEC.

The Board’s Reasons for Approving the Asset Sale

In evaluating the MBO APA and the transactions contemplated thereby, the Board consulted with members of Zoned Properties’ management and its legal, financial and other advisors. In reaching its decision to unanimously approve the MBO APA and the transactions contemplated thereby, the Board carefully considered a variety of factors supporting its decision, including, but not limited to, the material factors discussed below.

Strategic Considerations

The Board considered the values, opportunities and capabilities of Zoned Properties when analyzing whether to approve the Asset Sale and the MBO APA, including, but not limited to, the following:

•        The Company believes that the challenges of operating as a public company in the regulated cannabis space have created a capital environment that will not allow for the continued expansion of the Company and/or the continued operations of the Company’s core business.

•        The Special Committee believes that ongoing expenses and the use of stockholder capital to continue forward as a public company with business operations in the regulated cannabis space has the strong potential to (i) deplete stockholder value, and (ii) keep the Company in a position with limited liquidity for its stockholders.

•        Based on the past, recent, and current trajectory of the regulated cannabis industry, the Special Committee believes it is in the best interests of stockholders to liquidate assets that have maintained value now, rather than risk future depletion of value by holding these assets for additional time.

The Basis for the Board’s Approval of the Terms of the Transaction

When deliberating whether to approve the terms and conditions of the transactions contemplated by the MBO APA, the Board considered certain key factors, as detailed below.

Further, the Board formed the Special Committee, consisting of the Company’s three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the transactions contemplated by the MBO APA. The Special Committee approved the MBO APA, the other transaction documents and the Asset Sale, prior to execution of the MBO APA. The MBO APA and the other transaction documents and the Asset Sale were also approved by the full Board prior to execution of the MBO APA.

The Board considered the following:

•        MBO APA.    The Board’s belief that the terms and conditions of the MBO APA (including all exhibits and disclosure schedules thereto) and including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing and the form and structure of the transaction consideration, in each case, are reasonable.

•        Ancillary Agreements.    The terms and conditions of the ancillary agreements to be entered into in connection with the Asset Sale, in each case, including the exhibits and disclosure schedules thereto, and the Board’s belief that the terms of such agreements are reasonable.

•        Go Shop Process.    The Board engaged Alliance Global Partners to complete a go-shop process. Following that process, Alliance Global Partners advised that, based on outreach, no other interested parties had emerged, and no competing indications of interest or alternative proposals had been identified.

•        Fairness Opinion.    The Board received Marshall & Stevens’ Fairness Opinion to the effect that, based on the information, qualifications and limitations set forth therein, the Purchase Price is fair to Zoned Properties and the stockholders of the Company that are not a part of the Management Group.

•        Stockholder Approval.    The fact that the Asset Sale is subject to approval by Zoned Properties’ stockholders at the Special Meeting.

•        Likelihood of Closing.    The likelihood, considering the terms of the MBO APA, that the Asset Sale will be completed based on, among other things, the conditions to closing as set forth in the MBO APA, and that the September 30, 2026 closing date, subject to extension under the MBO APA allows for sufficient time to complete the Asset Sale.

The Countervailing Factors Considered by the Board in its Deliberations

The Board also considered certain countervailing factors in its deliberations concerning the Asset Sale, including, but not limited to, the following:

•        Business Risks.    Certain risks relating to the Asset Sale and Zoned Properties following the Asset Sale (as further described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 14 and 35, respectively, of this proxy statement).

•        Investor Perception.    The potential impact on the market price of our common stock as a result of the announcement of Zoned Properties’ entry into the MBO APA.

•        Business Disruption Resulting from the Asset Sale.    The challenges inherent in the Asset Sale, and the possible disruption of Zoned Properties’ business that might result from the announcement and pendency of the Asset Sale, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on Zoned Properties’ business relationships and pursuit of strategic opportunities.

•        Closing Conditions.    The fact that the completion of the Asset Sale requires all conditions required to be satisfied that are not within Zoned Properties’ control, including the approval of Zoned Properties’ stockholders holding a majority of the voting power, as well as a majority of the disinterested stockholders (i.e., majority of shares not owned by the Management Group.)

•        Risks Associated with Failure to Complete the Asset Sale.    The possibility that the Asset Sale may not be consummated and the potential adverse consequences if the Asset Sale is not completed, including substantial transaction costs incurred and a potential termination fee, potential loss in value to Zoned Properties’ stockholders and market reaction.

•        Exclusivity Restrictions.    The restrictions that the MBO APA imposes on Zoned Properties’ ability to solicit possible alternative transactions.

•        Litigation Risk.    The inherent risk of litigation in transactions of this nature, including the potential lawsuits that could be brought against Zoned Properties or the Board in connection with the Asset Sale.

This discussion of the information and factors considered by the Board in reaching its conclusions and recommendation includes the principal factors considered by the Board but is not intended to be exhaustive and may not include all of the factors considered by the Board. In light of the number and wide variety of factors considered in connection with its evaluation of the MBO APA and the transactions contemplated thereby, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. Rather, the Board viewed its decision as being based on the totality of the information presented or otherwise made available to it and the various other factors presented to and considered by the Board. In addition, individual directors may have given different weight to different factors. This explanation of Zoned Properties’ reasons for the Asset Sale and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 14 of this proxy statement.

Zoned Properties’ executive officers have interests in the Asset Sale that are different from, or in addition to, the interests of Zoned Properties’ stockholders generally. The Board and the Special Committee were aware of and considered these potential interests, among other matters, in evaluating the Asset Sale and in making its recommendation to Zoned Properties’ stockholders. For a discussion of these interests, please see the section titled “Interests of Certain Persons in the Asset Sale” below.

After careful consideration, the Board concluded that the potential benefits that it expected Zoned Properties to achieve as a result of the Asset Sale outweighed the potentially negative factors associated with the Asset Sale, and on January 15, 2026, unanimously approved and adopted the MBO APA and the transactions contemplated thereby, including the Asset Sale, and declared advisable the MBO APA and the transactions contemplated thereby and directed that the Asset Sale be submitted to Zoned Properties’ stockholders for approval at the Special Meeting and further recommended that Zoned Properties’ stockholders approve the Asset Sale. The Board unanimously recommends that Zoned Properties’ stockholders approve the Asset Sale Proposal, the Compensation Proposal and the Adjournment Proposal, if necessary.

Opinion of Valuation Advisor to the Board

On June 9, 2026, Marshall & Stevens delivered the Fairness Opinion to the Board to the effect that, based on the information, qualifications and limitations set forth therein, the Purchase Price is fair to Zoned Properties and the stockholders of the Company that are not a part of the Management Group from a financial point of view.

Marshall & Stevens was engaged because of its reputation, as known to the Special Committee. Marshall & Stevens is regularly engaged to render valuation and financial opinions in connection with mergers, acquisitions, divestitures and for other purposes. Marshall & Stevens was selected from among other business valuation firms for these reasons and because the Special Committee believes the cost of its services to be competitive. The Fairness Opinion will be made available for inspection and copying at the Company’s principal executive offices during its regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing.

Marshall & Stevens’ fee for its services in connection with issuance of the Fairness Opinion was $120,000 and reimbursement of reasonable out-of-pocket costs. Marshall & Stevens’ fee has been paid in full. No portion of Marshall & Stevens’ fee or the right to reimbursement of expenses was contingent upon completion of the Asset Sale or the conclusion reached in the Fairness Opinion. Marshall & Stevens is independent of and has no current or prospective economic interests in Zoned Properties and/or BPB, and Marshall & Stevens provided no additional services associated with the transactions contemplated by the MBO APA, and has not provided any other services for Zoned Properties or BPB. In accordance with Marshall & Stevens’ policies and procedures, a fairness committee was not required to, and did not, approve the issuance of the Fairness Opinion.

Marshall & Stevens was not engaged to consider or advise upon the fairness of any other aspect of the Asset Sale, such as, without limitation, any fees paid to bankers, brokers or other advisors, the allocation of transaction costs, representations and warranties, the timing of the distribution to non-Management Group stockholders of Zoned Properties and/or any closing conditions. In reaching its conclusions, Marshall & Stevens did not consider the impact (positive or negative) of the transaction itself on Zoned Properties. Marshall & Stevens was not retained to consider or to give advice, and did not consider and gave no advice, as to whether the consummation of the transaction is in the best interests of Zoned Properties or its non-Management Group stockholders, or whether any other transactions are available to Zoned Properties or its non-Management Group stockholders which would be preferable to a liquidation strategy, or whether this is the best transaction available to Zoned Properties or its non-Management Group stockholders.

Marshall & Stevens acted only as a valuation advisor to the Board and not as a financial advisor, dealer, broker or fiduciary to the Board, Zoned Properties, the non-Management Group stockholders, or any other individual or entity in connection with the proposed Asset Sale. The Fairness Opinion is for the exclusive use of the Board and may only be relied upon by the Board.

The summary of Marshall & Stevens’ Fairness Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written Fairness Opinion, which is included as Annex B to this proxy statement and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Marshall & Stevens in preparing its Fairness Opinion. You are encouraged to read the Fairness Opinion carefully in its entirety. However, neither Marshall & Stevens’ written Fairness Opinion nor the summary of its Fairness Opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, tax advice or a recommendation to any stockholder of Zoned Properties as to how such stockholder should vote or act with respect to the Asset Sale or any other matter, or whether to purchase, sell or hold any securities.

In arriving at its opinion, Marshall & Stevens:

•        Reviewed publicly available business and financial information relating to Zoned Properties and BPB;

•        Reviewed internal financial and operating information related to Zoned Properties and BPB, where applicable;

•        Interviewed members of Zoned Properties’ independent management team and advisors;

•        Conducted an independent appraisal of the real estate assets included in the Assets;

•        Valued the CKG Note, included in the Assets, at fair value; and

•        Prepared certain financial analyses, which included such valuation analyses as Marshall & Stevens considered necessary and appropriate.

The Fairness Opinion was based on financial analyses prepared in accordance with applicable professional standards. These procedures included such valuation analyses as Marshall & Stevens considered necessary and appropriate under the circumstances. In reliance upon the fact that Zoned Properties has taken a going concern exception to its financial statements, Marshall & Stevens did not use a going concern valuation, but rather a liquidation analysis which looks to the net asset value of Zoned Properties without any going concern value. Marshall & Stevens determined financial fairness to Zoned Properties’ non-Management Group stockholders by comparing the value of the Assets (less estimated transaction costs which would be otherwise incurred by Zoned Properties in liquidating the Assets on a piecemeal basis) to the net proceeds to the non-Management Group stockholders without taking into account or applying any premium for any change of control of Zoned Properties.

Marshall & Stevens also took into account its assessment of general economic, capital market, and financial conditions as of May 15, 2026, as well as its experience in transactions in general and with respect to industry participants. This assessment included, but was not limited to, evaluation of U.S. gross domestic product, employment rates, interest rates, inflation, stock markets, consumer sentiment, the legal cannabis dispensary industry, and the commercial leasing industry.

Marshall & Stevens’ analyses relied upon, but were not necessarily limited to, the consideration of the following information:

•        The MBO APA;

•        The CKG PSA;

•        The audited historical financial statements of Zoned Properties and/or its subsidiaries for the years ended December 31, 2023 through December 31, 2025;

•        The unaudited historical financial statements of Zoned Properties and/or its subsidiaries for the year-to-date period ended March 31, 2026;

•        Information relating to the applicable industry and similar companies to Zoned Properties;

•        Discussions with and information provided by Zoned Properties’ independent management team; and

•        Such other information as Marshall & Stevens determined to be useful to its analysis.

In connection with its review, Marshall & Stevens did not independently verify any of the foregoing information or projections, and relied upon its completeness and accuracy in all material respects. Among other things, Marshall & Stevens assumed that all provisions related to the financial elements of the Asset Sale are as set forth in the MBO APA.

Under the Proposed Asset Sale, Zoned Properties’ stockholders would receive as a liquidating dividend promptly following consummation of the Asset Sale, the Purchase Price adjusted for cash, liabilities and the $2,000,000 liquidation preference payable to the holders of Zoned Properties’ preferred shares. The Board expects the sale of the CKG Properties to close prior to closing of the Asset Sale. Zoned Properties advised Marshall & Stevens that the net proceeds to Zoned Properties common stockholders would be approximately $6,528,579, as follows:

Description	Value
Purchase Price	$12,000,000
Less: assumed and excluded liabilities	10,534,253
Less: preferred stock	2,000,000
Plus: cash	7,062,832
Net proceeds to Zoned Properties common stockholders	$6,528,579

See “The Asset Sale — Anticipated Use of Proceeds” for additional information regarding the proposed special dividend.

Marshall & Stevens relied upon and used this estimate as the basis for its evaluation of the fairness of the Asset Sale to the non-Management Group stockholders.

Marshall & Stevens also performed appraisals of Zoned Properties’ real property assets, excluding the CKG Properties (as the Fairness Opinion analysis assumes that the CKG Properties will be sold prior to closing the Asset Sale). Real estate values were subjected to a ±10% sensitivity analysis. Based on Marshall & Stevens’ appraisals, the total real property valuation, excluding the CKG Properties, was determined to be in the range of $6.79 million and $8.29 million.

Based on an assessment of quoted market interest rates for commercial real estate, Marshall & Stevens determined that a market interest rate on a promissory note with a similar risk profile to the CKG Note would be between 6.0% and 9.5%. Therefore, the fair market value of the CKG Note was determined to be between $4.64 million and $5.09 million.

The net asset value method indicated a valuation range of $6.137 million to $8.140 million. After considering asset disposition expenses, estimated at 5% of the book value of all assets other than cash, the adjusted net asset value of Zoned Properties was $5.557 million to $7.459 million. The trading price of Zoned Properties’ common stock indicated a valuation range of $5.292 million to $6.797 million, based on the low-high stock price range over the 30 trading days ended May 15, 2026. Marshall & Stevens’ concluded valuation range of Zoned Properties was an average of these three indications, resulting in an equity value range of $5.662 million to $7.465 million.

An evaluation of the results of Marshall & Stevens’ analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the analyses. The estimates contained in Marshall & Stevens’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Accordingly, the estimates used in, and the results derived from, Marshall & Stevens’ analyses are inherently subject to substantial uncertainty.

Interests of Certain Persons in the Asset Sale

In considering the recommendation of the Board to vote for the Asset Sale presented at the Special Meeting, you should be aware that certain of Zoned Properties’ directors and executive officers have interests in the Asset Sale that are different from, or in addition to, the interests of Zoned Properties’ stockholders generally. The Board and the Special Committee were aware of and considered these interests, among other matters, in evaluating the Asset Sale and related documents and before recommending to Zoned Properties’ stockholders that they vote in favor of the Asset Sale Proposal.

Management Group’s Interests

Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney, a full-time, non-officer employee of the Company, are all owners of BPB and counterparty of the MBO APA. As a result, Messrs. McLaren, Blackwell, and Moroney have a direct financial interest in BPB and therefore, in the consummation of the Asset Sale.

In addition, in connection with the MBO APA, the Company entered into certain agreements with the Management Group that provide for the payment of compensation and other benefits that are contingent upon the consummation of the Asset Sale.

If the Asset Sale is completed, BPB will beneficially own 100% of the Assets.

Material Event Agreements

The Company entered into a Material Event and Amendment Agreement with Mr. McLaren and a Material Event agreement with Mr. Blackwell (collectively, the “Material Event Agreements”). Each agreement provides that, upon the occurrence of a “Material Event” which includes the consummation of the transactions contemplated by the MBO APA, the applicable individual will be entitled to receive certain equity and cash compensation.

Bryan McLaren

Pursuant to his Material Event and Amendment Agreement, upon the consummation of the Asset Sale, Mr. McLaren will be entitled to receive:

(i)     250,000 shares of the Company’s common stock; and

(ii)    A cash payment equal to (i) one year of his base salary (currently $275,000) plus (ii) an amount equal to 35% of the fair market value of such shares.

Mr. McLaren’s agreement also amends his existing employment and change-in-control arrangements to align with the Asset Sale and replaces certain “change in control” provisions with a “Material Event” construct tied to the transaction.

Berekk Blackwell

Pursuant to his Material Event Agreement, upon the consummation of the Asset Sale, Mr. Blackwell will be entitled to receive:

(i)     150,000 shares of the Company’s common stock; and

(ii)    A cash payment equal to (i) one year of his base salary (currently $210,000) plus (ii) an amount equal to 35% of the fair market value of such shares.

Mr. Blackwell is also required to resign from all positions with the Company and its subsidiaries upon the closing of the Asset Sale.

Patrick Maroney

Pursuant to his Material Event Agreement, upon the consummation of the Asset Sale, Mr. Moroney will be entitled to receive:

(i)     150,000 shares of the Company’s common stock; and

(ii)    A cash payment equal to (i) one year of his base salary (currently $125,000) plus (ii) an amount equal to 35% of the fair market value of such shares.

Mr. Moroney is also required to resign from all positions with the Company and its subsidiaries upon the closing of the Asset Sale.

Severance Agreements and Release of Claims

Payment of the compensation described above is conditioned upon each individual executing a severance agreement and general release of claims in favor of the Company, which includes: (a) a release of claims relating to employment and the Asset Sale; (b) customary confidentiality obligations; and (c) certain cooperation and non-disclosure obligations. Payments are generally made following the execution of such agreements and the expiration of a revocation period.

Conflicts of Interest

Because Messrs. McLaren, Blackwell, and Moroney are both (i) affiliated with the Company (Messrs. McLaren and Blackwell are officers of the Company and Mr. Moroney is a full-time, non-officer employee of the Company), and (ii) equity owners of BPB, they have interests that are different from, or in addition to, those of the Company’s stockholders generally. In particular:

(i)     They will receive transaction-contingent compensation upon closing; and

(ii)    They will benefit indirectly through their ownership interests in BPB from the acquisition of the Company’s assets.

The Company’s Board, acting upon the recommendation of the Special Committee was aware of these interests and considered them, among other factors, in evaluating and approving the MBO APA and recommending that stockholders approve the Asset Sale. For additional information regarding transaction-related compensation payable to our named executive officers, see “— Golden Parachute Compensation.”

The members of the Special Committee have not received, and will not receive, any additional compensation for their service on the Special Committee. None of the members of the Special Committee has a financial interest in the Asset Sale or any of the transactions contemplated thereby and none of them is related to or affiliated with BPB. The Company’s Board did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the proposed transaction.

Special Dividend

If the Asset Sale Proposal is approved and the Asset Sale is consummated, Company expects to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then use the net available balance of cash toward the payment of a special dividend. Notwithstanding the foregoing, in determining the amount of the net available balance of cash to be distributed to stockholders as a special dividend, if any, the Company anticipates that it will need to retain at least a $500,000 cash balance as operating capital, following the liquidation, in order to maintain ongoing public filing and reporting requirements, at least until such a time as the Company may be able to complete a reverse merger or other transaction involving the public company. The common and preferred stockholders are entitled to their portion of such dividend, as may be applicable. Though these interests are not particularly different than any other stockholder of the Company, the Management Group are owners of common stock of the Company.

Golden Parachute Compensation

In connection with the Asset Sale, the Company entered into Material Event Agreements with Bryan McLaren and Berekk Blackwell, both of whom are named executive officers of the Company. The Company also entered into a Material Event Agreement with Patrick Moroney; however, he is not a named executive officer of the Company. These agreements provide for payments that are contingent upon the consummation of the Asset Sale.

Upon the closing of the Asset Sale:

•        Mr. McLaren will receive 250,000 shares of Company common stock and a cash payment equal to one year of his base salary (being $275,000) plus 35% of the value of such shares; and

•        Mr. Blackwell will receive 150,000 shares of Company common stock and a cash payment equal to one year of his base salary (being $210,000) plus 35% of the value of such shares.

Payment of these amounts is conditioned upon the execution and non-revocation of a severance agreement and release of claims.

These arrangements constitute “golden parachute compensation” within the meaning of Item 402(t) of Regulation S-K. The Company is seeking a non-binding, advisory vote of its stockholders to approve the golden parachute compensation described above. Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the Special Meeting. This vote is advisory only and is not binding on the Company or the Board.

The following table sets forth the compensation that is based on or otherwise relates to the Asset Sale and that will or may be paid to the Company’s named executive officers in connection with the consummation of the Asset Sale.

Golden Parachute Compensation Table

Name	Cash ($)(1)	Equity ($)(2)	Pension/ Nonqualified Deferred Compensation ($)(3)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(3)	Other ($)	Total ($)(4)
Bryan McLaren	$308,250	$95,000	—	—	—	—	$403,250
Berekk Blackwell	$229,950	$57,000	—	—	—	—	$286,950

____________

(1)      Cash amounts consist of (i) one year of base salary and (ii) an amount equal to 35% of the value of the equity awards.

(2)      The amounts shown in this column reflect the value of shares of common stock to be granted upon consummation of the Asset Sale, calculated based on the closing price of the Company’s common stock on July [•], 2026.

(3)      No amounts are included for pension or nonqualified deferred compensation benefits, perquisites or tax reimbursements because no such amounts are payable in connection with the Asset Sale.

(4)      Payment of the amounts shown is conditioned upon approval of the Asset Sale Proposal, closing of the Asset Sale, and execution and non-revocation of a severance agreement and release of claims.

Federal Income Tax Consequences of the Asset Sale

The following summary of the anticipated federal income tax consequences to Zoned Properties of the Asset Sale is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service (“IRS”) as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

The Asset Sale will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset, including equity interests in our subsidiaries that are transferred to BPB pursuant to the Asset Sale, will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale will include the amount of cash received, the fair market value of any other property received, and total liabilities (as determined for U.S. federal income tax purposes) assumed or taken by BPB. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the IRC. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold.

Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. With certain exceptions, losses can generally be netted against gains.

Each holder of Zoned Properties common stock is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and as to any state, local, foreign or other tax consequences based on his or her own particular facts and circumstances.

Anticipated Accounting Treatment

The disposal of the Assets, assuming consummation of the Asset Sale, represents a strategic shift that will have a material effect on Zoned Properties’ operations and financial results. Accordingly, the Asset Sale meets the definition of a discontinued operation, as defined by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 205-20 — Discontinued Operations. Beginning in the period in which stockholder approval is received for the Asset Sale, the Assets will be presented as a discontinued operation, including for all comparative prior periods presented in Zoned Properties’ financial statements. The difference in the proceeds received and the carrying value of the Assets, including allocated goodwill, will be recorded as a gain on sale in the period in which stockholder approval for the Asset Sale is received.

RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors in determining whether to vote for the approval of the Asset Sale and the other proposals described in this proxy statement. You should also read and consider the risk factors associated with Zoned Properties’ Business because these risk factors may affect its operations and financial results regardless of whether the Asset Sale is consummated. These risk factors may be found under Part I, Item 1A, “Risk Factors” in Zoned Properties’ 2025 Annual Report, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC, each of which is on file or will be filed with the SEC. See the section entitled “Where You Can Find Additional Information” beginning on page 57 for information on where you can find the documents filed by Zoned Properties with the SEC.

The Asset Sale is a “related party transaction,” which may lead to actual or perceived conflicts of interest.

BPB is owned by Mr. McLaren, our Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Mr. Blackwell, our President and Chief Operating Officer, and Mr. Moroney, a full-time, non-officer employee of the Company. Because our executive leadership is on both sides of the transaction, there is an inherent risk of conflicts of interest regarding the negotiation of the Purchase Price and terms.

Although the Special Committee, composed of the Company’s independent directors, has overseen the process, dissatisfied stockholders may still challenge the fairness of the transaction. Legal challenges or proxy contests related to these conflicts could delay the closing, result in significant legal costs, or prevent the MBO APA from being consummated.

The Asset Sale is subject to stockholder approval of the disinterested parties to the transaction.

A condition to closing the Asset Sale is the approval of the Asset Sale by a majority of the voting power held by disinterested stockholders (i.e., excluding the shares held by the Management Group and their affiliates). If our non-Management Group stockholders do not perceive the Purchase Price or the transaction terms as favorable, they may vote against the Asset Sale Proposal. Failure to obtain stockholder approval would prevent the closing of the Asset Sale.

The final Purchase Price is subject to significant adjustments based on interim real estate transactions, which creates uncertainty.

The $7.0 million base Purchase Price is not fixed and will fluctuate based on several factors before closing:

•        Additional Assets:    If we acquire new real estate before closing, the Purchase Price will increase by the cash paid, but decrease by any debt issued.

•        Sale of the CKG Properties:    The Purchase Price will shift depending on whether the CKG Properties are sold to third parties or retained and transferred to BPB.

•        Assumed Liabilities:    If BPB assumes debt currently held by the Company as part of the closing, the Purchase Price will decrease by the amount of the debt balance transferred.

These variables make it difficult for stockholders to value the total consideration of the deal at the time of voting and may impact our final liquidity position.

BPB must raise sufficient capital to fund the Purchase Price, and there is no guarantee they will be able to do so.

The MBO APA includes a closing condition that BPB must raise the capital required, in its sole discretion, to fund the Purchase Price. BPB does not currently have a committed financing arrangement disclosed in the MBO APA. If capital markets tighten or if BPB’s creditworthiness is questioned, BPB may be unable to secure funding, leading to a termination of the agreement.

The Company retains the right to terminate the MBO APA during the Go Shop period if it receives a proposal on terms more favorable to stockholders than the MBO APA.

While this is intended to maximize stockholder value, it creates uncertainty regarding the finality of the deal. If a superior proposal is pursued, we may suffer from prolonged operational distraction and potential loss of our current executive leadership.

BPB has a broad right to terminate the MBO APA based on due diligence.

Pursuant to the MBO APA, BPB has a 180-day due diligence period (expiring July 14, 2026) during which BPB can terminate the MBO APA for any reason in its sole discretion. If BPB terminates during this period, our stock price may decline significantly as the market reacts to the failed Asset Sale.

If the MBO APA closes, following the closing, we will be a “shell company” with no remaining operations, which may limit the liquidity of our common stock.

If and when the MBO APA closes, we will have sold substantially all of our operating assets and intellectual property to BPB. We would then be classified as a “shell company” under SEC rules, which carries significant regulatory burdens. We will no longer have an active business to generate revenue, and our sole remaining assets will likely be the cash proceeds (net of transaction costs and liabilities) and potentially the CKG Note. Additionally, the availability of Rule 144 for resales of our securities by stockholders will be significantly limited.

Our Board may elect to liquidate and dissolve the Company, and the timing and amount of any distributions are uncertain.

If the Board determines that it is in the best interest of stockholders to liquidate the Company following the Asset Sale, if consummated, rather than pursuing an RTO:

•        We must satisfy all remaining corporate liabilities, including potential tax obligations and “tail” insurance, before any cash is distributed to stockholders.

•        The liquidation process can be lengthy. Stockholders may not receive a distribution for several months or even years following the Closing.

•        There is no guarantee that the net proceeds available for distribution will equal or exceed the current trading price of our common stock.

We may seek a reverse merger or other business combination transaction involving the public company or a new business activity, which involves significant risks and uncertainty. The Board may choose to use the remaining public shell to acquire a new, unrelated business through a reverse merger or other transaction.

Any such transaction would likely involve the issuance of a significant number of new shares, which would substantially dilute the ownership of our existing stockholders. We may be unable to identify a suitable target, or we may acquire a business with undisclosed liabilities or a failing business model. A reverse merger typically results in a change of control where our current stockholders would no longer hold a majority interest in the combined entity.

Stockholders may be required to approve a change in our primary business purpose or a formal plan of liquidation.

Under Nevada law and our governing documents, the sale of all or substantially all of our assets requires a stockholder vote. If the Asset Sale Proposal is approved but a subsequent liquidation or reverse merger (or other business combination transaction involving the public company) is not, we may continue to incur the high costs of being a public company without any operational revenue to offset those costs. This could rapidly deplete the $7.0 million (as adjusted) Purchase Price, leaving little to no value for stockholders.

The loss of our executive leadership team upon closing of the proposed Asset Sale will leave the Company without experienced management.

Since BPB is owned by Mr. McLaren, our Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Mr. Blackwell, our President and Chief Operating Officer; and Mr. Moroney, a full-time, non-officer employee of the Company, these individuals will likely focus their efforts on the business of BPB after the closing of the Asset Sale. The remaining public shell will be left without its primary leadership team to manage the transition, liquidation, or search for a reverse merger target. Hiring a new management team to oversee a shell company would incur significant additional administrative expenses.

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale, may adversely affect the trading price of our common stock, our business or our relationships with clients, vendors, and employees. As a result of the announcement and pendency of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to our business. New or existing clients, vendors and other business partners may prefer to enter into agreements with other parties who have not expressed an intention to sell their business because clients and business partners may perceive that such new relationships are likely to be more stable. In addition, pending the completion of the Asset Sale, we may be unable to attract and retain key personnel as our employees may become concerned about the future of our business and lose focus or seek other employment. Furthermore, our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Asset Sale. In the event that the Asset Sale is not completed, the announcement of the termination of the MBO APA may also adversely affect the trading price of our common stock, our business or our relationships with clients, vendors and employees.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including approval of the Asset Sale by our stockholders, the absence of a Seller Material Adverse Effect, the receipt of required governmental and third-party consents, and BPB having sufficient capital to fund the Purchase Price. We cannot guarantee that the closing conditions set forth in the MBO APA or related documents will be satisfied. If we are unable to satisfy the closing conditions, or if other mutual closing conditions are not satisfied, BPB will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, the Special Committee and our Board, in discharging their fiduciary obligations to our stockholders, will evaluate other strategic alternatives to the Asset Sale that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale. Any future sale of substantially all of our assets or other transactions may be subject to further stockholder approval.

If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. If we fail to complete the Asset Sale, we expect that we will continue to operate our existing business and assets. The potential for loss or disaffection of employees, tenants, counterparties or other business partners following a failure to consummate the Asset Sale could have a material, negative impact on the value of our business.

In addition, if the Asset Sale is not consummated, our management and other employees will have expended extensive time and effort and their focus and attention will have been diverted from operational matters during the pendency of the Asset Sale, and we will have incurred significant third-party transaction costs, in each case without any commensurate benefit, which may have a material and adverse effect on our results of operations and financial condition.

The MBO APA limits our ability to pursue alternatives to the Asset Sale.

Although the MBO APA does permit us to consider and accept a superior proposal, the existence of the MBO APA may deter other potential buyers from seeking to acquire the Company or its assets. During the term of the MBO APA, we are subject to a “go-shop” period followed by a “no-shop” restriction, pursuant to which we are restricted, after the expiration of the go-shop period, from soliciting competing acquisition proposals and from engaging in discussions with third parties regarding alternative transactions, subject to limited exceptions.

These provisions could make it less advantageous for a third party that might have an interest in acquiring us to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by BPB.

Because the Asset Sale involves the disposition of substantially all of our assets and operations, our business following the Asset Sale will be substantially different.

Because the Asset Sale involves the disposition of substantially all of our assets and operations, if the Asset Sale is completed, our business will be substantially different and may consist of limited or no ongoing operations.

Following the closing of the Asset Sale, we expect to wind down operations not included among the purchased assets, as required under the MBO APA, and our future business strategy, if any, will depend on our ability to identify and execute alternative business opportunities or strategic transactions.

There can be no assurance that we will be able to identify or execute any such opportunities, achieve or sustain profitability, or generate positive cash flows in the future.

We will no longer own or operate the assets being sold and will not participate in any future appreciation of those assets.

After the Asset Sale, we will have no ongoing ownership interest in the purchased assets or the business being sold. We will cease to participate in any future earnings, growth or appreciation in value of such assets and business and will not participate in any potential future sale of such assets by BPB.

It is possible that BPB could realize significant returns on its investment in the purchased Assets.

Our stockholders may not receive any distribution from the Asset Sale and may not realize any return of value.

We currently intend to distribute a portion of the net proceeds from the Asset Sale to our stockholders. Any decision to declare and pay a special dividend will be made by our Board of Directors in its sole discretion and will depend on a number of factors, including our financial condition, results of operations, capital requirements and other considerations. Among other things, in determining the amount of the net available balance of cash to be distributed to stockholders as a special dividend, if any, the Company anticipates that it will need to retain at least a $500,000 cash balance as operating capital, following the liquidation, in order to maintain ongoing public filing and reporting requirements, at least until such a time as the Company may be able to complete a reverse merger or other transaction involving the public company. See “The Asset Sale — Anticipated Use of Proceeds.”

Stockholders do not have appraisal rights in connection with the Asset Sale. Accordingly, stockholders will not directly receive any liquidity from the Asset Sale unless and until any distribution is declared, and the only return to them may be based on any future appreciation in our stock price or upon a future sale, liquidation or other transaction involving the Company.

There can be no assurance that stockholders will receive any return on their investment.

We will continue to incur the expenses of complying with public company reporting requirements following the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, Sarbanes-Oxley Act, Dodd-Frank Act and SEC and exchange rules, and will incur significant legal, accounting and other expenses in connection with such compliance.

We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Asset Sale from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into agreements similar to the Asset Sale involving a sale its business or other business combinations. In addition, we may be subject to private actions, collective actions, investigations, and various other legal proceedings by stockholders, customers, employees, competitors, government agencies, or others. Even if the lawsuits are without merit, defending against these claims can result in substantial costs, damage to our reputation, and divert significant amounts of management time and resources. If any of these legal proceedings were to be determined adversely to us, or we were to enter into a settlement arrangement, it could be exposed to monetary damages or limits on its ability to operate its business, which could have an adverse effect on our business, liquidity financial condition, and operating results. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting the closing of the Asset Sale, then that injunction may delay or prevent the Asset Sale from being consummated, which may adversely affect our business, financial position and results of operation. As of the date of this proxy statement, we are not aware of any securities class action lawsuits or derivative lawsuits having been filed in connection with the proposed Asset Sale.

The MBO APA contains restrictive covenants that may limit our operations prior to closing.

Prior to the closing of the Asset Sale, the MBO APA restricts the Seller Parties from taking certain actions without BPB’s consent, including entering into new lines of business, incurring indebtedness outside the ordinary course, disposing of assets outside the ordinary course, or engaging in certain other activities.

These restrictions may limit our ability to operate our business in the ordinary course or to respond to changing market conditions prior to the closing.

Our directors and officers may have interests in the Asset Sale that differ from, or are in addition to, the interests of stockholders.

Our directors and officers may have interests in the Asset Sale that may be different from, in addition to, or in conflict with, the interests of our stockholders. These interests and arrangements may create potential conflicts of interest and may influence the decision-making process with respect to the Asset Sale. Specifically, the Management Group are the directors and officers of the Company, as well as the owners of BPB.

The Board, acting upon the recommendation of the Special Committee, was aware of and considered these interests, among other matters, in approving the MBO APA and recommending that stockholders vote to approve the Asset Sale. See “The Asset Sale — Interests of Certain Persons in the Asset Sale.”

The valuation advisor’s Fairness Opinion will not be updated to reflect changes in circumstances between the date of the Fairness Opinion and the completion of the Asset Sale.

Our Board has obtained a Fairness Opinion from Marshall & Stevens in connection with the Asset Sale and does not expect to request an update to such Fairness Opinion. Changes in our operations and prospects, general market and economic conditions, and other factors that may be beyond our control, and on which Marshall & Stevens’ Fairness Opinion was, in part, based, may significantly differ from the information underlying the Fairness Opinion by the time the Asset Sale is completed. The Fairness Opinion speaks only as of May 15, 2026 and is based on information and conditions existing at that time. The Fairness Opinion does not speak as of the time the Asset Sale will be completed or as of any date other than the date of such opinion. The Board’s recommendations, however, are as of the date of this proxy statement. For a description of the Fairness Opinion, see “The Asset Sale — Opinion of Valuation Advisor to the Board”.

The unaudited pro forma financial information is presented for illustrative purposes only and may not reflect our financial condition or results following the Asset Sale.

The unaudited pro forma financial information contained elsewhere in this proxy statement is presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the completion of the Asset Sale for several reasons. The unaudited pro forma financial information has been derived from our historical financial statements and adjustments and assumptions have been made regarding the Company after giving effect to the Asset Sale. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. As a result, our actual financial condition and results of operations following the completion of the Asset Sale may not be consistent with, or evident from, the unaudited pro forma financial information. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Asset Sale. Any decline or potential decline in our financial condition or results of operations may cause significant variations in the market price of our common stock.

Stockholders will not have appraisal or dissenters’ rights in connection with the Asset Sale.

Under Nevada law, our stockholders are not entitled to appraisal or dissenters’ rights in connection with the Asset Sale.

Failure to complete the Asset Sale could cause our stock price to decline.

The failure to complete the Asset Sale may create doubt as to the value of our Business and about our ability to effectively implement its current business strategies and/or a strategic transaction, which may result in a decline in the market price of our common stock.

The Asset Sale may trigger rights under the Company’s outstanding securities or contractual arrangements.

The Asset Sale may constitute a change in control, asset sale or similar event under the terms of certain of our outstanding securities, contracts, or other arrangements.

If triggered, such provisions may require that we make payments, offer to repurchase securities, obtain consents, or otherwise take actions that could increase the costs associated with the Asset Sale or delay its completion. There can be no assurance that we will be able to satisfy any such obligations on favorable terms, if at all.

The interests of certain of our directors and executive officers in the Asset Sale, including transaction-contingent compensation arrangements and their ownership interests in BPB, may create conflicts of interest and may have influenced the negotiation and approval of the Asset Sale.

In considering the recommendation of our Board with respect to the MBO APA and the transactions contemplated thereby, including the Asset Sale, stockholders should be aware that certain of our directors and executive officers have interests in the Asset Sale that may be different from, or in addition to, the interests of our stockholders generally.

In particular, each of Mr. McLaren, Mr. Blackwell, and Mr. Moroney is an equity owner of BPB. As a result, these individuals have a direct financial interest in BPB and will benefit from BPB’s acquisition of our Assets. At the same time, these individuals have participated in the evaluation, negotiation and approval process relating to the Asset Sale as officers of the Company.

In addition, in connection with the MBO APA, we entered into Material Event Agreements with Messrs. McLaren, Blackwell, and Moroney that provide for the payment of equity and cash compensation that is contingent upon the consummation of the Asset Sale. These payments include the issuance of shares of our common stock and cash payments based on a multiple of base salary and the value of such shares, and are payable only upon the closing of the Asset Sale and subject to the execution and non-revocation of severance agreements and releases of claims.

These arrangements create incentives for such individuals to favor the consummation of the Asset Sale, including on terms that may not be the same as those that might be negotiated between unaffiliated parties. In addition, because these individuals are affiliated with BPB, they may have interests in the transaction that differ from, or conflict with, the interests of our unaffiliated stockholders.

Although our Board established the Special Committee, composed of the Company’s independent directors, to evaluate and negotiate the Asset Sale and considered these interests in approving the MBO APA and recommending that stockholders approve the Asset Sale, these conflicts of interest may nevertheless have influenced the negotiation of the terms of the Asset Sale and could affect stockholders’ assessment of the fairness of the transaction.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of March 31, 2026, and the unaudited pro forma consolidated statement of income for the three months ended March 31, 2026 and for the year ended December 31, 2025 present the disposal of the Assets in connection with the Asset Sale. The unaudited pro forma consolidated financial information is intended to provide you with information about how the Asset Sale might have affected Zoned Properties’ historical financial statements.

The unaudited pro forma consolidated balance sheet as of March 31, 2026 reflects the disposal of the Assets as if the Asset Sale had occurred on March 31, 2026. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflects the disposal of the Assets as if the Asset Sale had been consummated on January 1, 2025.

The following unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

On January 15, 2026, the Seller Parties and BPB entered into the MBO APA, pursuant to which the Company agreed to sell the Assets, which represents the sale of substantially all of the Company’s assets. See “The Asset Sale.”

On April 20, 2026, the CKG Sellers entered into the CKG PSA with the CKG Purchaser, pursuant to which the CKG Sellers agreed to sell the CKG Properties to the CKG Purchaser. See “The Asset Sale — The CKG Properties.”

On May 1, 2026, Woodward sold the Pleasant Ridge Assets to the Woodward Buyer. See “The Asset Sale — The Pleasant Ridge Assets.”

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only. The unaudited pro forma consolidated financial statements do not necessarily reflect what the consolidated Company’s financial condition or results of operations would have been had the Asset Sale, the sale of the CKG Properties, and the sale of the Pleasant Ridge Assets occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma consolidated financial statements also may not be useful in predicting the future financial condition and results of operations of the Company.

The unaudited pro forma consolidated financial information reflects the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information and accompanying notes have been derived from and should be read in conjunction with:

•        The historical audited financial statements of Zoned Properties as of December 31, 2025, and for the year ended December 31, 2025, and the related notes, which are included in Zoned Properties’ 2025 Annual Report, attached to this proxy statement as Annex C; and

•        The historical unaudited financial statements of Zoned Properties as of and for the three months ended March 31, 2026, and the related notes, which are included in Zoned Properties’ Q1 2026 Quarterly Report, attached to this proxy statement as Annex D.

The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma consolidated financial statements.

In summary, the historical consolidated financial information has been adjusted to give the estimated effect to the following pro forma transactions as if the transactions had occurred as of March 31, 2026 with respect to the unaudited pro forma consolidated balance sheet, and on January 1, 2025 with respect to the unaudited pro forma consolidated statements of operations, the beginning of the earliest period presented:

•        The proposed Asset Sale pursuant to the MBO APA (see Note 2. Adjustments to Unaudited Pro Forma Consolidated Financial Information — Transaction Accounting Adjustment — C);

•        The contemplated sale of the CKG Properties (see Note 2. Adjustments to Unaudited Pro Forma Consolidated Financial Information — Transaction Accounting Adjustment — A); and

•        The sale of the Pleasant Ridge Assets that closed on May 1, 2026 (see Note 2. Adjustments to Unaudited Pro Forma Consolidated Financial Information — Transaction Accounting Adjustment — B).

The unaudited pro forma consolidated financial information does not reflect the cost of any post-closing activities or benefits that may result from any new activities. Therefore, the unaudited pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the proposed Asset Sale, the contemplated sale of the CKG Properties, and the sale of the Pleasant Ridge Assets occurred on the dates indicated and does not purport to indicate results of operations for any future period.

ZONED PROPERTIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2026

		Pro Forma Adjustments
	March 31, 2026	Sale of CKG Properties Debit (Credit)	Sale of Pleasant Ridge Assets Debit (Credit)	Asset Sale Pursuant to MBO APA Debit (Credit)	Pro Forma March 31, 2026
	(Unaudited)	(A)	(B)	(C)
ASSETS
Cash	$2,500,758	$4,000,000	$600,000	$4,181,729	$11,282,487
Accounts receivable	95,096	—	(1,997)	(93,099)	—
Note receivable	—	5,000,000	—	(5,000,000)	—
Deferred rent	1,302,471	(233,442)	(427,394)	(641,635)	—
Lease incentive receivable	387,615	(387,615)	—	—	—
Rental properties, net	10,417,648	(2,382,342)	(1,968,460)	(6,066,846)	—
Prepaid expenses and other assets	663,212	—	—	—	663,212
Escrow deposits	106,269	—	—	(106,269)	—
Property and equipment, net	5,098	—	—	—	5,098
Operating lease right of use asset, net	28,762	—	—	—	28,762
Investment in cost-method investees	84,110	—	—	(84,110)	—
Security deposits	2,272	—	—	—	2,272

Total Assets	$15,593,311	$5,996,601	$(1,797,851)	$(7,810,230)	$11,981,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Convertible debenture	$2,000,000	$—	$—	$(2,000,000)	$—
Notes payable, net	7,536,751	—	(1,718,480)	(5,818,271)	—
Accounts payable	143,688	—	—	(88,337)	55,351
Accrued expenses	851,053	(16,641)	(28,112)	(513,778)	292,522
Lease liability	29,202	—	—	—	29,202
Contract liabilities	1,252,479	(954,503)	—	(297,976)	—
Derivative liability – interest rate swap, at fair value	50,473	—	—	(50,473)	—
Security deposits payable	372,804	(85,000)	(41,100)	(246,704)	—

Total Liabilities	12,236,450	(1,056,144)	(1,787,692)	(9,015,539)	377,075

Commitments and Contingencies (Note 10)

See accompanying notes to unaudited pro forma consolidated financial statements.

ZONED PROPERTIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET — (Continued)
March 31, 2026

		Pro Forma Adjustments
	March 31, 2026	Sale of CKG Properties Debit (Credit)	Sale of Pleasant Ridge Assets Debit (Credit)	Asset Sale Pursuant to MBO APA Debit (Credit)	Pro Forma March 31, 2026
	(Unaudited)	(A)	(B)	(C)
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding on March 31, 2026 and December 31, 2025 ($1.00 per share liquidation preference or $2,000,000)	2,000	—	—	—	2,000
Common stock: $0.001 par value, 100,000,000 shares authorized; 13,351,516 and 12,201,516 shares issued on March 31, 2026 and December 31, 2025, respectively, and 13,180,829 and 12,030,829 shares outstanding on March 31, 2026 and December 31, 2025, respectively	13,352	—	—	—	13,352
Additional paid-in capital	21,939,974	—	—	—	21,939,974
Treasury stock, at cost (170,687 and 170,687 shares on March 31, 2026 and December 31, 2025, respectively)	(49,868)	—	—	—	(49,868)
Accumulated deficit	(18,548,597)	7,052,745	(10,159)	1,205,309	(10,300,702)

Total Stockholders’ Equity	3,356,861	7,052,745	(10,159)	1,205,309	11,604,756

Total Liabilities and Stockholders’ Equity	$15,593,311	$5,996,601	$(1,797,851)	$(7,810,230)	$11,981,831

See accompanying notes to unaudited pro forma consolidated financial statements.

ZONED PROPERTIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2026
(Unaudited)

					Pro Forma Three Months Ended March 31, 2026
	For the Three Months Ended March 31, 2026	Sale of CKG Properties Debit (Credit)	Sale of Pleasant Ridge Assets Debit (Credit)	Asset Sale Pursuant to MBO APA Debit (Credit)
		Pro Forma Adjustments
REVENUES:
Property investment portfolio revenues	$755,730	$(284,150)	$(148,196)	(323,384)	$—
Real estate services revenues	416,706	—	(416,706)	—	—

Total revenues	1,172,436	(284,150)	(564,902)	(323,384)	—

OPERATING EXPENSES:
Compensation and benefits	170,179	—	—	(109,746)	60,433
Professional fees	142,510	(1,000)	—	—	141,510
Brokerage fees	370,617	—	—	(370,617)	—
General and administrative expenses	50,297	(36)	(70)	22,354	72,545
Depreciation and amortization	73,835	(38,361)	(5,543)	(29,234)	697
Real estate taxes	38,780	(15,500)	(10,602)	(12,678)	—
Property portfolio business development costs	199,650	—	—	(199,650)	—

Total operating expenses, net	1,045,868	(54,897)	(16,215)	(699,571)	275,185

(LOSS) INCOME FROM OPERATIONS	126,568	(229,253)	(548,687)	376,187	(275,185)

OTHER (EXPENSES) INCOME:
Interest expenses	(210,583)	—	36,841	171,859	(1,883)
Other income	2,500	—	—	(2,500)	—
Income (loss) from derivative – interest rate swap	26,855	—	—	(26,855)	—

Total other expenses, net	(181,228)	—	36,841	142,504	(1,883)

NET (LOSS) INCOME	$(54,660)	$(229,253)	$(511,846)	$518,691	$(277,068)

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.00)	$—	$—	$—	$(0.02)
Diluted	$(0.00)	$—	$—	$—	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,823,051	—	—	—	12,823,051
Diluted	12,823,051	—	—	—	12,823,051

See accompanying notes to unaudited pro forma consolidated financial statements.

ZONED PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

					Pro Forma For the Year Ended December 31, 2025
	For the Year Ended December 31, 2025	Sale of CKG Properties Debit (Credit)	Sale of Pleasant Ridge Assets Debit (Credit)	Asset Sale Pursuant to MBO APA Debit (Credit)

		Pro Forma Transaction Accounting Adjustments
	(Audited)	(D)	(E)	(F)
REVENUES:
Property investment portfolio revenues	$3,080,654	$(1,212,841)	$(573,203)	$(1,294,610)	$—
Real estate services revenues	1,059,804	—	—	(1,059,804)	—
Total revenues	4,140,458	(1,212,841)	(573,203)	(2,354,414)	—

OPERATING EXPENSES:
Compensation and benefits	1,398,498	—	—	(1,032,818)	365,680
Professional fees	252,636	(1,340)	—	(8,862)	242,434
Brokerage fees	131,236	—	—	(131,236)	—
General and administrative expenses	308,149	(53)	(251)	(139,412)	168,433
Depreciation and amortization	360,903	(154,719)	(76,017)	(127,378)	2,789
Real estate taxes	155,322	(62,201)	(42,409)	(50,712)	—
Property portfolio business development costs	300,540	—	—	(300,540)	—
Impairment loss from rental properties	3,118,716	—	(2,100,000)	(1,018,716)	—
Total operating expenses, net	6,026,000	(218,313)	(2,218,677)	(2,809,674)	779,336

(LOSS) INCOME FROM OPERATIONS	(1,885,542)	(994,528)	1,645,474	455,260	(779,336)

OTHER (EXPENSES) INCOME:
Interest income (expenses)	(797,112)	—	149,254	647,902	44
Other income	3,500	—	—	(3,500)	—
Impairment of equity securities	(50,000)	—	—	—	(50,000)
(Loss) income from derivative – interest rate swap	(121,909)	—	—	121,909	—
Total other expenses, net	(965,521)	—	149,254	766,311	(49,956)

(LOSS) INCOME BEFORE EQUITY METHOD LOSSES	(2,851,063)	(994,528)	1,794,728	1,221,571	(829,292)

See accompanying notes to unaudited pro forma consolidated financial statements.

ZONED PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS — (Continued)

For the Year Ended December 31, 2025

					Pro Forma For the Year Ended December 31, 2025
	For the Year Ended December 31, 2025	Sale of CKG Properties Debit (Credit)	Sale of Pleasant Ridge Assets Debit (Credit)	Asset Sale Pursuant to MBO APA Debit (Credit)

		Pro Forma Transaction Accounting Adjustments
	(Audited)	(D)	(E)	(F)
EQUITY METHOD LOSS:
Equity method loss from unconsolidated joint ventures	(3,352)	—	—	—	(3,352)
Total equity method loss	(3,352)	—	—	—	(3,352)
NET (LOSS) INCOME	$(2,854,415)	$(994,528)	$1,794,728	$1,221,571	$(832,644)

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.24)	$—	$—	$—	$(0.07)
Diluted	$(0.24)	$—	$—	$—	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,053,715	—	—	—	12,053,715
Diluted	12,053,715	—	—	—	12,053,715

See accompanying notes to pro forma consolidated financial statements.

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

On January 15, 2026, the Seller Parties and BPB entered into the MBO APA, pursuant to which the Seller Parties agreed to sell to BPB all of the Seller Parties’ rights, title and interest in and to the Business, and the Assets. The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the Asset Sale.

A copy of the MBO APA is attached to this proxy statement as Annex A. You should read this proxy statement, including the MBO APA, carefully and in its entirety.

On April 20, 2026, the CKG Sellers entered into the CKG PSA with the CKG Purchaser for the sale of the three CKG Properties for an aggregate purchase price of $9.0 million. The CKG Purchase Price consists of $4.0 million in cash and a $5.0 million promissory note secured by a deed of trust. The transaction is scheduled to close on June 30, 2026, subject to extension rights that permit a staged closing in which two properties may close on the initial closing date and the third property may close at a later date. The CKG PSA includes customary provisions regarding title, closing conditions, and default remedies, and provides that the properties will be sold on an “as is,” “where is” basis, subject to limited exceptions.

There is no guarantee that the CKG PSA will close or that it will close on the proposed closing date. If the CKG PSA does not close before closing of the MBO APA, the CKG Properties become part of the purchased Assets and the Purchase Price in the MBO APA is increased by $9.0 million. If the sale of the CKG Properties is consummated before closing of the MBO APA, the CKG Properties themselves are not included in the purchased Assets, but the related $5.0 million promissory note and security documents are included in the MBO APA, assigned to BPB at closing, and the Purchase Price as provided in the MBO APA will be increased by the principal amount of such note.

In connection with the proposed Asset Sale and the potential sale of the CKG Properties, the transactions are subject to certain contingencies (including, with respect to the Asset Sale, stockholder approval), and accordingly, not all the requirements under ASC 360-45-9 related to long-lived assets held for sale have been met, and certain contingencies exist, such as local government approvals and the attainment of financing. The Company will reassess the classification of these assets during each subsequent period.

On May 1, 2026, Woodward closed the sale of the Pleasant Ridge Assets.

The unaudited pro forma consolidated balance sheet as of March 31, 2026 reflects the disposal of the Assets as if the Asset Sale had occurred on March 31, 2026. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflects the disposal of the Assets as if the Asset Sale had been consummated on January 1, 2025.

The pro forma adjustments reflecting consummation of the Asset Sale, the sale of the CKG Properties, the sale of the Pleasant Ridge Assets, and the related transactions are based on certain currently available information and certain assumptions and methodologies that the Company’s management believes are reasonable under the circumstances. The unaudited consolidated pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. The Company’s management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial information.

NOTE 2. — ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial information has been prepared to illustrate the effect of the Asset Sale, the proposed sale of the CKG Properties, the sale of the Pleasant Ridge Assets, and the related transactions, and has been prepared for informational purposes only.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the then-existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable transaction effects that have occurred or are reasonably expected to occur.

The unaudited pro forma consolidated financial statements are based on the historical financial statements of Zoned Properties, Inc. and Subsidiaries, after giving effect to the following Transaction Accounting Adjustments:

Transaction Accounting Adjustment — A

On April 20, 2026, the CKG Sellers entered into the CKG PSA with the CKG Purchaser for the sale of the three CKG Properties for an aggregate purchase price of $9.0 million. The CKG PSA provides that the CKG Purchaser is exercising purchase rights set forth in certain existing lease agreements relating to the CKG Properties. The aggregate purchase price for the CKG Properties is $9.0 million, allocated as follows: (i) $8.0 million for the Chino Property; (ii) $500,000 for the Kingman Property; and (iii) $500,000 for the Green Valley Property. The CKG Purchaser was required to deposit $400,000 into escrow. The CKG Purchase Price consists of $4.0 million in cash and a $5.0 million promissory note secured by a deed of trust. The transaction is scheduled to close on June 30, 2026, subject to extension rights that permit a staged closing in which two properties may close on the initial closing date and the third property may close at a later date. The CKG PSA includes customary provisions regarding title, closing conditions, and default remedies, and provides that the properties will be sold on an “as is,” “where is” basis, subject to limited exceptions.

Subject to the terms of the CKG PSA, the CKG Purchase Price is to be paid through a combination of (i) $4.0 million in cash; and (ii) a $5.0 million promissory note to be secured by a deed of trust. The CKG PSA provides that, following closing, such promissory note is to be the only debt or lien permitted to encumber the CKG Properties until the promissory note has been paid in full and the deed of trust has been released of record.

Transaction Accounting Adjustment A reflects the sale of the CKG Properties for $9,000,000, consisting of $4,000,000 in cash and a note receivable of $5,000,000, and the removal of all related assets consisting of the respective rental properties, net, deferred rent receivable, lease incentive receivables, deferred costs, and accounts receivable, and the removal of related liabilities such as accounts payable and accrued expenses, and security deposits payable.

Transaction Accounting Adjustment — B

On May 1, 2026, the Company, through Woodward, entered into and closed on the Woodward Agreement with the Woodward Buyer. Pursuant to the Woodward Agreement, Woodward agreed to sell to the Woodward Buyer: (i) ZP Woodward’s fee interest in the Fee Property; (ii) Woodward’s vendee interest in the Pearlman Land Contract; (iii) Woodward’s vendee interest in the Gangnier Land Contract; and (iv) Woodward’s interest in the Woodward Lease. The aggregate purchase price for the Woodward Property was $600,000, plus Woodward Buyer’s assumption of all obligations and outstanding balances under the Pearlman Land Contract and Gangnier Land Contract (being $1,327,371 and $374,826, respectively). At closing, Woodward conveyed the Fee Property by covenant deed and assigned its interests in the Pearlman Land Contract, the Gangnier Land Contract, and Woodward Lease to the Woodward Buyer, and the Woodward Buyer assumed the related obligations.

The Woodward Agreement contains customary representations and warranties of Woodward, including with respect to authority, absence of conflicting agreements, and certain matters relating to litigation, environmental conditions, and the land contracts, subject to knowledge qualifiers. Except as expressly set forth in the Woodward Agreement and related closing documents, the Woodward Property is being sold on an “as is, where is, with all faults” basis. The Woodward Agreement includes provisions allocating prorations of taxes, rent, land contract payments, utilities and other customary items as of closing. Certain closing costs, including escrow fees, owner’s title insurance premiums, and transfer taxes, are to be shared equally by the Woodward Buyer and Woodward, with the Woodward Buyer responsible for additional title coverage and any lender’s policy.

In connection with the closing, the parties have entered into, or will enter into (i) and Assignment and Assumption of Land Contract with respect to the Pearlman Land Contract among Woodward, the Woodward Buyer, and Thomas A. Pearlman, Trustee of the Thomas A. Pearlman Revocable Trust u/a/d 6/13/2005 (the “Pearlman Land Contract Assignment”); (ii) an Assignment and Assumption of Land Contract with respect to the Gangnier Land Contract among Woodward, the Woodward Buyer, and Gangnier Investment, LLC (the “Gangnier Land Contract Assignment”); and (iii) an Assignment and Assumption of Lease among Woodward, the Woodward Buyer, and Rapid Fish 2, LLC, as tenant (the “Lease Assignment” and together with the Pearlman Land Contract Assignment and Gangnier Land Contract Assignment, the “Assignment Agreements”).

Each of the Assignment Agreements became automatically effective upon the consummation of the closing of the transaction contemplated by the Woodward Agreement. From and after the effective time of such closing, (i) Woodward assigned to the Woodward Buyer all of its right, title, and interest in and to the applicable land contract or lease, as applicable, and (ii) the Woodward Buyer assumed and agreed to perform all obligations of Woodward arising under such agreements from and after the effective date thereof. Under the Assignment Agreements, the Woodward Buyer did not assume liability for obligations arising prior to the effective time of the assignments, and Woodward retained such pre-closing liabilities. In addition, each applicable counterparty (including the land contract sellers and the tenant under the Woodward Lease) consented to the applicable assignment and agreed to release Woodward from liabilities arising under the assigned agreements from and after the effective time of such assignment.

Transaction Accounting Adjustment B reflects the sale of the Woodward Property for $600,000 in cash, and the removal of all related assets consisting of the respective rental properties, net and deferred rent receivable, and the removal of related liabilities such as notes payable that were assumed by the Woodward Buyer, accounts payable and accrued expenses, and security deposits payable.

Transaction Accounting Adjustment — C

On January 15, 2026, the Seller Parties entered into the MBO APA with BPB. BPB is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney, a full-time, non-officer employee of the Company.

The Board formed the Special Committee, consisting of the Company’s three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents contemplated by the MBO APA. The Special Committee approved the MBO APA, the other transaction documents and the Asset Sale, prior to execution of the MBO APA. The MBO APA and the other transaction documents related to the Asset Sale were also approved by the full Board prior to execution of the MBO APA.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to BPB, and BPB agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Business, and the Assets. The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the Asset Sale.

Subject to adjustment as set forth in the MBO APA, the Purchase Price for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA).

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the Asset Sale, the Company or one or more affiliates of the Company may acquire or invest in the Additional Assets. Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA; (ii) the Purchase Price will be increased by the amount of the cash portion of the Purchase Price paid therefore by the Company or its affiliate; (iii) the Purchase Price will be decreased by the amount of any Additional Asset Acquisition Indebtedness; and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

The potential adjustments for the Purchase Price included the potential sale of the Pleasant Ridge Assets, which subsequently closed on May 1, 2026. Accordingly, the Pleasant Ridge Assets will not be part of the purchased Assets.

In addition, the Company may also sell the CKG Properties to a third party for a total CKG Purchase Price of $9,000,000, of which $4,000,000 is expected to be paid in cash, and $5,000,000 is expected to be paid via a CKG Note. In the event that the sale of the CKG Properties is not consummated prior to the closing of the Asset Sale, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price.

The closing of the Asset Sale is subject to certain closing conditions, including, but not limited to, (i) the Company and the Special Committee having received an opinion as to the fairness of the transactions, from a financial point of view, to the stockholders of the Company, and such opinion remaining valid and in full force and effect as of the closing; (ii) the MBO APA and the transactions set forth therein being approved by both (a) the stockholders of the Company holding a majority of the voting power of the Company, as required by Nevada law, and (b) stockholders of the Company holding a majority of the voting power of the Company, but excluding for such purposes any such stockholder, and shares of stock of the Company held by any persons who own, control or have any interest in BPB; (iii) receipt of any required regulatory approvals; (iv) raising by BPB of the capital required, in its sole discretion, to fund the Purchase Price; and (v) other customary closing conditions. The MBO APA contains customary representations, warranties and covenants.

Transaction Accounting Adjustments — D, E, and F

Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The pro forma Transaction Accounting Adjustments included in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2025 are as follows:

•        Transaction Accounting Adjustment D — to reflect the reversal of the revenues, professional fees, general and administrative expenses, depreciation and amortization and real estate taxes as of the beginning of the period related to the sale of the CKG Properties.

•        Transaction Accounting Adjustment E — to reflect the reversal of the revenues, general and administrative expenses, depreciation and amortization, real estate taxes and impairment loss from rental properties as of the beginning of the period related to the sale of the Woodward Property.

•        Transaction Accounting Adjustment F — to reflect the reversal of the revenues, compensation and benefits, professional fees, brokerage fees, general and administrative expenses, depreciation and amortization, real estate taxes, property portfolio business development costs, and impairment loss from rental properties as of the beginning of the period related to the Asset Sale.

Transaction Accounting Adjustments — G, H, and I

Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The pro forma adjustments included in the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2026 are as follows:

•        Transaction Accounting Adjustment G — to reflect the reversal of the revenues, professional fees, general and administrative expenses, depreciation and amortization and real estate taxes as of the beginning of the period related to the sale of the CKG Properties.

•        Transaction Accounting Adjustment H — to reflect the reversal of the revenues, general and administrative expenses, depreciation and amortization, real estate taxes and impairment loss from rental properties as of the beginning of the period related to the sale of the Woodward Property.

•        Transaction Accounting Adjustment I — to reflect the reversal of the revenues, compensation and benefits, professional fees, brokerage fees, general and administrative expenses, depreciation and amortization, real estate taxes, property portfolio business development costs, and impairment loss from rental properties as of the beginning of the period related to the Asset Sale.

PROPOSAL NO. 1: THE ASSET SALE PROPOSAL

Zoned Properties is asking its stockholders to approve the Asset Sale, which represents the sale of substantially all of the assets of Zoned Properties pursuant to the terms of the MBO APA and adopt the MBO APA.

Holders of Zoned Properties common stock and preferred stock should carefully read this proxy statement in its entirety for more detailed information concerning the Asset Sale and the MBO APA, which is attached as Annex A to this proxy statement. See the section entitled “The Asset Sale,” beginning on page 15 of this proxy statement for additional information and a summary of certain terms of the MBO APA. You are urged to read carefully this proxy statement and the MBO APA in their entirety before voting on this proposal.

Risk Factors

We urge you to read the section entitled, “Risk Factors” beginning on page 35.

Vote Required

There are two voting thresholds that the Company must reach in order to approve the Asset Sale Proposal and effectuate the Asset Sale:

1.      Pursuant to the terms of the MBO APA and Nevada law, in order for the Company to effectuate the Asset Sale, stockholders holding at least a majority of the voting power at the close of business on the Record Date must vote “FOR” the approval of the Asset Sale Proposal.

2.      In addition, it is a closing condition in the MBO APA that a majority of the disinterested stockholders (i.e., shares not held by the Management Group) must vote “FOR” the Asset Sale.

A failure to vote your shares “FOR” the Asset Sale Proposal, or an abstention from voting with respect to Proposal No. 1, will have the same effect as a vote “AGAINST” the Asset Sale Proposal.

Board Recommendation

The BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ASSET SALE Proposal.

PROPOSAL NO. 2: COMPENSATION PROPOSAL

Overview

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Zoned Properties is required to submit a proposal to its stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to Zoned Properties’ named executive officers in connection with the Asset Sale. See “The Asset Sale — Interests of Certain Persons in the Asset Sale” and “The Asset Sale — Golden Parachute Compensation.”

Accordingly, Zoned Properties’ Board is asking Zoned Properties’ stockholders to vote “FOR” the following resolution at the Special Meeting:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Zoned Properties in connection with the Asset Sale, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement titled “The Asset Sale — Golden Parachute Compensation,” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

Vote Required

The vote on Proposal No. 2 is separate and apart from the vote on the Asset Sale Proposal. Approval of Proposal No. 2 is not a condition to the closing of the Asset Sale. Because the vote on Proposal No. 2 is advisory only, it will not be binding on Zoned Properties. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the Asset Sale Proposal is approved and the Asset Sale is consummated, the transaction-related compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Proposal No. 2.

The approval of this Proposal No. 2 requires the approval from a number of shares cast in favor of the action that exceed the number of votes cast in opposition of such proposal. Abstentions and broker non-votes will have no effect on the outcome of this Proposal No. 2.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE ASSET SALE-RELATED COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of Zoned Properties common stock and preferred stock outstanding and entitled to vote at the Special Meeting and voting in favor of Proposal No. 1, the Asset Sale Proposal, is insufficient to approve the Asset Sale Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Asset Sale Proposal.

In the Adjournment Proposal, Zoned Properties is asking its stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment(s) or postponement(s) thereof. If Zoned Properties’ stockholders approve the Adjournment Proposal, Zoned Properties could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Asset Sale Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event Zoned Properties receives proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Asset Sale Proposal, Zoned Properties could adjourn or postpone the Special Meeting without a vote on the Asset Sale Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Asset Sale Proposal.

Vote Required

The Adjournment Proposal requires the approval from a number of shares cast in favor of the Adjournment Proposal that exceed the number of votes cast in opposition of the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of this Proposal No. 3.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A
VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of the Record Date by:

•        Each director and each of our Named Executive Officers,

•        All executive officers and directors as a group, and

•        Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

As of the Record Date, there were 13,180,829 shares of our common stock outstanding and 2,000,000 shares of preferred stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers and Directors:
Bryan McLaren	562,500	(1)	4.2%
Berekk Blackwell	263,379	(2)	2.0%
Art Friedman	480,000	(3)	3.6%
David G. Honaman	455,000	(4)	3.4%
Cole Stevens	243,750	(5)	1.8%
All executive officers and directors as a group (five persons)	2,004,629	(6)	14.5%

Other 5% Stockholders:
Alex McLaren, MD c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,799,167	(7)	13.5%

Greg Johnston c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,262,500		9.6%

Melinda Jay Johnston c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,250,000		9.5%

Joseph Bartonek c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	756,250		5.7%

____________

*        Less than 1%.

(1)      Includes (i) 250,000 shares of restricted common stock, subject to forfeiture and clawback, held by BAM Trust; and (ii) 250,000 shares of common stock Mr. McLaren has the right to acquire within 60 days pursuant to exercise of vested stock options. Mr. McLaren is trustee of BAM Trust and has voting and investment control over the shares held by BAM Trust.

(2)      Includes (i) 150,000 shares of restricted common stock, subject to forfeiture and clawback; and (ii) 102,500 shares of common stock Mr. Blackwell has the right to acquire within 60 days pursuant to exercise of vested stock options.

(3)      Includes (i) 200,000 shares of restricted common stock, subject to forfeiture and clawback; and (ii) 140,000 shares of common stock Mr. Friedman has the right to acquire within 60 days pursuant to exercise of vested stock options.

(4)      Includes (i) 200,000 shares of restricted common stock, subject to forfeiture and clawback; and (ii) 155,000 shares of common stock Mr. Honaman has the right to acquire within 60 days pursuant to exercise of vested stock options.

(5)      Represents (i) 200,000 shares of restricted common stock, subject to forfeiture and clawback, owned by AllAccess Capital Markets Ltd.; and (ii) 43,750 shares of common stock Mr. Stevens has the right to acquire within 60 days pursuant to exercise of vested stock options. Mr. Stevens is a principal of AllAccess Capital Markets Ltd.

(6)      Includes (i) 1,000,000 shares of restricted common stock, subject to forfeiture and clawback; and (ii) 691,250 shares of common stock the Company’s executive officers and directors, as a group, have the right to acquire within 60 days pursuant to exercise of vested stock options.

(7)      Includes 1,501,667 shares held by McLaren Family LLLP. Dr. McLaren is the general partner of McLaren Family LLLP and has voting and dispositive power over such shares and includes 137,500 vested stock options.

Preferred Stock

Name and Address of Beneficial Owner	Shares of Preferred Stock Beneficially Owned		Percent of Class Beneficially Owned	Percent of Voting Power(1)
Greg Johnston c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,000,000		50.0%	45.3%

Alex McLaren c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,000,000	(2)	50.0%	45.7%

____________

(1)      As a result of the multiple votes afforded to holders of the preferred stock (50 votes per share), together, Mr. Johnston and Dr. McLaren have the ability to control the outcome of all matters submitted to a vote of stockholders. The percent of voting power in the table gives effect to the holder’s beneficial ownership of common stock and preferred stock.

(2)      Shares are held by McLaren Family LLLP. Dr. McLaren is the general partner of McLaren Family LLLP and has voting and dispositive power over such shares.

No Dissenters’ Rights

Under Nevada law, Zoned Properties’ stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Special Meeting and Zoned Properties will not independently provide its stockholders with any such right.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Zoned Properties stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are Zoned Properties stockholders may be householding its stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to Zoned Properties at 8360 E. Raintree Drive, #230, Scottsdale, AZ 85260, Attention: Corporate Secretary or by calling us at (877) 360-8839. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

WHERE YOU CAN FIND MORE INFORMATION ABOUT ZONED PROPERTIES

Zoned Properties is subject to the periodic reporting requirements of the Exchange Act, and it will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC at www.sec.gov. Zoned Properties maintains a website at www.zonedproperties.com. You may access Zoned Properties’ annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at Zoned Properties’ website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Zoned Properties has not incorporated by reference into this proxy statement, the information contained in, or that can be accessed through, its website, and you should not consider it to be a part of this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Bryan McLaren
Bryan McLaren
Chairman, Chief Executive Officer & Chief Financial Officer

Annex A

Asset Purchase Agreement

By and Among

Zoned Properties, Inc.,

Zoned Arizona Properties, LLC,

ZP RE AZ Dysart, LLC,

ZP RE Holdings, LLC

and

BPB Partners, LLC

Annex A-i

Annex A-ii

Asset Purchase Agreement

This Asset Purchase Agreement (this “Agreement”) is dated as of January 15, 2026 (the “Effective Date”), and is entered into by and among Zoned Properties, Inc., a Nevada corporation (“Seller”); and Zoned Arizona Properties, LLC, and Arizona limited liability company (“Zoned Arizona”); ZP RE AZ Dysart, LLC, an Arizona limited liability company (“Dysart”); and ZP RE Holdings, LLC, an Arizona limited liability company (“RE Holdings”) (each of Zoned Arizona, Dysart and ZP RE Holdings, a “Real Property Seller” and collectively, the “Real Property Sellers” and, together with Seller, the “Seller Parties” and each, a “Seller Party”); and BPB Partners, LLC, an Arizona limited liability company (“Buyer”). Each Seller Party and Buyer may be referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, the Seller Parties are involved in the business (the “Business”) as described in the SEC Reports (as defined below) and in connection therewith own the Assets (as defined below);

WHEREAS, Buyer desires to acquire from Seller Parties the Business and the Assets, in each case related to the operations of the Business, as further set forth herein;

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms shall have the following meanings:

(a)         “Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal.

(b)         “Acquisition Proposal” is any formal indication, letter of intent, term sheet, or similar proposal to pursue an Acquisition Transaction on certain terms contained therein.

(c)         “Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving Seller pursuant to which such Person or “group” would own 5% or more of the consolidated assets, revenues or net income of Seller, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of Seller representing 5% or more of the consolidated assets, revenues or net income of Seller, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of any Equity Securities of Seller, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of any Equity Securities of Seller, including without limitation any of Transferred Shares, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction, or (vi) any combination of any of the foregoing.

(d)         “Action” means any action, suit, arbitration, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

(e)         “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

(f)          “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the State of Nevada.

(g)         “Buyer Fundamental Representations” means the representations and warranties of Buyer as set forth in Section 5.01 and Section 5.02.

Annex A-1

(h)         “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

(i)          “Contracts” means any written agreement, arrangement or legally enforceable commitment (including any purchase orders, statements of work, or other similar documents) to which the any Seller Party is a party or is bound as of the Closing Date that is related to the Business.

(j)          “Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(k)         “Employment Agreement” means any employment contract, consulting agreement, termination or severance agreement, salary continuation agreement, change of control agreement, non-compete agreement or any other agreement respecting the terms and conditions of employment or payment of compensation, or of a consulting or independent contractor relationship in respect to any current or former officer, employee, consultant or independent contractor for which any Seller Party has any obligation.

(l)          “Equity Security” means, in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(m)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(n)         “GAAP” means generally accepted accounting principles in the United States, consistently applied.

(o)         “Governmental Entity” means any federal, state, local or foreign government, any political subdivision thereof, or any arbitrator, court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

(p)         “Indebtedness” means, without duplication, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, breakage costs, fees and premiums) of such Person (a) for borrowed money; (b) evidenced by notes, bonds, debentures, factoring, hedging or swap arrangements or similar contracts or instruments; (c) for the deferred purchase price of assets, property, goods or services (other than trade payables, or accruals incurred in the Ordinary Course), including earn-out payments, and with respect to any conditional sale, title retention, consignment or similar arrangements; (d) under capital leases or leases that are or will be required to be capitalized in accordance with GAAP; (e) for any unpaid severance owed to former employees or any deferred compensation payments (including the employer portion of any employment or payroll taxes related thereto); (f) any accrued but unpaid Tax liability; (g) for deferred revenue; (h) for any customer deposits or credits; (i) by which such Person assured a creditor against loss, including letters of credit and bankers’ acceptances, in each case to the extent drawn upon or payable and not contingent; (j) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person in the Ordinary Course; (k) for amounts payable with respect to accrued or unaccrued warranty claims; (l) for any accrued unpaid bonuses; (m) for any dividends or distributions payable or loans/advances payable to any shareholder of the Seller or any of its Affiliates which are not yet paid; (n) in respect of any financial hedging arrangements, interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and (o) in the nature of guarantees of the obligations described in clauses (a) through (n) above of any other Person.

(q)         “Intellectual Property” means any or all of the following and all intellectual property and proprietary rights, registered or unregistered, arising out of or associated therewith: (i) all United States of America, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, mask works, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing throughout the world; (iii) all works of authorship (whether copyrightable or not), all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world;

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(iv) all industrial designs and any registrations and applications therefor throughout the world, including the goodwill connected with the use of and symbolized by the foregoing; (v) all internet uniform resource locators, domain names, social media profiles and identifiers, web addresses and websites, trade names, logos, slogans, designs, trade dress, common law trademarks and service marks, trademark and service mark and trade dress registrations and applications therefor throughout the world; (vi) all computer software, databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

(r)          “Knowledge of the Seller” means the actual knowledge of any director or executive officer of Seller, without any duty to investigate.

(s)          “Laws” mean all statutes, laws, rules, codes, regulations, rulings, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

(t)          “Liens” mean all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

(u)         “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the affected Party, or (b) the ability of the affected Party to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the affected Party operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the affected Party compared to other participants in the industries in which the affected Party conducts its business.

(v)         “Membership Interests” means the membership interests of the Subsidiaries.

(w)        “Non-Assignable Contracts” means a contract included in the Assumed Contracts that requires third party consents for assignment that has not been obtained by the applicable Seller Party as of the Closing, despite its commercially reasonable efforts to do so.

(x)         “NRS” means the Nevada Revised Statutes, as in place from time to time.

(y)         “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Entity.

(z)         “Ordinary Course” means the ordinary course of business consistent with past practice of the Seller with respect to the Business.

(aa)        “Organizational Documents” means, with respect to any Person, its certificate of incorporation or articles of incorporation, bylaws, memorandum and articles of association, operating agreement or similar organizational documents, in each case, as amended.

(bb)       “Permitted Liens” means (i) Liens for Taxes not yet due and payable, (ii) statutory Liens of landlords, (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course and not yet delinquent; and (iv) all obligations pursuant to the Assumed Contracts to the extent arising following the Closing.

(cc)        “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

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(dd)       “Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

(ee)        “SEC Reports” means the filings and reports made by the Seller with the SEC.

(ff)         “SEC” means the United States Securities and Exchange Commission.

(gg)       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(hh)       “Seller Fundamental Representations” means the representations and warranties as set forth in Section 4.01 and Section 4.02.

(ii)         “Seller Material Adverse Effect” means a Material Adverse Effect on Seller, or a Material Adverse Effect on any of the Assets or on Assumed Liabilities.

(jj)         “Seller Transaction Expenses” means all costs and expenses of the Seller Parties arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Transaction Documents related thereto and the Transactions hereunder, including fees and expenses of counsel, accountants, consultants, advisers and others.

(kk)       “Subsidiaries” means the entities as set forth in Section 2.02(b), Section 2.02(c), Section 2.02(d), Section 2.02(e), Section 2.02(f), and Section 2.02(g).

(ll)         “Taxes” means all taxes, assessments, charges, duties, fees, levies and other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, unclaimed property, escheat, disability, transfer, sales, use, excise, license, occupation, registration, stamp, premium, environmental, customs duties, alternative or add-on minimum, estimated, gross receipts, value-added and all other taxes of any kind imposed by any Governmental Entity.

(mm)     “Transaction Documents” means this Agreement, the Bill of Sale, and any other agreement entered into by and between the Parties hereunder or with respect to the Transactions and the consummation thereof.

(nn)       “Transactions” means the transactions as contemplated by the Transaction Documents.

(oo)       “United States” means the United States of America.

Section 1.02 Interpretation. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. The Transactions.

Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below) the Seller Parties will grant, sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase and acquire from the Seller Parties, free and clear of all Liens, other than Permitted Liens, all of the Seller Parties’ rights, title and interest in and to the Business and the Assets (as defined below), and Buyer will assume the Assumed Liabilities (as defined below).

Section 2.02 Assets. The “Assets” means all of the assets, properties and rights of the Seller Parties, subject to modification as set forth in Section 2.06 and Section 2.07, and other than the Excluded Assets:

(a)         The title and interests in the real property held by each Real Property Seller at the location set forth below next to the name of such Real Property Seller, including all rights and obligations relating to each of the following:

(i)          410 S. Madison Drive, Tempe, Arizona, held by Zoned Arizona;

(ii)         13150 W. Bell Road, Surprise, Arizona, held by Dysart, LLC;

(iii)        3455 S. Ashland Avenue, Chicago, Illinois, held by RE Holdings;

(b)         Seller’s 100% membership interests in RE Holdings, LLC;

(c)         Seller’s 100% membership interests in Zoned Properties Brokerage, LLC;

(d)         Seller’s 100% membership interests in ZP Brokerage FL, LLC

(e)         Seller’s 100% membership interests in ZP Data Platform 2, LLC;

(f)          Seller’s 5% membership interests in ZP Ohio B, LLC;

(g)         Seller’s 50% membership interests in Zoneomics Green, LLC;

(h)         all rights under all Contracts;

(i)          all Intellectual Property of the Seller Parties (the “Assigned Intellectual Property”);

(j)          copies of all information, files, correspondence, records, data, plans, reports, contracts, recorded knowledge, including customer, supplier, member, price and mailing lists, and all accounting or other books and records of the Seller in whatever media retained or stored, including computer programs and disks, in each case as relating to the Business (collectively, “Purchased Records”);

(k)         any security deposits paid by the tenants of the Seller Parties’ properties, the repayment of which will become the obligation of the Buyer in connection with the acquisition of the Assets;

(l)          the assets as referenced in Section 2.06, as applicable;

(m)        the assets as referenced to be included in the Assets in Section 2.07, as applicable;

(n)         all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees;

(o)         the billed and unbilled accounts receivable, and any security, claim, remedy or other right related thereto, and all correspondence with respect thereto including all trade accounts receivable, notes receivable from customers, vendor credits, book debts and other forms of obligations owed with respect to sales of goods or services of the Seller, whether or not evidenced by a note;

(p)         all equipment, machinery, furniture, fixtures and improvements wherever located owned by the Seller Parties; all replacement parts for any of the foregoing; any rights under express or implied warranties and licenses received from manufacturers and sellers of the aforesaid items described in this section 2.02(l); and any related claims, credits, indemnities, rights of recovery and set off with respect thereto;

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(q)         any and all inventory, including all raw materials, work-in-process, finished goods, in-transit inventory relating to the Business and the related packaging materials;

(r)          all licenses, permits, franchises, approvals, authorizations, consents, orders by, or filings with, any Governmental Entity used or required to be used in the conduct of the Business or the consummation by Seller Parties of the transactions contemplated hereby, and all renewals thereof, in each case to the extent permitted by applicable law and otherwise transferable to Buyer;

(s)          all rights to any claims based on warranties or similar rights available to or being pursued by the Seller Parties and other Claims of Seller Parties, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(t)          all rights to receive any insurance proceeds (including rights to make a claim), arising from or relating to the Business, the Assets or the Assumed Liabilities, to the extent transferable and to the extent of any covered losses actually born by Buyer as finally determined; and

(u)         the goodwill of the Business.

Section 2.03 Excluded Assets. Notwithstanding anything to the contrary set forth in this Agreement, the Assets will not include the following assets properties and rights of the Seller Parties or their respective Affiliates (collectively, the “Excluded Assets”): (a) cash, cash equivalents and marketable securities; (b) Organizational Documents or minute and equity record books of Seller Parties; (c) income tax returns and reports of Seller Parties; (d) corporate seals, checkbooks and cancelled checks of Seller Parties; (e) all rights, claims and causes of action relating to any Excluded Asset or Excluded Liability; (f) all equity interests of Seller Parties and any of its Affiliates (other than those specifically identified in Section 2.02); (g) all refunds of any Tax that is an Excluded Liability; (h) all written communications, including emails, relating to the Excluded Assets, Excluded Liabilities and negotiations related to the Transactions; (i) all Employment Agreements held by the Seller Parties; (j) all rights of the Seller Parties under this Agreement, and all other Transaction Documents; (k) all insurance policies of the Seller Parties and all rights, claims or causes of action of the Seller Parties arising under such insurance policies for covered losses actually borne by Seller Parties as finally determined (other than as set forth in Section 2.10(a)); (l) all rights of the Seller Parties under contracts or agreements that are not Assumed Contracts; and (m) if applicable, the assets as referenced in Section 2.07.

Section 2.04 Liabilities.

(a)         Assumed Liabilities. On the terms and subject to the conditions of the Agreement, as of the Closing Date, Buyer will assume only the Assumed Liabilities, to the extent not satisfied or extinguished as of the Closing Date. The “Assumed Liabilities” means, subject to Section 2.04(b), (i) the obligations of the Seller Parties relating to the Assets or pursuant to the Assumed Contracts solely and exclusively to the extent arising and accruing from and after the Closing Date; (ii) the obligations of the Seller Parties with respect to the Assigned Intellectual Property solely and exclusively to the extent arising and accruing from and after the Closing Date; and (iii) the Assumed Indebtedness (as defined below).

(b)         Excluded Liabilities. Except for the Assumed Liabilities, it is expressly understood and agreed that Buyer will not assume, and will not be liable for, any liabilities or obligations of Seller Parties or the Business as set forth below in the definition of “Excluded Liabilities”, and, as between Buyer on the one hand, and the Seller Parties, on the other hand, the Seller Parties will retain responsibility for all Excluded Liabilities. For purposes herein, “Excluded Liabilities” means (i) any and all liabilities and obligations arising from or relating to the Business or the Assets prior to the Closing Date; (ii) the obligations of the Seller Parties under the Assumed Contracts to the extent arising and accruing prior to the Closing Date and relating to a breach or default by Seller or a failure to perform timely, in each case, prior to the Closing Date; (iii) the obligations of the Seller Parties with respect to the Assigned Intellectual Property to the extent arising and accruing prior to the Closing Date; (iv) any and all liabilities and obligations for Taxes, including relating to (A) any liability or obligation for the unpaid Taxes of Seller Parties with respect to any period, or (B) any Taxes arising out of or relating to the operation of Seller Parties or the Business or the ownership of the Assets prior to the Closing Date; (v) any Retained Indebtedness; (vi) any and all liabilities or obligations pertaining to any Excluded Assets; and any and all other liabilities or obligations not specifically included in the Assumed Liabilities as defined in Section 2.04.

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Section 2.05 Consideration.

(a)         Subject to the provisions of Section 2.05(b), the purchase price for the Assets shall be $7,000,000, less the Assumed Indebtedness, which Assumed Indebtedness excludes, for purposes of this Section 2.05(a), any Additional Asset Acquisition Indebtedness which becomes Assumed Indebtedness (as adjusted pursuant to Section 2.05(b), the “Purchase Price”).

(b)         At the Closing, the Purchase Price as set forth in Section 2.05(a) shall be subject to adjustment as set forth in Section 2.06 and Section 2.07.

Section 2.06 Potential Pre-Closing Asset Acquisitions.

(a)         The Parties acknowledge and agree that, between the Effective Date and the Closing (as defined below) the Seller or one or more of Seller’s Affiliates may acquire or invest in additional real estate assets that are currently in escrow and/or in the Seller’s acquisition pipeline (the “Additional Assets”), which Additional Assets shall be acquired by the Seller or such Affiliate for cash and/or debt instruments issued by the Seller or such Affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”).

(b)         Upon acquisition of or investment in any Additional Assets, then (1) such Additional Assets shall be deemed included in the “Assets” for all purposes herein, (2) the Purchase Price shall be increased by the amount of the cash purchase price paid therefore by the Seller or its Affiliate; (3) the Purchase Price shall be decreased by the amount of any Additional Asset Acquisition Indebtedness; and (4) the Additional Asset Acquisition Indebtedness shall be deemed included in the Assumed Liabilities for all purposes hereunder.

Section 2.07 Potential Pre-Closing Asset Sales.

(a)         The Parties acknowledge and agree that, between the Effective Date and the Closing, it is contemplated that the Seller may sell the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, Michigan (the “Pleasant Ridge Assets”) to a third party buyer for a purchase price to be determined (as finally determined, the “Pleasant Ridge Purchase Price”), and the Pleasant Ridge Assets are not currently included within the “Assets” for purposes herein. In the event that the sale of the Pleasant Ridge Assets is not consummated prior to the Closing, then the Pleasant Ridge Assets shall be deemed included in the “Assets” for all purposes herein, the Pleasant Ridge Purchase Price shall be deemed to be the appraisal value of the Pleasant Ridge Assets as determined by a third party appraiser mutually acceptable to Buyer and Seller (acting reasonably), and the Purchase Price (as defined below) shall be increased by the amount of the Pleasant Ridge Purchase Price as so determined.

(b)         The Parties further acknowledge and agree that, between the Effective Date and the Closing, it is contemplated that the Seller may sell the real estate assets located at each of (i) 2144 N. Road 1 East, Chino Valley, Arizona; (ii) 2095 Northern Avenue, Kingman, Arizona; (and (iii) 1732 W. Commerce Point Place, Green Valley, Arizona (collectively, “CKG Properties”) to a separate third party buyer, for a total purchase price of $9,000,000 (the “CKG Purchase Price”), which, if such sale is consummated to such third party buyer, would be paid $4,000,000 in cash (the “CKG Cash Purchase Price”), and $5,000,000 via promissory note payable to the Seller secured by a deed or deeds of trust and other standard security instruments on the CKG Properties in favor of Seller (the “CKG Note”).

(i)          In the event that the sale of the CKG Properties is not consummated prior to the Closing, then (1) the CKG Properties shall be deemed included in the “Assets” for all purposes herein, (2) the Purchase Price shall be increased by the amount of the CKG Purchase Price.

(ii)         In the event that the sale of the CKG Properties is consummated prior to the Closing, then (1) the CKG Properties not be included in the “Assets”, but the CKG Note shall be included in the “Assets” for all purposes herein; (2) the CKG Note and related deeds of trust and other relevant security instruments shall be assigned to Buyer at the Closing; and (3) the Purchase Price shall be increased by the principal amount of the CKG Note.

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Section 2.08 Amendments/Addenda. Upon any acquisition of Additional Assets as set forth in Section 2.06, and/or the sale of the Pleasant Ridge Assets and/or the CKG Assets as referenced in Section 2.07(a) and Section 2.07(b), the Seller shall notify the Buyer, and, if required, the Parties shall reasonably cooperate to execute one or more amendments or addenda to this Agreement as required to give effect to the provisions of Section 2.06 and Section 2.07.

Section 2.09 Debt Statement; Assumed and Retained Indebtedness

(a)         Within thirty (30) days after the Effective Date, Seller will deliver a statement (the “Debt Statement”) to Buyer identifying, describing and quantifying all outstanding Indebtedness of Seller Parties, and no later than fifteen (15) Business Days prior to the Closing, Seller will provide an updated Debt Statement describing the Indebtedness of the Seller as of the Closing (the “Business Indebtedness”).

(b)         The Parties will reasonably cooperate to determine what Business Indebtedness may have the option to be transferred to and assumed by Buyer at the Closing, provided that Buyer, at its sole and absolute discretion without any obligation, shall have the option to determine what Business Indebtedness will be transferred to and assumed by Buyer at the Closing, and to determine what amount of the Business Indebtedness will be repaid by or on behalf of the Seller at the Closing.

(c)         Following delivery of the Debt Statement and the actions as set forth in Section 2.09(b), the Buyer shall prepare a final Debt Statement and deliver the same to the Seller at least one (1) Business Day prior to the Closing (the “Final Debt Statement”). In the event that the Seller agrees with the Final Debt Statement, the Parties will proceed to the Closing based thereon, and in the event that the Seller disagrees with the Final Debt Statement, the Seller shall so notify the Buyer, and such disagreement shall be resolved as set forth in Section 2.09(d), and the Closing shall be delayed as required for such resolution procedure to be completed.

(d)         In the event that the Parties are not able to agree on the Final Debt Statement as set forth in Section 2.09(b), then any such dispute will be resolved by an independent accounting firm selected jointly by Parties within an additional 10 days of the notice to the Buyer (the “Reviewing Accountant”). If the Parties are unable to agree on the identity of the Reviewing Accountant within such 10 day period, each Party shall select one independent accounting firm within an additional 5 days, and the two independent accounting firms so selected shall select the sole independent accounting firm which shall be the “Reviewing Accountant”). Once selected, the Reviewing Accountant will be instructed to resolve any matters in dispute as promptly as practicable but in no event more than 30 days after submission. The fees of the Reviewing Accountant will be borne equally by the Parties, unless the Reviewing Accountant determines that either Party was unreasonable in its approach to calculating and agreeing on the Final Debt Statement, in which case the Reviewing Accountant, in its sole discretion, may apportion such fees as it sees fit. Any such matters in dispute will be determined resolved fully, finally and exclusively by the Reviewing Accountant and such determination will be final and binding on the Parties.

(e)         The amount of Business Indebtedness to be assumed by Buyer as set forth on the finally agreed Final Debt Statement is referred to as the “Assumed Indebtedness” and the amount of Business Indebtedness to be paid by or on behalf of the Seller at the Closing as set forth on the finally agreed Final Debt Statement is referred to as the “Retained Indebtedness”.

(f)          At the Closing, the Escrow Agent shall pay from escrowed Closing proceeds any Retained Indebtedness pursuant to the Payoff Letters obtained from relevant debt holders prior to the Closing.

(g)         Following the Effective Date and until the earlier to occur of the Closing and the termination of this Agreement, Buyer shall have the right to contact and negotiate directly with the following debt holders regarding the Indebtedness: East West Bank, Private Money Funding, Al Abrams, Thomas Pearlman, and Christopher Gangnier.

(h)         Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the Transactions are on a debt-free, cash-free basis and Seller shall be entitled, in its discretion but with written notice to Buyer, to distribute or pay any cash from the Business to itself or other Persons prior to the Closing.

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Section 2.10 Additional Agreements and Actions at the Closing.

(a)         At the Closing, the Parties shall undertake such actions as required to transfer and assign the key-man insurance policy with respect to Bryan McLaren from the Seller as the beneficiary to the Buyer as the beneficiary.

(b)         At the Closing, Seller will cause its designated entities and/or individuals to resign as principal officers, members, and/or agents of the Subsidiaries, and the Parties shall execute and deliver such instruments and agreements as required to appoint Buyer’s designees as the new principal officers, members, and/or agents of the Subsidiaries, with the appropriate state corporation commissions and regulatory authorities.

Section 2.11 Due Diligence Review. Following the Effective Date and for a period of one hundred and eighty (180) days thereafter (the “Due Diligence Period”), the Buyer shall undertake its due diligence review of the Seller Parties and the Business, and the Seller shall use commercially reasonable efforts to promptly provide the Buyer and its Representatives with any information in Seller’s possession or control relating to Seller Parties and the Business (the “Due Diligence Materials”), so that the Buyer may complete its due diligence review of the Seller Parties and the Business, which due diligence review shall be completed during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the Ordinary Course of business of the Seller. In the event that the Buyer, at any time during the Due Diligence Period, determines that its due diligence review of the Seller Parties and the Business is not satisfactory to the Buyer for any reason in its sole discretion, the Buyer shall have the right to terminate this Agreement upon notice to the Seller.

Section 2.12 Required Shareholder Approvals. Seller shall prepare such documents as required to obtain the approval and adoption of this Agreement, the Transaction Documents and the Transactions by (i) the shareholders of Seller holding a majority of the voting power of the Seller, as required by Section 78.565 of the NRS; and (ii) shareholders of Seller holding a majority of the voting power of the Seller, but excluding for such purposes any such shareholder, and shares or stock of the Seller, held by any Persons who own, control or have any interest in the Buyer (such approvals in clause (i) and clause (ii) collectively, the “Required Shareholder Approvals”). For the avoidance of doubt, the intent of clause (ii) of the preceding sentence is that the Transactions and the Closing shall be conditioned, pursuant to the conditions to the Closing as set forth in Article III, on the approval of a majority of the voting power of the Seller which is held by those Persons other than Persons who own, control or have any interest in the Buyer.

Section 2.13 Closing. The closing of the Transactions (the “Closing”) will occur on the second Business Day following the satisfaction, or waiver by the Party for whom such condition to Closing exists, of the conditions to the Closing as set forth in Article III, or such other date as may be agreed to by the Parties, each in their sole discretion (the “Closing Date”).

Section 2.14 Escrow Agent. Following the Effective Date and prior to the Closing, the Parties shall engage a mutually agreed third party to act as the escrow agent with respect to the Closing (the “Escrow Agent”), which is currently expected to be Chadwick Campbell from Kensington Vanguard National Title.

Section 2.15 Closing Deliverables.

(a)         At or prior to the Closing, Buyer shall pay or deliver to the Escrow Agent, which shall thereafter forward to the Seller and/or the appropriate third parties at the Closing upon the direction of the Buyer:

(i)          The following payments for further distribution by Escrow Agent, by wire transfer of immediately available funds:

(1)         An amount equal to the Retained Indebtedness to be paid to the holders of such Retained Indebtedness at the Closing;

(2)         An amount equal to the Seller Transaction Expenses, to be disbursed by the Escrow Agent to such third parties as instructed by Seller; and

(3)         the Purchase Price, less (A) the sum of (1) and (2) above, and (B) any unreimbursed Buyer Diligence Expenses as of the Closing;

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(ii)         Copies of all documents as required to effectuate the transactions as set forth in Section 2.10(a) and Section 2.10(b);

(iii)        A copy of the Bill of Sale and Assignment and Assumption Agreement, in the form as attached hereto as Exhibit A (the “Bill of Sale”) duly executed by an authorized officer of Buyer;

(iv)        Such instruments and agreements as required to transfer the Membership Interests to the Buyer, duly executed by an authorized officer of Buyer;

(v)         Such instruments and agreements as required for Buyer to assume and become responsible for the Assumed Indebtedness;

(vi)        A certificate of a duly authorized officer of Buyer dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller (A) certifying the name, title and true signature of each officer of each Buyer executing or authorized to execute any Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, (B) attaching a certificate of good standing and legal existence of Buyer issued by the Secretary of State of the state of its organization and/or domicile and dated as of a date no earlier than three Business Days prior to the Closing Date; and (C) certifying that the matters set forth in Section 3.02(a) and Section 3.02(b) are true and correct; and

(vii)       Such other documents as the Seller may reasonably request for the purpose of evidencing the accuracy of Buyer’s representations and warranties; evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer; or otherwise facilitating the consummation or performance of any of the Transactions.

(b)         At or prior to the Closing, the Seller shall deliver to the Escrow Agent, which shall thereafter forward to the Buyer at the Closing upon the direction of the Seller, or to Buyer (as applicable) the following:

(i)          Copies of all documents as required to effectuate the transactions as set forth in Section 2.10(a) and Section 2.10(b);

(ii)         A copy of the Bill of Sale, duly executed by an authorized officer of the Seller, and such other deeds of conveyance, assurances, transfers, assignments instruments as may be reasonably required by Buyer to complete the Transactions;

(iii)        With respect to the transfer of the real property described in Section 2.02(a):

(1)         Deeds of transfer in form and substance reasonably acceptable to Buyer and suitable for recording purposes with the applicable Governmental Entities;

(2)         Assignments of leases with estoppel affidavits in form and substance reasonably acceptable to Buyer; and

(3)         Such other title instruments and other agreements as Buyer or Escrow Agent may reasonably require of Seller to facilitate the transfer of the real property described in Section 2.02(a);

(iv)        Physical possession and control of the Assets;

(v)         The Purchased Records;

(vi)        Such additional assignments or instruments as reasonably requested by Buyer evidencing the transfer of any trademarks, patents, copyrights, domain names, and other Assigned Intellectual Property of the Seller Parties, in form suitable for recording with relevant Governmental Entities, where applicable;

(vii)       Such instruments and agreements as required to transfer the Membership Interests to the Buyer, including any physical certificates evidencing the ownership of the Membership Interests, duly executed by an authorized officer of Seller;

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(viii)      Such instrument and agreements as required for Buyer to realize the benefit of the consummation of the transactions contemplated in Section 2.06 and Section 2.07, if applicable;

(ix)        Such consents of approvals by, or notices to any counterparty under any Assumed Contract as required by its terms and as reasonably required by Buyer;

(x)         a certificate of a duly authorized officer of each Seller Party dated as of the Closing Date, in form and substance satisfactory to Buyer (A) certifying the name, title and true signature of each officer of such Seller Party executing or authorized to execute any Transaction Document, and such other documents, instruments and certifications required or contemplated hereby or thereby, (B) attaching and certificates of good standing and legal existence of Seller Parties and all Subsidiaries; issued by the Secretary of State of the State of Nevada in the case of Seller and state of organization or domicile in the case of each Seller Party and Subsidiary, each dated as of a date no earlier than three Business Days prior to the Closing Date; (C) certifying that the matters set forth in Section 3.03(a), Section 3.03(b) and Section 3.03(c) are true and correct; and (D) providing reasonable evidence of receipt of the Required Shareholder Approvals;

(xi)        appropriate payoff and termination letters from the applicable secured parties or other holders of the Retained Indebtedness (the “Payoff Letters”), evidencing the release of any Liens on the Assets utilized to secure any of such indebtedness and accompanied by any prepared UCC-3 financing statement terminations necessary to be filed with the relevant state authorities to terminate any such Liens; and

(xii)       such other documents as Buyer may reasonably request for the purpose of evidencing the accuracy of the Seller Parties’ representations and warranties; evidencing the performance by the Seller Parties of, or the compliance by the Seller Parties with, any covenant or obligation required to be performed or complied with by the Seller; or otherwise facilitating the consummation or performance of any of the Transactions.

(c)         At and following the Closing, each of the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence Transactions.

Section 2.16 AS-IS/WHERE-IS. Notwithstanding anything herein to the contrary, or which may be read or interpreted to the contrary, the Parties acknowledge and agree that the Assets are being sold and transferred to the Buyer on an “as-is/where-is” basis, and the Seller Parties are making no representations and warranties as to the condition sufficiency or status of any of the Assets or the Assumed Liabilities.

Section 2.17 Allocation of Purchase Price. The Parties agree that the transactions contemplated by this Agreement are intended to be treated for federal income Tax purposes (and, where applicable, state and local income Tax purposes) as a taxable sale by the Seller Parties of an undivided interest in the Business and Assets of the Seller Parties to Buyer in exchange for the Purchase Price (the “Intended Tax Treatment”). Within one hundred twenty (120) days after the Closing Date, the Buyer and the Seller shall reasonably cooperate to determine the allocation of the Purchase Price (and any other relevant items to the extent properly included under the Code) amongst the Assets, taking into account any adjustments made thereto pursuant to this Agreement, among the purchased Assets in accordance with the Code, which allocations are binding upon the parties (the “Purchase Price Allocation”). Buyer and Seller shall file all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (“Tax Returns”) in a manner consistent with the Intended Tax Treatment and Purchase Price Allocation and will not take or cause to be taken any position or other action inconsistent with the Intended Tax Treatment or Purchase Price Allocation for any Tax reporting purpose, upon examination of any Tax Return, in any refund claim, or in any litigation, investigation, or otherwise, unless otherwise required do so pursuant to a “determination” (as defined in Section 1313(a) of the Code or any similar state or local Tax Law).

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Article III. Conditions to the Closing

Section 3.01 Condition to the Obligations of the Parties. The obligations of each of the Parties to consummate the Closing are subject to the satisfaction or waiver by each Party in each Party’s sole and absolute discretion of all the following conditions on or before the Outside Closing Date (as defined below):

(a)         No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have imposed any terms or conditions on the transactions contemplated herein which would reasonably be expected to materially impact the operations of the Parties following the Closing.

(b)         There shall not be any Action brought by a third party that is not an Affiliate of the Parties to enjoin or otherwise restrict the consummation of the Closing.

(c)         The Required Shareholder Approvals shall have been received.

(d)         The Seller and the Special Transactions Committee of the Board of Directors of the Seller (the “Committee”) shall have received an opinion as to the fairness of the Transactions (subject to the immediately following sentence), from a financial point of view, to the shareholders of the Seller, in such form and substance as reasonably determined to be sufficient in the sole discretion of the Committee; and such Opinion shall not have been modified and shall be remaining valid and in full force and effect as of the Closing. The Parties acknowledge and agree that the fairness opinion referenced above, shall include all of the “Assets” as comprising the “Assets” as of the Closing, after any modifications as set forth in Section 2.06 and Section 2.07, and any modification of the Purchase Price as a result thereof.

(e)         All consents required to be obtained from or made with any Governmental Entity or any other Person in order to consummate the Transactions shall have been obtained or made.

(f)          The satisfaction of any applicable state filing, regulatory, or licensing requirements and the receipt of any applicable state and regulatory approvals, including, but not limited to, from the Arizona Corporation Commission and the Arizona Department of Real Estate, which may be required in connection with the Transactions.

(g)         The Parties shall have agreed on the Final Debt Statement, and the amounts of the Assumed Indebtedness and the Retained Indebtedness.

(h)         The Seller Parties shall have completed and approved all ancillary documentation and/or agreements required to effectuate the winding down of 100% of the operations of the Seller Parties and all other subsidiaries that are not included among the Assets.

(i)          This Agreement shall not have been terminated this Agreement pursuant to the provisions of Section 7.01.

Section 3.02 Conditions to Obligations of the Seller Parties. The obligations of the Seller Parties to consummate the Closing is subject to the satisfaction, or the waiver by Seller (on behalf of itself and of any applicable Seller Party) at Seller’s sole and absolute discretion, of all the following further conditions:

(a)         Buyer shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b)         All of the representations and warranties of Buyer contained in Article V which are not qualified by materiality shall be true and correct in all material respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, and those representations and warranties of Buyer contained in Article V which are qualified by materiality, and the Buyer Fundamental Representations, shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties other than the Buyer Fundamental Representations that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects, or in all respects, as applicable, and

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(ii) other than with respect to the Buyer Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Buyer.

(c)         Buyer shall have delivered all of the items required to be delivered by Buyer pursuant to Section 2.15(a).

Section 3.03 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Closing is subject to the satisfaction, or the waiver by Buyer at Buyer’s sole and absolute discretion, of all of the following further conditions:

(a)         Seller Parties shall have duly performed all of their obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b)         All of the representations and warranties of the Seller contained in Article IV which are not qualified by materiality or Seller Material Adverse Effect shall be true and correct in all material respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, those representations and warranties of the Seller contained in Article IV which are qualified by materiality or Seller Material Adverse Effect, and the Seller Fundamental Representations, shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties other than the Seller Fundamental Representations that address matters only as of a particular date, which representations and warranties shall have been true and correct in all material respects, or in all respects, as applicable, and (ii) other than with respect to the Seller Fundamental Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Seller Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect.

(c)         Seller shall have delivered all of the items required to be delivered by Seller pursuant to Section 2.15(b).

(d)         No Seller Material Adverse Effect shall have occurred between the Effective Date and the Closing Date.

(e)         Buyer shall have raised the capital required, in its sole discretion, to be able to fund the Purchase Price.

Article IV. Representations and Warranties of the Seller

In order to induce Buyer to enter into this Agreement and consummate the Transactions, the Seller, on behalf of itself and the other Seller Parties, and except as set forth in the Seller Disclosure Schedules as delivered by the Seller to Buyer on the Effective Date (the “Disclosure Schedules”), represent and warrant to Buyer as follows as of the Effective Date and as of the Closing Date:

Section 4.01 Organization and Power. Seller is a corporation, validly existing and in good standing under the laws of the State of Nevada. The Seller has all necessary power and authority to own, lease and operate its properties and conduct the Business as it is presently being conducted, to execute and deliver this Agreement and the other Transaction Documents to which the Seller is or will be a party and to consummate the Transactions and to perform each of its obligations under the Transaction Documents. The Seller is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the Business. Each Real Property Seller and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all necessary power and authority to conduct its business as it is currently being conducted and to own, lease or license, as applicable, its assets. Each Real Property Seller and each Subsidiary is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of properties owned or leased by it make such qualification or registration necessary, except where the failure to be so qualified standing would not reasonably be expected to be material to the business of such Subsidiary.

Section 4.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by the Seller Parties and the performance by the Seller Parties of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of Seller Parties, subject to receipt of the Required Shareholder Approvals. This Agreement and each of the Transaction Documents to which each Seller Party is a party constitutes, or will constitute, when executed and delivered, a valid

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and binding agreement of the Seller Parties, enforceable against Seller Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies.

Section 4.03 No Conflict; Consents. Neither the execution and delivery of this Agreement nor, subject to receipt of the Required Shareholder Approvals, the consummation of the Transactions, will (a) conflict with or result in any breach of any provision of the organizational documents of Seller Parties, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, (c) violate or conflict with, constitute a breach of or result in a default under, require the obtaining of consent or approval of any third parties thereto, or give rise to any right of termination, cancellation, acceleration or loss of benefit under, any of the terms, conditions or provisions of any Assumed Contract or (d) violate in any respect any Law, order, injunction or decree applicable to Seller Parties or any Assets.

Section 4.04 Compliance with Laws. The Seller Parties are (and have been at all times during the past five (5) years) in compliance with all applicable Laws in all material respects. No Seller has not been charged with and, nor has received any notice of being in violation of, or is not, to the Knowledge of the Seller, under any investigation with respect to, any applicable Law, agency agreement, penalty or fine entered by any Governmental Entity relating to the operations of the Business or to any of the Assets.

Section 4.05 Title to and Sufficiency of the Assets.

(a)         Each Seller Party has, and is transferring to Buyer good, valid and marketable title to the Assets purported to be held by such Seller Party hereunder, free and clear of all Liens (other than Permitted Liens) as of the Closing. There are no outstanding rights, options, agreements or commitments giving any Person any right to require such Seller Party to sell, lease or otherwise dispose of any of the Assets.

(b)         The Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary and sufficient to operate the Business in the manner presently operated by the Seller Parties, and (ii) include all of the operating assets of the Business. No part of the Business is operated through any entity other than those of the Seller Parties. The Assets are adequate for the purposes for which such assets are currently used or are held for use, conform in all material respects to all Laws applicable thereto, and with respect to the tangible Assets, are in good repair and operating condition (subject to normal wear and tear). There are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere with the use or operation thereof as currently used or operated, or their adequacy for such use.

Section 4.06 Litigation. There are no (and in the past five (5) years there has not been any) claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Seller, threatened before any Governmental Entity, brought by or against any Seller Party or any of its officers, directors, employees, agents or Affiliates involving, affecting or relating to the Assets, the Business, or the Transactions, nor, to Knowledge of the Seller, does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation. None of the items set forth in Section 4.06 of the Disclosure Schedules, if any, finally determined adversely, is reasonably likely, individually or in the aggregate, to have a material effect upon the Business. No Seller Party, nor any of the Assets are subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator.

Section 4.07 Contracts

(a)         Correct and complete copies of all Assumed Contracts have been made available to Buyer by the Seller.

(b)         All of the Assumed Contracts are in full force and effect and are legal, valid, binding and enforceable against the parties thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies. No breach, default or event of breach or default by any Seller Party, or, to the Knowledge of the Seller, any other party thereto, exists under any of the Assumed Contracts and, to the Knowledge of the Seller, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default under an Assumed Contract on the part of any Seller Party, nor, to the Knowledge of the Seller, on the part of the other party thereto. No Seller Party is participating in any discussions or negotiations regarding modification of or amendment to any Assumed Contract.

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Section 4.08 Intellectual Property.

(a)         (i) The Seller Parties collectively own and possesses all right, title and interest in the Assigned Intellectual Property, free and clear of all Liens (other than Permitted Liens); (ii) there are no judgments, consents, settlements, decrees, orders, injunctions, or rulings impairing the validity, use, ownership, or enforceability of any of the Assigned Intellectual Property, or finding any of the Assigned Intellectual Property to be invalid or unenforceable; (iii) there are no proceedings pending or, to the Knowledge of the Seller, threatened, that challenge or impair the validity, use, ownership, or enforceability of the Assigned Intellectual Property; and (iv) the maintenance fees necessary to maintain the Assigned Intellectual Property through the Effective Date have been paid, and through the Closing Date will have been paid.

(b)         (i) Neither the use of the Assigned Intellectual Property as currently used by the Seller Parties infringes, misappropriates or violates the rights of any Person in any Assigned Intellectual Property, (ii) no Seller Party has received any written notice in the past five (5) years alleging any of the same, and (iii) to the Knowledge of the Seller no actions or claims are threatened against any Seller Party challenging any of the same.

(c)         There are no claims, proceedings, actions, suits, hearings, arbitrations, to the Knowledge of the Seller investigations, charges, complaints, demands or similar actions currently pending or, to the Knowledge of the Seller, threatened, or that have been brought in the past five (5) years, by any Seller Party against any Person alleging infringement, misappropriation, or violation of any Assigned Intellectual Property. To the Knowledge of the Seller, no Person is currently infringing upon, misappropriating, or otherwise violating any of the Assigned Intellectual Property.

(d)         The Assigned Intellectual Property includes all of the Intellectual Property used in the conduct of the Business, and there are no other items of Intellectual Property that are material to the Business.

Section 4.09 No Broker or Finder. Seller has not engaged, and shall not have any liability for, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. Representations and Warranties of Buyer

In order to induce the Seller Parties to enter into this Agreement and consummate the Transactions, Buyer represents and warrants to the Seller Parties as follows, as of the Effective Date and as of the Closing Date:

Section 5.01 Organization and Power of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization or domicile. Buyer has all necessary power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and the other Transaction Documents to which Buyer is or will be a party and to consummate the Transactions and to perform each of its obligations under the Transaction Documents. Buyer is duly qualified or registered as a foreign company to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not reasonably be expected to be material to the operations of Buyer.

Section 5.02 Due Authorization; Enforceability. The execution and delivery of this Agreement and each of the Transaction Documents by Buyer and the performance by Buyer of the obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized by all necessary action of such Buyer’s board of directors or equivalent governing body. This Agreement and each of the Transaction Documents to which Buyer is a party constitutes, or will constitute, when executed and delivered, a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors’ rights and remedies generally and the availability of specific performance or other equitable remedies, subject to the receipt of any approvals as referenced in Article III.

Section 5.03 No Conflict; Consents. The execution and delivery by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the Transactions do not and will not: (a) violate or result in a breach of any of the terms or provisions of any instrument, document or agreement to which Buyer is a party or by which Buyer is bound; (b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any

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federal, state, county, municipal or foreign court or governmental authority applicable to Buyer; or (c) violate or conflict with any provision of the organizational or other governing documents of Buyer, in each case, in a manner that would be reasonably likely to prohibit, restrict or delay the performance of the Transactions by Buyer.

Section 5.04 No Broker or Finder. Buyer has not engaged, and shall not have any liability for, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article VI. Certain Covenants and Agreements

Section 6.01 Records. The Seller (on behalf of itself and the other Seller Parties) and Buyer hereby agree to preserve for a period of five (5) years following the Closing, all records in their respective possession relating to any of the Assets, the Business or the Transactions. If any of the Parties hereto need access to such records in the possession of any other Party hereto for the preparation of federal and state tax returns, each such Party will allow representatives of each other Party access to such records for the purpose of obtaining information for use as aforesaid, and will permit such other Party to make extracts and copies thereof as may be reasonably necessary or convenient and, if required for such purpose, to have access to and possession of original documents. The Seller hereby agree to preserve originals of all Purchased Records for a period of seven (7) years following the Closing. If Buyer desires access to the Purchased Records, the Seller will allow representatives of Buyer access to such Purchased Records and will permit representatives of Buyer to make extracts and copies thereof as may be reasonably necessary or convenient and, if required, to have access to and possession of original documents, in each case at the cost of Buyer.

Section 6.02 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)         any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)         any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 6.03 Confidentiality.

(a)         For purposes of this Agreement, and except as provided below, “Confidential Information” shall mean the Due Diligence Materials and all other confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of Seller and its Subsidiaries and Affiliates, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, in each case which is disclosed by Seller or on its behalf, after the date hereof, to Buyer either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of Seller unless otherwise specifically indicated in writing to the contrary.

(b)         Buyer agrees to use the Confidential Information only for the purpose of consummating the Transactions (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-Affiliated third party, such care to be at least equal to the care exercised by Buyer as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Buyer agrees that it shall make disclosure of any such Confidential Information only to its Affiliates and Representatives, to whom disclosure is reasonably necessary for the Purpose. Buyer shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Buyer shall be responsible for the failure of its

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Representatives to comply with the terms of this Agreement. Without the prior consent of Seller, Buyer shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(c)         Buyer acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Buyer agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

(d)         Nothing herein shall be construed as granting to Buyer or its Affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by Seller Parties. Except as allowed by applicable law, Buyer shall not use any trade name, service mark or trademark of any Seller Party or refer to such Seller Party in any promotional or sales activity or materials without first obtaining the prior written consent of Seller.

(e)         The obligations imposed in Section 6.03(b) shall not apply to any Confidential Information that (i) was already in the possession of Buyer at the time of disclosure without restrictions on its use or is independently developed by Buyer after the Effective Date, provided that the person or persons developing same have not used such information received from Seller, or is rightfully obtained from a source other than from Seller; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Buyer; (iii) is obtained by Buyer from a third person who is under no obligation of confidence to Seller; or (iv) is disclosed without restriction by Seller.

(f)          Standstill.

(i)          Buyer acknowledges and agrees that Seller is a public company, currently trading on the OTC Markets. Buyer agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Material Non-Public Information (as defined below) as set forth herein (the “Standstill Period”), Buyer shall not, and Buyer shall ensure that none of its Representatives shall (1) buy or sell any securities or derivative securities of or related to Seller, or any interest therein; or (2) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act, as amended, or the rules and regulations thereunder, or of the Exchange Act, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder.

(ii)         Buyer also agrees during the Standstill Period not to request Seller (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 6.03(f).

(g)         Upon termination of this Agreement for any reason or upon request by Seller made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to Seller, or destroyed and certified as such by an officer of Buyer, at Buyer’s option. Buyer may retain one copy of all written Confidential Information for its files for reference in the event of a dispute hereunder or as is necessary to comply with its document retention policies.

(h)         As between Seller and Buyer, the Confidential Information and any Derivative thereof (as defined below), whether created by Seller or Buyer, will remain the property of Seller. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

(i)          Buyer acknowledges and agrees that, with respect to any information provided by Seller, its Affiliates, and their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, and other representatives, each expressly disclaims any and all liability for representations,

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expressed or implied, contained in or omitted from such information, and nothing contained in such information is or shall be relied upon as a promise or representation by any Seller, its Affiliates, or any of their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, or other representatives as to the past or future performance of Seller. Only those particular representations and warranties made by the Seller herein, shall have any legal effect. Buyer further acknowledges and agrees that any such information provided by any Seller does not purport to be all-inclusive or to necessarily contain all the information that Buyer may desire, and such information may include certain statements, estimates and projections provided by Seller with respect to anticipated future performance (“forward looking statements”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements, estimates and projections reflect significant assumptions and subjective judgments by management of Seller concerning anticipated results. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected result will be attainable or will be realized. As events and circumstances frequently do not occur as expected, there will usually be differences between anticipated and actual future performance, and those variances may be material. None of Seller or its Affiliates or any of their respective stockholders, members, partners, directors, managers, officers, employees, agents, advisors, or other representatives makes any representations or warranties as to their accuracy or completeness except as specifically set forth herein.

(j)          If Buyer is requested or required (by oral questions, deposition, interrogatories, subpoena, civil investigative demand or other similar non-criminal process) to disclose any Confidential Information supplied to Buyer under this Agreement, Buyer will provide Seller with prompt written notice of such request(s) so that Seller may, at Seller’s option, (a) seek an appropriate protective order; (b) consult with Buyer on the advisability of taking steps to resist or narrow such request or requirement; or (c) waive in writing Buyer’s compliance with the provisions of this Agreement for the sole purpose of complying with the request. If, in the absence of a protective order or the receipt of a written waiver hereunder, Buyer is nonetheless, in the reasonable opinion of its counsel, compelled to disclose Confidential Information to any governmental tribunal or else stand liable for contempt or suffer other censure or penalty, Buyer will cooperate with Seller at Seller’s expense in any attempt that Seller may make to obtain an order or other reliable assurance that confidential treatment will be provided by such tribunal for all or designated portions of such Confidential Information disclosed by Seller.

Section 6.04 Consents of Third Parties. Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third-party consents, that the other Parties reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 6.05 Non-Assignable Contracts. The Seller Parties will, during the remaining term of each Non-Assignable Contract, use commercially reasonable efforts to (a) obtain the consent of the applicable third party, (b) make the benefit of each such Non-Assignable Contracts available to Buyer following the Closing, and (c) enforce following the Closing, at the request of Buyer and at the expense and for the account of Buyer, any right of any Seller Party arising from such Non-Assignable Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contract in accordance with the terms thereof). The Seller Parties will not take any action or suffer any omission that would limit or restrict or terminate the benefits to Buyer of any such Non-Assignable Contract. With respect to any such Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to Buyer is obtained following the Closing, the applicable Seller Party will transfer, or cause to be transferred, such Non-Assignable Contract to Buyer by execution and delivery of an instrument of conveyance reasonably satisfactory to Buyer and the Seller within three (3) Business Days following receipt of such approval or consent.

Section 6.06 Misdirected Payments. If any Seller Party or any of its Affiliates receives any payment related to the Business or any Asset after the Closing Date, the Seller Party agrees to promptly remit (or cause to be promptly remitted) such funds to Buyer. If Buyer or any Affiliate of Buyer receives any payment related to any Excluded Asset after the Closing Date, Buyer agrees to promptly remit (or cause to be promptly remitted) such funds to the Seller.

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Section 6.07 Go-Shop.

(a)         From the Effective Date until the later of (i) the date of receipt of the Required Shareholder Approvals and (ii) the expiration of the Due Diligence Period, (such later date, the “Go-Shop Expiry Date”), Seller and the Committee shall have the right, directly or indirectly, through any Representative or otherwise, to make, solicit, initiate or encourage inquiries from or submissions of proposals or offers from any Person or such Person’s Representatives, and to discuss and negotiate with, and furnish any non-public information relating to the Seller Parties to such Person or such Person’s Representatives, or afford access to the business, properties, assets, books, records or personnel, of the Seller Parties to such Person or such Person’s Representative, in each case which with respect to any transaction pursuant to which such Person may acquire the Assets and/or consummate one or more transactions of the form and character as set forth herein, in whole or in part, or otherwise fund the ongoing operations of the Seller Parties, with the intention of eliciting a proposal on terms that the Committee determines in good faith to be more favorable to the Seller’s shareholders than the transactions contemplated herein (a “Superior Proposal”).

(b)         In the event that the Seller receives a Superior Proposal prior to the Go-Shop Expiry Date, the Seller may elect to, prior to the Go-Shop Expiry Date, and shall at the direction of the Committee, terminate this Agreement by giving written notice to the Buyer. Upon the giving of such termination notice by Seller, this Agreement shall immediately be terminated and shall thereafter be null and void and of no further force or effect, other than the provisions herein which are specifically stated as surviving such termination.

Section 6.08 No-Shop.

(a)         Other than as contemplated herein, including, without limitation in Section 2.07, from the first date after the Go-Shop Expiry Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, Seller shall not, and Seller shall cause the Representatives of Seller not to, directly or indirectly:

(i)          solicit, initiate, entertain, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii)         furnish any non-public information regarding Seller to any Person who has made an Acquisition Proposal or an Acquisition Inquiry;

(iii)        engage in discussions or negotiations with any Person who has made any Acquisition Proposal or Acquisition Inquiry;

(iv)        approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry;

(v)         withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or

(vi)        enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Transaction.

(b)         From the first date after the Go-Shop Expiry Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, Seller shall not (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal related to Seller, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize Seller to enter into, any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or Contract or other instrument in respect of or relating to an Acquisition Proposal.

(c)         Seller shall promptly, within 36 hours, advise Buyer orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the first date after the Go-Shop Expiry Date until the Closing or the termination of this Agreement in accordance with its terms. Seller shall keep Buyer

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reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or Acquisition Inquiry (including whether such Acquisition Proposal or Acquisition Inquiry has been withdrawn or rejected and any material change to the terms thereof).

(d)         Unless Seller terminates this Agreement at or prior to the Go-Shop Expiry Date pursuant to the provisions of Section 6.07(b), following the Go-Shop Expiry Date Seller shall cease and cause to be terminated any discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry proposed on or prior to the Go-Shop Expiry Date. Seller acknowledges and agrees that any actions taken by or at the direction of a Representative of Seller that, if taken by Seller, would constitute a breach or violation of this Section 6.08 will be deemed to constitute a breach and violation of this Section 6.08 by Seller.

Section 6.09 Affirmative Covenants. Other than as contemplated herein, including, without limitation in Section 2.06 and Section 2.07, between the Effective Date and the Closing Date or earlier termination of this Agreement in accordance with its terms, and except as otherwise contemplated by this Agreement or as Buyer shall otherwise consent in writing in advance, the Seller Parties shall, and shall cause each of their Representatives to:

(a)         conduct the business of Seller Parties only in the Ordinary Course of Business and will use commercially reasonable best efforts to maintain and preserve the assets of Seller Parties, preserve intact the current business organization of Seller Parties, and maintain the relations and goodwill with customers, creditors, employees, agents, and others having business relationships with Seller Parties;

(b)         furnish to Buyer true, correct and complete copies of all records, documentation and other information in its possession as Buyer may reasonably request concerning Seller;

(c)         cause all Contracts to which each Seller Party is a party to be performed to the extent required to be performed as of the Closing Date in full;

(d)         cooperate with Buyer with respect to all filings, permits or consents that Buyer elects to make or obtain or is required by Law or other Persons to make or obtain in connection with the Transactions; and

(e)         provide notice to Buyer as promptly as reasonably practicable upon becoming aware of any event or occurrence capable of causing a material impact on the business of Seller.

Section 6.10 Negative Covenants. Between the Effective Date and the Closing Date or earlier termination of this Agreement in accordance with its terms, and except as otherwise contemplated by this Agreement, including, without limitation in Section 2.06 and Section 2.07, or as Buyer shall otherwise consent in writing in advance, such consent not to be unreasonably withheld, conditioned or delayed, Seller Parties will not, and Seller Parties will cause each of their Representatives not to, directly or indirectly:

(a)         take any action which could be reasonably expected to prevent or materially delay the consummation of the Transactions;

(b)         enter into any new material line of business or commit to any material capital expenditure outside of the Ordinary Course of Business;

(c)         adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger or consolidation;

(d)         amend any of Organizational Documents of any Seller Party;

(e)         sell, lease or otherwise transfer, or create or incur any lien on the Assets other than in the Ordinary Course of Business;

(f)          create, incur, or assume any indebtedness or trade debt outside of the Ordinary Course of Business;

(g)         change any method of accounting or accounting practice or accounting policy used by such Seller Party, other than such changes required by GAAP or requirements of Law;

(h)         acquire any business or Person, by merger, consolidation, or otherwise, in a single transaction or a series of related transactions;

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(i)          terminate, replace, or materially diminish the authority, roles or responsibilities of, any executive level management personnel without cause; or

(j)          agree to take any of the foregoing actions.

Section 6.11 Effect of Knowledge. The right to any remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to any remedy based upon such representations, warranties, covenants or obligations.

Section 6.12 Further Assurances. Following the Effective Date and following the Closing, or until the earlier termination of this Agreement in accordance with its terms, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions. In the event that the Closing occurs, the Buyer covenants and agrees that it shall fulfill all obligations pursuant to, or arising in connection with, the Assets, the Assumed Contracts, and the Assigned Intellectual Property arising and accruing from and after the Closing Date; and the Assumed Liabilities.

Section 6.13 Buyer Diligence and Other Expenses.

(a)         Following the Effective Date and until the earlier to occur of the Closing or the termination of this Agreement, the Seller shall immediately reimburse the Buyer for Buyer’s reasonable out of pocket expenses incurred by the Buyer in its due diligence review as set forth in Section 2.11 (including but not limited to: Environmental Reports, Property Inspections, Appraisals, Geotechnical Reports, and ALTA Surveys) and the consummation of the Transactions, subject to the conditions that (i) such expenses shall not be incurred or become reimbursable until after the receipt of the Required Shareholder Approvals; (ii) such reimbursable expenses shall not include the legal fees and costs of the Buyer, which shall be the responsibility of the Buyer (other than as set forth in Section 6.13(b)); (iii) the Committee must provide pre-approval for any expense exceeding $5,000, such consent not to be unreasonably withheld, conditioned or delayed; and (iv) the Buyer will provide monthly updates to the Committee with an itemized breakdown of all reimbursable expenses incurred to such date, including any requested supporting documentation, to ensure transparency and accountability (all such expenses that meet such criteria, the “Buyer Diligence Expenses”). Any costs or expenses not meeting the conditions above shall not be subject to reimbursement hereunder.

(b)         In the event that the Seller terminates this Agreement for any reason other than as set forth in and pursuant to Section 7.01(d), then, upon such termination, in addition to the costs and expenses set forth in Section 6.13(a), (i) notwithstanding the provisions of clause (i) of Section 6.13(a), Seller shall reimburse Buyer for Buyer’s costs and expenses incurred following the Effective Date related to the Transactions, and not only following the receipt of the Required Shareholder Approvals; and (ii) notwithstanding the provisions of clause (ii) of Section 6.13(a), Seller shall reimburse Buyer for Buyer’s reasonable out-of-pocket legal fees and costs related to the Transactions; and provided in each case that the Seller has complied with the requirements of clause (iii) and clause (iv) of Section 6.13(a) with respect to the additional costs and expenses referenced in clause (i) and clause (ii) of this Section 6.13(b).

(c)         Other than as contemplated above and other than as specifically set forth herein, each of the Buyer, on the one hand, and Seller, on the other hand, will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the Transactions.

Section 6.14 Bulk Sales; Certain Taxes.

(a)         The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar Laws (including any Laws related to Taxes, or requirements relating to bulk sales, bulk transfers, or requiring similar notification, certification or withholding requirements, in respect of a sale or transfer of assets, which laws are applicable to the sale of the Assets, the Business or to any Seller Party) of any jurisdiction

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that may otherwise be applicable with respect to the sale of any or all of the Assets or the Business to Buyer. Any liabilities arising out of the failure of the parties to comply with the requirements and provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

(b)         All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any (“Transfer Taxes”), shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)         Seller (on behalf of itself and all other Seller Parties) and Buyer shall each be responsible for its pro rata share of the current year’s real property, personal property, ad valorem, and similar Taxes with respect to the purchased Assets and Business, which shall be prorated on a calendar year basis as of the Closing Date. Seller shall pay to the applicable Governmental Entity directly when due, or to Buyer at least five (5) Business Days prior to when due, any Taxes that are the responsibility of Seller pursuant to this Section 6.14.

Section 6.15 Survival. The representations and warranties of the Parties contained herein automatically expire as of the Closing and shall not survive the Closing, and no claim related thereto may be brought following the Closing. All covenants and agreements of the Parties contained herein, including Section 6.03, shall survive the Closing for a period of five (5) years or for the period specified therein.

Article VII. Termination

Section 7.01 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing as follows:

(a)         By the mutual agreement of the Parties, each in their sole discretion;

(b)         by the Seller or by Buyer if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)         by Buyer if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Seller Party set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Seller;

(d)         by the Seller if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Buyer;

(e)         By any Party in the event that the Closing of the transactions contemplated hereunder has not occurred by September 30, 2026, provided however, that the Parties may extend this date by 90-days if the transaction requires for time due to administrative reasons (the “Outside Closing Date”), provided, however, the right to terminate this Agreement under this Section 7.01(e) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(f)          by written notice by Buyer to the Seller, if there shall have been a Seller Material Adverse Effect following the Effective Date which is uncured for at least twenty (20) Business Days after written notice of such Seller Material Adverse Effect is provided by Buyer to the Seller;

(g)         By Buyer, pursuant to the provisions of Section 2.11; or

(h)         By the Seller, pursuant to the provisions of Section 6.07(b).

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Section 7.02 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than Section 6.03, this Article VII and Article VIII, which shall each survive and shall remain in full force and effect) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that any such termination shall not relieve any Party from liability for actual damages to the other Parties resulting from a material breach of this Agreement by such Party.

Section 7.03 Default by Buyer. If Buyer fails to perform any of its obligations under this Agreement, the Seller shall be entitled to bring an action for specific performance, damages or a combination of specific performance and damages. No remedy conferred upon Seller is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to the Seller in this Agreement will be cumulative and in addition to every other remedy available to the Seller under this Agreement. No single or partial exercise of any remedy will preclude any other or further exercise thereof.

Section 7.04 Default by Seller. If any Seller Party fails to perform any of its obligations under this Agreement, Buyer shall be entitled to bring an action for specific performance, damages or a combination of specific performance and damages. No remedy conferred upon Buyer is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to Buyer in this Agreement will be cumulative and in addition to every other remedy available to Buyer under this Agreement. No single or partial exercise of any remedy will preclude any other or further exercise thereof.

Article VIII. Miscellaneous

Section 8.01 Notices.

(a)         Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to any Seller Party, to:

Zoned Properties, Inc.

Attn: Cole Stevens

8360 E. Raintree Drive, #230

Scottsdale, AZ 85260

Email: cstevens@allaccesscapitalmarkets.com

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: JCacomanolis@alclaw.com

if to Buyer, to:

BPB Partners, LLC

Attn: Bryan McLaren

8360 E. Raintree Drive, #230

Scottsdale, AZ 85260

Email:

With a copy, which shall not constitute notice, to:

Weiss Brown PLLC

6262 North Scottsdale Road, Suite 340

Scottsdale, AZ 85250

Attention: Brian J. Schulman, Esq. and R. Jared Jensen, Esq.

Email: brian.schulman@weissbrown.com; jared.jensen@weissbrown.com

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(b)         Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)         Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.02 Governing Law. This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and in accordance with the substantive and procedural Laws of the State of Nevada in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada.

Section 8.03 Jurisdiction. SUBJECT TO THE PROVISIONS OF Section 2.09(d) AND Section 8.05, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND ANY ACTION FOR ENFORCEMENT OF ANY ARBITRAL AWARD PURSUANT TO Section 8.05 SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ARIZONA, IN EACH CASE LOCATED IN MARICOPA COUNTY, ARIZONA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 8.04 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.04. Each of the Parties acknowledge that each has been represented in connection with the signing of the waiver above by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 8.05 Arbitration.

(a)         Subject to Section 2.09(d) and Section 8.06, any dispute or claim arising out of or relating to this Agreement or the breach hereof involving only a claim as between the Parties will be settled by arbitration in Scottsdale, Arizona. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. The Parties will jointly select an arbitrator to conduct the arbitration. If the Parties are unable to mutually agree upon such an arbitrator within ten Business Days of commencement of efforts to do so, then each Party will select an arbitrator within an additional five Business Days and within five Business Days after their selection, those

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two arbitrators will select a third arbitrator, which third arbitrator will conduct the arbitration (hereinafter referred to as the “Arbitrator”). The Arbitrator must be an individual experienced in corporate law and the law of mergers and acquisitions, must have experience in dealing with matters relating to software, intellectual property and information technology. The Arbitrator cannot be an individual who ever has been an affiliate of or attorney for any Party or for any of their respective affiliates.

(b)         Any provisional remedy that would be available to the Parties from a court of law will be available from the Arbitrator pending arbitration. Any Party may apply to any court of competent jurisdiction and seek injunctive relief to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved.

(c)         The Arbitrator’s award will be made in writing and will make written findings of fact and conclusions of law. The Arbitrator will have no authority to award punitive or other damages not measured by the prevailing Party’s actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement. Judgment on any arbitration award may be entered by the Arbitrator or by any Party in any court having jurisdiction thereof. No Party, nor the Arbitrator, may disclose the existence, content, or results of any arbitration or arbitration award without the prior written consent of all Parties except to the extent necessary to enter and enforce a judgment based upon such an award or as required by applicable law or the rules and regulations of any securities market or securities exchange on which the securities of the Seller are listed or available for trading.

(d)         The award of the Arbitrator will be final, binding and not subject to appeal. Each Party hereby waives the benefit of any applicable Law which would permit it to appeal the decision of the Arbitrator to any court or other authority.

(e)         All fees and expenses of the arbitration will be borne by the Parties equally. However, each Party will bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs. Notwithstanding the foregoing, the Arbitrator will be entitled to tax and assess costs against any Party (including the fees of attorneys and arbitrators) to the extent that the Arbitrator determines.

Section 8.06 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Laws or in equity.

Section 8.07 Limitation on Damages. In no event will any Party be liable to the other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damages.

Section 8.08 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.09 Public Announcements and Filings. Unless required by applicable Laws or regulatory authority, or the rules and regulations of any securities market on which the securities of Seller are listed or available for trading, none of the Parties will issue any report, statement or press release to the general public, trade or trade press, or to any third party (other than its advisors and representatives in connection with Transactions) or file any document, relating to this Agreement and Transactions, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Laws or regulatory authorities, shall be delivered to each Party prior to the release thereof.

Section 8.10 Third-Party Beneficiaries. This Agreement is strictly between the Parties and, except as specifically provided herein, no director, officer, stockholder, member, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

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Section 8.11 Expenses. Except as specifically set forth herein, including in Section 6.13, whether or not the Transactions are consummated, each of the Parties will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions.

Section 8.12 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 8.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.14 Amendment or Waiver.

(a)         This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties, provided that any of the conditions in Article III may be waived by the Party for whose benefit such condition exists.

(b)         Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)         Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 8.15 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that Transactions shall be consummated as soon as practicable. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 8.16 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Other than as specifically set forth herein, no Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Parties acknowledge and agree that, prior to the Closing, the Buyer may assign this

Annex A-26

Agreement to an entity controlled by the same personnel who control the Buyer as off the Effective Date, with the prior written approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed, and in such event the Parties will reasonable cooperate to prepare and execute an amendment to this Agreement, and to make such modifications to the other Transaction Documents, as required to replace the Buyer as named herein and therein with such assignee. Other than as specifically set forth herein, nothing in this Agreement shall confer on any Person other than the Parties, and their respective permitted successors and permitted assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 8.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Pages Follow]

Annex A-27

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER
Zoned Properties, Inc.
By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Chief Executive Officer
By:	/s/ Cole Stevens
Name:	Cole Stevens
Title:	Chairman of the Special Transactions Committee of the Board of Directors of Zoned Properties, Inc.
REAL PROPERTY SELLERS
Zoned Arizona Properties, LLC
By:	Zoned Properties, Inc., its sole member
By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Chief Executive Officer
By:	/s/ Cole Stevens
Name:	Cole Stevens
Title:	Chairman of the Special Transactions Committee of the Board of Directors of Zoned Properties, Inc.

(Signatures continued on next page.)

Annex A-28

ZP RE AZ Dysart, LLC
By:	Zoned Properties, Inc., its sole member
By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Chief Executive Officer
By:	/s/ Cole Stevens
Name:	Cole Stevens
Title:	Chairman of the Special Transactions Committee of the Board of Directors of Zoned Properties, Inc
ZP RE Holdings, LLC
By:	Zoned Properties, Inc., its sole member
By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Chief Executive Officer
By:	/s/ Cole Stevens
Name:	Cole Stevens
Title:	Chairman of the Special Transactions Committee of the Board of Directors of Zoned Properties, Inc

(Signatures continued on next page.)

Annex A-29

BUYER
BPB Partners, LLC
By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Administrative Member
By:	/s/ Berekk Blackwell
Name:	Berekk Blackwell
Title:	Member
By:	/s/ Patrick Moroney
Name:	Patrick Moroney
Title:	Member

Annex A-30

Annex B

Fairness Opinion

Of

Marshall & Stevens Transaction Advisory Services LLC
(Attached)

Annex B-1

Fairness Opinion
Related to the Sale of Assets Between
Zoned Properties, Inc. &
BPB Partners, LLC
Valuation Date: May 15, 2026
Report Date: June 9, 2026

Prepared for:

Special Transactions Committee
Zoned Properties, Inc.

Annex B-2

June 9, 2026

Special Transactions Committee
c/o Mr. Cole Stevens
Chair of Special Transactions Committee
Zoned Properties, Inc.
8360 East Raintree Drive, Suite 230
Scottsdale, Arizona 85260

Dear Mr. Stevens:

Marshall & Stevens Transaction Advisory Services LLC (referred to herein as “Marshall & Stevens,” “we,” “our” or words of similar import) has been engaged to advise the Special Transactions Committee of Zoned Properties, Inc. (the “Board” and “ZDPY” respectively) as to the fairness, from a financial point of view, to ZDPY and its non-Buyer common shareholders (the “Covered Shareholders”) of the proposed purchase price to be received by ZDPY for substantially all of the assets and operations of ZDPY (the “Subject Assets”) to BPB Partners, LLC (“Buyer”). We understand that the transaction (the “Proposed Transaction”) contemplates a sale of the Subject Assets of ZDPY to BPB Partners, LLC. The Subject Assets consist of (i) real property located at 410 S. Madison Drive, Tempe, Arizona, (ii) real property located at 13150 W. Bell Road, Surprise, Arizona, (iii) real property located at 3455 S. Ashland Avenue, Chicago, Illinois (iv) certain assets such as inventory property, plant, and equipment, accounts receivable, prepaid expenses, security deposits, intangible assets and goodwill, among other assets, and (v) ZDPY’s membership interests in RE Holdings, Zoned Properties Brokerage, LLC, ZP Brokerage FL, LLC, ZP Data Platform 2, LLC, ZP Ohio B, LLC, and Zoneomics Green, LLC.

The purchase price paid by the Buyer is $12,000,000, comprising of a $7,000,000 initial purchase price and a $5,000,000 adjustment, reflecting the face value of a promissory note that was received in relation to the sale of real property prior to the Proposed Transaction (the “Purchase Price”). Under the Proposed Transaction, common shareholders of ZDPY would receive as a liquidating dividend promptly following the consummation of the Proposed Transaction the Purchase Price adjusted for cash, liabilities and the $2,000,000 liquidation preference payable to the holders of the ZPDY preferred stock. The Board has provided that the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ (the “CKG Properties”) would be sold prior to the Proposed Transaction. Therefore, we are advised that the net proceeds to ZDPY common shareholders is anticipated to be approximately $6,528,579 and have relied upon and used this estimate as the basis for our evaluation of the fairness to the Covered Shareholders.

This opinion (the “Opinion”) is being provided to assist the Board in determining whether or not to enter into a definitive agreement with Buyer memorializing the Proposed Transaction and whether or not, in the event that such definitive agreement is entered into, to recommend the Proposed Transaction to the Covered Shareholders. Our analysis is based on the available financial information as of May 15, 2026 (the “Valuation Date”). Our Opinion is based on the assumption that all provisions related to the financial elements of the Proposed Transaction are as set forth in the Asset Purchase Agreement between ZDPY and Buyer, dated January 15, 2026. Our Opinion speaks solely as of the Valuation Date, and to no other date. It is understood that we have no obligation to update this Opinion, even if new, additional or revised information is brought to our attention. This Opinion is being issued pursuant to our Engagement Letter dated March 20, 2026, including the General Contractual Conditions incorporated therein (our “Agreement”) and is subject to the terms, conditions, qualifications and limitations of our Agreement.

Annex B-3

Special Transactions Committee of Zoned Properties, Inc.
c/o Mr. Cole Stevens

Our Opinion is based on a review of publicly available business and financial information relating to ZDPY and Buyer. We have also reviewed internal financial and operating information related to ZDPY and Buyer, where applicable. In addition, we interviewed members of ZDPY’s independent management team and advisors (collectively “Management”). We have also done an independent appraisal of the real estate assets included in the Subject Assets. We have valued the promissory note included in the Subject Assets at fair value.

This opinion is based on financial analyses prepared in accordance with applicable professional standards. These procedures included such valuation analyses as we considered necessary and appropriate under the circumstances of this engagement. In reliance upon the fact that ZDPY has taken a going concern exception to its financial statements, we have not used a going concern valuation, but rather a liquidation analysis which looks to the net asset value of ZDPY without any going concern value. We have determined financial fairness to the Covered Shareholders by comparing the value of the Subject Assets (less estimated transaction costs which would be otherwise incurred by ZDPY in liquidating the Subject Assets on a piecemeal basis) to the net proceeds to the Covered Shareholders without taking into account or applying any premium for any change of control of ZDPY.

Our analyses relied upon, but were not necessarily limited to, the consideration of the following information:

•        Asset Purchase Agreement, last dated January 15, 2026, describing the terms of the Proposed Transaction (the “APA”);

•        Real Estate Purchase and Sale Agreement, last dated April 20, 2026, describing the terms of the sale of the CKG Properties;

•        The audited historical financial statements of ZDPY and/or its subsidiaries for the years ended December 31, 2023 through December 31, 2025;

•        The unaudited historical financial statements of ZDPY and/or its subsidiaries for the year-to-date period ended March 31, 2026;

•        Information relating to the applicable industry and similar companies to ZDPY;

•        Discussions with and information provided by Management; and

•        Such other information as we have determined to be useful to our analysis.

We have not independently verified any of the foregoing information or projections and, with your permission, have relied upon its completeness and accuracy in all material aspects.

Our engagement was only to consider the fairness to ZDPY and its Covered Shareholders, from a financial point of view, of the Purchase Price to be paid by BPB Partners, LLC for the Subject Assets in the Proposed Transaction. We have not been engaged to consider or advise upon the fairness of any other aspect of the Proposed Transaction, such as, without limitation, any fees paid to bankers, brokers or other advisors, the allocation of transaction costs, representations and warranties, the timing of the distribution to Covered Shareholders and/or any closing conditions. In reaching our conclusions we have not considered the impact (positive or negative) of the transaction itself on ZDPY. We have not been retained to consider or to give advice, and have not considered and give no advice, as to whether the consummation of the transaction is in the best interests of ZDPY or the Covered Shareholders, or whether any other transactions are available to ZDPY or its Covered Shareholders which would be preferable to a liquidation strategy, or whether this is the best transaction available to ZDPY or its Covered Shareholders.

We are acting only as a valuation advisor to the Board and are not acting as the financial advisor, dealer, brokers or fiduciary to the Board, ZDPY or the Covered Shareholders or any other individual or entity (together with any governmental or quasi-governmental agency or authority, each a “Person”) in connection with the Proposed Transaction. It is understood that this Opinion is for the exclusive use of the Board and may only be relied upon by the Board.

Annex B-4

Special Transactions Committee of Zoned Properties, Inc.
c/o Mr. Cole Stevens

Based on the above information and the qualifications and limitations set forth herein and/or in our Agreement, we are of the view that, as of the Valuation Date, the Purchase Price to be paid by BPB Partners, LLC for the Subject Assets is fair to ZDPY and the Covered Shareholders from a financial point of view.

We are independent of and have no current or prospective economic interests in ZDPY and/or Buyer.

As noted above, this Opinion is solely for the benefit of and may only be relied upon by the Board. This Opinion is not tax advice or a recommendation to any Person as to how to vote their interests with respect to the Proposed Transaction or any other transaction, or whether to purchase, sell or hold any securities.

Respectfully submitted,

MARSHALL & STEVENS TRANSACTION ADVISORY SERVICES LLC

Brent Shockley, CFA, CVA
Managing Director

CC: Jeff Pierce, CFA

Annex B-5

Annex C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________

FORM 10-K

____________________________________

(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended: December 31, 2025

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ___________ to ___________
Commission file number: 000-51640

____________________________________

ZONED PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

____________________________________

Nevada	46-5198242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8360 E. Raintree Drive, #230, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 360-8839

____________________________________

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Exchange Act: Common stock, par value $0.001

____________________________________

Indicate by check mark if the registrant is a well-known seasoned issuer as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates, based upon the closing price of $0.51 per share of common stock as of June 30, 2025 (the last business day of the registrant’s most recently completed second fiscal quarter), was $1,754,008.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date: 13,180,829 shares of common stock are outstanding as of April 1, 2026.

Documents Incorporated by Reference

None

ZONED PROPERTIES, INC.

Form 10-K

December 31, 2025

Annex C-i

PART I

ITEM 1.    BUSINESS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes to the consolidated financial statements that appear elsewhere in this annual report on Form 10-K.

As used in this annual report on Form 10-K and unless otherwise indicated, the terms the terms “Zoned Properties”, “Company,” “we,” “us,” or “our” refer to Zoned Properties, Inc. and its wholly owned subsidiaries as detailed below.

Overview

Zoned Properties, Inc. (“Zoned Properties” or the “Company”) was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry.

Zoned Properties is a technology-driven property investment company focused on acquiring value-added real estate within the regulated cannabis industry in the United States. Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment model backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice.

The Company operates in two organized segments; (1) the operations, leasing and management of its commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) the advisory, brokerage and technology services related to commercial properties related to commercial properties, herein known as the “Real Estate Services” segment. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases. The Company does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

The Company has the following wholly owned subsidiaries:

•        Chino Valley Properties, LLC (“Chino Valley”) was organized in the State of Arizona on April 15, 2014.

•        Kingman Property Group, LLC (“Kingman”) was organized in the State of Arizona on April 15, 2014.

•        Green Valley Group, LLC (“Green Valley”) organized in the State of Arizona on April 15, 2014.

•        Zoned Arizona Properties, LLC (“Zoned Arizona”) was organized in the State of Arizona on June 2, 2017.

•        Zoned Advisory Services, LLC (“Zoned Advisory”) was organized in the State of Arizona on July 27, 2018.

•        Zoned Properties Brokerage, LLC (“Arizona Brokerage”) was organized in the State of Arizona on March 17, 2021.

•        ZP Data Platform 1, LLC (“ZP Data 1”) was organized in the State of Arizona on April 14, 2021 (inactive).

•        ZP Data Platform 2, LLC (“ZP Data 2”) was organized in the State of Arizona on June 21, 2022.

•        ZP RE Holdings, LLC (“ZPRE Holdings”) was organized in the State of Arizona on September 20, 2022.

•        ZP Brokerage MS, LLC (“Mississippi Brokerage”) was organized in the State of Mississippi on October 4, 2022 (inactive and dissolved on January 13, 2025).

•        ZP Brokerage FL, LLC (“Florida Brokerage”) was organized in the State of Florida on October 20, 2022.

•        ZP Brokerage AL, LLC (“Alabama Brokerage”) was organized in the State of Alabama on October 20, 2022 (inactive and dissolved on January 9, 2025).

Annex C-1

•        ZP RE MI Woodward, LLC (“ZP Woodward”) was organized in the State of Michigan on November 22, 2022

•        ZP Brokerage MO, LLC (“Missouri Brokerage”) was organized in the State of Missouri on November 30, 2022 (inactive and dissolved on January 13, 2025).

•        ZP RE IL Ashland, LLC (“ZP Ashland”) was organized in the State of Illinois on February 14, 2024.

•        ZP RE AZ DYSART. LLC (“ZP Dysart”) was organized in the State of Arizona on May 24, 2024.

The Company also maintains a 50% equity interest in two joint ventures which are inactive as of December 31, 2025.

On January 15, 2026, the Company entered into an Asset Purchase Agreement (the “MBO APA”) by and among the Company, Zoned Arizona, ZP Dysart, ZPRE Holdings (collectively, Zoned Arizona, ZP Dysart and ZPRE Holdings, the “Real Property Sellers” and, together with the Company, the “Seller Parties” and each, a “Seller Party”), and BPB Partners, LLC (the “Buyer”). The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission (the “Business”), and the assets, properties and rights of the Seller Parties, subject to modification as set forth in the MBO APA, and other than the Excluded Assets (as defined in the MBO APA) (the “Assets”). The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, LLC (“ZP Ohio B”), and Zoneomics Green, LLC (“Zoneomics Green”); (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below.

Closing of the MBO is subject to certain closing conditions, including, but not limited to, approval by the Company’s stockholders and the Buyer obtaining financing.

If the MBO APA is approved by the Company’s stockholders, as required, the Company expects that the closing of the MBO will take place by the end of 2026. Assuming that the MBO APA is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other transaction involving the public company.

See “— Our Business — Management Buyout Asset Purchase Agreement” for additional information regarding the MBO APA and the MBO.

Additionally, on December 31, 2025, the Company, through its wholly owned subsidiaries Chino Valley, Green Valley, and Kingman (collectively, the “Landlords”), entered into Amended and Restated Absolute Net Lease Agreements (the “A&R Leases”) with the respective tenant entities Broken Arrow Herbal Center, Inc. (Chino Valley and Green Valley) and CJK, Inc. (Kingman) (each, a “Tenant”), each with an effective date of January 1, 2026. Each A&R Lease provides for an initial term of 14 years commencing January 1, 2026 and ending December 31, 2039, unless earlier terminated pursuant to its terms. The A&R Leases was contingent upon, among other conditions, the consummation of a change of control transaction involving the Tenant(s), including the transfer of majority ownership and control of the applicable Tenant to A&R Consultants, LLC (or its designee) and the transfer of the applicable cannabis license to A&R Consultants, LLC (or its designee).The contingencies were resolved on March 31, 2026. The A&R Leases include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the Tenant to purchase, on an all-or-none basis, the three leased properties (Chino Valley, Green Valley and Kingman) for an aggregate purchase price of $9.0 million (the “Purchase Option”). The Purchase Option originally stated that the Purchase Option may be exercised during an option period ending

Annex C-2

March 30, 2026; however, the parties have subsequently agreed that optionee will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. The Purchase Option contemplates (a) a $400,000 non-refundable earnest money deposit to be applied toward the down payment, (b) a $4.0 million cash down payment at closing, and (c) $5.0 million of seller financing. The seller financing would bear interest at 7% per annum over a 36-month term with payments calculated on a 15-year amortization schedule and a balloon payment at maturity, and would be secured by loan documentation (including a loan agreement, promissory note and deeds of trust) against all three properties. The properties would be conveyed on an as-is/where-is basis without representations or warranties from the applicable landlord/seller. In connection with the anticipated change of control transaction for the Chino Valley Tenant, on December 30, 2025, the Company, through Chino Valley Properties, LLC, entered into a Consent of Landlord and Agreement Regarding Lease (the “Consent Agreement”) with Broken Arrow Herbal Center, Inc., AC Management Group, LLC (the existing guarantor), A&R Consultants, LLC (the new guarantor) and Elevate Holdings, Group, LLC. The Consent Agreement provided, among other things, that the Landlord’s consent to the sale transaction was conditioned on the payment to Landlord at closing of (i) $389,984 for past due rent, additional rent and late charges and (ii) $965,000 as compensation for rent concessions reflected in the A&R Lease, both of which was received by the Company on March 31, 2026. Upon receipt of such amounts, the Consent Agreement provided for the release of the existing guarantor from liability for periods after closing and A&R Consultants, LLC executed a new guaranty of the A&R Lease.

Our Business

The core of our business operations involves identifying, securing, acquiring, and leasing commercial properties that intend to operate within highly regulated industries, including the legalized cannabis industry. Within highly regulated industries, local municipalities typically develop strict regulations, including zoning and permitting requirements related to commercial real estate, that dictate the specific locations and parameters under which regulated properties can operate, including cannabis properties. We often refer to these requirements as cannabis approvals. These regulations often include complex permitting processes that require longer development timelines than traditional commercial real estate and can include non-standard codes governing each location; for example, restricting a regulated property or facility from operating within a certain distance of any parks, schools, churches, or residential districts, or restricting a regulated property from operating outside a defined set of hours of operation.

Due to the complex nature of the Company’s core business operations and target investment properties, the Company may secure dozens of potential property candidates for acquisition and prospective tenant candidates for leasing at any given time, all in the normal course of business. The process of securing a potential property candidate may include completing contractual agreements such as an option agreement or a purchase agreement, which may include various contingencies and conditions precedent related to the ultimate consummation of the acquisition, investment, or transaction. Simultaneously with the securing of potential property candidates, the Company will advertise and market a property to prospective tenant candidates for a long-term, absolute-net lease agreement, which may include various contingencies and conditions precedent related to the ultimate commencement of the lease and tenancy. In order to deliver a successful investment property transaction, the Company must collectively receive all cannabis approvals from state and local governing authorities that may be required at a given property, secure a qualified tenant to lease and operate the property, and complete the acquisition of the property.

The Company’s current investment properties are located in Arizona, Illinois, and Michigan with 100% occupancy and a weighted average lease term over 10 years. Each of the Company’s leased properties is occupied by a commercial cannabis tenant.

Zoned Properties maintains a portfolio of properties that it owns, develops and leases. As of April 1, 2026, the Company leases land and/or building space at the seven properties in its portfolio to licensed and regulated cannabis tenants in areas with established cannabis regulations and zoning procedures. Four of the leased properties are zoned and permitted as regulated cannabis retail dispensaries, two of the leased properties are zoned and permitted as regulated cannabis cultivation and processing facilities, and one property is land leased currently under development to for a regulated cannabis retail dispensary.

There are significant challenges that take place when zoning, permitting, and developing real estate with facilities that intend to operate within a regulated industry, including the legalized cannabis industry. Each state and local jurisdiction may adopt specific zoning and permitting regulations that may be unique compared to alternative jurisdictions. The

Annex C-3

Company has gained valuable knowledge and developed best practices in this area by successfully completing projects for third party clients across the country in multiple states, as well as our own projects located in Arizona, Illinois, and Michigan, each highly regulated markets for the legalized cannabis industry.

The process for obtaining zoning authorizations and permitting for a regulated cannabis facility can take months or sometimes years to complete. The process primarily involves working directly with the local government representatives following state-level legalization. Notwithstanding proper zoning and permitted use, we may work with local zoning authorities in order to revise zoning codes and regulations. The Company has been involved with local representatives on behalf of our own properties held in our portfolio and on behalf of third-party clients across the nation. For example, the Company worked directly with local representatives in Tempe, Arizona to update the local zoning code that regulates licensed cannabis facilities. The successfully adoption of these code amendments can directly impact the continued development of any licensed cannabis facilities that operate within municipal limits.

In the event a property is not currently zoned correctly or does not currently allow permitted use as a regulated cannabis facility, we may work with local authorities to rezone the property or seek changes to existing zoning codes or permitted uses. Our efforts may not be successful. In the event that local zoning, permitting or any other required cannabis approvals are not received, a prospective investment property opportunity may fail, in which case the Company would move to terminate any agreements in place with prospective property sellers and prospective tenants at the property. While the Company intends to include contingencies and conditions precedent in its agreements with property sellers and prospective tenants, it may be possible that these risk mitigants fail, causing the Company to incur fess and/or lose escrow deposits.

The Company has established a network of experts in various fields of real estate: title and escrow, property insurance, property lending, property technology, commercial banking, commercial brokerage, property design and construction, property management and operations, and property security in order to provide tenants and clients with a full-spectrum of real estate solutions to best meet their needs. We require our prospective tenants and clients to go through due diligence in order to meet the Company’s standards.

As of April 1, 2026, we are the sole member of 13 limited liability companies: Chino Valley, Green Valley, Kingman, Zoned Arizona, Zoned Advisory, ZP Data 1, ZP Data 2, Arizona Brokerage, Florida Brokerage, ZPRE Holdings, ZP Woodward, ZP Dysart, and ZP Ashland. Seven of these entities — Zoned Arizona, Green Valley, Kingman, Chino Valley, ZPRE Holdings, ZP Woodward, and ZP Dysart have acquired land and/or real property and own our properties.

As it relates to the regulated cannabis industry, we are strictly a non-plant touching organization.

The Company currently believes that the challenges of operating as a public company in the regulated cannabis space have created a capital environment that will not allow for the continued expansion of the Company and/or the continued operations of the Company’s core business. As such, and as previously disclosed, the Company believes it is in the best interest of its shareholders to liquidate 100% of the Company’s assets and operations, and subsequently return net cash available back to its shareholders. See “— Management Buyout Asset Purchase Agreement” below.

Management Buyout Asset Purchase Agreement

On January 15, 2026, the Company entered into the MBO APA by and among the Seller Parties and the Buyer. The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

The Company formed the Committee, consisting of its three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the MBO. The Committee approved the MBO APA, the other transaction documents and the MBO, prior to its execution. The MBO APA and the other transaction documents and the MBO were also approved by the full Board prior to its execution.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Business, and the Assets. The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual

Annex C-4

property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below.

Subject to adjustment as set forth in the MBO APA, the purchase price for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA) (the “Purchase Price”).

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the MBO, the Company or one or more affiliates of the Company may acquire or invest in additional real estate assets (“Additional Assets”). Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA, (ii) the Purchase Price will be increased by the amount of the cash purchase price paid therefor by the Company or its affiliate, (iii) the Purchase Price will be decreased by the amount of any cash and/or debt instruments issued by the Company or its affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”), and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

The parties to the MBO APA also acknowledged and agreed that between January 15, 2026 and the closing of the MBO, the Company may sell the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, MI (the “Pleasant Ridge Assets”) to a third party for a purchase price to be determined. The Pleasant Ridge Assets are not currently included in the “Assets” for purposes of the MBO APA. In the event that the sale of the Pleasant Ridge Assets is not consummated prior to the closing, then the Pleasant Ridge Assets will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the appraisal value of the Pleasant Ridge Assets, as determined as set forth in the MBO APA.

The parties to the MBO APA further acknowledged and agreed that between January 15, 2026 and the closing, the Company may sell the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ (collectively, the “CKG Properties”) to a third party for a total purchase price of $9,000,000 (the “CKG Purchase Price”), of which $4,000,000 is expected to be paid in cash and $5,000,000 is expected to be paid via a promissory note payable to the Company (the “CKG Note”). In the event that the sale of the CKG Properties is not consummated prior to the closing, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price.

If the sale of the CKG Properties is consummated prior to the closing, then the CKG Properties will not be included in the “Assets,” but the CKG Note will be included in the “Assets” for purposes of the MBO APA, and the Purchase Price will be increased by the principal amount of the CKG Note.

Pursuant to the terms of the MBO APA, the MBO APA may be terminated at any time prior to the closing by:

(a)     The mutual agreement of the parties, each in their sole discretion;

(b)    The Company or by Buyer if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the MBO;

(c)     The Buyer if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Seller Party, which breach has not been cured within 10 days after receipt of notice of such breach by the Company;

(d)    The Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Buyer, which breach has not been cured within 10 days after receipt of notice of such breach by Buyer;

(e)     Any party in the event that the closing has not occurred by September 30, 2026, which date may be extended by 90 days as set forth in the MBO APA;

(f)     Written notice by Buyer to the Company, if there shall have been a “Seller Material Adverse Effect” (as defined in the MBO APA) following the Effective Date which is uncured for at least 20 business days after written notice by the Buyer;

Annex C-5

(g)    The Buyer, during the 180-day period following the Effective Date, if the Buyer determines that its due diligence review is not satisfactory for any reason in its sole discretion; or

(h)    The Company, in the event it receives a proposal on terms more favorable to the Company’s stockholders than those set forth in the MBO APA, subject to the terms of the MBO APA, prior to the date that is the later of (i) the date on which the Company receives stockholder approval as set forth in the MBO APA, and July 14, 2026 (the date on which the Buyer’s due diligence period expires).

The closing of the MBO is subject to certain closing conditions, including, but not limited to, (i) the Company and the Committee having received an opinion as to the fairness of the transactions, from a financial point of view, to the shareholders of the Company, and such opinion remaining valid and in full force and effect as of the closing; (ii) MBO APA and the transactions set forth therein being approved by both (1) the shareholders of the Company holding a majority of the voting power of the Company, as required by Nevada law, and (2) shareholders of the Company holding a majority of the voting power of the Company, but excluding for such purposes any such shareholder, and shares or stock of the Company, held by any persons who own, control or have any interest in the Buyer (i.e., a ‘majority of the minority’ uninterested shareholders); (iii) receipt of any required regulatory approvals; (iv) raising by the Buyer of the capital required, in its sole discretion, to fund the Purchase Price; and (v) other customary closing conditions. The MBO APA contains customary representations, warranties and covenants.

If the MBO APA is approved by the Company’s stockholders, as required, the Company expects that the closing of the MBO will take place by the end of 2026. Assuming that the MBO APA is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other transaction involving the public company.

Recent Corporate History and Transactions

Lease Agreements with Significant Tenants

Our property located in Chino Valley is leased by Broken Arrow Herbal Center, Inc. (“Broken Arrow”), doing business as JARS Cannabis.

Our property located in Green Valley is leased by Broken Arrow, doing business as JARS Cannabis.

Our property located in Kingman is leased by CJK, Inc. (“CJK”), doing business as JARS Cannabis.

Our property located in Tempe is leased by VSM, LLC (“VSM”), doing business as Green Dot Labs.

Our property located in Pleasant Ridge is leased by Rapid Fish, LLC (“Rapid Fish”), doing business as NOXX Cannabis.

Our property located in Chicago is leased by JG IL LLC (“Justice Grown”), doing business as Justice Cannabis Co.

Our land located in Surprise, AZ is leased by The Pharm, LLC (“Sunday Goods”), doing business as Sunday Goods.

Chino Valley, AZ

On May 1, 2018, Chino Valley and Broken Arrow entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Chino Valley and Broken Arrow (the “2018 Chino Valley Lease”), with a term of 22 years, expiring April 30, 2040. The 2018 Chino Valley Lease provided for payment by Broken Arrow of a fixed monthly base rent of $35,000, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Chino Valley. In addition, pursuant to the terms of the 2018 Chino Valley Lease, Broken Arrow agreed to maintain insurance in full force during the term of the 2018 Chino Valley Lease and any other period of occupancy of the premises by Broken Arrow. On January 1, 2019, Chino Valley and Broken Arrow entered into that the First Amendment to the 2018 Chino Valley Lease, pursuant to which the monthly base rent was increased from $35,000 to $40,000. Except for the increase in base rent, the terms of the 2018 Chino Valley Lease remain in full force and effect.

Annex C-6

On May 29, 2020, Chino Valley and Broken Arrow entered into a Second Amendment to the 2018 Chino Valley Lease, as amended (the “2020 Chino Valley Amendment”), effective May 31, 2020 (“Effective Date”). Pursuant to the terms of the 2020 Chino Valley Amendment, among other things, the base rent was adjusted to $32,800 per month, and the base rent was abated from June 1, 2020 to July 31, 2020. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. Pursuant to the terms of the 2020 Chino Valley Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Chino Valley and Broken Arrow, Broken Arrow may terminate the 2018 Chino Valley Lease, as amended, by delivering written notice to Chino Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term. In addition, the parties agreed that from the period from the Effective Date to June 30, 2022 (the “Improvement Period”), Broken Arrow or its affiliate, CJK, will invest a combined total of at least $8,000,000 of improvements (“Investment by Tenants”) in and to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease (discussed below, and collectively referred to as the “Facilities”). The Company’s Significant Tenants completed the Investment by Tenants to the Facilities totaling in excess of $8,000,000 and have satisfied the contractual obligations related to the same.

On August 23, 2021, Chino Valley and Broken Arrow entered into the Third Amendment (the “Third Chino Valley Amendment”) to the 2018 Chino On August 23, 2021, Chino Valley and Broken Arrow entered into the Third Amendment (the “Third Chino Valley Amendment”) to the 2018 Chino Valley Lease, as amended (the “Chino Valley Lease”), effective September 1, 2021. The parties previously agreed that the base rental payments under the Chino Valley Lease would increase commensurate to any and all expanded and operational square footage on the premises by calculating the fixed rate of $0.82 per square foot per month by the new operational square footage. Accordingly, in the Third Chino Valley Amendment, the parties agreed that, as of September 1, 2021, the rental payment is increased to $55,195 per month base rental payment, plus additional rental payments, as a result of the increase in the square footage to 67,312 square feet of operational space. This lease modification qualified as a separate contract as the modification grants the tenant additional right of use not included in the original lease, as amended, and the increase in monthly rent payments is commensurate with the standalone price for the additional square footage being leased.

On January 24, 2022 and effective on March 1, 2022, Chino Valley and Broken Arrow entered into the Fourth Amendment (the “Fourth Chino Valley Amendment”) to the Chino Valley Lease, as amended. Pursuant to the terms of the Fourth Chino Valley Amendment, the parties acknowledge that an additional 30,000 square feet have become operational, increasing the premises to a total of 97,312 square feet of operational space. In connection with the Fourth Chino Valley Amendment, the Company paid $500,000 to Tenant as a tenant improvement allowance or lease incentive for investment into the premises, which was capitalized as a lease incentive receivable and is recognized on a straight-line basis over the remaining lease term as a reduction to the property investment portfolio revenues. Pursuant to the terms of the Fourth Chino Valley Amendment, effective March 1, 2022, the monthly base rent was increased to $87,581, representing an increase from $0.82 per square foot to $0.90 per square foot, for all current and future operational square footage that may be developed as the premises continue to expand.

During 2025, Broken Arrow faced operational challenges that impaired their ability to meet contractual rent obligations. As of December 31, 2025, Broken Arrow remitted approximately 7% of the September to December 2025 rent due. On September 29, 2025, the Company delivered a notice of default to Broken Arrow. The Company and Broken Arrow have entered into a Consent Agreement (see Note 14 — Subsequent Events on our consolidated financial statements) providing for an agreement by Broken Arrow to complete payment of the full rent amount outstanding. The Company received the full rent amount outstanding on March 31, 2026.

On December 31, 2025, Chino Valley entered into an Amended and Restated Absolute Net Lease Agreements with Broken Arrow Inc. with an effective date of January 1, 2026 (See Note 14 — Subsequent Events on our consolidated financial statements).

As discussed above, the A&R Leases include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the Tenant to purchase, on an all-or-none basis, the three leased properties (Chino Valley, Green Valley and Kingman) for an aggregate purchase price of $9.0 million (the “Purchase Option”). The Purchase Option originally stated that the Purchase Option may be exercised during an option period ending March 30, 2026; however, the parties have subsequently agreed that optionee

Annex C-7

will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. The Purchase Option contemplates (a) a $400,000 non-refundable earnest money deposit to be applied toward the down payment, (b) a $4.0 million cash down payment at closing, and (c) $5.0 million of seller financing.

Green Valley, AZ

On May 1, 2018, Green Valley and Broken Arrow entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Green Valley and Broken Arrow (the “Green Valley Lease”), with a term of 22 years, expiring April 30, 2040. The Green Valley Lease provided for payment by Broken Arrow of a fixed monthly base rent of $3,500, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Chino Valley. In addition, pursuant to the terms of the Green Valley Lease, Broken Arrow agreed to maintain insurance in full force during the term of the Green Valley Lease and any other period of occupancy of the premises by Broken Arrow.

On May 29, 2020, Green Valley and Broken Arrow entered into the First Amendment (the “Green Valley Amendment”) to the Green Valley Lease, effective May 31, 2020. The Green Valley Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Green Valley and Broken Arrow, Broken Arrow may terminate the Green Valley Lease by delivering written notice to Green Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

On December 31, 2025, Green Valley entered into an Amended and Restated Absolute Net Lease Agreements with Broken Arrow, with an effective date of January 1, 2026 (See Note 14 — Subsequent Events on our consolidated financial statements).

Tempe, AZ

On May 1, 2018, and amended on May 29, 2020, Zoned Arizona and CJK entered into that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Zoned Arizona and CJK (the “Tempe Lease”), with a term of 22 years, expiring April 30, 2040. The Tempe Lease provided for payment by CJK of a fixed monthly base rent of $33,500, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Zoned Arizona. In addition, pursuant to the terms of the Tempe Lease, CJK agreed to maintain insurance in full force during the term of the Tempe Lease and any other period of occupancy of the premises by CJK.

On May 29, 2020, Zoned Arizona and CJK entered into the First Amendment (the “Tempe Amendment”) to the Tempe Lease, effective May 31, 2020. Pursuant to the terms of the Tempe Amendment, among other things, the base rent was increased to $49,200 per month. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. Pursuant to the terms of the Tempe Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Zoned Arizona and CJK, CJK may terminate the Tempe Lease by delivering written notice to Zoned Arizona, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

In addition, under the Tempe Amendment the parties agreed to an Investment by Tenant (as defined above in the subheading Chino Valley) to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease. The Company’s Significant Tenants have completed the Investment by Tenants to the Facilities totaling in excess of $8,000,000 and have satisfied the contractual obligations related to the same.

In connection with a promissory note (See Note 8), on July 11, 2022 and reaffirmed on December 7, 2022, the Company entered into a Deed of Trust Agreement that secures the Company’s performance under the promissory note. The Deed of Trust Agreement transfers and assigns to the lender the right to sell the assets of Tempe and rights to rental income in case of default under the promissory note.

Annex C-8

On November 30, 2022, Zoned Arizona, CJK, and VSM entered into that Second Amendment (the “Tempe Second Amendment”) to the Tempe Lease, as amended. Concurrently with the execution of the Tempe Second Amendment: (i) CJK assigned all its interest in the Tempe Lease to VSM (the “Assignment”), and (ii) VSM subleased a portion of the Premises (as defined in the Tempe Lease), pursuant to that certain Sublease dated November 30, 2022 between VSM, as sublessor, and CJK, as sublessee.

Pursuant to the terms of the Tempe Second Amendment, among other things, and in consideration of Zoned Arizona’s agreement to enter into the Tempe Second Amendment: (i) VSM paid Zoned Arizona $300,000 (the “Assignment Fee”), (ii) VSM agreed to commit at least $3,000,000 to be spent toward capital improvements to the Premises within two years after the effective date of the Tempe Second Amendment (the “Capital Commitment”), (iii) VSM agreed to deposit an additional security deposit (the “Additional Security Deposit”) of $147,600 to be held by Zoned Arizona per the terms of the Tempe Lease, and (iv) VSM agreed to cause its affiliate, GDL Inc. (doing business as Green Dot Labs) (“GDL”) to execute and deliver to Zoned Arizona that Guaranty of Payment and Performance dated on the same date as the Tempe Amendment, which Guaranty of Payment and Performance requires GDL to guarantee and be liable for VSM’s compliance with and performance under the Tempe Lease. The Guaranty of Payment and Performance was entered into on November 30, 2022. If VSM fails to deliver to Zoned Arizona invoices or other documentation acceptable to Zoned Arizona showing the Capital Commitment has been satisfied in a timely manner, VSM will be in default under the Tempe Lease. No other terms of the Tempe Lease were modified. Therefore, the Company’s accounting for the lease remained unchanged subsequent to the Tempe Second Amendment and Assignment.

Pursuant to ASC 842-10-25, the lease modification was not accounted for as a separate contract and the Company accounted for the modification as if it were a termination of the existing lease and the creation of a new lease that commenced on the effective date of the modification. Accordingly, the Company recorded the $300,000 as a contract liability and will amortize the $300,000 Assignment Fees into rental revenue on a straight-line basis over the remaining term of the lease through April 2040. On December 31, 2025 and 2024, contract liability related to this lease modification amounted to $246,890 and $264,115, respectively, which has been included in contract liabilities on the accompanying consolidated balance sheets.

As of June 1, 2025, VSM has satisfied the Capital Commitment and completed more than $3,000,000 worth of improvements to the Tempe property.

Additionally, on the Tempe property, the Company leases parking lot space for an antenna location to a third party.

Kingman, AZ

On May 1, 2018, Kingman and CJK entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK (the “Kingman Lease”), with a term of 22 years, expiring April 30, 2040. The Kingman Lease provides for payment by CJK of a fixed monthly base rent of $4,000, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Kingman. In addition, pursuant to the terms of the Kingman Lease, CJK agreed to maintain insurance in full force during the term of the Kingman Lease and any other period of occupancy of the premises by CJK.

On May 29, 2020, Kingman and CJK entered into the First Amendment (the “Kingman Amendment”) to the Kingman Lease, effective May 31, 2020. The Kingman Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Kingman and CJK, CJK may terminate the Kingman Lease by delivering written notice to Kingman, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

On November 30, 2022, Kingman and CJK entered into the Second Amendment (the “Kingman Second Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK. Pursuant to the terms of the Kingman Second Amendment, CJK agreed to grant Kingman a right to terminate the Kingman Lease upon 15 days’ prior written notice in Kingman’s sole discretion, without any obligation to do so, provided that Kingman may not exercise this right to terminate if CJK is operating its business as a going concern at the premises which is the subject of the Kingman Lease.

Annex C-9

On August 2, 2023, the Company consented to a Sublease Agreement (the “Sublease”) with CJK and a subtenant in connection with the Company’s Kingman property. Pursuant to the Sublease, the Sublease shall be effective on August 2, 2023 and end on the one year anniversary, or (ii) the last day of the Term of the Master Lease (whether due to expiration or termination thereof by the Company, whichever is earlier (the “Sublease Expiration Date”), such period being referred to herein as the “Sublease Term”, unless terminated earlier pursuant to the terms of this Sublease or otherwise by consent of the Company, CJK and Subtenant. The subtenant had two options to extend the Sublease Term by one-year periods each (each a “Sublease Term Extension” and collectively the “Sublease Term Extensions”), which were exercisable by Subtenant no later than 90 days prior to the expiration of the Sublease Term, as may be extended. In August 2024, the Sublease was not renewed and the Sublease expired. Upon expiration of the Sublease, the Security Deposit of $14,960 was refunded to the subtenant. The Kingman Lease remains in place; however, the Kingman property is currently non-operational.

On December 31, 2025, Kingman entered into an Amended and Restated Absolute Net Lease Agreements with CJK, Inc., with an effective date of January 1, 2026 (See Note 14 — Subsequent Events on our consolidated financial statements).

Pleasant Ridge, MI

On November 29, 2022, ZP Woodward, as landlord, entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Woodward Lease”) with Rapid Fish 2 LLC, as tenant (“Woodward Tenant”), whereby ZP Woodward leased the “Woodward Property” located in Pleasant Ridge, Michigan to the Woodward Tenant. The Woodward Lease commenced on December 1, 2022 and had a term of 14 years and 4 months through March 1, 2037, with two 5-year options to extend the term, exercisable by the Woodward Tenant by written notice to ZP Woodward given not later than 180 days prior to the expiration of the then current term on the same terms and conditions as provided in this Lease. The Woodward Lease contains customary obligations of the Woodward Tenant consistent with an absolute triple net lease agreement, including (i) the payment of real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes), (ii) payment of insurance premiums and operating costs of ZP Woodward related to the operation of the Woodward Property, and (iii) maintenance and repair obligations to maintain the Woodward Property in first-class retail condition. The Woodward Lease includes a Guaranty of Payment and Performance by Ammar Kattoula and Thomas Nafso. The Woodward Lease contains an abatement of the full or partial rent that would otherwise have been due for the months from December 2022 to March 2023. Subsequent to the abatement period, the Woodward Lease provided for payment by the tenant of monthly base rent beginning at $40,319 per month and increasing by 3% per year over the term of the lease, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against the Company. In addition, pursuant to the terms of the Woodward Lease, the Woodward Tenant agreed to maintain insurance in full force during the term of the Woodward Lease and any other period of occupancy of the premises by the tenant.

On May 14, 2023, ZP Woodward entered into an Assignment and Assumption of Lease (“Assignment”) whereby the Woodward Lease was assigned from Rapid Fish 2 LLC (“Old Tenant”) to Rapid Fish LLC (“New Tenant”). Old Tenant and New Tenant share common ownership. The assignment of the Woodward Lease is conditioned upon issuance by the City of Pleasant Ridge, Michigan of a final cannabis business license to New Tenant and ZP Woodward’s receipt of a fully executed Reaffirmation of Guaranty from the guarantors of the Woodward Lease. The Assignment contains other terms as are customary for a document of this type.

On May 1, 2024, ZP Woodward and Rapid Fish, LLC (the “Parties”), with individual Guarantors, Thomas Nafso and Ammar Kattoula (the “Guarantors”), entered into a First Amendment to the Absolute Net Lease Agreement (the “First Amendment”) pertaining to premises located at 23600-23634 Woodward Ave, Pleasant Ridge MI 48069. The Parties also agreed to a fully executed Reaffirmation of Guaranty from the Guarantors.

According to the terms of the First Amendment, the following changes have been agreed to by the Parties:

Amended Rental Payment Schedule

The First Amendment provides that as long as the Company’s Conditions, as outlined in this First Amendment, are satisfied including a Renovation Completion Commitment, the Rental Payment Schedule of the Lease will be amended to the schedule set forth in the First Amendment.

Annex C-10

Capital Commitment

The First Amendment provides for the inclusion of the Capital Commitment as follows: Tenant shall cause a total of at least $850,000 to be spent toward capital improvements to the Premises (the “Commitment Improvements” and/or the “Capital Commitment”). Any such Commitment Improvements shall be made in accordance with the Lease as amended. Commitment Improvements to be counted toward satisfying the Capital Commitment shall include capital improvements to the Premises and any part thereof, as well as other improvements approved in advance in writing by the Company, and shall exclude soft costs, permit, design, architectural and engineering fees, and legal fees. Tenant acknowledges that the Capital Commitment is material to the Company and the Company would not have agreed to enter into this First Amendment but for Tenant’s obligations in this paragraph. If the Capital Commitment is not completed in the prescribed time period, as evidenced by invoices or similar documentation reasonably acceptable to the Company, Tenant’s failure shall constitute an Event of Default under the Lease.

Renovation Completion Commitment

The First Amendment provides for the inclusion of the Renovation Completion Commitment as follows: Tenant shall cause its Capital Commitment at the Premises (the “Renovation Completion Commitment”) to be completed within three (3) months after the First Amendment Effective Date (the “Renovation Completion Commitment Date”). In order to satisfy the Renovation Completion Commitment, Tenant must satisfy the following prior to the Renovation Completion Commitment Date (i) deliver to the Company the appropriate deliverables evidencing renovation completion (the “Renovation Completion Deliverables”) (as defined below) (ii) open for business to the public for its intended Use of the Premises (the “Store Opening”), (iii) and complete its first bona fide sale to the public. The Renovation Completion Deliverables include the following: (x) Tenant has furnished to the Company a copy of a commercially reasonably detailed final cost breakdown for Tenant’s Work and the Company has inspected the Premises to confirm that Tenant’s Work has been completed in a good and workmanlike manner according to the Tenant’s Approved Plans; (y) Tenant has furnished to the Company commercially reasonable final affidavits and final lien releases from Tenant’s general contractor, if any, all subcontractors and all material suppliers for all labor and materials performed or supplied as part of Tenant’s Work (whether or not the Allowance is applicable thereto); (z) a copy of the certificate of occupancy from the governmental authority having jurisdiction has been delivered to the Company. Tenant acknowledges that the Renovation Completion Commitment is material to the Company and the Company would not have agreed to enter into this First Amendment but for Tenant’s obligations in this paragraph. If the Renovation Completion Commitment is not completed in the prescribed time period, Tenant’s failure shall constitute an Event of Default under the Lease. the Company shall grant Tenant up to two (2) additional 30-day extension upon request, so long as at the time of the extension the site is conducting inspections toward certificate of occupancy.

North Lot

The First Amendment also provides that if within 18 months of the date of this First Amendment, Tenant is able to complete all of the following related to 23634 Woodward Ave, Pleasant Ridge MI 48069 with an APN of 25-27-181-003 (the “North Lot”): (i) obtain authorization from all required jurisdictions (including the City of Pleasant Ridge) that the use of the North Lot parking spaces is no longer required and releases the Company from all obligations related to the North Lot under the Declaration of Restrictions and Parking Easement (the “Parking Agreement”), and (ii) confirm that the Tenant is able to continue to use the lot for purposes of ingress and egress, and (iii) Tenant is able to arrange a deal with the seller of the North Lot, which is currently under a Land Contract with outstanding installment payments, that (x) provides the Company with indemnity from Tenant that completely releases the Company of any operational obligations or liabilities related to the North Lot, (y) provides the Company with indemnity from Tenant that completely release the Company of any financial obligations or liabilities related to the North Lot, and (z) does not cause any encumbrance or legal liability to the remaining properties at the Premises; then within 30 days of the Company’s receipt of written confirmation from all appropriate parties that all requirements noted above have been satisfied, at the Company sole discretion, the Company agrees that the parties shall enter into a Lease Amendment acknowledging the same and modifying Tenant’s lease base rental rate to be reduced by $3,846 for the Lease.

Reaffirmation of Guarantee

In consideration of the First Amendment, the Guarantors executed and delivered a Reaffirmation of Guaranty (the “Reaffirmation of Guaranty”) effective as of May 3, 2024. Related to the Guaranty and the Original Guarantors, the Company agreed, that so long as there are no uncured Events of Default and Tenant remains in good standing under

Annex C-11

the Lease, then the Original Guarantors shall be released of their guarantees following the original lease term of 14.5 years. The Company also agreed that, provided the Company has given written approval, at its discretion, which shall not be unreasonably withheld, then the Original Guarantors may be permitted to transfer the obligations under their Guarantees in the event of a Permitted Transfer, on to a new Guarantor(s) that are of at least equal or greater credit than the Original Guarantors, to be determined by the Company in its discretion, which shall not be unreasonably withheld.

During the third quarter of 2025, New Tenant faced operational challenges that impaired its ability to meet contractual rent obligations. Beginning in July 2025, New Tenant remitted approximately 50% of the rent then due. In August 2025, the Company sent a demand notice to New Tenant to remit full payment of outstanding rent. In September 2025, New Tenant remitted full payment of all outstanding rent that was previously due and has received all rent payments due through December 31, 2025. Subsequent to year-end 2025, the Company sent New Tenant at the Woodward Property a written notice default related to the New Tenant’s failure to i) make timely rental payments and ii) fulfill its obligations related to non-monetary terms under the Woodward Lease. As of the date of this filing, the Company remains in discussions with New Tenant about curing these events of default and regarding future operations at the Woodward Property. In an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000.

Chicago, IL

On January 19, 2024, ZPRE Holdings and Keystone entered into that certain Assignment and Assumption Agreement, dated as of January 19, 2024, by and between Keystone and ZP Holdings (the “Assignment Agreement”). Pursuant to the terms of the Assignment Agreement, Keystone assigned to ZP Holdings all of Keystone’s right, title and interest in and to the Original PSA to purchase the “Ashland Avenue Property”. On January 19, 2024, the transactions contemplated by the Agreement and Assignment and Assumption Agreement closed and ZPE Holdings completed the acquisition of the Ashland Avenue Property under the Original PSA, as assigned. The completed transactions were subject to closing costs, commissions, and fees customary to the acquisition of real estate, including a $65,000 commission payable and a $79,634 sponsor fee payable.

On January 18, 2024, ZPRE Holdings entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Justice Grown Lease”), with a commencement date of January 19, 2024, by and between ZPRE Holdings, as landlord, and JG IL LLC (“Justice Grown”), as tenant. Pursuant to the terms of the Lease, ZPRE Holdings agreed to lease the Ashland Avenue Property located in Chicago, IL to Justice Grown for use as a licensed recreational adult-use (and, if permitted, medical) cannabis dispensary in accordance with Illinois law. The Justice Grown Lease has a term of 15 years, with four five-year renewal terms.

Under the Justice Grown Lease, the Company’s tenant is responsible for constructing a new retail dispensary building on the Ashland Avenue Property. In 2025, the Company was notified that a vehicle crashed into the building at the Ashland Avenue Property, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition (See Note 4). As such, the Ashland Avenue Property remains a vacant lot of land. Based upon the most recent information received by the Company from Justice Grown, the Company believes that the development of the new retail dispensary building will still be completed, and the tenant will open for business in late 2027; however, challenges related to the ongoing permitting and development process required through the City of Chicago may continue to cause delays. The Company’s tenant is expected to continue to pay full rent pursuant to the Justice Grown Lease. If Justice Grown does not construct the new building, the Company may need to pursue recovery through legal claims. In connection with the damage and demolition of the building, during the year ended December 31, 2025, the Company recorded an impairment loss of $1,018,716.

Annex C-12

Surprise, AZ

On January 2, 2024, ZPRE Holdings entered into a contingent Licensed Cannabis Facility Absolute Net Ground Lease Agreement (the “Sunday Goods Lease”), with a commencement date contingent upon the satisfaction of various contingencies to the Sunday Goods Lease, by and between ZPRE Holdings, as landlord, and Sunday Goods, as tenant. Pursuant to the terms of the Sunday Goods Lease, ZPRE Holdings agreed to lease the “Surprise Property” to Sunday Goods for use as a licensed medical and adult use marijuana retail dispensary in accordance with the laws of Arizona. The Sunday Goods Lease has a term of 15 years, with four five-year renewal terms. Pursuant to the Sunday Goods Lease, ZPRE Holdings has agreed to provide a tenant improvement allowance for up to $1,000,000 to Sunday Goods to be reimbursed in tranches following completion of tenant’s work. During the year ended December 31, 2025, the Company paid $1,000,000 to Sunday Goods as a tenant improvement allowance. The $1,000,000 payment to the tenant were used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and are being depreciated on a straight-line basis over the useful life of the building and related improvements beginning in September 2025. In September 2025, Sunday Goods completed the construction of a new retail dispensary building on the Surprise Property and opened for business. Pursuant to the terms of the Contingent Lease, on February 27, 2024, Sunday Goods executed a guaranty (the “Guaranty”) in favor of ZP Holdings, guaranteeing the prompt and complete payment and performance of all of Sunday Goods’ obligations to ZPRE Holdings arising under the Contingent Lease. As of July 8, 2024, all contingencies were satisfied and the Contingent Lease commenced on July 13, 2024. Pursuant to the Sunday Goods Lease, beginning in July 2025, Sunday Goods began paying monthly base rent of $25,000 which shall be paid through June 2026, with an annual increase of 3% per annum through June 2040.

On March 3, 2025, ZP Dysart entered into a First Amendment with its tenant related to the Sunday Goods Lease at the Surprise Property. The First Amendment clarifies and defines the process by which the tenant improvement Allowance for the Tenant Work at the Surprise Property would be completed. Subject to the terms and conditions of the Sunday Goods Lease, and so long as there is no default ongoing beyond any notice and/or cure period, partial payments of the Allowance (the “Allowance Payments”) provided by Landlord shall be made to Tenant as follows: (#1) $300,000 was paid upon the full execution of the First Amendment to the Lease; (#2) $150,000 was paid on March 28, 2025; (#3) $150,000 to be paid on May 1, 2025; and (#4) the remaining $400,000 of the Allowance was paid on October 21, 2025 upon completion of the Tenant’s Work on the Property; provided however, Landlord’s obligation to disburse the final $400,000 (Payment #4 of the Allowance Payments) is expressly conditioned upon Landlord’s receipt of the following “Allowance Deliverables”: (i) Tenant has furnished to Landlord a copy of a commercially reasonably detailed final cost breakdown for Tenant’s Work and Landlord has inspected the Premises to confirm that Tenant’s Work has been completed in a good and workmanlike manner according to the Tenant’s Approved Plans; (ii) Tenant has furnished to Landlord commercially reasonable final affidavits and final lien releases from Tenant’s general contractor, and if any, all subcontractors and all material suppliers for all labor and materials performed or supplied as part of Tenant’s Work (whether or not the Allowance is applicable thereto); and (iii) a copy of the certificate of occupancy from the governmental authority having jurisdiction has been delivered to Landlord. Throughout the project, Tenant shall be required to provide Landlord with ongoing accounting reflecting a commercially reasonable breakdown of the Tenant’s Work paid for with the Allowance Payments, and also a current Form W-9, Request for Taxpayer Identification Number and Certification, executed by Tenant.

Property Investment Portfolio

The Company considers a tenant whose annual base rent exceeds over 10% of the Company’s annual rental income to be a significant tenant. The Tempe Lease (leased by VSM), the Chino Valley Lease and Green Valley Lease (leased by Broken Arrow), and the Woodward Lease located in Pleasant Ridge (leased by Rapid Fish) are considered significant and the tenants are referred to as the Significant Tenants.

Annex C-13

During the years ended December 31, 2025 and 2024, all of the Company’s real estate properties are leased under triple-net and absolute-net leases to tenants that are controlled by Significant Tenants. For the years ended December 31, 2025 and 2024, revenues associated with Significant Tenant leases described above are summarized as follows:

	For the Year Ended December 31, 2025	% of Total Revenues	For the Year Ended December 31, 2024	% of Total Revenues
Broken Arrow (Chino Valley)	$1,161,867	28.1%	$1,120,431	29.5%
VSM (Tempe)	657,979	15.9%	656,736	17.3%
Woodward lease (Michigan)	573,203	13.8%	589,478	15.6%
Total	$2,393,049	57.8%	$2,366,645	62.4%

As of December 31, 2025 and 2024, the Company had an asset concentration related to the Significant Tenants. As of December 31, 2025 and 2024, the Significant Tenants collectively leased approximately 47.2% and 55.4% of the Company’s total assets, respectively. Additionally, the Company had an asset concentration related its Surprise, AZ property, which leased approximately 19.4% of the Company’s total assets as of December 31, 2025.

Future minimum lease payments to be received, on all leased properties, for each of the five succeeding calendar years and thereafter as of December 31, 2025, consists of the following:

Future annual base rent:	Amount
2026	$2,725,617
2027	2,746,432
2028	2,776,883
2029	2,808,247
2030	2,840,553
Thereafter	28,497,521
Total	$42,395,253

Investment in equity method unconsolidated joint venture

On December 31, 2025 and 2024, the Company held an investment with carrying values of $0 and $4,923, respectively, in Zoneomics Green, LLC (“Zoneomics Green”), a Delaware limited liability company formed on May 1, 2021 and owned 50% by the Company. The Company accounts for this investment under the equity method of accounting as the Company exercises significant influence but does not exercise financial and operating control over this entity. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other than temporary event where the Company’s investment may not be recoverable. The Zoneomics Green team has completed the creation of the foundational design, technology platform, and market positioning for Zoneomics Green to launch in the cannabis industry; however, the project has stalled over the past year. In order to successfully launch, the technology platform needs to rely upon a required merchant banking component, which is has been unable to identify. The Company does not currently know when an appropriate merchant banking solution will become available given the federal status of regulated cannabis and specifically the federal banking status as it relates to regulated cannabis, even for ancillary services such as Zoneomics Green. The regulatory status related to cannabis banking reform and regulation at the federal level remains uncertain and the Company believes it is appropriate to cause an impairment of the Zoneomics Green investment at this time. The Company has no further financial or investment obligations at this time. On December 31, 2023, the Company recorded an other-than-temporary impairment loss of $45,000 because it was determined that the fair value of its equity method investment in Zoneomics was less than its carrying value. Based on management’s evaluation, it was determined that due to market and regulatory conditions, implementing the Company’s business model was at risk and that the Company’s ability to recover the carrying amount of the investment in Zoneomics was impaired. During the years ended December 31, 2025 and 2024, the Company recorded a loss from equity method unconsolidated joint ventures of $3,352 and $0, respectively,

Investments in cost method investees

The Company accounts for its interests in entities where the Company has virtually no influence over operating and financial policies under the cost method of accounting. In such cases, the Company’s original investments are recorded at the cost to acquire the interest and any distributions received are recorded as income. During the year

Annex C-14

ended December 31, 2025, through its wholly-owned subsidiary ZPRE Holdings, the Company invested $84,110 in ZP Ohio B, LLC, for a 5% ownership interest in ZP Ohio B LLC, which is being accounted for under the cost method and reflected on the accompanying consolidated balance sheet under “investment in cost-method investees.” ZP Ohio B LLC plans on developing several projects. This investment is subject to the Company’s impairment review policy.

On June 24, 2022, the Company’s wholly-owned subsidiary, ZP Data Platform 2 LLC, purchased 875 shares of Series A convertible preferred stock of Anami Technology, Inc., a California corporation, for $50,000, or $57.14 per share. The Company’s ownership percentage is less than 20% and it does not have the ability to exercise significant influence. This equity instrument does not have a readily determinable fair value. Accordingly, pursuant to ASC 321-10-35-2, the Company elected to measure this equity security at its cost minus impairment. If the Company identifies observable price changes in orderly transactions for the identical or a similar investment of the same issuer, the Company shall measure the equity security at fair value as of the date that the observable transaction occurred. If the Company subsequently elects to measure this equity security at fair value, the Company shall measure all identical or similar investments of the same issuer, including future purchases of identical or similar investments of the same issuer, at fair value. The election to measure this equity security at fair value shall be irrevocable. Any resulting gains or losses on the securities for which that election is made shall be recorded in earnings at the time of the election. On December 31, 2025, based on its qualitative impairment assessment, the Company impaired its equity investment and recorded an impairment loss on equity securities of $50,000.

Tenants and Clients

We target tenants for our Property Investment Portfolio activity and clients for our Real Estate Services activity who require assistance with the identification and development of regulated cannabis properties. Our ideal prospective tenants and/or clients will have a commitment to operating their business and real estate projects with an emphasis on sophistication, safety, sustainability, and stewardship to the local community in which they operate.

We complete significant due diligence on prospective tenants and prospective clients. Credit-worthiness, character, and capital are all important variables that contribute to a target tenant and/or client for the Company.

Marketing

Currently, the Company uses general industry marketing to communicate its Property Investment Portfolio and Real Estate Services to industry operators and prospective clients. These include an industry newsletter that the Company distributes, as well as electronic and physical mailers directed to cannabis industry operators and property owners. Industry reputation, word-of-mouth, and networking are the primary tools the Company has used to complete the marketing of our services. We have previously and may in the future engaged with marketing, design, and public relations firms to assist with our industry branding and to help maintain an updated website, shareholder presentation, and profile outlining the Company’s services. These tools are created for transparency of operations and activities. Our executive management believes the reputation of having integrity is an essential tool for marketing and business development.

Competition

The commercial real estate market is highly competitive. We believe finding properties that are zoned an/or approved for the specific use of allowing regulated cannabis operations may be limited as more competitors enter the market. More competitors continue to enter the marketplace. We face significant competition from a diverse mix of market participants, including but not limited to, other public companies with similar business models, independent investors, hedge funds and other real estate investors, hard money lenders, as well as would be clients, regulated cannabis operators themselves, all of whom, may compete against us in our efforts to secure and acquire real estate zoned and/or approved for cannabis operations. In some instances, we will be competing to acquire real estate with persons who have no interest in the regulated cannabis business but have identified alternative value in a piece of real estate that we may be interested in acquiring.

Annex C-15

Government Regulation

Real Estate & General Business Regulations

We are subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry, including those governing fair housing and federally backed mortgage programs. Our operations will also be subject to regulations normally incident to business operations, such as occupational safety and health acts, workers’ compensation statutes, unemployment insurance legislation and income tax and social security related regulations. Although we will use our best efforts to comply with applicable regulations, we can provide no assurance of our ability to do so, nor can we fully predict the effect of these regulations on our proposed activities.

In addition, zoning commercial properties for specific purposes, such as regulated cannabis dispensaries or cultivation facilities, is subject to specific regulations to the zoning requirements for the city, county and state related to any regulated cannabis facility. We expect regulations to get tighter as time goes on. Many jurisdictions have moved toward “Green Zoning” hubs, though others have increased setbacks from residential areas and schools following the 2025-2026 legislative sessions.

Federal and State Regulation of Cannabis

Controlled Substances Act and “Cole Memorandum”

The U.S. federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which places controlled substances, including cannabis, in a schedule. While historically classified as a Schedule I drug, cannabis is currently in the final stages of being reclassified to Schedule III following a December 2025 executive order. Under U.S. federal law, a Schedule I drug has a high potential for abuse and no accepted medical use. Schedule III drugs are classified as having a moderate to low potential for physical and psychological dependence and have currently accepted medical uses. The United States Food and Drug Administration (the “FDA”) has approved Epidiolex, which contains a purified form of cannabidiol (“CBD”), a non-psychoactive cannabinoid found in the cannabis plant, for the treatment of seizures associated with two specific epilepsy conditions. The FDA has not approved cannabis or cannabis derived compounds as a safe and effective drug for any other indication, though it has issued updated guidance on clinical trials for Schedule III substances.

In the United States, cannabis is largely regulated at the state level. State laws regulating cannabis are in direct conflict with the federal CSA, although the move toward Schedule III is expected to reduce this conflict for medical-use participants. Although most U.S. states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminal acts under federal law. As of March 2026, over 40 states have legalized medical or adult-use cannabis.

Due to the conflicting views between state governments and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. In response and until 2018, the federal government provided guidance to federal law enforcement agencies and banking institutions through a series of United States Department of Justice (“DOJ”) memoranda. The most significant of these memoranda was drafted by former Deputy Attorney General James Cole in 2013 (the “Cole Memo”).

The Cole Memo offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states. The Cole Memo put forth eight prosecution priorities:

•        Preventing the distribution of marijuana to minors;

•        Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

•        Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

•        Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•        Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

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•        Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

•        Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

•        Preventing marijuana possession or use on federal property.

On January 4, 2018, former United States Attorney General Jefferson Sessions rescinded the Cole Memo by issuing a new memorandum to all United States Attorneys (the “Sessions Memo”). Rather than establish national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memo instructs that “[i]n deciding which marijuana activities to prosecute with the DOJ’s finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.

The former Attorneys Generals who succeeded former Attorney General Sessions following his resignation have not provided a clear policy directive for the United States as it pertains to state-legal marijuana-related activities. However, as discussed herein, during his term, President Joseph R. Biden, announced multiple mass pardons and clemency of persons who had been convicted of simple marijuana possession under federal law and initiated a regulatory process under the CSA to move cannabis from Schedule I to Schedule III. However, the future of the rescheduling process is uncertain since President Donald J. Trump took office on January 20, 2025.

The DOJ, under Attorney General Pamela Bondi, has not formally reinstated the Cole Memo. However, the administration’s focus has shifted toward “states’ rights” and the acceleration of the Schedule III reclassification. While federal enforcement remains a risk, the primary focus of federal authorities in 2026 has been on the illicit market and the “total THC” restrictions on hemp products.

2018 Farm Bill & 2026 Appropriations Act

Following the passage of the Agriculture Improvement Act of 2018 (popularly known as the “2018 Farm Bill”), cannabis with a tetrahydrocannabinol (“THC”) content below 0.3% dry weight volume is classified as hemp and has been removed from the CSA. The Continuing Appropriations and Extensions Act of 2026, signed in November 2025, has fundamentally narrowed the definition of hemp. Effective November 12, 2026, finished hemp products must contain no more than 0.4 mg of “total THC” per container (including Delta-8 and THCA).

This change effectively bans the majority of intoxicating hemp-derived products (such as Delta-8 gummies and THCA flower) from the “hemp” market, reclassifying them as “marijuana” under the CSA unless they are brought within a state-licensed cannabis regulatory framework. The FDA continues to maintain that CBD is not a legal dietary supplement, and the industry is currently navigating a one-year “runway” before the new strict THC caps take full effect in late 2026.

Financial Institutions and Banking

Due to the CSA categorization of marijuana as a Schedule I drug, federal law also makes it illegal for financial institutions that depend on the Federal Reserve’s money transfer system to take any proceeds from marijuana sales as deposits.

While there has been no change in U.S. federal banking laws to accommodate businesses in the large and increasing number of U.S. states that have legalized medical and/or adult-use marijuana, the Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”), in 2014, issued guidance to prosecutors of money laundering and other financial crimes (the “FinCEN Guidance”). The FinCEN Guidance advised prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve marijuana-related businesses so long as that business is legal in their state and none of the federal enforcement priorities referenced in the Cole Memo are being violated (such as

Annex C-17

keeping marijuana away from children and out of the hands of organized crime). The FinCEN Guidance also clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps include:

1.      Verifying with the appropriate state authorities whether the business is duly licensed and registered;

2.      Reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business;

3.      Requesting from state licensing and enforcement authorities available information about the business and related parties;

4.      Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult-use customers);

5.      Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

6.      Ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and

7.      Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

Because most banks and other financial institutions are unwilling to provide any banking or financial services to marijuana businesses, these businesses can be forced into becoming “cash-only” businesses. While the FinCEN Guidance decreased some risk for banks and financial institutions considering serving the industry, in practice it has not substantially increased banks’ willingness to provide services to marijuana businesses. This is because, as described above, the current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each marijuana business they accept as a customer.

Those state-chartered banks and credit unions that do have customers in the marijuana industry charge marijuana businesses high fees to pass on the added cost of ensuring compliance with the FinCEN Guidance. Unlike the Cole Memo, however, the FinCEN Guidance from 2014 has not been rescinded.

As a result, those businesses involved in the marijuana industry continue to encounter difficulty establishing banking relationships, which may increase over time. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

The move toward Schedule III is expected to ease some banking restrictions, but legislation remains stalled in the Senate as of March 2026. FinCEN Guidance from 2014 remains the primary operational framework for banks, though many institutions are now transitioning their compliance models to accommodate the Schedule III “Medical/Prescription” model. Consequently, while banking access is improving, businesses still face higher fees and rigorous due diligence requirements.

The inability of our current and potential tenants to open accounts and continue using the services of banks will limit their ability to enter into triple-net lease arrangements with us or may result in their default under our lease agreements, either of which could materially harm our business and the trading price of our securities.

Controlled Substances Act Rescheduling

There have been recent developments regarding the potential for cannabis to be removed from the most restrictive schedule under the CSA, but with the recent re-election of President Trump, the regulatory process for this so-called “rescheduling” is uncertain. On December 18, 2025, President Trump signed an executive order instructing the DOJ

Annex C-18

and DEA to accelerate the reclassification of cannabis to Schedule III. While the DEA Administrative Law Judge (ALJ) hearings were briefly delayed in early 2025, the process has since resumed with an anticipated final rule effective date in mid-to-late 2026.

Internal Revenue Code, Section 280E

An additional challenge to marijuana-related businesses is that the provisions of the Internal Revenue Code, Section 280E (“Section 280E”), are being applied by the IRS to businesses operating in the medical and adult-use marijuana industry. As a result of Section 280E, the effective tax rate for many of the Company’s tenants and clients can be highly variable and depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be. If and when the reclassification of cannabis to Schedule III is finalized, Section 280E would no longer apply to state-legal cannabis businesses. This would allow companies to deduct ordinary business expenses (rent, payroll, marketing) for the first time. However, until the final rule is published and effective, Section 280E remains in force for the current tax cycle.

Federal Protections

Certain temporary federal legislative enactments that protect the medical marijuana industries have also been in effect for several years. For instance, certain marijuana businesses receive a measure of protection from federal prosecution by operation of temporary appropriations measures that have been enacted into law as amendments (or “riders”) to federal spending bills passed by Congress and signed by several presidents. For instance, in the Appropriations Act of 2015, Congress included a budget “rider” that prohibits the DOJ from expending any funds to enforce any law that interferes with a state’s implementation of its own medical marijuana laws. The rider is known as the “Rohrabacher-Farr Amendment” after its original lead sponsors.

Notably, the Rohrabacher-Farr Amendment has applied only to medical marijuana programs and has not provided the same protections to enforcement against adult-use activities. While the Rohrabacher-Farr Amendment has been included in successive appropriations legislation or resolutions since 2015, its inclusion or non-inclusion is subject to political change. The Rohrabacher-Farr Amendment has been renewed through the current 2026 appropriations cycle. It continues to prohibit the DOJ from using federal funds to interfere with state-legal medical marijuana programs, though it notably does not yet extend to adult-use recreational programs.

In sum, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole Memo, enforcement priorities are determined by respective United States Attorneys, and notwithstanding public statements to the contrary, federal law enforcement could enforce the CSA — and its criminal prohibition on commercial cannabis activity.

For these reasons, the Company’s investments in the U.S. cannabis market may subject the Company to heightened scrutiny by regulators, stock exchanges, clearing agencies and other U.S. authorities. See section entitled “Risk Factors” herein.

Although the Company’s activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

We will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. For the reasons described above and the risks further described in “Risk Factors,” there are significant risks associated with our business.

Local, state and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly

Annex C-19

applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Employees

As of December 31, 2025, we had six full-time and part-time employees, including our chief executive officer, chief financial officer and chief operating officer. We have established a national network of external partners, contractors, and consultants to which we outsource various operational tasks in an effort to minimize administrative overhead and maximize efficiency.

The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also provide robust compensation and benefits programs to help meet the needs of our employees. We believe that we maintain a strong working relationship with our employees and have not experienced any labor disputes.

ITEM 1A. RISK FACTORS

Investing in our common stock involves a high degree of risk.    You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in this annual report on Form 10-K, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results” before making an investment decision. The risks and uncertainties described below are not the only ones facing Zoned Properties. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Our Industry

There is substantial doubt as to our ability to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in elsewhere and in our consolidated financial statements, we had a net loss of $2,854,415 and had cash provided by operations of $781,476 during the year ended December 31, 2025. Additionally, as of December 31, 2025, we had cash of $837,767 and stockholders’ equity of $3,067,626. Furthermore, on December 31, 2025 and effective January 1, 2026, we entered into Amended and Restated Absolute Net Lease Agreements with certain tenants (See elsewhere in this Form 10-K and Note 14 — Subsequent Events). The Amended and Restated Absolute Net Lease Agreements include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the tenant to purchase, on an all-or-none basis, three leased properties (Chino Valley, Green Valley and Kingman). The Purchase Option originally stated that the Purchase Option may be exercised during an option period ending March 30, 2026; however, the parties have subsequently agreed that optionee will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. Additionally, on January 15, 2026, the Company and its subsidiaries entered into an Asset Purchase Agreement to sell substantially all of its properties to a company owned by management (See elsewhere in this Form 10-K and Note 14 — Subsequent Events on our consolidated financial statements and MBO risk factor below). The closing of the Asset Purchase Agreement is contingent upon the Buyer obtaining financing. If the Company sells some or all of its properties, it will have minimal or no operations. These factors raise substantial doubt about our ability to continue as a going concern for a period of twelve months from the issuance date of this Annual Report. There can be no assurance that we will sell our properties. If we sell our properties, our cash flow provided by operating activities would decrease substantially and we may need to raise capital through debt and/or equity financings to fund any ongoing operations, we may need

Annex C-20

to curtail our operations, or we may decide to liquidate the Company. Our consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Because we have limited operating history in the real estate industry, we may not succeed.

We have limited operating history or experience in procuring, building out or leasing real estate for agricultural purposes, specifically legalized marijuana grow facilities, or with respect to any other activity in the cannabis industry. Moreover, we are subject to all risks inherent in developing a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with establishing a new business and the competitive and regulatory environment in which we operate. For example, the regulated cannabis industry is new and may not succeed, particularly should the federal government change course and decide to prosecute those dealing in medical marijuana. If that happens there may not be an adequate market for our properties or other activities we propose to engage in.

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, delays and or complications with build outs, zoning issues, legal disputes with neighbors, local governments, communities and or tenants. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

Although we generate positive cash flows from operations, we may need to raise additional capital to fund our expansion.

We may need to raise additional funds through public or private debt or equity financings, as well as obtain credit from vendors to be able to fully execute our business plan. If we cannot raise additional capital, we may be otherwise unable to achieve our goals or continue our property development. While we believe that we will be able to raise the capital we need to continue our operations, there can be no assurances that we will be successful in these efforts or will be able to resolve any liquidity issues or eliminate our operating losses. In addition, any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we may be unable to execute our business plan and you could lose your investment.

Because we may be unable to identify and/or successfully acquire properties which are suitable for our business, our financial condition may be negatively affected.

Our business plan involves the identification and the successful acquisition of properties, which are zoned for legalized cannabis businesses, including cultivation and retail. The properties we acquire will be leased to regulated cannabis operators. Local governments must approve and adopt zoning ordinances for medical cannabis facilities and retail dispensaries. A lack of properly zoned real estate may reduce our prospects and limit our opportunity for growth and or increase the cost at which suitable properties are available to us. Conversely a surplus of real estate zoned for medical cannabis establishments may reduce demand and prices we are able to charge for properties we may have previously acquired.

In addition, some jurisdictions, such as Arizona, impose limits on the number of medical cannabis dispensaries that will be permitted to operate within designated geographic areas. Such limitations inherently place constraints on the number of properties we acquire for lease to operators in the cannabis industry.

If we fail to diversify our property investment portfolio or advisory and real estate services offered, downturns relating to certain industries or business sectors or the financial stability of our significant tenants may have a significant adverse impact on our assets and our ability to pay our operating expenses or pay dividends than if we had a diversified property portfolio and service offerings.

While we intend to diversify our portfolio of properties, we are not required to observe specific diversification criteria. Therefore, our total assets are concentrated into a limited number of tenants who were considered significant tenants. To the extent that our total assets are concentrated in a limited number of tenants that are in the regulated cannabis industry, downturns relating generally to such industry or business sector, or a decline in the financial stability of

Annex C-21

our Significant Tenants may result in defaults on all of our leases within a short time period, which may reduce our net income and the value of our common stock and accordingly, limit our ability to pay or operating expenses or pay dividends to our stockholders. As of December 31, 2025 and 2024, we had an asset concentration related to our Significant Tenant leases at our Tempe, Chino Valley and Green Valley, Arizona properties and our property located in Pleasant Ridge, Michigan. As of December 31, 2025 and 2024, the Significant Tenants collectively leased approximately 47.2% and 55.4% of the Company’s total assets, respectively. Additionally, the Company had an asset concentration related its Surprise, AZ property, which leased approximately 19.4% of the Company’s total assets as of December 31, 2025. If our tenants are prohibited from operating or cannot pay their rent, we may not have enough working capital to support our operations and we would have to seek out new tenants at rental rates per square foot that may be less than our current rate per square foot.

Any adverse economic or real estate developments in the medical cannabis industry could adversely affect our operating results and our ability to collect rent from out tenants, pay our operating expenses or pay dividends to our stockholders.

Our properties may be subject to impairment charges.

We routinely evaluate our real estate assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and lease structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. The financial failure of, or other default by, a single tenant under its lease may result in a significant impairment loss. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property, which could have a material adverse effect on our results of operations in the period in which the impairment charge is recorded. We recorded an impairment charge related to our Woodward Property in the year ended December 31, 2025, and may record future impairments based on actual results and changes in circumstances. Negative developments in the real estate market may cause management to reevaluate assumptions used in its impairment analysis. Changes in management’s assumptions based on actual results may have a material impact on our financial statements. See also “— We may be unable to sell the Woodward Property for its carrying value, or at all” below, Note 2 — Summary of Significant Accounting Policies — Rental Properties, and Note 14 — Subsequent Events to our consolidated financial statements in this Annual Report on Form 10-K for additional information.

We may be unable to sell the Woodward Property for its carrying value, or at all.

During the third quarter of 2025, New Tenant, our current tenant in the Woodward Property, faced operational challenges that impaired its ability to meet contractual rent obligations. Beginning in July 2025, New Tenant remitted approximately 50% of the rent then due. In August 2025, the Company sent a demand notice to New Tenant to remit full payment of outstanding rent. In September 2025, New Tenant remitted full payment of all outstanding rent that was previously due and has received all rent payments due through December 31, 2025. Subsequent to year-end 2025, the Company sent New Tenant at the Woodward Property a written notice default related to the New Tenant’s failure to (i) make timely rental payments and (ii) fulfill its obligations related to non-monetary terms under the Woodward Lease. As of the date of this filing, the Company remains in discussions with New Tenant about curing these events of default and regarding future operations at the Woodward Property.

In an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000.

While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000.

Annex C-22

Because our business is dependent upon continued market acceptance by our tenants’ consumers, any negative trends will adversely affect our business operations.

Out tenants are substantially dependent on continued market acceptance and proliferation of consumers of regulated cannabis. We believe that as cannabis becomes more accepted, the stigma associated with cannabis use will diminish and as a result, consumer demand will continue to grow. And while we believe that the market and opportunity in the cannabis space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the cannabis industry will adversely affect our tenants’ business operations and their ability to pay rent to us.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical cannabis will likely adversely impact the existing market for the current “marijuana pill” sold by the mainstream pharmaceutical industry, should cannabis displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis movement. Any inroads the pharmaceutical could make in halting the impending cannabis industry could have a detrimental impact on our proposed business.

Because we buy and lease property, we will be subject to general real estate risks.

We will be subject to risks generally incident to the ownership of real estate, including: (a) changes in general economic or local conditions; (b) changes in supply of, or demand for, similar or competing properties in the area; (c) bankruptcies, financial difficulties or defaults by tenants or other parties; (d) increases in operating costs, such as taxes and insurance; (e) the inability to achieve full stabilized occupancy at rental rates adequate to produce targeted returns; (f) periods of high interest rates and tight money supply; (g) excess supply of rental properties in the market area; (h) liability for uninsured losses resulting from natural disasters or other perils; (i) liability for environmental hazards; and (j) changes in tax, real estate, environmental, zoning or other laws or regulations. For these and other reasons, no assurance can be given that we will be profitable.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, banks and other financial institutions may be reluctant to enter into lending transactions with us, including secured lending, because our properties are used in the cannabis industry. If this source of funding is unavailable to us, our growth may be limited and our business may be materially adversely affected.

Our ability to acquire, operate and sell properties, engage in the business activities that we have planned and achieve positive financial performance depends, in large measure, on our ability to obtain financing in amounts and on terms that are favorable. The capital markets in the United States in general, and in the cannabis sector in particular, have undergone a turbulent period in which lending was severely restricted. Although there appear to be signs that financial institutions are resuming lending, the market has not yet returned to its pre-2008 state. The cannabis sector has experienced significant volatility and such volatility is expected to continue in 2026. Obtaining favorable financing in the current environment remains challenging.

In order to grow our business, we may seek financing through newly issued equity or debt. We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the state or federal regulatory environment relating to the medical-use cannabis industry, changes in market conditions for the regulated cannabis industry, our own operating or financial performance or otherwise, to access capital markets on a timely basis and on favorable terms, or at all.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn, or volatility within the cannabis sector, leads to an inability to borrow at attractive rates or at all, our ability to obtain capital could be negatively impacted. In addition, banks and other financial institutions may be reluctant to enter into lending transactions with us, particularly secured lending, because our properties are used in the cultivation, production or dispensing of medical-use cannabis. If this source of funding is unavailable to us, our growth may be limited and our business may be materially adversely affected.

If we are unable to obtain capital on terms and conditions that we find acceptable, we likely will have to curtail operations and reduce the number of properties we purchase in the future. In addition, our ability to refinance all or any debt we may incur in the future, on acceptable terms or at all, is subject to all of the above factors, and will also

Annex C-23

be affected by our future financial position, results of operations and cash flows, which additional factors are also subject to significant uncertainties, and therefore we may be unable to refinance any debt we may incur in the future, as it matures, on acceptable terms or at all. All of these events would have a material adverse effect on our business, financial condition, liquidity and results of operations.

In addition, securities clearing firms may refuse to accept deposits of our securities, which may negatively impact the trading of our securities and have a material adverse impact on our ability to obtain capital.

Because we will compete with others for suitable properties, competition will result in higher costs that could materially affect our financial condition.

We will experience competition for real estate investments from individuals, corporations and other entities engaged in real estate investment activities, many of whom have greater financial resources than us. Competition for investments may have the effect of increasing costs and reducing returns to our investors.

Because we are liable for hazardous substances on our properties, environmental liabilities are possible and can be costly.

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials brought onto a property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. Sellers of properties may make only limited representations as to the absence of hazardous substances. If any hazardous materials are found within our properties in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after we sell the properties and may apply to hazardous materials present within the properties before we acquire the properties. If losses arise from hazardous substance contamination, which cannot be recovered from a responsible party, the financial viability of the properties may be adversely affected. It is possible that we will purchase properties with known or unknown environmental problems, which may require material expenditures for remediation.

Because we may not be adequately insured, we could experience significant liability for uninsured events.

While our tenants currently carry comprehensive insurance on our properties, including fire, liability and extended coverage insurance, there are certain risks that may be uninsurable or not insurable on terms that management believes to be economical. For example, management may not obtain insurance against floods, terrorism, mold-related claims, or earthquake insurance. If such an event occurs to, or causes the damage or destruction of, a property, we could suffer financial losses.

If we are found non-compliance with the Americans with Disabilities Act, we will be subject to significant liabilities.

If any of our properties are not in compliance with the Americans with Disabilities Act of 1990, as amended (the “ADA”), we may be required to pay for any required improvements. Under the ADA, public accommodations must meet certain federal requirements related to access and use by disabled persons. The ADA requirements could require significant expenditures and could result in the imposition of fines or an award of damages to private litigants. We cannot assure that ADA violations do not or will not exist at any of our properties.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

•        expand our business effectively or efficiently or in a timely manner;

•        allocate our human resources optimally;

Annex C-24

•        meet our capital needs;

•        identify and hire qualified employees or retain valued employees; or

•        effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business, and materially and adversely affect our operating results and financial condition.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak and conflicts in Ukraine and the Middle East. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our tenants, possibly resulting in delays in tenant payments. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

We hold our cash and cash equivalents that we use to meet our working capital and operating expense needs in deposit accounts that could be adversely affected if the financial institution holding such funds fail.

We hold our cash and cash equivalents that we use to meet our working capital and operating expense needs in deposit accounts at one financial institution. The balance held in these accounts exceeds the Federal Deposit Insurance Corporation, or FDIC, standard deposit insurance limit of $250,000. If the financial institution in which we hold such funds fails or is subject to significant adverse conditions in the financial or credit markets, we could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. Any such loss or lack of access to these funds could adversely impact our short-term liquidity and ability to meet our operating expense obligations, including payroll obligations.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to compete in the marketplace.

We are dependent on Bryan McLaren, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and the loss of this officer could harm our business and prevent us from implementing our business plan in a timely manner.

In view of his direct relationships with industry partners that directly contribute to our business development strategy, our success depends substantially upon the continued services of Mr. McLaren. We previously purchased a one-year key person life insurance policy on Mr. McLaren with a base coverage amount of $8,000,000 renewable annually at a 10-year fixed guaranteed premium. The policy was renewed in January 2026. The loss of Mr. McLaren’s services could have a material adverse effect on our business and operations.

Risks Related to the Proposed MBO

The MBO transaction is a “related party transaction,” which may lead to actual or perceived conflicts of interest.

The Buyer, BPB Partners, LLC, is owned by our Chairman and CEO, our President and COO, and another member of the Company’s management. Because our executive leadership is on both sides of the transaction, there is an inherent risk of conflicts of interest regarding the negotiation of the purchase price and terms.

Annex C-25

Although a Special Transactions Committee of independent directors overseen the process, dissatisfied stockholders may still challenge the fairness of the transaction. Legal challenges or proxy contests related to these conflicts could delay the closing, result in significant legal costs, or prevent the MBO from being consummated.

The transaction is subject to a “majority of the minority” stockholder approval, which may be difficult to obtain.

A condition to closing the MBO is the approval by a majority of the voting power held by “uninterested” stockholders (excluding shares held by the Buyer’s principals). If our non-management stockholders do not perceive the purchase price or the transaction terms as favorable, they may vote against the proposal. Failure to obtain stockholder approval would prevent the closing of the MBO, even if a simple majority of total voting power is achieved.

The final Purchase Price is subject to significant adjustments based on interim real estate transactions, which creates uncertainty.

The $7.0 million base Purchase Price is not fixed and will fluctuate based on several factors before closing:

•        Additional Assets:    If we acquire new real estate before closing, the price increases by the cash paid but decreases by any debt issued.

•        Asset Sales (Pleasant Ridge & CKG Properties):    The price will shift depending on whether these properties are sold to third parties or retained and transferred to the Buyer.

These variables make it difficult for stockholders to value the total consideration of the deal at the time of voting and may impact our final liquidity position.

The Buyer must raise sufficient capital to fund the Purchase Price, and there is no guarantee they will be able to do so.

The MBO APA includes a closing condition that the Buyer must raise the capital required, in its sole discretion, to fund the Purchase Price. The Buyer does not currently have a committed financing arrangement disclosed in the APA. If capital markets tighten or if the Buyer’s creditworthiness is questioned, the Buyer may be unable to secure funding, leading to a termination of the agreement.

The Company retains the right to terminate the MBO APA if it receives a proposal on terms more favorable to stockholders than the MBO.

While this is intended to maximize stockholder value, it creates uncertainty regarding the finality of the deal. If a superior proposal is pursued, we may owe the Buyer termination fees (if applicable) or suffer from prolonged operational distraction and potential loss of our current executive leadership.

The Buyer has a broad right to terminate the MBO APA based on due diligence.

Pursuant to the MBO APA, the Buyer has a 180-day due diligence period (expiring July 14, 2026) during which the Buyer can terminate the MBO APA for any reason in its sole discretion. If the Buyer terminates during this period, our stock price may decline significantly as the market reacts to the failed MBO.

Failure to complete the MBO could negatively impact our business and financial results.

If the MBO is not completed for any reason, we will have incurred substantial costs without realizing the benefits. In addition, we may face a management void or decreased morale if our top executives, who own the Buyer, remain in their roles after a failed transaction. Our ability to pursue alternative strategic transactions may be limited by the time and resources already expended on the MBO.

Annex C-26

If the MBO closes, following the closing, we will be a “shell company” with no remaining operations, which may limit the liquidity of our common stock.

If and when the MBO closes, we will have sold substantially all of our operating assets and intellectual property to the Buyer. We would then be classified as a “shell company” under SEC rules, which carries significant regulatory burdens. We will no longer have an active business to generate revenue, and our sole remaining assets will likely be the cash proceeds (net of transaction costs and liabilities) and potentially the CKG Note. Additionally, the availability of Rule 144 for resales of our securities by stockholders will be significantly limited.

Our Board may elect to liquidate and dissolve the Company, and the timing and amount of any distributions are uncertain.

If the Board determines that it is in the best interest of stockholders to liquidate the Company following the MBO, if consummated, rather than pursuing an RTO:

•        We must satisfy all remaining corporate liabilities, including potential tax obligations and “tail” insurance, before any cash is distributed to stockholders.

•        The liquidation process can be lengthy. Stockholders may not receive a distribution for several months or even years following the Closing.

•        There is no guarantee that the net proceeds available for distribution will equal or exceed the current trading price of our common stock.

We may seek an RTO or a new business activity, which involves significant risks and uncertainty. The Board may choose to use the remaining public shell to acquire a new, unrelated business through an RTO.

Any such transaction would likely involve the issuance of a significant number of new shares, which would substantially dilute the ownership of our existing stockholders. We may be unable to identify a suitable target, or we may acquire a business with undisclosed liabilities or a failing business model. An RTO typically results in a change of control where our current stockholders would no longer hold a majority interest in the combined entity.

Stockholders may be required to approve a change in our primary business purpose or a formal plan of liquidation.

Under Nevada law and our governing documents, the sale of all or substantially all of our assets requires a stockholder vote. If the MBO is approved but a subsequent liquidation or RTO is not, we may continue to incur the high costs of being a public company without any operational revenue to offset those costs. This could rapidly deplete the $7.0 million (as adjusted) Purchase Price, leaving little to no value for stockholders.

The loss of our executive leadership team upon closing of the proposed MBO will leave the Company without experienced management.

Since the Buyer is comprised of our CEO, COO, and other key personnel, these individuals will likely focus their efforts on the newly acquired private business (BPB Partners, LLC) after the closing. The remaining public shell will be left without its primary leadership team to manage the transition, liquidation, or search for an RTO target. Hiring a new management team to oversee a shell company would incur significant additional administrative expenses.

Risks Related to Government Regulation

Marijuana remains illegal under federal law, and the ongoing transition to Schedule III, along with the new restrictions on hemp-derived products, creates significant regulatory uncertainty that could disrupt our business plan.

While cannabis is in the final stages of reclassification from Schedule I to Schedule III under the CSA following a December 2025 executive order, it remains a controlled substance. The possession, distribution, cultivation, and use of cannabis continue to be violations of federal law. Even if reclassified to Schedule III, cannabis will remain subject to strict FDA oversight and the CSA’s registration requirements. Any failure by our tenants to comply with these evolving federal standards, or a decision by the federal government to strictly enforce remaining prohibitions, would materially and adversely affect our ability to execute our business plan.

Annex C-27

The shift in federal enforcement priorities and the absence of a formal Cole Memo reinstatement create unpredictability.

In January 2018, the DOJ rescinded the Cole Memo, and as of March 2026, Attorney General Pamela Bondi has not formally reinstated it. While the current administration has signaled a focus on “states’ rights” and the illicit market, federal prosecutors maintain broad discretion to prosecute state-legal cannabis activities. Although Attorney General Bondi has historically overseen a well-regulated medical market in Florida, her national enforcement priorities remain subject to change. Any shift toward a more aggressive enforcement posture against state-licensed operators would jeopardize our real estate investments and could subject the Company to criminal prosecution, fines, or asset forfeiture.

New federal “Total THC” limits on hemp products may force tenants into more restrictive regulatory regimes or out of business.

The Continuing Appropriations and Extensions Act of 2026, effective November 12, 2026, imposes a strict cap of 0.4 mg of “total THC” per container for finished hemp products. This change effectively reclassifies many previously legal hemp-derived products (such as Delta-8 and THCA flower) as “marijuana” under the CSA. Tenants currently operating in the hemp space may be forced to obtain more costly cannabis licenses or cease operations entirely. Failure of our tenants to adapt to these new “total THC” restrictions by the late-2026 deadline could result in lease defaults and a loss of rental income for the Company.

The Rohrabacher-Farr Amendment provides limited protection and must be renewed annually.

The Rohrabacher-Farr Amendment, which prohibits the DOJ from using federal funds to interfere with state-legal medical marijuana programs, has been renewed through the 2026 appropriations cycle. However, this protection is temporary and notably does not extend to adult-use (recreational) programs. If Congress fails to renew this amendment, or if our tenants transition to adult-use operations not covered by the rider, the risk of federal prosecution increases significantly.

Owners of properties located in close proximity to our properties may assert claims against us regarding the use of the property as a marijuana dispensary or marijuana cultivation and processing facility, which if successful, could materially and adversely affect our business.

Owners of properties located in close proximity to our properties may assert claims against us regarding the use of our properties as cannabis dispensaries or for cannabis cultivation and processing, including assertions that the use of the property constitutes a nuisance that diminishes the market value of such owner’s nearby property. Such property owners may also attempt to assert such a claim in federal court as a civil matter under the Racketeer Influenced and Corrupt Organizations Act. If a property owner were to assert such a claim against us, we may be required to devote significant resources and costs to defending ourselves against such a claim, and if a property owner were to be successful on such a claim, our tenants may be unable to continue to operate their business in its current form at the property, which could materially adversely impact the tenant’s business and the value of our property, our business and financial results and the trading price of our securities.

We and our tenants may have difficulty accessing the services of banks, which may make it difficult to contract for real estate needs.

Financial transactions involving proceeds generated by marijuana-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the Bank Secrecy Act. Previous guidance issued by the Financial Crimes Enforcement Network, a division of the U.S. Department of the Treasury (“FinCEN”), clarifies how financial institutions can provide services to marijuana-related businesses consistent with their obligations under the Bank Secrecy Act. Prior to the DOJ’s announcement in 2018 of the rescission of the Cole Memo and related memoranda, supplemental guidance from the DOJ directed federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo when determining whether to charge institutions or individuals with any of the financial crimes described above based upon marijuana-related activity.

Consequently, those businesses involved in the marijuana industry continue to encounter difficulty establishing banking relationships, which may increase over time. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

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The inability of our current and potential tenants to open accounts and continue using the services of banks will limit their ability to enter into triple-net lease arrangements with us or may result in their default under our lease agreements, either of which could materially harm our business and the trading price of our securities.

Many of our existing tenants are, and we expect that many of our future tenants will be, companies with limited histories of operations and may be unable to pay rent with funds from operations or at all, which could adversely affect the value of our common stock.

Our success is dependent on the financial stability of our tenants. We rely on our management team to perform due diligence investigations of our potential tenants, related guarantors and their properties, operations and prospects, of which there is generally little or no publicly available operating and financial information. We may not learn all of the material information we need to know regarding these businesses through our investigations, and these businesses are subject to numerous risks and uncertainties, including but not limited to regulatory risks and the rapidly evolving market dynamics of each state’s regulated cannabis program. As a result, it is possible that we could lease properties to tenants that ultimately are unable to pay rent to us, which could adversely impact our business.

In addition, in general, our tenants are more vulnerable to adverse conditions resulting from federal and state regulations affecting their businesses or industries or other changes in the marketplace for their products, and have limited access to traditional forms of financing. For example, during the COVID-19 pandemic, our tenants were generally not able to access federal assistance programs that were available to companies in other industries, due to cannabis being a Schedule I controlled substance under the CSA. The success of our tenants will also heavily depend on the growth and development of the state markets in which the tenants operate, many of which have a very limited history or are still in the stages of establishing the regulatory framework.

Some of our tenants may be subject to significant debt obligations and may rely on debt financing to make rent payments to us. Tenants that are subject to significant debt obligations may be unable to make their rent payments if there are adverse changes in their business plans or prospects, the regulatory environment in which they operate or in general economic conditions. In addition, the payment of rent and debt service may reduce the working capital available to tenants for the start-up phase of their business. Furthermore, we may be unable to monitor and evaluate tenant credit quality on an on-going basis.

Any lease payment defaults by a tenant could adversely affect our cash flows. In the event of a default by a tenant, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property as operators of regulated cannabis cultivation and production facilities are generally subject to extensive state licensing requirements, including limited licenses in certain states.

Continuing unfavorable market dynamics affecting the regulated cannabis industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Market dynamics in the regulated cannabis industry have negatively impacted our tenants’ ability to make their lease payments on the properties they lease from us. Regulated cannabis operators have experienced, among other things:

•        federal, state and local taxation and regulatory burdens;

•        declines in unit pricing for regulated cannabis products;

•        ineffective state and local law enforcement efforts to curtail the illicit production and sale of cannabis; and

•        limited access to capital on acceptable terms or at all.

As a result of these unfavorable market dynamics, certain regulated cannabis operators, including some of our tenants, have consolidated operations or shuttered certain operations to reduce costs, which may lead to increased default rates on the leases for our properties.

Failure by any of our tenants to comply with the terms of its lease agreement with us could require us to seek another lessee for the applicable property. We cannot assure you that we will be able to re-lease that property for the rent we currently receive, or at all, or that a lease termination would not result in our having to sell the property at a loss. In addition, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting

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our investment and re-leasing properties on which any of our tenants default on their lease obligations. The result of any of the foregoing risks could materially and adversely affect our business, liquidity, financial condition and results of operations.

Laws and regulations affecting the regulated cannabis and marijuana industry are constantly changing, which could materially adversely affect our operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of marijuana and the possible registration of facilities where medical marijuana is grown could negatively affect the marijuana industry, which would directly affect our financial condition.

Should the federal government legalize marijuana for medical use, it is possible that the FDA would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including cGMPs (certified good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry, what costs, requirements and possible prohibitions may be enforced. If we or our tenants are unable to comply with the regulations and or registration as prescribed by the FDA, we and or our tenants may be unable to continue to operate their and our business in its current form or at all.

Risks Related to Our Common Stock

Our common stock is quoted on the OTCQB, which may limit the liquidity and price of our common stock more than if our common stock were listed on The NASDAQ Stock Market or another national exchange.

Our securities are currently quoted on the OTCQB, an inter-dealer automated quotation system for equity securities. Quotation of our securities on the OTCQB may limit the liquidity and price of our securities more than if our securities were listed on The NASDAQ Stock Market (“NASDAQ”) or another national exchange. As an OTCQB company, we do not attract the extensive analyst coverage that accompanies companies listed on national securities exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCQB. These factors may have an adverse impact on the trading and price of our common stock.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for smaller reporting companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•        variations in our quarterly operating results,

•        changes in general economic conditions and in the real estate industry,

•        changes in market valuations of similar companies,

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•        announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments,

•        loss of a major customer, partner or joint venture participant and

•        the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our preferred stockholders together have voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

Each of our preferred stockholders beneficially owns 1,000,000 shares of our preferred stock. Each share of preferred stock entitles the holder to 50 votes per share. In contrast, each share of our common stock has one vote per share. Each of our two preferred stockholders holds approximately 45.5% and 45.8% of the voting power of our outstanding capital stock, respectively. Because of the 50-to-1 voting ratio between our preferred stock and our common stock, our preferred stockholders together control a majority of the combined voting power of our capital stock and therefore are able to control all matters submitted to our stockholders for approval. The preferred stockholders may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our common stock.

We may face continuing challenges in complying with the Sarbanes-Oxley Act, and any failure to comply or any adverse result from management’s evaluation of our internal control over financial reporting may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

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Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management concluded that our internal control over financial reporting as of December 31, 2024 were not effective. Management realizes there are deficiencies in the design or operation of our internal control over financial reporting that adversely affect our internal controls, and management considers such deficiencies to be material weaknesses. As of the end of our 2025 fiscal year, management identified the following material weaknesses:

•        we had not implemented comprehensive entity-level internal controls;

•        we had not implemented adequate system and manual controls; and

•        we did not have sufficient segregation of duties.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we will be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities.

We have never paid dividends on our common stock and cannot guarantee that we will pay dividends to our stockholders in the future.

We have never paid dividends on our common stock. For the foreseeable future, we intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock. However, in the future, our board of directors may declare dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them. We cannot guarantee that we will pay dividends to our stockholders in the future.

Our common stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is considered a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•        If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•        If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

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These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that is or becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our common stock will not be classified as a “penny stock” in the future.

Rule 144 Related Risks

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell his or her securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1% of the total number of securities of the same class then outstanding; or

•        the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

In addition, as a former shell company, we are subject to additional restrictions. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, such as Zoned Properties. Rule 144 is not available for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•        The issuer of the securities that was formerly a shell company has ceased to be a shell company,

•        The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

•        The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K, and

•        At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

ITEM 1B. UNRESOLVED STAFF COMMENTS

This Item 1B is not applicable to smaller reporting companies.

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ITEM 1C. CYBERSECURITY

Cybersecurity Risk Management and Strategy

The cybersecurity risk management program, processes and strategy described in this section are limited to the personal and business information belonging to or maintained by the Company (collectively, “Confidential Information”), our own third-party critical systems and services supporting or used by the Company (collectively, “Critical Systems”), and service providers. The Company’s subsidiaries lease to our tenants the properties we own, but we do not have actual or contractual access to the systems or information maintained or used by our tenants. Our tenants are directly or indirectly (through their own service providers) responsible for maintaining programs and processes to protect their systems and information from various risks from cybersecurity threats.

We have not identified any current risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our operations, business strategy, results of operations, or financial condition. We face risks from cybersecurity threats that, if realized, could have a material adverse effect on us including an adverse effect on our business, financial condition and results of operations.

Cybersecurity Governance

Our executive management team, along with any managed or engaged information technology service providers, is responsible for assessing and managing risks from cybersecurity threats to the Company, including our Confidential Information and Critical Systems. The team has primary responsibility for our overall cybersecurity risk management program.

Our Board considers cybersecurity risk as part of its risk oversight function and oversight of cybersecurity and other information technology risks.

Our Board oversees management’s implementation of our cybersecurity risk management program. Our executive management team is responsible for updating the Board, as necessary, regarding significant cybersecurity incidents.

Our Board shall also receive period reports from management on any cybersecurity risks and cybersecurity risk management program.

ITEM 2.    PROPERTIES

Our principal executive office is currently located at 8360 E. Raintree Drive, #230, Scottsdale, AZ 85260. On March 15, 2022, we entered to an Assumption of Lease and Consent Agreement with a landlord, whereby the landlord consented to the assignment of an office lease, as amended, from the original tenant to the Company. The lease term shall begin on March 15, 2022 and expired on November 30, 2024, provided the Company has the option to extend the lease for an additional five years. On June 3, 2024 the Company extended the lease for an additional 24 months through November 30, 2026. Effective December 1, 2024, the monthly base rent shall be $3,665 per month through November 30, 2025 and $3,775 from December 1, 2025 through November 30, 2026. If extended, the monthly base rent shall be: $3,887 from December 1, 2026 through November 30, 2027, and $4,004 from December 1, 2027 through November 30, 2028. The Company has the option to extend the lease for a two-year period through November 2028.

We are in the business of property acquisition, development, and commercial leasing and intend to primarily structure lease agreements with prospective tenants using a triple-net or absolute-net lease model. The property investment portfolio currently includes (i) land and real property constructed in Green Valley, Arizona, (ii) land and real property in Kingman, Arizona, (iii) land and real property in Tempe Arizona, (iv) land and real property of approximately 47 acres in Chino Valley, Arizona, (v) land and real property in Pleasant Ridge, Michigan and (vi) land in Chicago, Illinois, and (vii) land and real property in Surprise Arizona. The properties in Tempe, Green Valley, Kingman, Chino Valley, and Surprise, Arizona, Pleasant Ridge, Michigan and Chicago, Illinois are currently leasing space to tenants that operate licensed cannabis facilities. In 2025, the Company was notified that a vehicle crashed into the building located in Chicago, IL, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition. As such, the Ashland Avenue Property located in Chicago remains a vacant lot of land. Based upon the most recent information received by the Company from Justice Grown, the Company believes that the development of the new retail dispensary building will still be completed, and the tenant will open for business in late

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2027; however, challenges related to the ongoing permitting and development process required through the City of Chicago may continue to cause delays. The Company’s tenant is expected to continue to pay full rent pursuant to the Justice Grown Lease. If Justice Grown does not construct the new building, the Company may need to pursue recovery through legal claims. In connection with the damage and demolition of the building located in Chicago, IL and based on conditions existing at our Michigan property, during the year ended December 31, 2025, the Company recorded an impairment loss of $3,118,716.

As of December 31, 2025, each of our leased properties was generating revenues.

ITEM 3.    LEGAL PROCEEDINGS

There are no pending or threatened legal or administrative actions pending or threatened against us that we believe would have a material effect on our business.

ITEM 4.    MINE SAFETY DISCLOSURES

Not applicable.

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PART II

ITEM 5.    MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is quoted on the OTCQB, operated by the OTC Markets Group, under the symbol “ZDPY.” Trading in OTCQB stocks can be volatile, sporadic and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock.

The following table reflects the high and low closing price for our common stock for the period indicated. The bid information was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	High	Low
December 31, 2025	$0.50	$0.42
September 30, 2025	$0.57	$0.43
June 30, 2025	$0.61	$0.33
March 31, 2025	$0.47	$0.30
December 31, 2024	$0.55	$0.39
September 30, 2024	$0.66	$0.51
June 30, 2024	$0.70	$0.45
March 31, 2024	$0.55	$0.35

On March 30, 2026, the closing price of our common stock on the OTCQB was $0.385 per share.

Holders of Common Stock

As of April 1, 2026, there were approximately 1,168 beneficial shareholders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Recent Sales of Unregistered Securities

None.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Between September 2024 and November 2024, the Company purchased a total of 13,687 shares of common stock for $8,010, or $0.59 per share, which as of December 31, 2025, is reflected as treasury stock on the consolidated balance sheet until such time as the shares are cancelled.

Between May 2025 and June 2025, the Company purchased a total of 57,000 shares of its common stock for $26,858, or an average of $0.47 per share, which as of December 31, 2025, is reflected as treasury stock on the consolidated balance sheet until such time as the shares are cancelled.

As of April 1, 2026, the Company holds 170,687 shares of common stock as treasury shares.

Securities Authorized for Issuance under Equity Compensation Plans

On August 9, 2016, the Company’s Board of Directors authorized the 2016 Equity Incentive Plan (the “2016 Plan”) and reserved 10,000,000 shares of common stock for issuance thereunder. The 2016 Plan was approved by shareholders on November 21, 2016. The 2016 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2016 Plan authorizes the grant of awards in the form of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, options that do not qualify (non-statutory stock options) and grants of restricted shares of common stock. Restricted shares granted pursuant to the 2016 Plan are amortized to

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expense over the vesting period. Options vest and expire over a period not to exceed seven years. If any share of common stock underlying a stock option that has been granted ceases to be subject to a stock option, or if any shares of common stock that are subject to any other stock-based award granted are forfeited or terminated, such shares shall again be available for distribution in connection with future grants and awards under the 2016 Plan. As of December 31, 2025, 1,315,000 stock option awards were outstanding and 1,206,250 options were exercisable under the 2016 Plan. As of December 31, 2025, 8,685,000 shares were available for future issuance under the 2016 Plan.

The Company also continues to maintain its 2014 Equity Compensation Plan (the “2014 Plan”). The 2014 Plan has been superseded by the 2016 Plan. Accordingly, the Board does not intend to grant any additional awards under the 2014 Plan. As of December 31, 2025, options to purchase 250,000 shares of common stock were outstanding and exercisable pursuant to the 2014 Plan.

DESCRIPTION OF SECURITIES

Outstanding Shares and Holders

As of April 1, 2026, our authorized capital stock consists of (i) 100,000,000 shares of common stock, $0.001 par value per share, of which 13,351,516 and 13,180,829 shares were issued and outstanding, respectively, and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share, of which 2,000,000 shares were issued and outstanding. As of April 1, 2026, the Company holds 170,687 shares of common stock as treasury shares.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of the Company’s common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our articles of incorporation, as amended, authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

The certificate of designation for the preferred stock provides that the shares are not convertible into any other class or series of stock. Holders of preferred shares are entitled to 50 votes for each share held. Voting rights are not subject to adjustment for splits that increase or decrease the common shares outstanding. Upon liquidation, holders of preferred stock will be entitled to receive $1.00 per share plus redemption provision before assets are distributed to other stockholders. Holders of preferred shares are entitled to dividends equal to common share dividends. Once any shares of preferred stock are outstanding, at least 51% of the total number of shares of preferred stock outstanding must approve the following transactions:

•        alteration of the rights, preferences of privileges of the preferred stock,

•        creation of any new class of stock having preferences over the preferred stock,

•        repurchase of any of our common stock,

•        merger of consolidation with any other company, other than one of our wholly owned subsidiaries,

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•        sale, conveyance or other disposal of, or creation or incurrence of any mortgage, lien, or charge or encumbrance or security interest in or pledge of, or sale and leaseback of, all or substantially all of our property or business, or

•        incurrence, assumption or guarantee of any indebtedness maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by us, except for operating leases and obligations assumed as part of the purchase price of property.

Holders of a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding voting shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of preferred shares vote along with common stockholders on each matter submitted to a vote of security holders. As a result of the multiple votes accorded to holders of the preferred stock, Greg Johnston and Alex McLaren have the ability to control the outcome of all matters submitted to a vote of stockholders, including the election of directors. On those matters that require the approval of at least 51% of the preferred stock, both Mr. Johnston and Mr. Alex McLaren must provide their approval inasmuch as each of them owns 50% of the outstanding preferred stock.

Dividends

Historically, we have not paid any cash dividends on our common stock. Except as set forth below, it is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest cash flow and earnings, if any, in our business operations. However, in the future, our board of directors may declare dividends on our common stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, the agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. We cannot guarantee that we will pay dividends to our stockholders in the future. Holders of preferred shares are entitled to dividends equal to common share dividends.

If the MBO APA is approved by the Company’s stockholders, as required, the Company expects that the closing of the MBO will take place by the end of 2026. Assuming that the MBO APA is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other transaction involving the public company. See “Item 1. Business — Our Business — Management Buyout Asset Purchase Agreement.”

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, as Amended, and Our Bylaws

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Preferred Stock.    Our articles of incorporation, as amended, authorize our board of directors to issue from time to time any series of preferred stock and fix the voting powers, designation, powers, preferences and rights of the shares of such series of preferred stock.

Calling of Special Meetings of Stockholders.    Our bylaws provide that special meetings of the stockholders may be called only by the chairman of the board or the chief executive officer, and shall be called by the chairman of the board or the secretary (i) when so directed by the board, or (ii) at the written request of stockholders owning shares representing at least 25% of voting power in the election of directors.

Annex C-38

Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of our stockholders, including proposed nominations of persons for election to the board of directors.

Removal of Directors; Vacancies.    Our bylaws provide that a director may be removed from office by stockholders for cause, or without cause by a majority vote of the stockholders. A vacancy on the board of directors may be filled only by a majority of the directors then in office.

ITEM 6.    RESERVED

ITEM 7.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

This annual report on Form 10-K contains forward-looking statements regarding our business, financial condition, results of operations and prospects. The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This annual report on Form 10-K and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are set forth in the “Risk Factors” section of this annual report on Form 10-K.

We caution that these factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes that appear elsewhere in this annual report on Form 10-K.

Overview

Zoned Properties, Inc. (“Zoned Properties” or the “Company”) was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry. Zoned Properties is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment model backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice.

The Company operates in two organized segments; (1) the operations, leasing and management of its commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) the advisory, brokerage and technology services related to commercial properties, herein known as the “Real Estate Services” segment. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions

Annex C-39

that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases. The Company does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended.

The core of our business operations involves identifying, securing, acquiring, and leasing commercial properties that intend to operate within highly regulated industries, including the legalized cannabis industry. Within highly regulated industries, local municipalities typically develop strict regulations, including zoning and permitting requirements related to commercial real estate, that dictate the specific locations and parameters under which regulated properties can operate, including cannabis properties. We often refer to these requirements as cannabis approvals. These regulations often include complex permitting processes that require longer development timelines than traditional commercial real estate and can include non-standard codes governing each location; for example, restricting a regulated property or facility from operating within a certain distance of any parks, schools, churches, or residential districts, or restricting a regulated property from operating outside a defined set of hours of operation. When an organization can collaborate with local representatives, a proactive set of rules and regulations can be established and followed to meet the needs of both the regulated operators and the local community.

Due to the complex nature of the Company’s core business operations and target investment properties, the Company may secure dozens of potential property candidates for acquisition and prospective tenant candidates for leasing at any given time, all in the normal course of business. The process of securing a potential property candidate may include completing contractual agreements such as an option agreement or a purchase agreement, which may include various contingencies and conditions precedent related to the ultimate consummation of the acquisition, investment, or transaction. Simultaneously with the securing of potential property candidates, the Company will advertise and market a property to prospective tenant candidates for a long-term, absolute-net lease agreement, which may include various contingencies and conditions precedent related to the ultimate commencement of the lease and tenancy. In order to deliver a successful investment property transaction, the Company must collectively receive all cannabis approvals from state and local governing authorities that may be required at a given property, secure a qualified tenant to lease and operate the property, and complete the acquisition of the property.

The Company’s current investment properties are located in Arizona, Illinois, and Michigan with 100% occupancy and a weighted average lease term over 10 years. Each of the Company’s leased properties is occupied by a commercial cannabis tenant.

Zoned Properties maintains a portfolio of properties that it owns, develops and leases. As of April 1, 2026, the Company leases land and/or building space at the seven properties in its portfolio to licensed and regulated cannabis tenants in areas with established cannabis regulations and zoning procedures. Four of the leased properties are zoned and permitted as regulated cannabis retail dispensaries, two of the leased properties are zoned and permitted as regulated cannabis cultivation and processing facilities, and one property is leased for the future development of a licensed medical and adult use marijuana retail dispensary.

As of December 31, 2025, a summary of rental properties owned by us consisted of the following:

Location	Tempe, AZ	Chino Valley, AZ	Green Valley, AZ	Kingman, AZ	Pleasant Ridge, MI	Chicago, IL	Surprise, AZ	Property Investment Portfolio Total
Description	Industrial/ Office	Greenhouse/ Nursery	Retail (special use)	Retail (special use)	Retail (special use)	Land	Retail (special use)
Current Use	Cannabis Facility	Cannabis Facility	Cannabis Dispensary	Cannabis Dispensary	Cannabis Dispensary	Cannabis Dispensary	-
Date Acquired	March 2014	August 2015	Oct 2014	May 2014	Dec 22/Feb 23	January 2024	July 2024
Lease Start Date	May 2018	May 2018	May 2018	May 2018	December 2022	January 2024	July 2024
Lease End Date	April 2040	April 2040	April 2040	April 2040	March 2037	January 2039	June 2040
No. of Tenants	1	1	1	1	1	1	1

Land Area: (Acres)	3.65	47.60	1.33	0.32	0.56	0.37	1.11	55.14
Land Area: (Sq. Feet)	158,772	2,072,149	57,769	13,939	24,306	16,000	48,541	2,391,476
Undeveloped Land Area (Sq. Feet)	—	1,782,563	—	6,878	—	16,000	—	1,805,441
Developed Land Area (Sq. Feet)	158,772	289,586	57,769	7,061	24,306	—	48,541	586,035
Total Rentable Building Sq. Ft.	60,000	97,312	1,440	1,497	5,172	—	4,200	169,621
Vacant Rentable (Sq. Ft.)	—	—	—	—	—	—	—	—
Sq. Ft. rented as of December 31, 2025	60,000	97,312	1,440	1,497	5,172	—	4,200	169,621

Annex C-40

Location	Tempe, AZ	Chino Valley, AZ	Green Valley, AZ	Kingman, AZ	Pleasant Ridge, MI	Chicago, IL	Surprise, AZ	Property Investment Portfolio Total
Description	Industrial/ Office	Greenhouse/ Nursery	Retail (special use)	Retail (special use)	Retail (special use)	Land	Retail (special use)
Current Use	Cannabis Facility	Cannabis Facility	Cannabis Dispensary	Cannabis Dispensary	Cannabis Dispensary	Cannabis Dispensary	-
Annual Base Rent (*,**)
2026	$599,149	$1,050,970	$42,000	$48,000	$447,604	$233,394	$304,500	$2,725,617
2027	590,400	1,050,970	42,000	48,000	461,032	240,395	313,635	2,746,432
2028	590,400	1,050,970	42,000	48,000	474,862	247,607	323,044	2,776,883
2029	590,400	1,050,970	42,000	48,000	489,109	255,036	332,732	2,808,247
2030	590,400	1,050,970	42,000	48,000	503,782	262,687	342,714	2,840,553
Thereafter	5,510,400	9,809,049	392	448,000	6,119,053	2,405,976	3,813,043	28,497,521
Total	$8,471,149	$15,063,899	$602,000	$688,000	$8,495,442	$3,645,095	$5,429,668	$42,395,253

____________

*        Annual base rent represents amount of cash payments due from tenants.

**      For Tempe, AZ, table includes rental income generated from the lease of parking lot space used by a third party as an antenna location.

Annualized $ per Rented Sq. Ft. (Base Rent)

Year	Tempe, AZ	Chino Valley, AZ	Green Valley, AZ	Kingman, AZ	Pleasant Ridge, MI	Chicago, IL	Surprise, AZ
2026	$9.8	$10.8	$29.2	$32.1	$86.5	$—	$72.5
2027	$9.8	$10.8	$29.2	$32.1	$89.1	$—	$74.7
2028	$9.8	$10.8	$29.2	$32.1	$91.8	$—	$76.9
2029	$9.8	$10.8	$29.2	$32.1	$94.6	$—	$79.2
2030	$9.8	$10.8	$29.2	$32.1	$97.4	$—	$81.6

On December 31, 2025, the Company, through its wholly owned subsidiaries Chino Valley, Green Valley, and Kingman (collectively, the “Landlords”), entered into Amended and Restated Absolute Net Lease Agreements (the “A&R Leases”) with the respective tenant entities Broken Arrow Herbal Center, Inc. (Chino Valley and Green Valley) and CJK, Inc. (Kingman) (each, a “Tenant”), each with an effective date of January 1, 2026. Each A&R Lease provides for an initial term of 14 years commencing January 1, 2026 and ending December 31, 2039, unless earlier terminated pursuant to its terms. The A&R Leases were contingent upon, among other conditions, the consummation of a change of control transaction involving the Tenant(s), including the transfer of majority ownership and control of the applicable Tenant to A&R Consultants, LLC (or its designee) and the transfer of the applicable cannabis license to A&R Consultants, LLC (or its designee). These contingencies were resolved on March 31, 2026. Pursuant to the A&R Leases, A&R Consultants, LLC provided a guaranty of payment and performance in favor of each Landlord. Base rent under the A&R Leases varies by property and is set forth in the respective rent schedules (including, for example, monthly base rent of $3,500 for the Green Valley property and $4,000 for the Kingman property, and a step-up schedule for the Chino Valley property). The A&R Leases include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the Tenant to purchase, on an all-or-none basis, the three leased properties (Chino Valley, Green Valley and Kingman) for an aggregate purchase price of $9.0 million (the “Purchase Option”). The Purchase Option originally stated that the Purchase Option may be exercised during an option period ending March 30, 2026; however, the parties have subsequently agreed that optionee will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. The Purchase Option contemplates (a) a $400,000 non-refundable earnest money deposit to be applied toward the down payment, (b) a $4.0 million cash down payment at closing, and (c) $5.0 million of seller financing. The seller financing would bear interest at 7% per annum over a 36-month term with payments calculated on a 15-year amortization schedule and a balloon payment at maturity, and would be secured by loan documentation (including a loan agreement, promissory note and deeds of trust) against all three properties. The properties would be conveyed on an as-is/where-is basis without representations or warranties from the applicable landlord/seller. In connection with the anticipated change of control transaction for the Chino Valley Tenant, on

Annex C-41

December 30, 2025, the Company, through Chino Valley Properties, LLC, entered into a Consent of Landlord and Agreement Regarding Lease (the “Consent Agreement”) with Broken Arrow Herbal Center, Inc., AC Management Group, LLC (the existing guarantor), A&R Consultants, LLC (the new guarantor) and Elevate Holdings, Group, LLC. The Consent Agreement provided, among other things, that the Landlord’s consent to the sale transaction is conditioned on the payment to Landlord at closing of (i) $389,984 for past due rent, additional rent and late charges and (ii) $965,000 as compensation for rent concessions reflected in the A&R Lease, both of which were received by the Company on March 31, 2026. Upon receipt of such amounts, the Consent Agreement provided for the release of the existing guarantor from liability for periods after closing and A&R Consultants, LLC executed a new guaranty of the A&R Lease.

Management Buyout Asset Purchase Agreement

On January 15, 2026, the Company entered into an Asset Purchase Agreement (the “MBO APA”) by and among the Company, Zoned Arizona, ZP Dysart, ZPRE Holdings and collectively with Zoned Arizona and ZP Dysart, the “Real Property Sellers” and, together with the Company, the “Seller Parties” and each, a “Seller Party”, and BPB Partners, LLC (the “Buyer”). The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

The Company formed a Special Transactions Committee of the Board of Directors (the “Committee”), consisting of its three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the transactions contemplated by the MBO APA (the “MBO”). The Committee approved the MBO APA, the other transaction documents and the MBO, prior to its execution. The MBO APA and the other transaction documents and the MBO were also approved by the full Board of Directors prior to its execution.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Company’s business (the “Business”), and the assets, properties and rights of the Seller Parties, subject to modification as set forth in the MBO APA, and other than the Excluded Assets (as defined in the MBO APA) (the “Assets”). The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, LLC, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below.

Subject to adjustment as set forth in the MBO APA, the purchase price for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA) (the “Purchase Price”).

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the MBO, the Company or one or more affiliates of the Company may acquire or invest in additional real estate assets (“Additional Assets”). Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA, (ii) the Purchase Price will be increased by the amount of the cash purchase price paid therefor by the Company or its affiliate, (iii) the Purchase Price will be decreased by the amount of any cash and/or debt instruments issued by the Company or its affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”), and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

The parties to the MBO APA also acknowledged and agreed that between January 15, 2026 and the closing of the MBO, the Company may sell the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, MI (the “Pleasant Ridge Assets”) to a third party for a purchase price to be determined. The Pleasant Ridge Assets are not currently included in the “Assets” for purposes of the MBO APA. In the event that the sale of the Pleasant Ridge Assets is not consummated prior to the closing, then the Pleasant Ridge Assets will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the appraisal value of the Pleasant Ridge Assets, as determined as set forth in the MBO APA.

Annex C-42

The parties to the MBO APA further acknowledged and agreed that between January 15, 2026 and the closing, the Company may sell the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ (collectively, the “CKG Properties”) to a third party for a total purchase price of $9,000,000 (the “CKG Purchase Price”), of which $4,000,000 is expected to be paid in cash and $5,000,000 is expected to be paid via a promissory note payable to the Company (the “CKG Note”). In the event that the sale of the CKG Properties is not consummated prior to the closing, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price.

If the sale of the CKG Properties is consummated prior to the closing, then the CKG Properties will not be included in the “Assets,” but the CKG Note will be included in the “Assets” for purposes of the MBO APA, and the Purchase Price will be increased by the principal amount of the CKG Note.

Pursuant to the terms of the MBO APA, the MBO APA may be terminated at any time prior to the closing by:

(a)     The mutual agreement of the parties, each in their sole discretion;

(b)    The Company or by Buyer if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the MBO;

(c)     The Buyer if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Seller Party, which breach has not been cured within 10 days after receipt of notice of such breach by the Company;

(d)    The Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Buyer, which breach has not been cured within 10 days after receipt of notice of such breach by Buyer;

(e)     Any party in the event that the closing has not occurred by September 30, 2026, which date may be extended by 90 days as set forth in the MBO APA;

(f)     Written notice by Buyer to the Company, if there shall have been a “Seller Material Adverse Effect” (as defined in the MBO APA) following the Effective Date which is uncured for at least 20 business days after written notice by the Buyer;

(g)    The Buyer, during the 180-day period following the Effective Date, if the Buyer determines that its due diligence review is not satisfactory for any reason in its sole discretion; or

(h)    The Company, in the event it receives a proposal on terms more favorable to the Company’s stockholders than those set forth in the MBO APA, subject to the terms of the MBO APA, prior to the date that is the later of (i) the date on which the Company receives stockholder approval as set forth in the MBO APA, and July 14, 2026 (the date on which the Buyer’s due diligence period expires).

The closing of the MBO is subject to certain closing conditions, including, but not limited to, (i) the Company and the Committee having received an opinion as to the fairness of the transactions, from a financial point of view, to the shareholders of the Company, and such opinion remaining valid and in full force and effect as of the closing; (ii) MBO APA and the transactions set forth therein being approved by both (1) the shareholders of the Company holding a majority of the voting power of the Company, as required by Nevada law, and (2) shareholders of the Company holding a majority of the voting power of the Company, but excluding for such purposes any such shareholder, and shares or stock of the Company, held by any persons who own, control or have any interest in the Buyer (i.e., a ‘majority of the minority’ uninterested shareholders); (iii) receipt of any required regulatory approvals; (iv) raising by the Buyer of the capital required, in its sole discretion, to fund the Purchase Price; and (v) other customary closing conditions. The MBO APA contains customary representations, warranties and covenants.

Annex C-43

If the MBO APA is approved by the Company’s stockholders, as required, the Company expects that the closing of the MBO will take place by the end of 2026. Assuming that the MBO APA is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other transaction involving the public company.

Going concern consideration

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our consolidated financial statements, the Company had a net loss of $2,854,415 and had cash provided by operations of $781,476 for the year ended December 31, 2025. Additionally, as of December 31, 2025, the Company had cash of $837,767 and stockholders’ equity of $3,067,626. On December 31, 2025 and effective January 1, 2026, the Company entered into Amended and Restated Absolute Net Lease Agreements with certain tenants (See Note 14 — Subsequent Events). The Amended and Restated Absolute Net Lease Agreements include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the tenant to purchase, on an all-or-none basis, three leased properties (Chino Valley, Green Valley and Kingman). The Purchase Option originally stated that the Purchase Option may be exercised during an option period ending March 30, 2026; however, the parties have subsequently agreed that optionee will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. Additionally, on January 15, 2026, the Company and certain of its subsidiaries entered into the MBO APA with the Buyer to sell substantially all of its properties to the Buyer, a company owned by management (See Note 14 — Subsequent Events). The closing of the MBO is subject to certain closing conditions, including, but not limited to, approval by the Company’s stockholders and the Buyer obtaining financing. If the Company sells some or all of its properties, it will have minimal or no operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this Annual Report. There can be no assurance that the Company will sell its properties. If the Company sells its properties, the Company’s cash flow provided by operating activities would decrease substantially and the Company may need to raise capital through debt and/or equity financings to fund any ongoing operations, may need to curtail its operations, or may decide the liquidate the Company. The consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the consolidated financial statements and the notes to those statements for the years ended December 31, 2025 and 2024, which are included elsewhere in this annual report on Form 10-K. The results discussed below are for the years ended December 31, 2025 and 2024.

Comparison of Results of Operations for the Years Ended December 31, 2025 and 2024

Revenues

For the years ended December 31, 2025 and 2024, revenues by reportable business segments were as follows:

	Years Ended December 31,
	2025	2024
Revenues:
Property investment portfolio	$3,080,654	$2,884,286
Real estate services	1,059,804	909,003
Total revenues	$4,140,458	$3,793,289

Annex C-44

For the years ended December 31, 2025, total revenues amounted to $4,140,458, including property investment portfolio revenues of $3,080,654, which consists of rental revenues, as compared to total revenues of $3,793,289, including property investment portfolio revenues of $2,884,286, which consists of rental revenues, for the year ended December 31, 2024, representing an overall increase of $347,169, or 9.2%. This increase was attributable to an increase in rental revenues of $196,368, or 6.8%, primarily attributable to an increase in rental revenue from our recently acquired properties in Chicago, IL and Surprise, AZ, and a net increase in real estate services revenues of $150,801, or 16.6%, attributable to an increase in commissions and assignment fees earned on real estate listings, offset by a decrease in advisory fees.

The increase in property investment portfolio revenues was primarily due to the signing of a new lease with new tenants at our recently acquired properties located in Chicago, Illinois which began in January 2024 and Surprise, AZ which began in July 2024. All of the Company’s real estate properties are leased under absolute-net or triple-net leases with our tenants.

Operating expenses

For the year ended December 31, 2025, operating expenses amounted to $3,926,000 as compared to $2,690,119 for the year ended December 31, 2024, representing an increase of $1,235,881, or 45.9%. For the years ended December 31, 2025 and 2024, operating expenses consisted of the following:

	Years Ended December 31,
	2025	2024
Compensation and benefits	$1,398,498	$1,287,744
Professional fees	252,636	351,426
Brokerage fees	131,236	158,871
General and administrative expenses	308,149	331,495
Depreciation and amortization	360,903	357,946
Real estate taxes	155,322	148,762
Business development costs	300,540	53,875
Impairment loss	3,118,716	—
Total	$6,026,000	$2,690,119

•        For the year ended December 31, 2025, compensation and benefit expense increased by $110,754, or 8.6%, as compared to the year ended December 31, 2024. The increase was attributable to an increase in executive and staff compensation and related benefits of $53,501, primarily attributable to the payment of bonus splits on project fees generated by transactions to team members, an increase in stock-based compensation of $33,502 related to accretion of stock option expense, and an increase in health insurance expense of $23,751.

•        For the year ended December 31, 2025, professional fees decreased by $98,790, or 28.1%, as compared to the year ended December 31, 2024. This decrease was primarily attributable to a decrease in consulting fees of $100,000, offset by an increase in other professional fees of $1,210.

•        For the year ended December 31, 2025 and 2024, we recorded brokerage fees amounting to $131,236 and $158,871, respectively, representing a decrease of $27,635, or 17.4%. Brokerage fees occur as the result of various percentage-based commission splits we pay to our licensed brokerage team members who participate in various real estate listing transactions.

•        General and administrative expenses consist of expenses such as rent expense, debt expense, insurance expense, travel expenses, office expenses, telephone and internet expenses, advertising and marketing expense, and other general operating expenses. For the year ended December 31, 2025, general and administrative expenses decreased by $23,346, or 7.0%, as compared to the year ended December 31, 2024, primarily due to a decrease in advertising and marketing expenses of $40,239, offset by an increase in other general and administrative fees of $6,900 and an increase in bad debt expense of $56,685.

Annex C-45

•        For the year ended December 31, 2025, depreciation expense increased by $2,957, or 0.8%, as compared to the year ended December 31, 2024 due to an increase in depreciable rental properties.

•        For the year ended December 31, 2025, real estate taxes increased by $6,560, or 4.4%, as compared to the year ended December 31, 2024 related to our Michigan property.

•        For the year ended December 31, 2025, property portfolio business development costs increased by $246,665, or 457.9%, as compared to the year ended December 31, 2024. Property portfolio business development costs are costs related to forfeited escrow deposits and the write off of development costs related to projects which we decided not to pursue.

•        For the year ended December 31, 2025, impairment loss from rental properties increased by $3,118,716, or 100.0%, as compared to the year ended December 31, 2024. In 2025, (1) we were notified that a vehicle crashed into our Chicago building, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition. As such, as of December 31, 2025, the Chicago property is a vacant lot of land. In connection with the damage and demolition of the building, during the year ended December 31, 2025, we recorded an impairment loss of $1,018,716, and (2) in an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000.

(Loss) Income from operations

As a result of the factors described above, for the year ended December 31, 2025, loss from operations amounted to $(1,885,542) as compared to income from operations of $1,103,170 for the year ended December 31, 2024, representing a decrease of $2,988,712, or 270.9%.

Other (expenses) income, net

Other (expense) income, net primarily includes interest expense incurred on debt with third parties and also includes other income (expense). For the years ended December 31, 2025 and 2024, total other expenses, net amounted to $965,521 and $529,212, respectively, representing an increase of $436,309, or 82.4%. This increase was attributable to an increase in interest expense of $100,440, primarily related to an increase in notes payable, an increase in impairment loss on equity securities of $50,000, and a negative change in gain or loss in fair value from an interest rate swap of $289,369, offset by an increase in other income of $3,500.

Equity method loss

For the years ended December 31, 2025 and 2024, we incurred an equity method loss of $3,352 and $0, respectively, representing an increase of $3,352, or 100.0%. During the year ended December 31, 2025, we recorded a loss from unconsolidated joint ventures of $3,352.

Net (loss) income

As a result of the foregoing, for the years ended December 31, 2025, net loss amounted to $(2,854,415), or $(0.24) per common share (basic and diluted), and for the year ended December 31, 2024, net income amounted to $573,958, or $0.05 per common share (basic) and $0.06 per common share (diluted).

Annex C-46

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $837,767 and $1,019,980 as of December 31, 2025 and 2024, respectively.

Our primary uses of cash have been for the acquisition of new property investments, compensation and benefits, fees paid to third parties for professional services, real estate taxes, general and administrative expenses, and the development of rental properties and other lines of business. All funds received have been expended in the furtherance of growing the business. We receive funds from the collection of rental income, and real estate services, which primarily includes advisory fees and brokerage fees. The following trends are reasonably likely to result in changes in our liquidity over the near term to long term:

•        An increase in working capital requirements to finance our current business,

•        Addition of administrative and sales personnel as the business grows,

•        The cost of being a public company,

•        An increase in investments in joint ventures and other projects, and

•        An increase in investments in rental properties.

We may need to raise additional funds, particularly if we are unable to continue to generate positive cash flows from our operations. We estimate that based on current plans and assumptions, that our available cash will be sufficient to satisfy our cash requirements under our present operating expectations for the next 12 months from the date of this annual report on Form 10-K. Other than revenue received from the lease of our rental properties and real estate services, and from a bank note and other notes payable, we presently have no other significant alternative source of working capital.

We have used these funds to fund our operating expenses, pay our obligations, acquire and develop rental properties, invest in joint ventures, and to grow our company. We may need to raise significant additional capital or debt financing to acquire new properties, to develop existing properties, to assure we have sufficient working capital for our ongoing operations and debt obligations, and to invest in new joint venture and other projects.

See also “Item 1. Business — Our Business — Management Buyout Asset Purchase Agreement.”

Recent Property Acquisitions and Related Note Payables

On July 8, 2024, ZP Dysart acquired a property in Surprise AZ (the “Surprise Property”) from NWC Dysart & Bell LLC (“NWC”). Surprise Property is a tract or parcel of land containing approximately 1.114 acres, together with all improvements, buildings, leases, rights, easements, and appurtenances pertaining thereto. The Surprise Property was acquired for an aggregate purchase price of $1,712,541, which included (i) $1,100,000, representing the Purchase Price, (ii) reimbursement to NWC for onsite and offsite improvements of $492,022, and (iii) closing costs, commissions, and fees customary to the acquisition of real estate of $120,519.

During the year ended December 31, 2025, the Company paid $1,000,000 to Sunday Goods as a tenant improvement allowance. The $1,000,000 payment to the tenant was used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and is being depreciated on a straight-line basis over the useful life of the building and related improvements beginning when the building and related improvements was placed in service, beginning in September 2025. In September 2025, Sunday Goods completed the construction of a new retail dispensary building on the Surprise Property and opened for business.

In connection with the Surprise Property, ZP Dysart entered into the Construction Loan Agreement (the “PMF Loan Agreement”), dated as of July 8, 2024, by and between ZP Dysart and Private Money Funding, LLC (“PMF”). Pursuant to the terms of the PMF Loan Agreement, PMF agreed to loan up to $1,620,000 to ZP Dysart, which loan is evidenced by a promissory note (the “PMF Note”). ZP Dysart’s obligations under the PMF Note and the PMF Loan Agreement are secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “PMF Deed”). The PMF Loan Agreement, the PMF Note, any guaranties, and all other related

Annex C-47

documents executed and delivered concurrently with the PMF Loan Agreement are referred to herein as the “PMF Loan Documents.” Pursuant to the terms of the PMF Loan Agreement, on July 8, 2024, ZP Dysart issued the PMF Note with the maximum principal amount of $1,620,000 to PMF (the “Maximum Amount”). Interest accrues at the rate of 12% per annum, with ZP Dysart paying interest only in arrears, in monthly installment payments, beginning on August 1, 2024 through July 1, 2029 (the “Maturity Date”). ZP Dysart may prepay the PMF Loan in full or in part at any time. However, during the first 48 months of the term of the loan, if ZP Dysart pays any principal payment, ZP Dysart will pay to PMF a prepayment premium equal to (i) 5% of the amount of principal prepaid in months 1-24; (ii) 2% of the amount of principal prepaid in months 25-36; and (iii) 1% of the amount of principal prepaid in months 36-48, which amount will be due and payable at the time ZP Dysart pays the principal payment. During the year ended December 31, 2024, the Company borrowed $1,020,000 of the Maximum Amount and received net proceeds of $983,940, net of origination fees and costs of $36,060. During the year ended December 31, 2025, the Company borrowed an additional $600,000 of the Maximum Amount and received net proceeds of $600,000. As of December 31, 2025 and 2024, the principal amount of the loan was $1,620,000 and $1,020,000, respectively, and accrued interest payable amounted to $16,200 and $0, respectively.

During the existence of any event of default, PMF may, at its option, exercise any one or more of the remedies described in the PMF Loan Documents or otherwise available, including declaring all unpaid indebtedness then evidenced by the Note (including any late charges that are then due and payable, any advances thereafter made from the loan and any accruing costs and reasonable attorneys’ fees which are the obligation of ZP Dysart under the PMF Loan Documents) to become immediately due and payable. Unless PMF otherwise elects, such acceleration will occur automatically upon the occurrence of any event of default described in PMF Loan Agreement or PMF Deed.

After maturity or during the existence of any event of default, or at any time that ZP Dysart is more than 10 days delinquent in the payment of money as required by the Note or the other Loan Documents (whether or not Holder has given any notice of default or any cure period has expired), then all amounts outstanding thereunder will thereafter bear interest at the default rate of 18% per annum from the date such payment became due until paid, but in no event to exceed the highest rate lawfully collectible under applicable law.

Pursuant to the terms of the PMF Loan Agreement, following ZP Dysart’s satisfaction of the conditions to funding the PMF Loan and recordation of the PMF Deed, the loan proceeds will be disbursed in multiple advances through escrow, first in the form of an initial advance in the amount of $1,020,000 for the purpose of contributing funding towards acquiring the Surprise Property (the “Acquisition Advance”). The remaining loan proceeds will be used for the purpose of financing for the completion of Sunday Goods’ Work (as hereinafter defined) (the “Construction Advances”). Following the Acquisition Advance, subject to satisfying the conditions set forth in the PMF Loan Agreement, ZP Dysart will be entitled to request the Construction Advances from the remaining loan proceeds at the following stages of completion of the construction of Sunday Goods’ Work: (i) first advance in the amount of $300,000 at 50% completion, which was received during the year ended December 31, 2025, and (ii) final advance in the amount of $300,000 at 100% completion and issuance of certificate of occupancy which was received in October 2025.

The PMF Loan Agreement contains representations, warranties and covenants customary for a transaction of this type.

Pursuant to the terms of the Unconditional Repayment Guaranty (the “PMF Guaranty”), dated as of July 8, 2024, by Zoned Properties, Inc. in favor of PMF, the Company guaranteed to PMF the full and prompt payment of the principal sum of the PMF Note or so much thereof that may be outstanding at any one time or from time to time in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, and the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the PMF Loan Agreement, the PMF Note, and in any deed of trust, security agreement, lease assignment and other assignment or agreement referred to in the PMF Loan Agreement or the PMF Note and/or now or hereafter securing the PMF Note or setting forth any obligations of ZP Dysart in connection with the loan.

We may secure additional financing to acquire and develop additional and existing properties. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing.

Annex C-48

Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow our business operations.

Cash Flow

For the Years Ended December 31, 2025 and 2024

Net cash flow provided by operating activities was $781,476 for the year ended December 31, 2025, as compared to net cash flow provided by operating activities of $578,218 for the year ended December 31, 2024, representing an increase of $203,258, or 35.2%.

•        Net cash flow provided by operating activities for the year ended December 31, 2025 primarily reflected a net loss of $2,854,415, adjusted for the add-back of non-cash items consisting of depreciation of $360,903, amortization of debt discount of $25,671, accretion of stock-based stock option expense of $88,385, loss of forfeited escrow deposits and development costs of $300,540, bad debt expense of $76,685, an impairment loss from equity securities of $50,000, an impairment loss from buildings of $3,118,716, and loss from the changes in fair value from an interest rate swap of $121,909, offset by changes in operating assets and liabilities primarily consisting of an increase in accounts receivable of $159,449, an increase in deferred rent of $336,909 attributable to rent abatement on our new tenant leases at our Chicago, Illinois and Surprise, AZ properties, a decrease in lease incentive receivable of $27,523, an increase in prepaid expenses of $18,028, an increase in accounts payable of $13,016, an increase in accrued expenses of $1,902, a decrease in contract liabilities of $16,669, and a decrease in security deposits payable of $22,206.

•        Net cash flow provided by operating activities for the year ended December 31, 2024 primarily reflected net income of $573,958, adjusted for the add-back of non-cash items consisting of depreciation of $357,946, amortization of debt discount of $22,066 accretion of stock-based stock option expense of $54,833, a loss on forfeited escrow deposit of $22,875, an increase in bad debt expense of $20,000, and gain from the changes in fair value from an interest rate swap of $167,460, offset by changes in operating assets and liabilities primarily consisting of an increase in accounts receivable of $253,538, an increase in deferred rent of $376,032 attributable to rent abatement on our new tenant leases at our Chicago, Illinois and Surprise, AZ properties, an increase in accrued expenses of $256,951, a decrease in contract liabilities of $27,225, and an increase in security deposits payable of $71,217.

For the year ended December 31, 2025, net cash flow used in investing activities amounted to $1,439,613, as compared to net cash used in investing activities of $3,527,929 for the year ended December 31, 2024, representing a decrease of $2,088,316. For the year ended December 31, 2025, net cash used in investing activities was attributable to the purchase of rental properties and improvements of $1,000,000, an increase in investments in cost method investee of $84,110, an increase in escrow deposits of $154,394 and an increase in capitalized project costs of $202,680, offset by cash received from investment in unconsolidated joint venture of $1,571. For the year ended December 31, 2024, net cash used in investing activities was attributable to the purchase of rental properties of $3,336,763, primarily in connection with the acquisition of properties in Chicago, IL and Surprise, AZ, a purchase of property and equipment of $6,480, an increase in capitalized project costs of $168,984, and an increase in escrow deposits of $15,702.

For the years ended December 31, 2025 and 2024, net cash provided by financing activities amounted to $475,924 and $869,896, respectively. For the year ended December 31, 2025, net cash provided by financing activities consisted of net proceeds from a note payable of $600,000, offset by cash used for the repayment of notes payable of $97,218 and cash used for the purchase of treasury shares of $26,858. For the year ended December 31, 2024, net cash provided by financing activities consisted of net proceeds from a note payable of $983,940 used to acquire our Surprise, AZ property, offset by cash used for the repayment of notes payable of $106,034 and the purchase of treasury stock of $8,010.

Annex C-49

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of December 31, 2025 (dollars in thousands), and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

Contractual obligations:	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	5 + years
Convertible notes	$2,000	$—	$—	$2,000	$—
Interest on convertible notes	450	120	240	90	—
Notes payable	7,693	80	1,774	1,735	4,104
Total	$10,143	$200	$2,014	$3,825	$4,104

Off-balance Sheet Arrangements

Other than discussed herein, we have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us. Our off-balance sheet arrangement includes the notional amount of our interest rate swaps which we use to hedge a portion of our exposure to interest rate fluctuations. Currently, our interest rate swap fixes the variable rate interest on our bank swap note payable. We intend to fund our interest rate swap payments utilizing cash flows from operations. As of December 31, 2025, the notional amount of our interest rate swaps was $4,372,231. In interest rate swaps, the notional amount is the specified value upon which interest rate payments will be exchanged. The notional amount in interest rate swaps is used to come up with the amount of interest due.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including the critical ones related to an interest rate swap, the allowance for accounts receivable, impairment of rental properties, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting estimates affect our more significant judgments and estimates used in the preparation of the financial statements.

Annex C-50

Interest rate swap

In connection with a bank loan executed in 2022, the Company entered into an interest rate swap agreement to manage interest rate risk related to debt that accrues interest at variable rates. The Company accounts for its interest rate swap agreement in accordance with the guidance related to derivatives and hedging activities. The Company is exposed to market risk from changes in interest rates. The Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount. Interest payments receivable and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability. Because the variable interest rates used to calculate payments under the terms of the swap agreement are calculated using different benchmarks than those included in the Company’s variable rate debt agreement, the swap agreement is not considered an effective cash flow hedge.

Accordingly, changes in the underlying market value of the remaining swap payments are recognized into income as an increase or decrease to other income (expense) each reporting period. In accordance with the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, the Company believes values provided by its counterparty represent the fair value of its swap agreement. The Company believes that the quality of the counterparty to its swap agreement mitigates the counterparty credit risk.

The estimated fair value of the interest rate swap agreement is reflected as a derivative liability on the accompanying balance sheets with changes in the fair value reflected in income (loss) from derivative — interest rate swap on the accompanying statements of operations. The Company uses derivative financial instruments only to manage interest rate risks and not as investment vehicles.

Information regarding the interest rate swap is as follows:

Description	Notional Amount on December 31, 2025	Interest Rate	Maturity	Fair Value of Liability on December 31, 2025	Fair Value of Asset on December 31, 2024
December 7, 2022 interest rate swap	$4,372,231	7.65%	December 10, 2032	$77,328	$44,581

Accounts receivable

We recognize an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts receivable considered at risk or uncollectible. In accordance with ASC 326, “Financial Instruments — Credit Losses”, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers. The expense associated with the allowance for doubtful accounts on accounts receivable is recognized in general and administrative expenses.

Rental properties

Rental properties are carried at cost less accumulated depreciation and amortization. Betterments, major renovations and certain costs directly related to the improvement of rental properties are capitalized. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over estimated useful lives of the assets, which range from 5 to 39 years. Tenant improvements are amortized on a straight-line basis over the lives of the related leases, which approximate the useful lives of the assets.

Upon the acquisition of real estate, we assess the fair value of acquired assets (including land, buildings and improvements, identified intangibles, such as acquired above-market leases and acquired in-place leases) and acquired liabilities (such as acquired below-market leases) and allocate the purchase price based on these

Annex C-51

assessments. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known trends, and market/economic conditions.

Our properties are individually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value. Impairment analyses are based on our current plans, intended holding periods and available market information at the time the analyses are prepared. If our estimates of the projected future cash flows, anticipated holding periods, or market conditions change, our evaluation of impairment losses may be different and such differences could be material to our consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results.

Impairment occurs when the carrying amount of our rental properties exceeds its recoverable amount. For our rental property, we considered the recoverable amount to be the respective properties fair value less costs to sell (FVLCS) plus its value in use (VIU). The recoverable amount is the higher of the asset’s fair value less costs to sell (FVLCS) and its value in use (VIU). FVLCS and VIU as defined as follows:

•        Fair Value Less Costs to Sell (FVLCS):

•        Fair value is typically determined by market prices or appraisals or tax value.

•        Subtract any costs that would be incurred to sell the asset (like commissions).

•        Value in Use (VIU):

•        This is the present value of the future cash flows the asset is expected to generate.

•        Cash flows should be based on leases in place.

For the year ended December 31, 2025, we recorded an impairment loss of $3,118,716 due (1) to the damage and demolition of its building located in Chicago, IL, where a vehicle crashed into the building, causing significant structural damage, and the City of Chicago declared the building unsafe and ordered its demolition, and (2) to the write down of our Michigan property to net realizable value. For the year ended December 31, 2024, we did not record any impairment losses.

We have capitalized land, which is not subject to depreciation.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 — “Compensation — Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under FASB’s Accounting Standards Update (ASU) 2016-09 Improvements to Employee Share-Based Payment Accounting. Assumptions used in the estimation of stock-based grants may include the volatility of our common stock, expected term of exercise, our discount rate and our dividend rate.

Recent Accounting Pronouncements

Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

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ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Index to Consolidated Financial Statements and Consolidated Financial Statement Schedules appearing on pages C-76 to C-124 of this annual report on Form 10-K.

ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” as that term is defined in Rule 13a-15(e), promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our company’s reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. Our management, with the participation of our principal executive officer and principal financial officer, evaluated our company’s disclosure controls and procedures as of the end of the period covered by this annual report on Form 10-K. Based on this evaluation, our principal executive officer and principal financial officer concluded that as of December 31, 2025, our disclosure controls and procedures were not effective. The ineffectiveness of our disclosure controls and procedures was due to material weaknesses, which we identified in our report on internal control over financial reporting.

Internal control over financial reporting

Management’s annual report on internal control over financial reporting

Our management, including our principal executive officer and principal financial officer, is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our internal control over financial reporting as of December 31, 2025. Our management’s evaluation of our internal control over financial reporting was based on the 2013 framework in Internal Control-Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that as of December 31, 2025, our internal control over financial reporting was not effective.

The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses which we identified in our internal control over financial reporting: (1) the lack of multiples levels of management review on complex accounting and financial reporting issues, (2) we had not implemented adequate system and manual controls, and (3) a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of our limited financial resources to support hiring of personnel and implementation of accounting systems. Until such time as we expand our staff to include additional accounting personnel and hire a full-time chief financial officer, it is likely we will continue to report material weaknesses in our internal control over financial reporting.

A material weakness is a deficiency or a combination of control deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

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Limitations on Effectiveness of Controls

Our principal executive officer and principal financial officer does not expect that our disclosure controls or our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additional controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Control

There were no changes in our internal control over financial reporting during the quarter ended December 31, 2025 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

ITEM 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

Not applicable.

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PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors currently has four members and there is one vacancy.

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this annual report on Form 10-K. All of the current directors’ terms expire as of the Annual Meeting and will serve until their successors are duly elected and qualified.

Set forth below is certain information regarding our executive officers and directors.

Name	Age	Position
Bryan McLaren	38	Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary
Berekk Blackwell	36	President and Chief Operating Officer
Art Friedman	66	Independent Director, Chair of the Compensation Committee
David G. Honaman	74	Independent Director, Chair of the Audit Committee
Cole Stevens	29	Independent Director, Chair of the Nominating and Governance Committee

Background Information about our Officers and Directors

Biographical information concerning the directors and executive officers listed above is set forth below. The information presented includes information each individual has given us about all positions they hold and their principal occupation and business experience for the past five years. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our board to conclude that he should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors.

Bryan McLaren, MBA. Mr. McLaren has served as Chairman and Chief Executive Officer of the Company since 2014 and as Chief Financial Officer of the Company since 2018. Mr. McLaren has a dedicated history of work in the sustainability industry and in business development. Prior to joining the Company, McLaren worked as a sustainable development expert for both large corporations such as Waste Management, Inc., and for institutions of higher education such as Northern Arizona University. Mr. McLaren has a Masters of Business Administration Degree with an emphasis on Sustainable Development, a Master’s Degree in Sustainable Community Development, and an Executive Master’s Degree in Sustainability Leadership. As Chief Executive Officer and Chief Financial Officer, Mr. McLaren is able to provide our Board with valuable insight into the Company’s operations, its management team and associates as a result of his day-to-day involvement with the Company.

Berekk Blackwell. Mr. Blackwell has served as our Chief Operating Officer since July 1, 2021, and as our President since July 1, 2022. Prior to his appointment to these positions and since September 2020, Mr. Blackwell served as our Director of Business Development. From December 2018 until June 2021, Mr. Blackwell also served as President of Daily Jam Holdings LLC. From January 2016 to December 2018, he served as Vice President of Due North Holdings LLC. Prior to joining the Company, Mr. Blackwell developed domestic and international markets for Kahala Brands, a global franchise organization with more than 3,000 retail locations in over a dozen countries. He also led emerging brand and portfolio operations for several private equity groups investing in the restaurant franchise space. Mr. Blackwell earned his B.A. in Finance from Fort Lewis College. Mr. Blackwell and his spouse filed for bankruptcy in the U.S. Bankruptcy Court, District of Arizona on November 13, 2020.

Art Friedman. Mr. Friedman, who has served as a director since 2014, is the Owner/Principal of Triple J Management Services, which specializes in consulting and professional services for the alcoholic beverage industry. Mr. Friedman was most recently President and CEO of Gold Coast Beverage Distributors, a position he held for the last 10 years of his 23 years with the company. During his tenure as President/CEO, Gold Coast more than tripled sales revenue and increased EBITDA by more than five-fold. Over the same period, Mr. Friedman led significant market share gains through organic growth as well as consolidating wholesaler acquisitions. Mr. Friedman began his career with General Foods Corporation, now part of Kraft Foods. He has served on the distributor advisory councils of Diageo-Guinness,

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Heineken USA, InBev and Miller-Coors. Mr. Friedman graduation Cum Laude with a Bachelor of Science in Business Management from the University of Florida, Warrington School of Business. We believe that Mr. Friedman’s background as an advisor in the area of business management and his experience in operating, growing and advising companies provides us with the requisite skills and qualifications required to serve on our board. Mr. Friedman’s service as a director at the Company since 2014, together with his business background, provides business, governance, organizational and strategic planning expertise to our Board and makes him a valued member of the Audit Committee, the Compensation Committee, which he chairs, and the Strategic Committee.

David G. Honaman. Mr. Honaman, who has served as a director since 2016, is the Principal and CFO of Advanced Benefit Solutions, Inc. (d/b/a 44 North), an insurance agent and consultant, since 2010. From 2008 to 2009, Mr. Honaman served as an independent financial consultant. Prior to that time, Mr. Honaman spent seven years at Wilcox Associates, Inc., a civil engineering firm, most recently as CFO and Treasurer. Mr. Honaman also served in several capacities at Wolohan Lumber Co. for over 20 years, including as Vice President of Merchandising, Senior Vice President of Finance and CFO. Mr. Honaman began his career as a CPA on the audit staff at Ernst & Young LLP. Mr. Honaman brings to the Board extensive experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his substantial business and management experience for five years as a certified public accountant and an auditor at Ernst & Young LLP serving numerous public companies in various business sectors, including insurance agencies, Mr. Honaman provides relevant expertise on accounting, investment and financial matters. His service as a chief financial officer at Advanced Benefit Solutions, Inc. (d/b/a 44 North), Wilcox Associates, Inc. and Wolohan Lumber Co., together with his accounting and management experience, make him a valued member of our Board, Compensation Committee and Strategic Committee, and an effective Non-Executive Chair of the Audit Committee. Mr. Honaman meets the definition of an “audit committee financial expert” as established by the SEC.

Cole Stevens. Mr. Stevens, who has served as a director since November 2024, brings over a decade of experience in capital markets advisory, corporate finance, and strategic growth leadership. He has a proven track record of driving value creation and expansion across diverse industries, including technology, healthcare, and real estate. Since 2019, Mr. Stevens has served as President of AllAccess Capital Markets, a prominent North American capital markets advisory firm. In this capacity, he has consistently demonstrated exceptional leadership and financial acumen, successfully guiding organizations through periods of growth, transformation, and strategic evolution. Mr. Stevens’ expertise has earned him recognition on leading broadcast platforms, including appearances on CBC’s Lang & O’Leary Exchange and multiple features on BNN (Business News Network). Mr. Stevens has a Bachelor of Commerce from the Ted Rogers School of Management at Toronto Metropolitan University (formerly Ryerson University), with a focus on Global Management. The Company believes that Mr. Stevens’ strategic experience will be invaluable to the Company as it pursues its mission to deliver innovative, value-driven real estate solutions in emerging regulated markets

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past 10 years:

1.      any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.      being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.      being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial

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institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.      being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those employees responsible for financial reporting. The code of business conduct and ethics is available on our corporate website, www.zonedproperties.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Director Independence

Three of our four board members are independent. The Board has determined that each of Messrs. Friedman, Honaman, and Stevens is an independent director pursuant to the NASDAQ listing standards. Under the NASDAQ rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company’s review of its own records and on responses of the directors to questions in a questionnaire regarding employment, business, family, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationship between the Company and the directors or the directors’ affiliated companies impairs the directors’ independence. After consideration of the directors’ relationships with the Company, the Board has affirmatively determined that none of the individuals serving as non-employee directors during the fiscal year ended December 31, 2025 and 2024 had a material relationship with us and that each of such non-employee directors is independent.

Bryan McLaren was not considered an independent director during the fiscal years ended December 31, 2025 and 2024 because of his employment as our Chief Executive Officer and Chief Financial Officer.

Board of Directors and Board Committees

All of our directors and director nominees are encouraged to attend the annual meetings of our stockholders, as may be applicable.

The Board of Directors held one meeting during the fiscal year ended December 31, 2025. Each of our current directors attended 100% of the aggregate number of the meetings of the Board and meetings of the committees on which he or she served.

Our Board currently has four committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Special Transactions Committee. As of April 1, 2026, the members and Chairs of our standing Board committees were:

	Audit	Compensation	Nom. & Gov	Special Trans.
Independent Directors
Art Friedman	X	Chair	X	X
David G. Honaman	Chair	X	X	X
Cole Stevens	X	X	Chair	Chair

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Audit Committee

All Audit Committee members are “independent” under the NASDAQ listing standards and SEC rules and regulations. Our Board of Directors has determined that one of the members of the Audit Committee, Mr. Honaman, meets the definition of an “audit committee financial expert” as established by the SEC, and that Mr. Friedman, and Mr. Stevens as the two other members of the Audit Committee, meet the definition of “financially literate” as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls and audit matters. In addition, the Audit Committee is responsible for:

•        reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

•        assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the independence standards of the board;

•        reviewing and approving the services provided by the independent accountants;

•        overseeing the internal audit function; and

•        reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls.

The responsibilities of the Audit Committee are more fully described in the Audit Committee’s charter.

The Audit Committee held four meetings during the fiscal year ended December 31, 2025.

Compensation Committee

All Compensation Committee members are “independent” under applicable NASDAQ listing standards. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and leadership development and succession planning. In addition, the Compensation Committee is responsible for:

•        reviewing the performance of our Chief Executive Officer;

•        determining the compensation and benefits for our Chief Executive Officer and other executive officers;

•        establishing our compensation policies and practices;

•        administering our incentive compensation and stock plans (except for the issuance of securities to non-employee directors for services which is administered by the Board); and

•        approving the adoption of material changes to or the termination of our benefit plans.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee’s charter.

The Compensation Committee held two meetings during the fiscal year ended December 31, 2025.

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Nominating and Governance Committee

All Nominating and Governance Committee members are “independent” under applicable NASDAQ listing standards. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities relating to Company and Board policies, and in relation to the nomination and election of Board Members. In addition, the Nominating and Governance Committee is responsible for:

•        establishing and reviewing the Nominating and Governance Committee Charter; and

•        establishing and reviewing various Company policies, such as the Company’s Insider Trading Policy and Code of Ethics.

The responsibilities of the Nominating and Governance Committee are more fully described in the Nominating and Governance Committee’s charter.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2025

During the fourth quarter of the fiscal year ended December 31, 2025, there were no material changes to the procedures by which stockholders may recommend nominees to the Board.

Officer and Director Indemnification Agreements

The Company entered into an Indemnification Agreement (each, an “Indemnification Agreement” and collectively, the “Indemnification Agreements”) with each of the Company’s officers and directors. The Indemnification Agreements supplement the indemnification provisions provided in the Company’s articles of incorporation and bylaws and any resolutions adopted pursuant thereto and generally provide that the Company shall indemnify the indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation

The following 2025 Summary Compensation Table summarizes all compensation recorded by us for the years ended December 31, 2025 and 2024 for our “named executive officers” as such term is defined in Item 402(m)(2) of Regulation S-K (each, a “Named Executive Officer” and collectively, the “Named Executive Officers”).

2025 Summary Compensation Table

Name and principal position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Bryan McLaren,	2025	250,000	125,563	—	—	—	—	—		375,563
Chief Executive Officer and Chief Financial Officer	2024	250,000	56,473	—	—	—	—	—		306,473

Berekk Blackwell,	2025	190,000	125,563	—	—	—	—	11,924	(3)	327,487
President and Chief Operating Officer	2024	190,000	57,473	—	—	—	—	—		247,473

____________

(1)      On August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. Such amounts are included in bonus above.

(2)      As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts, are contained in the notes to our financial statements under “Note 11 — Shareholders’ Equity”.

(3)      Represent commissions paid in 2025

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Narrative Disclosure to Summary Compensation Table

Except as otherwise described below, there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

McLaren Employment Agreement & Golden Parachute Agreement

On May 23, 2018, we entered into an employment agreement with Mr. McLaren (the “2018 Employment Agreement”). Pursuant to the terms of the 2018 Employment Agreement, the Company agreed to continue to pay Mr. McLaren a base annual salary of $214,500, and to award Mr. McLaren with an annual and/or quarterly bonus payable in either cash and/or equity of no less than 2.5% of the Company’s net income for the associated period.

The 2018 Employment Agreement has a term of 10 years. The term and Mr. McLaren’s employment will terminate (a “Termination”) in any of the following circumstances:

(i)     immediately, if Mr. McLaren dies;

(ii)    immediately, if Mr. McLaren receives benefits under the long-term disability insurance coverage then

(iii)   provided by the Company or, if no such insurance is in effect, upon Mr. McLaren’s disability;

(iv)   on the expiration date, as the same may be extended by the parties by written amendment to the 2018 Employment Agreement prior to the occasion thereof;

(v)    at the option of the Company for Cause (as hereinafter defined) upon the Company’s provision of written notice to Mr. McLaren of the basis for such Termination;

(vi)   at the option of the Company, without Cause;

(vii)  by Mr. McLaren at any time with Good Reason (as hereinafter defined), upon 30 days’ prior written notice to the Company delivered not later than within 90 days of the existence of the condition therefor; or

(viii) by Mr. McLaren at any time without Good Reason, upon not less than three months’ prior written notice to the Company.

In the event of a Termination for any reason or for no reason whatsoever, or upon the expiration date of the 2018 Employment Agreement, whichever comes first, all rights and obligations under the 2018 Employment Agreement shall cease (i) as to the Company, except for the Company’s obligations for the payment of applicable severance benefits thereunder, and for indemnification thereunder, and (ii) as to Mr. McLaren, except for his obligation under the restrictive covenants in the 2018 Employment Agreement.

The Company and Mr. McLaren also entered into a Golden Parachute Agreement (the “Golden Parachute Agreement”) on May 23, 2018. No benefits shall be payable under the Golden Parachute Agreement unless there shall have been a change in control of the Company, as set forth below. For purposes of the Golden Parachute Agreement, a “change in control of the Company” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply with that regulation, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of the Golden Parachute Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (D) of this paragraph) whose election by the Board or nomination for election by the Company’s

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shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority; (C) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company; or (D) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to it continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) of more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

For purposes of the Golden Parachute Agreement, “Cause” means termination upon (a) the willful and continued failure to substantially perform duties with the Company after a written demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that duties have not substantially been performed, or (b) the willful engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Golden Parachute Agreement, “Good Reason” means, without express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless, such circumstances are fully corrected prior to the date of Termination specified in the notice of Termination:

(a)     a material diminution in Mr. McLaren’s authority, duties or responsibility from those in effect immediately prior to the change in control of the Company;

(b)    a material diminution in Mr. McLaren’s base compensation;

(c)     a material change in the geographic location at which Mr. McLaren performs his duties;

(d)    a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. McLaren is required to report, including a requirement that McLaren report to a corporate officer or employee instead of reporting directly to the Board;

(e)     a material diminution in the budget over which Mr. McLaren retains authority;

(f)     a material breach under any agreement with the Company to continue in effect any bonus to which Mr. McLaren was entitled, or any compensation plan in which Mr. McLaren participates immediately prior to the change in control of the Company which is material to Mr. McLaren’s total compensation;

(g)    a material breach under any agreement with the Company to provide Mr. McLaren benefits substantially similar to those enjoyed by Mr. McLaren under any of the Company’s life insurance, medical, health and accident, or disability plans in which he was participating at the time of the change in control of the Company, the failure to continue to provide Mr. McLaren with a Company automobile or allowance in lieu of it, if Mr. McLaren was provided with such an automobile or allowance in lieu of it at the time of the change of control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Mr. McLaren of any material fringe benefit enjoyed by Mr. McLaren at the time of the change in control of the Company, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company;

Following a change in control of the Company, upon termination of Mr. McLaren’s employment or during a period of disability, Mr. McLaren will be entitled to the following benefits:

(i)     During any period that Mr. McLaren fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, Mr. McLaren will continue to receive his base salary at the rate in effect at the commencement of any such period, together with all amounts payable to Mr. McLaren under any compensation plan of the Company during such period, until the Golden Parachute Agreement is terminated.

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(ii)    If Mr. McLaren’s employment is terminated by the Company for Cause or by Mr. McLaren other than for Good Reason, disability, death or retirement, the Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which Mr. McLaren is entitled under any compensation plan of the Company at the time such payments are due.

(iii)   If employment by the Company shall be terminated (a) by the Company other than for Cause, death or disability or (b) by Mr. McLaren for Good Reason, Mr. McLaren will be entitled to benefits provided below:

a.      The Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which Mr. McLaren is entitled under any compensation plan of the Company.

b.      In lieu of any further salary payments to Mr. McLaren for periods subsequent to the date of Termination, the Company will pay as severance pay to Mr. McLaren a lump sum severance payment (together with the payments provided in clauses (c) and (d) below) equal to five times the sum of Mr. McLaren’s annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the notice of Termination given in respect of them.

c.      The Company will pay Mr. McLaren any deferred compensation allocated or credited to Mr. McLaren or his account as of the date of Termination.

d.      In lieu of shares of common stock of the Company issuable upon exercise of outstanding options, if any, granted to Mr. McLaren under the Company’s stock option plans (which options shall be cancelled upon the making of the payment referred to below), Mr. McLaren will receive an amount in cash equal to the product of (i) the excess of the closing price of the Company’s common stock as reported on or nearest the date of Termination (or, if not so reported, on the basis of the average of the lowest asked and highest bid prices on or nearest the date of Termination), over the per share exercise price of each option held by Mr. McLaren (whether or not then fully exercisable) plus the amount of any applicable cash appreciation rights, times (ii) the number of the Company’s common stock covered by each such option.

e.      The Company will also pay Mr. McLaren all legal fees and expenses incurred by Mr. McLaren as a result of such Termination.

(iv)   In the event that Mr. McLaren is a “disqualified individual” within the meaning of Section 280G of the Code, the parties expressly agree that the payments described herein and all other payments to Mr. McLaren under any other agreements or arrangements with any persons which constitute “parachute payments” within the meaning of Section 280G of the Code are collectively subject to an overall maximum limit. Such maximum limit shall be $1 less than the aggregate amount which would otherwise cause any such payments to be considered a “parachute payment” within the meaning of Section 280G of the Code, as determined by the Company.

Additionally, on August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. In connection with such a bonus, in 2025 and 2024, the Company paid Mr. McLaren a bonus of $125,563 and $56,473, respectively.

Effective January 28, 2026, the Board of Directors of the Company approved an increase in the base salary of Bryan McLaren by 10%, such that Mr. McLaren’s base salary was increased to $275,000.

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Blackwell Employment Agreement

On July 26, 2022, the Company entered into an employment agreement, effective July 1, 2022, with Mr. Blackwell (the “Blackwell Employment Agreement”). Pursuant to the terms of the Blackwell Employment Agreement, the Company agreed to pay Mr. Blackwell a base annual salary of $150,000 for his services as President and Chief Operating Officer. The Company may also award Mr. Blackwell discretionary cash and/or equity bonuses. In April 2023, Mr. Blackwells base annual salary was increased in $190,000.

The Blackwell Employment Agreement has a term of one year, expiring on July 1, 2023. During the initial term, neither party may terminate the Blackwell Employment Agreement except for Cause (as hereinafter defined). For purposes of the Blackwell Employment Agreement, Cause, with respect to Mr. Blackwell, means:

(i)     a material violation of any material written rule or policy of the Company applicable to Mr. Blackwell and which Mr. Blackwell fails to correct within 10 days after notice;

(ii)    misconduct by Mr. Blackwell to the material and demonstrable detriment of the Company;

(iii)   Mr. Blackwell’s conviction of, or pleading guilty to, a felony; or

(iv)   Mr. Blackwell’s material failure to fulfil his obligations and fulfill the covenants and agreements in the Blackwell Employment Agreement, after notice and failure to cure, as provided in the Blackwell Employment Agreement.

With respect to the Company, “Cause” means the Company’s material failure to perform the Company’s obligations and fulfill the covenants and agreements in the Blackwell Employment Agreement, after notice and failure to cure, as provided in the Blackwell Employment Agreement.

The Blackwell Employment Agreement will continue to be in full force and effect after July 1, 2023, except that either party may terminate the Blackwell Employment Agreement for any reason upon 30 days’ written notice.

The Blackwell Employment Agreement contains representations, warranties and covenants customary for an agreement of this type.

Additionally, on August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. In connection with such a bonus, during the years ended December 31, 2025 and 2024, the Company paid Mr. Blackwell a bonus of $125,563 and $57,473, respectively.

Effective January 28, 2026, the Board of Directors of the Company approved an increase in the base salary of Mr. Blackwell by 10%, such that Mr. Blackwell’s base salary was increased to $210,000.

Effective January 28, 2026, the Company issued shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to the Company’s executive officers as follows:

Name	Position	No. of Shares of Restricted Common Stock
Bryan McLaren	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	250,000
Berekk Blackwell	President and Chief Operating Officer	150,000

Such issuances are subject to forfeiture, depending on continued employment with the Company. If a recipient voluntarily resigns or is terminated for cause prior to December 31, 2027, the recipient must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and each recipient will retain 100% of the issued shares, free of any repayment obligation.

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Additionally, the above executive officers will receive a cash payment from the Company to cover income tax liability associated with the above stock issuances in an amount up to 35% of the cost basis of the shares. In the event of a change of control, the Company will pay the full 35% tax coverage amount to each of the above executive officers prior to consummation of such change of control.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information as options outstanding on December 31, 2025.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Bryan McLaren	250,000	—		—	1.00	12/26/2026	—	—	—	—
Berekk Blackwell	65,000	60,000	(a)	—	1.00	1/1/2031	—	—	—	—
Berekk Blackwell	37,500	37,500	(a)	—	1.00	1/21/2032	—	—	—	—

____________

(a)      Effective January 19, 2026, all unvested stock options held by Mr. Blackwell, representing an aggregate of 97,500 stock options, were canceled.

Securities Authorized for Issuance under Equity Compensation Plans

On August 9, 2016, our Board of Directors authorized the 2016 Plan and reserved 10,000,000 shares of common stock for issuance thereunder. The 2016 Plan was approved by shareholders on November 21, 2016. The 2016 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2016 Plan authorizes the grant of awards in the form of options intended to qualify as incentive stock options under Section 422 of the Code, options that do not qualify (non-statutory stock options) and grants of restricted shares of common stock. Restricted shares granted pursuant to the 2016 Plan are amortized to expense over the three-year vesting period. Options vest and expire over a period not to exceed seven years. If any share of common stock underlying a stock option that has been granted ceases to be subject to a stock option, or if any shares of common stock that are subject to any other stock-based award granted are forfeited or terminated, such shares shall again be available for distribution in connection with future grants and awards under the 2016 Plan. As of December 31, 2025, 1,315,000 stock option awards were outstanding and 1,206,250 options were exercisable under the 2016 Plan. As of December 31, 2025, 8,685,000 shares were available for future issuance under the 2016 Plan.

The Company also continues to maintain its 2014 Equity Compensation Plan (the “2014 Plan”). The 2016 Plan has superseded the 2014 Plan. Accordingly, the Board does not intend to grant any additional awards under the 2014 Plan. As of December 31, 2025, options to purchase 250,000 shares of common stock were outstanding and exercisable pursuant to the 2014 Plan, respectively.

Annex C-64

The table below sets forth information as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,315,000	$0.75	8,685,000
Equity compensation plans not approved by security holders	250,000	$1.00	0
Total	1,565,000	$0.79	8,685,000

Director Compensation

The following table sets forth compensation paid, earned or awarded during 2025 to each of our directors, other than Bryan McLaren, whose compensation is described above in the “2025 Summary Compensation Table”.

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Art Friedman	—	35,300	—	35,300
David G. Honaman	—	35,200	—	35,300
Alex McLaren, MD (Former Director)	—	5,883	—	5,883
Derek Overstreet (Former Independent Director)	—	5,883	—	5,883
Jody Kane (Former Independent Director	—	5,883	—	5,883
Cole Stevens(2)	—	—	—	—

____________

(1)      As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts is contained in the notes to our consolidated financial statements under “Shareholders’ Deficit”. On January 21, 2025, the director listed above received 105,000 stock options to purchase 105,000 shares of restricted stock with an exercise price of $0.44 per share. On April 23, 2025, 87,500 stock options issued to Alex McLaren, MD, Derek Overstreet and Jody Kane were cancelled.

(2)      Mr. Stevens received stock option in 2024 as part of his compensation..

Effective January 28, 2026, the Company issued shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to the Company’s Board members as follows:

Name	Position	No. of Shares of Restricted Common Stock
Art Friedman	Independent Director	200,000
David G. Honaman	Independent Director	200,000
Cole Stevens	Independent Director	200,000

Such issuances are subject to forfeiture, depending on continued service with the Company. If a recipient voluntarily resigns or is terminated for cause prior to December 31, 2027, the recipient must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and each recipient will retain 100% of the issued shares, free of any repayment obligation.

Annex C-65

Additionally, the above Board members will receive a cash payment from the Company to cover income tax liability associated with the above stock issuances in an amount up to 35% of the cost basis of the shares. In the event of a change of control, the Company will pay the full 35% tax coverage amount to each of the above Board members prior to consummation of such change of control.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of April 1, 2026, by:

•        Each director and each of our Named Executive Officers,

•        All executive officers and directors as a group, and

•        Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

As of April 1, 2026, there were 13,180,829 shares of our common stock outstanding and 2,000,000 shares of preferred stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers and Directors:
Bryan McLaren	312,500	(1)	2.4%
Berekk Blackwell	130,879	(2)	*%
Art Friedman	295,575	(3)	2.2%
David G. Honaman	263,750	(4)	2.0%
Cole Stevens	52,500	(5)	*
All executive officers and directors as a group (five persons)	1,055,204	(6)	8.0%
Other 5% Stockholders:
Alex McLaren, MD c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,799,167	(7)	13.7%
Greg Johnston c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,262,500		9.6%
Melinda Jay Johnston c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,250,000		9.5%

Annex C-66

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Joseph Bartonek c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	756,250	5.7%

____________

*        Less than 1%.

(1)      Includes 250,000 vested stock options.

(2)      Includes 120,000 vested stock options.

(3)      Includes 148,750 vested stock options.

(4)      Includes 163,750 vested stock options.

(5)      Includes 52,500 vested stock options.

(6)      Includes 735,000 vested stock options.

(7)      Includes 1,501,667 shares held by McLaren Family LLLP. Dr. McLaren is the general partner of McLaren Family LLLP and has voting and dispositive power over such shares and includes 137,500 vested stock options.

Preferred Stock

Name and Address of Beneficial Owner	Shares of Preferred Stock Beneficially Owned		Percent of Class Beneficially Owned	Percent of Voting Power(1)
Greg Johnston c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,000,000		50.0%	45.3%

Alex McLaren c/o Zoned Properties, Inc. 8360 E. Raintree Drive #230 Scottsdale, AZ 85260	1,000,000	(2)	50.0%	45.8%

____________

(1)      As a result of the multiple votes afforded to holders of the preferred stock (50 votes per share), Mr. Johnston and Dr. McLaren have the ability to control the outcome of all matters submitted to a vote of stockholders, including the election of directors. The percent of voting power in the table gives effect to the holder’s beneficial ownership of common stock and preferred stock.

(2)      Shares are held by McLaren Family LLLP. Dr. McLaren is the general partner of McLaren Family LLLP and has voting and dispositive power over such shares.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the audit committee for consideration for referral to our board of directors for its consideration.

Director Independence

Three of our four board members are independent. The Board has determined that each of Messrs. Friedman, Honaman, and Stevens is an independent director pursuant to the NASDAQ listing standards. Under the NASDAQ rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company’s review of its own records and on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships

Annex C-67

exist, the Board determines whether the relationship between the Company and the directors or the directors’ affiliated companies impairs the directors’ independence. After consideration of the directors’ relationships with the Company, the Board has affirmatively determined that none of the individuals serving as non-employee directors during the fiscal year ended December 31, 2025 or 2024 had a material relationship with us and that each of such non-employee directors is independent.

Bryan McLaren was not considered an independent director during his service on the Board during the fiscal year ended December 31, 2025 or 2024 because of his employment as our Chairman of the Board, CEO, CFO, and Treasurer.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees that were billed or that will be billed to our company for professional services rendered by Salberg & Company, P.A. for the years ended December 31, 2025 and 2024:

Fees	2025	2024
Audit Fees	$73,000	$72,500
Audit-Related Fees	0	0
Tax Fees	0	0
Other Fees	0	0
Total Fees	$73,000	$72,500

Audit Fees

Audit fees were for professional services rendered for the audits of our financial statements and for review of our quarterly financial statements.

Audit-Related Fees

During 2025 and 2024, our independent registered public accountants did not provide any assurance and related services that are reasonably related to the performance of the audit or review or our financial statements that are not reported under the caption “Audit Fees” above.

Tax Fees

As our independent registered public accountants did not provide any services to us for tax compliance, tax advice and tax planning during 2025 and 2024, no tax fees were billed or paid during those fiscal years.

All Other Fees

Our independent registered public accountants did not provide any products and services not disclosed in the table above during 2025 and 2024. As a result, there were no other fees billed or paid during 2025 and 2024.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by our Audit Committee before the respective services were rendered.

Our board of directors has considered the nature and amount of fees billed by our independent registered public accounting firm and believe that the provision of services for activities unrelated to the audit is compatible with maintaining their respective independence.

Annex C-68

PART IV

ITEM 15.  EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

Exhibits required by Item 601 of Regulation S-K:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1

Articles of Incorporation, as amended, of Zoned Properties, Inc. (incorporated by reference to exhibit to Registration Statement on Form S-1 (File No. 333-208226) filed by the Company on November 25, 2015).

3.2	Bylaws of Zoned Properties, Inc. (incorporated by reference to exhibit to Registration Statement on Form S-1 (File No. 333-208226) filed by the Company on November 25, 2015).
4.1*	Description of registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
10.1+

Board Member Agreement dated as of October 1, 2014 by and between the registrant and Alex McLaren (incorporated by reference to exhibit to Registration Statement on Form S-1 (File No. 333-208226) filed by the Company on November 25, 2015).

10.2+

Board Member Agreement dated as of October 1, 2014 by and between the registrant and Art Friedman (incorporated by reference to exhibit to Registration Statement on Form S-1 (File No. 333-208226) filed by the Company on November 25, 2015).

10.3+

Board Member Agreement dated as of September 26, 2016 by and between the registrant and David G, Honaman (incorporated by reference to exhibit to Annual Report on Form 10-K filed with the SEC by the Company on March 27, 2017).

10.4+

Board Member Agreement effective April 1, 2017 by and between Zoned Properties, Inc. and Derek Overstreet (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on April 4, 2017).

10.5+

Stock Option Grant Notice and Agreement between registrant and Newbridge Financial, Inc. (incorporated by reference to exhibit to Registration Statement on Form S-1 (File No. 333-208226) filed by the Company on November 25, 2015).

10.6

Deed of Trust dated March 7, 2015 in favor of Investment Property Exchange Services, Inc. covering Tempe, AZ property (incorporated by reference to exhibit to Registration Statement on Form S-1 (File No. 333-208226) filed by the Company on November 25, 2015).

10.7+

Stock Option Grant Notice and Agreement dated December 20, 2015 between Zoned Properties, Inc. and Bryan McLaren (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on January 7, 2016).

10.8

Second Amendment to Commercial Lease by and between Zoned Properties, Inc., C3C3 Group, LLC and Alan Abrams (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on August 25, 2016).

10.9

Third Amendment to Commercial Lease by and between Chino Valley Properties, LLC, C3C3 Group, LLC and Alan Abrams (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on October 13, 2016).

10.10

Convertible Debenture dated January 9, 2017 Issued by Zoned Properties, Inc. in Favor of Alan Abrams (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on January 12, 2017).

10.11

Fourth Amendment to Commercial Lease by and between Chino Valley Properties, LLC, C3C3 Group, LLC and Alan Abrams (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on April 4, 2017).

10.12

Third Amendment to Commercial Lease by and between Zoned Properties, Inc., C3C3 Group, LLC and Alan Abrams, and Zoned Arizona Properties, LLC, dated as of October 1, 2017 (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on October 3, 2017).

10.13

Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 by and between Chino Valley Properties, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on May 3, 2018).

Annex C-69

Exhibit Number	Description of Exhibit
10.14

Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 by and between Green Valley Group, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on May 3, 2018).

10.15

Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 by and between Zoned Arizona Properties, LLC and CJK, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on May 3, 2018).

10.16

Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 by and between Kingman Property Group, LLC and CJK, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on May 3, 2018).

10.17+

Employment Agreement by and between the registrant and Bryan McLaren dated May 23, 2018 (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on May 24, 2018).

10.18+

Golden Parachute Agreement by and between the registrant and Bryan McLaren dated May 23, 2018 (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on May 24, 2018).

10.19

Amendment to Convertible Debenture entered into as of January 2, 2019 by and between Zoned Properties, Inc. and Alan Abrams (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on January 3, 2019).

10.20

First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated January 1, 2019 by and between Chino Valley Properties, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on January 3, 2019).

10.21	Convertible Debenture issued March 19, 2020 from KCB Jade Holdings, LLC (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on March 23, 2020).
10.22

First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Zoned Arizona Properties, LLC and CJK, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on June 4, 2020).

10.23

Second Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Chino Valley Properties, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on June 4, 2020).

10.24

First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Green Valley Properties, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on June 4, 2020).

10.25

First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated as of May 31, 2020, by and between Kingman Property Group, LLC and CJK, Inc. (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on June 4, 2020).

10.26

Amended and Restated Convertible Debenture issued February 19, 2021 from KCB Jade Holdings, LLC (incorporated by reference to exhibit to Current Report on Form 8-K filed with the SEC by the Company on February 19, 2021).

10.27

Second Amended and Restated Convertible Debenture issued by KCB Jade Holdings, LLC in favor of the registrant (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on August 4, 2021).

10.28

Third Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018, between Chino Valley and CJK, Inc. (“CJK”), as amended, entered into on August 23, 2021 and effective September 1, 2021 (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on August 24, 2021).

10.29	Form of Indemnification Agreement (Incorporated by reference to exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on August 24, 2021).
10.30

Fourth Amendment to Regulated Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018, between Chino Valley and CJK, Inc., as amended, entered into on January 24, 2022 (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on January 25, 2022).

Annex C-70

Exhibit Number	Description of Exhibit
10.31

Second Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated November 30, 2022 between Zoned Arizona Properties, LLC and VSM AZ LLC (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on December 2, 2022).

10.32

Guaranty of Payment and Performance, dated November 30, 2022, by GDL Inc. in favor of Zoned Arizona Properties, LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on December 2, 2022).

10.33

Second Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated November 30, 2022 between Kingman Property Group, LLC and CJK, Inc. (Incorporated by reference to exhibit 10.3 to Current Report on Form 8-K filed with the SEC by the Company on December 2, 2022).

10.34

Option Agreement, dated as of December 1, 2022, by and between ZP RE MI Woodward, LLC and FL MI RE 22, LLC. (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on December 5, 2022).

10.35

Master Agreement for Purchase and Sale, dated as of November 29, 2022, by and among ZP RE MI Woodward, LLC, FL MI RE 22, LLC, Thomas Nafso and Ammar Kattoula (Incorporated by reference to exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on December 5, 2022).

10.36

Licensed Cannabis Facility Absolute Net Lease Agreement, dated as of November 29, 2022, by and between ZP RE MI Woodward, LLC and Rapid Fish 2 LLC. (Incorporated by reference to exhibit 10.3 to Current Report on Form 8-K filed with the SEC by the Company on December 5, 2022).

10.37

Real Estate Repurchase Agreement, dated as of November 29, 2022, by and among ZP RE MI Woodward, LLC, FL MI RE 22, LLC, Thomas Nafso and Ammar Kattoula (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC by the Company on December 5, 2022).

10.38

Loan Agreement, dated as of July 11, 2022, by and between Zoned Arizona Properties, LLC and East West Bank. (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on July 12, 2022).

10.39

Variable Rate Note, dated as of July 11, 2022, issued by Zoned Arizona Properties, LLC in favor of East West Bank. (Incorporated by reference to exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on July 12, 2022).

10.40

Guaranty, dated as of July 11, 2022, executed by Zoned Arizona Properties, LLC in favor of East West Bank. (Incorporated by reference to exhibit 10.3 to Current Report on Form 8-K filed with the SEC by the Company on July 12, 2022).

10.41+

Employment Agreement, entered into on July 26, 2022 and effective as of July 1, 2022, by and between the registrant and Berekk Blackwell (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on July 27, 2022).

10.42

Purchase and Sale Agreement and Joint Escrow Instructions, dated October 5, 2022, by and between ZP RE Holdings, LLC a wholly owned subsidiary of the registrant, and Neal Bradley Starr (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on October 12, 2022).

10.43+

Employment Agreement, entered into on May 27, 2022 and dated as of June 1, 2022, by and between the registrant and Daniel Gauthier (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on May 31, 2022).

10.44+

Stock Option Agreement, entered into on May 27, 2022 and dated as of July 1, 2022, by and between the registrant and Mr. Gauthier (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on May 31, 2022).

10.45

First Amendment Loan Agreement, dated as of December 7, 2022, by and between Zoned Arizona Properties, LLC and East West Bank (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on December 9, 2022).

10.46

Amended and Restated Promissory Note, dated as of December 7, 2022, issued by Zoned Arizona Properties, LLC in favor of East West Bank (Incorporated by reference to exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on December 9, 2022).

10.47

Acknowledgement of Amendment and Reaffirmation of Guaranty, dated as of December 7, 2022, executed by Zoned Arizona Properties, LLC in favor of East West Bank (Incorporated by reference to exhibit 10.3 to Current Report on Form 8-K filed with the SEC by the Company on December 9, 2022).

Annex C-71

Exhibit Number	Description of Exhibit
10.48

Interest Rate Swap Transaction Confirmation, dated as of December 7, 2022, by and between Zoned Arizona Properties, LLC and East West Bank (Incorporated by reference to exhibit 10.4 to Current Report on Form 8-K filed with the SEC by the Company on December 9, 2022).

10.49

Assignment and Assumption Agreement dated as of December 2, 2022, by and between FL MI RE 22, LLC and ZP RE MI Woodward, LLC. (Incorporated by reference to exhibit 10.1 to Current Report on Form 8-K filed with the SEC by the Company on March 2, 2023).

10.50

Land Contract, dated as of November 30, 2022, by and between The Thomas A. Pearlman Revocable Trust U/A/D 6/13/2005 and FL MI RE 22, LLC. (Incorporated by reference to exhibit 10.2 to Current Report on Form 8-K filed with the SEC by the Company on March 2, 2023).

10.51

Land Contract, dated as of February 24, 2023, by and between Gangnier Investments LLC and ZP RE MI Woodward, LLC. (Incorporated by reference to exhibit 10.3 to Current Report on Form 8-K filed with the SEC by the Company on March 2, 2023).

10.52

Agreement Regarding Purchase and Sale Contract, dated as of December 15, 2023, by and between Keystone Ventures, LLC and ZP RE Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by the Company on January 22, 2024).

10.53

Purchase and Sale Agreement, dated as of May 5, 2022, by and between Lakeside Bank, as Trustee under Trust Agreement dated October 7, 2004 and known as Trust Number 10-2749 and Daniel Kravetz and Keystone Ventures, LLC as assignee, as amended through January 12, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC by the Company on January 22, 2024).

10.54

Assignment and Assumption Agreement, dated as of January 19, 2024, by and between Keystone Ventures, LLC and ZP RE Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC by the Company on January 22, 2024).

10.55

Licensed Cannabis Facility Absolute Net Lease Agreement dated as of January 18, 2024, by and between ZP RE Holdings, LLC and JG IL LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC by the Company on January 22, 2024).

10.56

Guaranty of Payment and Performance, dated as of January 18, 2024, by JG Holdco LLC in favor of ZP RE Holdings, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC by the Company on January 22, 2024).

10.57

Security Agreement, dated as of January 18, 2024, made by and among JG IL LLC in favor of ZP RE Holdings, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC by the Company on January 22, 2024).

10.58

Purchase and Sale Agreement and Joint Escrow Instructions, dated as of January 23, 2023, by and between NWC Dysart & Bell, LLC and ZP RE Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by the Company on February 29, 2024).

10.59

Licensed Cannabis Facility Absolute Net Lease Agreement dated as of January 2, 2024, by and between ZP RE Holdings, LLC and The Pharm, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC by the Company on February 29, 2024).

10.60

Guaranty of Payment and Performance, dated as of February 27, 2024, by The Pharm, LLC in favor of ZP RE Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC by the Company on February 29, 2024).

10.61

First Amendment to Licensed Cannabis Facility Absolute Net Lease Agreement, dated as of May 3, 2024, by and between ZP RE MI Woodward, LLC and Rapid Fish LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2024).

10.62

Construction Loan Agreement, dated as of July 8, 2024, by and between ZP RE AZ DYSART, LLC and Private Money Funding, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2024).

10.63

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of July 8, 2024, by and among ZP RE AZ DYSART, LLC to Premier Title Agency, for the benefit of Private Money Funding, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2024).

10.64

Promissory Note, dated July 8, 2024, issued by ZP RE AZ DYSART, LLC in favor of Private Money Funding, LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2024).

10.65

Unconditional Repayment Guaranty, dated as of July 8, 2024, by the registrant in favor of Private Money Funding, LLC (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2024).

Annex C-72

Exhibit Number	Description of Exhibit
10.66+

Stock Option Agreement, dated November 25, 2024, by and between the registrant and Cole Stevens (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 27, 2024).

10.67

Amended and Restated Absolute Net Lease Agreement, dated December 31, 2025, by and between Chino Valley Properties, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2026).

10.68

Amended and Restated Absolute Net Lease Agreement, dated December 31, 2025, by and between Green Valley Group, LLC and Broken Arrow Herbal Center, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2026).

10.69

Amended and Restated Absolute Net Lease Agreement, dated December 31 2025, by and between Kingman Property Group, LLC and CJK, Inc. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2026).

10.70

Consent of Landlord and Agreement Regarding Lease, dated December 30, 2025, by and among Chino Valley Properties, LLC, Broken Arrow Herbal Center, Inc., AC Management Group, LLC, Elevate Holdings Group LLC, and A&R Consultants, LLC (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2026).

10.71

Asset Purchase Agreement, dated as of January 15, 2026, by and among Zoned Properties, Inc., Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.72+

Material Event and Amendment Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Bryan McLaren (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.73+

Material Event Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Berekk Blackwell (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.74+

Material Event Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Patrick Moroney (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

19.1

Insider Trading Policy (incorporated by reference to Amendment No. 1 to the registrant’s annual report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025).

21.1*	List of Subsidiaries.
23.1*	Consent of Independent Registered Public Accounting Firm – Salberg & Company PA
31.1*	Certification of Chief Executive Officer pursuant to Rule 13(a)-14(a) under the Securities Exchange Act of 1934, as amended.
31.2*	Certification of Chief Financial Officer pursuant to Rule 13(a)-14(a) under the Securities Exchange Act of 1934, as amended.
32.1**	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	INLINE XBRL INSTANCE DOCUMENT
101.SCH*	INLINE XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT
101.CAL*	INLINE XBRL TAXONOMY EXTENSION CALCULATION LINKBASE DOCUMENT
101.DEF*	INLINE XBRL TAXONOMY EXTENSION DEFINITION LINKBASE DOCUMENT
101.LAB*	INLINE XBRL TAXONOMY EXTENSION LABEL LINKBASE DOCUMENT
101.PRE*	INLINE XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE DOCUMENT
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

____________

+        Management contract or compensatory plan or arrangement.

*        Filed herewith.

**      Furnished herewith.

ITEM 16.  10-K SUMMARY

As permitted, the registrant has elected not to supply a summary of information required by Form 10-K.

Annex C-73

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Zoned Properties, Inc.
Date: April 1, 2026	By:	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Bryan McLaren as attorney-in-fact with full power of substitution to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, one or more amendments to the annual report on Form 10-K, which amendments may make such changes in the report as the attorney-in-fact acting deems appropriate and to file any such amendment to the annual report on Form 10-K with the Securities and Exchange Commission. Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bryan McLaren	Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer	April 1, 2026
Bryan McLaren	(principal executive officer, principal financial officer and principal accounting officer)
/s/ Art Friedman	Director	April 1, 2026
Art Friedman
/s/ David G. Honaman	Director	April 1, 2026
David G. Honaman
/s/ Cole Stevens	Director	April 1, 2026
Cole Stevens

Annex C-74

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2025 and 2024

Annex C-75

ZONED PROPERTIES, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 and 2024

Annex C-76

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:
Zoned Properties, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zoned Properties, Inc. and Subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss of $2.85 million. Furthermore, in December 2025 and January 2026 the Company entered into an agreement with a third party and with a related party management group, respectively, to sell all its assets. The closings are contingent on certain events occurring. If the Company sells some or all of its properties, it will have minimal or no operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts • Registered with the PCAOB
Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

Annex C-77

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
We have served as the Company’s auditor since 2024.
Boca Raton, Florida
April 1, 2026

Annex C-78

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Cash	$837,767	$1,019,980
Accounts receivable	452,874	370,110
Deferred rent	1,084,413	747,504
Lease incentive receivable	394,495	422,018
Rental properties, net	10,490,786	13,024,936
Prepaid expenses and other assets	192,441	32,101
Escrow deposits	294,169	169,875
Capitalized project costs	54,248	207,000
Property and equipment, net	5,795	8,584
Operating lease right of use asset, net	39,106	78,255
Investment in unconsolidated joint ventures	—	4,923
Investment in cost-method investees	84,110	50,000
Interest rate swap asset	—	44,581
Security deposits	2,272	2,272
Total Assets	$13,932,476	$16,182,139
LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Convertible note payable	$2,000,000	$2,000,000
Notes payable, net	7,540,127	7,011,674
Accounts payable	130,241	117,225
Accrued expenses	435,690	433,788
Lease liability	39,711	78,310
Contract liabilities	302,282	318,951
Derivative liability – interest rate swap, at fair value	77,328	—
Security deposits payable	339,471	361,677
Total Liabilities	10,864,850	10,321,625

Commitments and Contingencies (Note 10)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding on December 31, 2025 and 2024 ($1.00 per share liquidation preference or $2,000,000)	2,000	2,000
Common stock: $0.001 par value, 100,000,000 shares authorized; 12,201,516 and 12,201,516 shares issued on December 31, 2025 and 2024, respectively, and 12,030,829 and 12,087,829 shares outstanding on December 31, 2025 and 2024, respectively	12,202	12,202
Additional paid-in capital	21,597,229	21,508,844
Treasury stock, at cost (170,687 and 113,687 shares on December 31, 2025 and 2024, respectively)	(49,868)	(23,010)
Accumulated deficit	(18,493,937)	(15,639,522)

Total Stockholders’ Equity	3,067,626	5,860,514
Total Liabilities and Stockholders’ Equity	$13,932,476	$16,182,139

See accompanying notes to consolidated financial statements.

Annex C-79

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,

	2025	2024
REVENUES:
Property investment portfolio revenues	$3,080,654	$2,884,286
Real estate services revenues	1,059,804	909,003
Total revenues	4,140,458	3,793,289

OPERATING EXPENSES:
Compensation and benefits	1,398,498	1,287,744
Professional fees	252,636	351,426
Brokerage fees	131,236	158,871
General and administrative expenses	308,149	331,495
Depreciation and amortization	360,903	357,946
Real estate taxes	155,322	148,762
Property portfolio business development costs	300,540	53,875
Impairment loss from buildings	3,118,716	—
Total operating expenses, net	6,026,000	2,690,119
(LOSS) INCOME FROM OPERATIONS	(1,885,542)	1,103,170

OTHER (EXPENSES) INCOME:
Interest expenses	(797,112)	(696,672)
Other income	3,500	—
Impairment of equity securities	(50,000)	—
(Loss) income from derivative – interest rate swap	(121,909)	167,460
Total other expenses, net	(965,521)	(529,212)
(LOSS) INCOME BEFORE EQUITY METHOD LOSSES	(2,851,063)	573,958

EQUITY METHOD LOSS:
Equity method loss from unconsolidated joint ventures	(3,352)	—
Total equity method loss	(3,352)	—
NET (LOSS) INCOME	$(2,854,415)	$573,958

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.24)	$0.05
Diluted	$(0.24)	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,053,715	12,098,429
Diluted	12,053,715	12,498,429

See accompanying notes to consolidated financial statements.

Annex C-80

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Shares	Amount
Balance, December 31, 2023	2,000,000	$2,000	12,201,548	$12,202	$21,453,961	100,000	$(15,000)	$(16,213,480)	$5,239,683
Purchase of treasury stock	—	—	—	—	—	13,687	(8,010)	—	(8,010)
Accretion of stock-based compensation related to stock options issued	—	—	—	—	54,883	—	—	—	54,883
Rounding	—	—	(32)	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	573,958	573,958

Balance, December 31, 2024	2,000,000	2,000	12,201,516	12,202	21,508,844	113,687	(23,010)	(15,639,522)	5,860,514
Purchase of treasury shares	—	—	—	—	—	57,000	(26,858)	—	(26,858)
Accretion of stock-based compensation related to stock options issued	—	—	—	—	88,385	—	—	—	88,385
Net loss	—	—	—	—	—	—	—	(2,854,415)	(2,854,415)
Balance, December 31, 2025	2,000,000	$2,000	12,201,516	$12,202	$21,597,229	170,687	$(49,868)	$(18,493,937)	$3,067,626

See accompanying notes to consolidated financial statements.

Annex C-81

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,854,415)	$573,958
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	360,903	357,946
Amortization of debt discount	25,671	22,066
Stock option expense	88,385	54,883
Loss on forfeited escrow deposit	300,540	22,875
Bad debt expense	76,685	20,000
Lease costs	550	(599)
Loss (income) from interest rate swap	121,909	(167,460)
Equity method loss from unconsolidated joint ventures	3,352	—
Impairment loss from equity securities	50,000	—
Impairment loss from buildings	3,118,716	—
Change in operating assets and liabilities:
Accounts receivable	(159,449)	(253,538)
Deferred rent receivable	(336,909)	(376,032)
Lease incentive receivable	27,523	27,523
Prepaid expenses and other assets	(18,028)	(4,625)
Accounts payable	13,016	278
Accrued expenses	1,902	256,951
Contract liabilities	(16,669)	(27,225)
Security deposits payable	(22,206)	71,217

NET CASH PROVIDED BY OPERATING ACTIVITIES	781,476	578,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of rental properties and improvements	(1,000,000)	(3,336,763)
Purchases of property and equipment	—	(6,480)
Increase in capitalized project costs	(202,680)	(168,984)
Cash received from investment in unconsolidated joint ventures	1,571	—
Investment in cost-method investees	(84,110)	—
Increase in escrow deposits	(154,394)	(15,702)
NET CASH USED IN INVESTING ACTIVITIES	(1,439,613)	(3,527,929)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury shares	(26,858)	(8,010)
Net proceeds from notes payable	600,000	983,940
Repayment of notes payable	(97,218)	(106,034)
NET CASH PROVIDED BY FINANCING ACTIVITIES	475,924	869,896

NET DECREASE IN CASH	(182,213)	(2,079,815)

CASH, beginning of year	1,019,980	3,099,795
CASH, end of year	$837,767	$1,019,980

Annex C-82

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Year Ended December 31,

	2025	2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$768,826	$705,990

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of capitalized project costs to prepaid expenses and other assets	$142,312	$—
Increase in operating lease right of use asset and lease liability	$—	$81,974

See accompanying notes to consolidated financial statements.

Annex C-83

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Zoned Properties, Inc. (“Zoned Properties” or the “Company”) was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry. Zoned Properties is a technology-driven property investment company focused on acquiring value-added real estate within the regulated cannabis industry in the United States. Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment model backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. The Company operates in two organized segments; (1) the operations, leasing and management of its commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) the advisory, brokerage and technology services related to commercial properties, herein known as the “Real Estate Services” segment. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases. The Company does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”).

The Company has the following wholly owned subsidiaries:

•        Chino Valley Properties, LLC (“Chino Valley”) was organized in the State of Arizona on April 15, 2014.

•        Kingman Property Group, LLC (“Kingman”) was organized in the State of Arizona on April 15, 2014.

•        Green Valley Group, LLC (“Green Valley”) organized in the State of Arizona on April 15, 2014.

•        Zoned Arizona Properties, LLC (“Zoned Arizona”) was organized in the State of Arizona on June 2, 2017.

•        Zoned Advisory Services, LLC (“Zoned Advisory”) was organized in the State of Arizona on July 27, 2018.

•        Zoned Properties Brokerage, LLC (“Arizona Brokerage”) was organized in the State of Arizona on March 17, 2021.

•        ZP Data Platform 1, LLC (“ZP Data 1”) was organized in the State of Arizona on April 14, 2021 (inactive).

•        ZP Data Platform 2, LLC (“ZP Data 2”) was organized in the State of Arizona on June 21, 2022.

•        ZP RE Holdings, LLC (“ZPRE Holdings”) was organized in the State of Arizona on September 20, 2022.

•        ZP Brokerage MS, LLC (“Mississippi Brokerage”) was organized in the State of Mississippi on October 4, 2022 (inactive and dissolved on January 13, 2025)

•        ZP Brokerage FL, LLC (“Florida Brokerage”) was organized in the State of Florida on October 20, 2022.

•        ZP Brokerage AL, LLC (“Alabama Brokerage”) was organized in the State of Alabama on October 20, 2022 (inactive and dissolved on January 9, 2025).

•        ZP RE MI Woodward, LLC (“ZP Woodward”) was organized in the State of Michigan on November 22, 2022

•        ZP Brokerage MO, LLC (“Missouri Brokerage”) was organized in the State of Missouri on November 30, 2022 (inactive and dissolved on January 13, 2025.)

•        ZP RE IL Ashland, LLC (“ZP Ashland”) was organized in the State of Illinois on February 14, 2024.

•        ZP RE AZ DYSART. LLC (“ZP Dysart”) was organized in the State of Arizona on May 24, 2024.

Annex C-84

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS (cont.)

The Company also maintains a 50% equity interest in two joint ventures which are inactive as of December 31, 2025 (see Note 5).

On January 15, 2026, the Company entered into an Asset Purchase Agreement (the “MBO APA”) by and among the Company, Zoned Arizona, ZP Dysart, ZPRE Holdings (collectively, Zoned Arizona, ZP Dysart and ZPRE Holdings, the “Real Property Sellers” and, together with the Company, the “Seller Parties” and each, a “Seller Party”), and BPB Partners, LLC (the “Buyer”). The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission (the “Business”), and the assets, properties and rights of the Seller Parties, subject to modification as set forth in the MBO APA, and other than the Excluded Assets (as defined in the MBO APA) (the “Assets”). The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, LLC (“ZP Ohio B”), and Zoneomics Green, LLC (“Zoneomics Green”); (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below. See Note 14 — Subsequent Events.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Going concern consideration

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in these consolidated financial statements, the Company had a net loss of $2,854,415 and had cash provided by operations of $781,476 during the year ended December 31, 2025. Additionally, as of December 31, 2025, the Company had cash of $837,767 and stockholders’ equity of $3,067,626. Furthermore, on December 31, 2025 and effective January 1, 2026, the Company entered into Amended and Restated Absolute Net Lease Agreements with certain tenants (See Note 14 — Subsequent Events). The Amended and Restated Absolute Net Lease Agreements include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the tenant to purchase, on an all-or-none basis, three leased properties (Chino Valley, Green Valley and Kingman). The Purchase Option originally stated that the Purchase Option may be exercised during an option period ending March 30, 2026; however, the parties have subsequently agreed that optionee will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. Additionally, on January 15, 2026, the Company and its subsidiaries entered into an Asset Purchase Agreement to sell substantially all of its properties to a company owned by management (See Note 14 — Subsequent Events). The closing of the Asset Purchase Agreement is contingent upon the Buyer obtaining financing. If the Company sells some or all of its properties, it will have minimal or no operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this Annual Report. There can be

Annex C-85

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

no assurance that the Company will sell its properties. If the Company sells its properties, the Company’s cash flow provided by operating activities would decrease substantially and the Company may need to raise capital through debt and/or equity financings to fund any ongoing operations, may need to curtail its operations, or may decide the liquidate the Company. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2025 and 2024 include the collectability of accounts and other receivables, valuation of investment in equity securities, the useful life of rental properties and property and equipment, assumptions used in assessing impairment of long-term assets including rental property and investment in unconsolidated joint ventures, valuation of the lease liability and related right-of-use asset, valuation allowances for deferred tax assets, the fair value of derivative asset or liability related to interest rate swap, and the fair value of non-cash equity transactions, including options and stock-based compensation.

Risks and uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. The Company conducts a significant portion of its business in states that have legalized and regulated cannabis. Additionally, the Company’s tenants operate in the state-legalized and state-regulated cannabis industry. Consequently, any significant economic downturn in the state markets in which the Company operates or any changes in the federal government’s enforcement of current federal laws or changes in state laws could potentially have a negative effect on the Company’s business, results of operations and financial condition. Additionally, substantially all of the Company’s real estate properties are leased under triple-net or absolute-net leases to tenants (each, a “Significant Tenant” and collectively, the “Significant Tenants”). For the years ended December 31, 2025 and 2024, revenues associated with Significant Tenants amounted to $2,393,049 and $2,366,645, respectively, which represents 57.8% and 62.4% of the Company’s total revenues, respectively (see Note 3).

Fair value of financial instruments

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses and other assets, capitalized project costs, escrow deposits, accounts payable, accrued expenses, and other payables approximate their fair market value based on the short-term maturity of these instruments.

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

•        Level 1: Quoted market prices in active markets for identical assets or liabilities.

•        Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

•        Level 3: Unobservable inputs that are not corroborated by market data.

Annex C-86

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Other than the interest rate swap, the Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value, on a recurring basis, in accordance with ASC Topic 820.

The following table represents the Company’s fair value hierarchy of its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2025 and 2024.

	December 31, 2025			December 31, 2024
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Interest rate swap asset	$—	$—	$—	$—	$44,581	$—
Interest rate swap liability	$—	$77,328	$—	$—	$—	$—

Interest rate swap

In connection with a bank loan executed in 2022, the Company entered into an interest rate swap agreement to manage interest rate risk related to debt that accrues interest at variable rates. The Company accounts for its interest rate swap agreement in accordance with the guidance related to derivatives and hedging activities. The Company is exposed to market risk from changes in interest rates. The Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount. Interest payments receivable and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability. Because the variable interest rates used to calculate payments under the terms of the swap agreement are calculated using different benchmarks than those included in the Company’s variable rate debt agreement, the swap agreement is not considered an effective cash flow hedge.

Accordingly, changes in the underlying market value of the remaining swap payments are recognized into income as an increase or decrease to other income (expense) each reporting period. In accordance with ASC 820, Fair Value Measurements and Disclosures, the Company believes values provided by East West Bank (the “Counterparty”) represent the fair value of its swap agreement. The Company believes that the quality of the Counterparty to its swap agreement mitigates the Counterparty credit risk.

The estimated fair value of the interest rate swap agreement is determined by the Counterparty based on market data used by Counterparty and is reflected as a derivative asset or liability on the accompanying consolidated balance sheet with changes in the fair value reflected in change in fair value of interest rate swap on the accompanying consolidated statements of operations. The Company uses derivative financial instruments only to manage interest rate risks and not as investment vehicles.

Information regarding the interest rate swap is as follows:

Description	Notional Amount on December 31, 2025	Interest Rate	Maturity	Fair Value of Liability on December 31, 2025	Fair Value of Asset on December 31, 2024
December 10, 2022 interest rate swap	$4,372,231	7.65%	December 10, 2032	$77,328	$44,581

Cash

Cash is carried at cost and represents cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. The Company had no cash equivalents on December 31, 2025 and 2024. The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. As of December 31, 2025 and 2024, the

Annex C-87

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company had approximately $328,000 and $510,000, respectively, of cash in excess of FDIC limits of $250,000. Any loss incurred or a lack of access to such funds above the FDIC limit could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. In accordance with ASC 326, “Financial Instruments — Credit Losses”, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers. The expense associated with the allowance for doubtful accounts on accounts receivable is recognized in general and administrative expenses.

Investment in equity method unconsolidated joint ventures

The Company has equity investments in various privately held entities. The Company accounts for these investments either under the equity method. Investments accounted for under the equity method are recorded based upon the amount of the Company’s investment and adjusted each period for its share of the investee’s income or loss. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other than temporary event where our investment may not be recoverable. The Company evaluates its investments in these entities for consolidation. It considers its percentage interest in the joint venture, evaluation of control and whether a variable interest entity exists when determining whether or not the investment qualifies for consolidation or if it should be accounted for as an unconsolidated investment under the equity method of accounting.

The Company’s equity method investment is recorded initially at cost, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of an unconsolidated investment is allocated to its investors in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences, if any, between the carrying amount of our investment in the respective joint venture and the Company’s share of the underlying equity of such unconsolidated entity are amortized over the respective lives of the underlying assets as applicable. These items are reported as a single line item in the statements of operations as income or loss from investments in equity method unconsolidated joint ventures.

Investment in cost method investees

The Company accounts for its interests in entities where the Company has virtually no influence over operating and financial policies under the cost method of accounting. In such cases, the Company’s original investments are recorded at the cost to acquire the interest and any distributions received are recorded as income. During the year ended December 31, 2025, through its wholly-owned subsidiary ZPRE Holdings, the Company invested $84,110 in ZP Ohio B for a 5% ownership interest in ZP Ohio B, which is accounted for under the cost method and reflected on the accompanying consolidated balance sheet under “investment in cost-method investee.” ZP Ohio B plans on developing several projects. This investment is subject to the Company’s impairment review policy.

Investment in cost method investees also includes an investment in equity securities of an entity over which the Company does not have a controlling financial interest or significant influence. Equity investments without readily determinable fair values are measured at cost with adjustments for observable changes in price or impairments (referred to as the “measurement alternative”). This equity instrument does not have a readily determinable fair value. Accordingly, the Company elected to measure this equity security at its cost minus impairment. In applying the measurement alternative, the Company performed a qualitative impairment assessment on a quarterly basis and shall

Annex C-88

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

recognize an impairment loss if there are sufficient indicators that the fair value of the equity investment is less than carrying values. Changes in value are recorded in non-operating income (loss). On December 31, 2025, based on its qualitative assessment, the Company impaired its equity investment and recorded an impairment loss on equity securities of $50,000 (see Note 5).

Rental properties

Rental properties are carried at cost, less accumulated depreciation and amortization. Betterments, major renovations and certain costs directly related to the improvement of rental properties are capitalized. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over estimated useful lives of the assets, which range from 5 to 39 years. Tenant improvements paid for by the Company are amortized on a straight-line basis over the lives of the related leases, which approximate the useful lives of the assets.

Upon the acquisition of real estate, the Company assesses the fair value of acquired assets (including land, buildings and improvements, identified intangibles, such as acquired above-market leases and acquired in-place leases) and acquired liabilities (such as acquired below-market leases) and allocates the purchase price based on these assessments. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known trends, and market/economic conditions.

The Company’s rental properties are individually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value. Impairment analyses are based on our current plans, intended holding periods and available market information at the time the analyses are prepared.

If the Company’s estimates of the projected future cash flows, anticipated holding periods, or market conditions change, the Company’s evaluation of impairment losses may be different and such differences could be material to its consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. During the year ended December 31, 2025, the Company recorded an impairment loss of $3,118,716 due to (1) the damage and demolition of its building located in Chicago, IL, where a vehicle crashed into the building, causing significant structural damage, and the City of Chicago declared the building unsafe and ordered its demolition, and (2) in an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000.. During the year ended December 31, 2024, the Company did not record any impairment losses.

The Company has land which is not subject to depreciation.

Escrow deposits and capitalized project costs

The Company is in the business of pursuing real estate acquisitions and investments that may include various contractual instruments to secure a property, such as an Option Agreement or a Purchase and Sale Agreement. These agreements often include the requirement to make escrow deposits and capitalized project costs. Escrow deposits include cash deposits made by the Company for the future acquisition of properties or for the option to acquire a property. In most cases, upon closing of the acquisition of a property, the escrow deposit will be applied to the

Annex C-89

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

purchase price. Capitalized project costs include cash invested in project-related development and due diligence costs. In some cases, the Company may discontinue pursuit of an acquisition of a property and therefore terminate an existing agreement, which can cause forfeiture of escrow deposits if those deposits are non-refundable and write off capitalized project costs. During the years ended December 31, 2025 and 2024, the Company forfeited escrow deposits and wrote off capitalized project costs of $300,540 and $53,875, respectively, which is reflected in operating expenses as part of property portfolio business development costs on the accompanying consolidated statements of operations. On December 31, 2025 and 2024, escrow deposits amounted to $294,169 and $169,875, respectively.

Property and equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives. The Company uses a five-year life for office equipment, seven years for furniture and fixtures, and five to ten years for vehicles. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Revenue recognition

Property Investment Portfolio Revenues

Rental income is accounted for pursuant to ASC Topic 842 “Leases” and includes base rents that each tenant pays in accordance with the terms of its respective lease and is reported on a straight-line basis over the non-cancellable term of the lease, which includes the effects of rent abatements under the leases. The Company commences rental revenue recognition when the tenant takes possession of the leased space or controls the physical use of the leased space and the leased space is substantially ready for its intended use. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant’s rent) that is funded by the Company is treated as a lease incentive receivable and amortized as a reduction of revenue over the lease term.

Currently, the Company’s leases provide for payments with fixed monthly base rents over the term of the leases or annual percentage increases in base rent over the term of the lease. The leases also require the tenant to remit estimated monthly payments to the Company for property taxes and common area maintenance. These payments are recorded as rental income and the related property tax expense is reflected separately on the accompanying consolidated statements of operations.

Real Estate Services Revenues

The Company follows ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), except for revenues from lease contracts within the scope of ASC 842, which are excluded from ASC 606. This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

Revenues from advisory services is recognized when the Company performs services pursuant to its agreements with clients and collectability is probable.

Annex C-90

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Brokerage revenues primarily consist of real estate sales commissions and are recognized upon the successful completion of all required services which is likely to occur upon a lease commencement, when escrow closes on the sale of a property, or as otherwise negotiated between the Brokerage and its clients. In accordance with the guidelines established for reporting revenue gross as a principal versus net as an agent in ASC Topic 606, the Company records commission revenues and expenses on a gross basis. Of the criteria listed in ASC Topic 606, the Company is the primary obligor in the transaction, does not have inventory risk, performs all or part of the service, has credit risk, and has wide latitude in establishing the price of services rendered and discretion in selection of agents and determination of service specifications. Brokerage revenues that are payable upon payment of rent or other events beyond the Company’s control are recognized upon the occurrence of such events.

Contract liabilities

Contract liabilities include advisory fees received in advance that are deferred and recognized when the services are complete or over the actual or expected contract term, rental revenue received in advance, and other deferred revenue for when the Company receives consideration from an agreement before certain criteria have been met for revenue to be recognized in conformity with GAAP. During the years ended December 31, 2025 and 2024, contract liabilities activities were as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Balance at beginning of period	$318,951	$346,176
Rental payments received in advance	55,392	54,836
Accretion of contract liabilities to revenue	(72,061)	(82,061)
Balance at end of period	$302,282	$318,951

Lease accounting

The FASB’s ASC Topic 842, “Leases” sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to previous guidance for sales-type leases, direct financing leases and operating leases.

For leases entered into on or after the effective date, where the Company is the lessor, at the inception of the contract, the Company assesses whether the contract is a sales-type, direct financing or operating lease by reviewing the terms of the lease and determining if the lessee obtains control of the underlying asset implicitly or explicitly. If a change to a pre-existing lease occurs, the Company evaluates if the modification results in a separate new lease or a modified lease. A new lease results when a modification provides additional right of use. The new lease or modified lease is then reassessed to determine its classification based on the modified terms. As disclosed in Note 3, on January 24, 2022 and effective on March 1, 2022, the Chino Valley lease was amended and the monthly rent was increased to $87,581 due to additional space of 30,000 square feet being leased to the lessee, increasing the premises to a total of 97,312 square feet of operational space. In connection with this lease amendment, the Company paid $500,000 to the tenant as a tenant improvement allowance or lease incentive for investment into the premises, which was capitalized as a lease incentive receivable and is recognized on a straight-line basis over the remaining lease term as a reduction to the property investment portfolio revenues. The increase in monthly rent was commensurate with the additional space being leased; therefore, this modification qualifies as a separate contract under ASC 842 which does not require lease classification reassessment. Additionally, during the year ended December 31, 2025, the Company paid $1,000,000 to

Annex C-91

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the tenant of ZP Dysart as a tenant improvement allowance for investment into the premises. The $1,000,000 payment to the tenant was used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and will be depreciated on a straight-line basis over the useful life of the building and related improvements beginning when the building and related improvements is placed in service, which occurred in September 2025. The Company excludes short-term leases having initial terms of 12-months or less as an accounting policy election and recognizes rent expense on a straight-lines basis over the lease term.

The Company records revenues from rental properties for its operating leases where it is the lessor on a straight-line basis. Any revenue on the straight-line basis exceeding the monthly payment amount required on the operating lease is reflected as deferred rent. In prior years, the Company has amended certain leases which resulted in the abatement of rent. Additionally, in connection with operating leases on various properties, the Company abated certain lease payments. These rent abatements and the effect of recording rent on a straight-line basis resulted in aggregate deferred rent as of December 31, 2025 and 2024 of $1,084,413 and $747,504, respectively (see Note 3). Additionally, if the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant’s rent) that is funded is treated as a lease incentive receivable and amortized as a reduction of revenue over the lease term.

For contracts entered into on or after the effective date, where the Company is the lessee, at the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. For leases where the Company is a lessee, primarily for the Company’s administrative office lease, the Company analyzed if it would be required to record a lease liability and a right of use asset on its consolidated balance sheets at fair value upon adoption of ASC 842.

Operating lease right of use asset represents the right to use the leased asset for the lease term and operating lease liability is recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company used its incremental borrowing rate of 6% based on the information available at the adoption date or execution of a lease agreement in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Basic and diluted net income (loss) per share

Basic net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period using the treasury stock method and as-if converted method. Potentially dilutive common shares and participating securities are excluded from the computation of diluted shares outstanding if they would have an anti-dilutive impact on the Company’s net income (loss). The Company’s preferred stock is considered a participating security since the preferred shares are entitled to dividends equal to common share dividends and accordingly, are included in the computation of earnings per share pursuant to the two-class method. The two-class method of computing income (loss) per share is an earnings allocation formula that determines income per share for common stock and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings.

Annex C-92

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents a reconciliation of basic and diluted net income (loss) per common share:

	Years Ended December 31,
	2025	2024
Net (loss) income per common share – basic:
Net (loss) income	$(2,854,415)	$573,958
Less: undistributed (earnings) loss allocated to participating securities	—	—
Net (loss) income allocated to common stockholders	$(2,854,415)	$573,958
Weighted average common shares outstanding – basic	12,053,715	12,098,429
Net (loss) income per common share – basic	$(0.24)	$0.05

Net (loss) income per common share – diluted:
Net (loss) income allocated to common shareholders – basic	$(2,854,415)	$573,958
Add: interest of convertible debt	—	120,000
Numerator for net (loss) income per common share – basic	$(2,854,415)	$693,958

Weighted average common shares outstanding – basic	12,053,715	12,098,429
Add: dilutive shares related to:
Stock options	—	—
Convertible debt	—	400,000
Weighted average common shares outstanding – diluted	12,053,715	12,498,429
Net (loss) income per common share – diluted	$(0.24)	$0.06

The following potentially dilutive shares have been excluded from the calculation of diluted net loss per share as their effect would be anti-dilutive for the years ended December 31, 2025 and 2024.

	December 31,
	2025	2024
Convertible debt	400,000	—
Stock options	1,565,000	2,367,500
	1,965,000	2,367,500

Segment reporting

The Company operates in two reportable segments which consist of (1) the operations, leasing and management of its leased commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) advisory and brokerage services related to commercial properties, herein known as the “Real Estate Services” segment. The Company has determined that these reportable segments were strategic business units that offered different products. Currently, these reportable segments are being managed separately based on the fundamental differences in their operations.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires entities to report incremental information about significant segment expenses included in a segment’s profit or loss measure as well as the title and position of the chief operating decision maker (“CODM”). The new standard also requires interim disclosures related to reportable segment profit or loss and assets that had previously only been disclosed annually. The Company adopted ASU 2023-07 effective December 31, 2024 on a retrospective basis. As a result, the Company has enhanced its segment disclosures in this report to include the presentation of depreciation and amortization, interest and joint venture expenses by segment and the disclosure of its CODM. The adoption of this ASU only affects the Company’s disclosures with no impact to its financial condition or results of operations.

Annex C-93

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income tax

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of December 31, 2025 and 2024 that would require either recognition or disclosure in the accompanying consolidated financial statements.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 — “Compensation — Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment Accounting.

Recently issued accounting pronouncements

The Company adopted Accounting Standards Update (“ASU”), 2023-09, Improvements to Income Tax Disclosures in the current year. The ASU requires greater disaggregation of information about a reporting entity’s effective tax rate reconciliation and information on income taxes paid. The ASU applies to all entities subject to income taxes and is intended to help investors better understand an entity’s exposure to potential changes in jurisdictional tax legislation and assess income tax information that affects cash flow forecasts and capital allocation decisions. The ASU is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 203-09 during the year ended December 31, 2025 using a retrospective approach and is complying with the related disclosure requirements in Note 13, Income Taxes.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Annex C-94

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS

Lease Agreements with Significant Tenants

Our property located in Chino Valley is leased by Broken Arrow Herbal Center, Inc. (“Broken Arrow”), doing business as JARS Cannabis.

Our property located in Green Valley is leased by Broken Arrow, doing business as JARS Cannabis.

Our property located in Kingman is leased by CJK, Inc. (“CJK”), doing business as JARS Cannabis.

Our property located in Tempe is leased by VSM, LLC (“VSM”), doing business as Green Dot Labs.

Our property located in Pleasant Ridge is leased by Rapid Fish, LLC (“Rapid Fish”), doing business as NOXX Cannabis.

Our property located in Chicago is leased by JG IL LLC (“Justice Grown”), doing business as Justice Cannabis Co.

Our land located in Surprise, AZ is leased by The Pharm, LLC (“Sunday Goods”), doing business as Sunday Goods.

The Company considers a tenant whose annual base rent exceeds over 10% of the Company’s annual rental income to be a significant tenant. The Tempe Lease (leased by VSM), the Chino Valley Lease and Green Valley Lease (leased by Broken Arrow), and the Woodward Lease located in Pleasant Ridge (leased by Rapid Fish) are considered significant and the tenants are referred to as the Significant Tenants.

Chino Valley, AZ

On May 1, 2018, Chino Valley and Broken Arrow entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Chino Valley and Broken Arrow (the “2018 Chino Valley Lease”), with a term of 22 years, expiring April 30, 2040. The 2018 Chino Valley Lease provided for payment by Broken Arrow of a fixed monthly base rent of $35,000, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Chino Valley. In addition, pursuant to the terms of the 2018 Chino Valley Lease, Broken Arrow agreed to maintain insurance in full force during the term of the 2018 Chino Valley Lease and any other period of occupancy of the premises by Broken Arrow. On January 1, 2019, Chino Valley and Broken Arrow entered into that the First Amendment to the 2018 Chino Valley Lease, pursuant to which the monthly base rent was increased from $35,000 to $40,000. Except for the increase in base rent, the terms of the 2018 Chino Valley Lease remain in full force and effect.

On May 29, 2020, Chino Valley and Broken Arrow entered into a Second Amendment to the 2018 Chino Valley Lease, as amended (the “2020 Chino Valley Amendment”), effective May 31, 2020. Pursuant to the terms of the 2020 Chino Valley Amendment, among other things, the base rent was adjusted to $32,800 per month, and the base rent was abated from June 1, 2020 to July 31, 2020. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. Pursuant to the terms of the 2020 Chino Valley Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Chino Valley and Broken Arrow, Broken Arrow may terminate the 2018 Chino Valley Lease, as amended, by delivering written notice to Chino Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term. In addition, the parties agreed that from the period from May 31, 2020 to June 30, 2022 (the “Improvement Period”), Broken Arrow or its affiliate, CJK, will invest a combined total of at least $8,000,000 of improvements (“Investment by Tenants”) in and to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease (discussed below, and collectively referred to as the “Facilities”). The Company’s Significant Tenants completed the Investment by Tenants to the Facilities totaling in excess of $8,000,000 and have satisfied the contractual obligations related to the same.

Annex C-95

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

On August 23, 2021, Chino Valley and Broken Arrow entered into the Third Amendment (the “Third Chino Valley Amendment”) to the 2018 Chino On August 23, 2021, Chino Valley and Broken Arrow entered into the Third Amendment (the “Third Chino Valley Amendment”) to the 2018 Chino Valley Lease, as amended (the “Chino Valley Lease”), effective September 1, 2021. The parties previously agreed that the base rental payments under the Chino Valley Lease would increase commensurate to any and all expanded and operational square footage on the premises by calculating the fixed rate of $0.82 per square foot per month by the new operational square footage. Accordingly, in the Third Chino Valley Amendment, the parties agreed that, as of September 1, 2021, the rental payment is increased to $55,195 per month base rental payment, plus additional rental payments, as a result of the increase in the square footage to 67,312 square feet of operational space. This lease modification qualified as a separate contract as the modification grants the tenant additional right of use not included in the original lease, as amended, and the increase in monthly rent payments is commensurate with the standalone price for the additional square footage being leased.

On January 24, 2022 and effective on March 1, 2022, Chino Valley and Broken Arrow entered into the Fourth Amendment (the “Fourth Chino Valley Amendment”) to the Chino Valley Lease, as amended. Pursuant to the terms of the Fourth Chino Valley Amendment, the parties acknowledge that an additional 30,000 square feet have become operational, increasing the premises to a total of 97,312 square feet of operational space. In connection with the Fourth Chino Valley Amendment, the Company paid $500,000 to Tenant as a tenant improvement allowance or lease incentive for investment into the premises, which was capitalized as a lease incentive receivable and is recognized on a straight-line basis over the remaining lease term as a reduction to the property investment portfolio revenues. Pursuant to the terms of the Fourth Chino Valley Amendment, effective March 1, 2022, the monthly base rent was increased to $87,581, representing an increase from $0.82 per square foot to $0.90 per square foot, for all current and future operational square footage that may be developed as the premises continue to expand.

During 2025, Broken Arrow faced operational challenges that impaired their ability to meet contractual rent obligations. As of December 31, 2025, Broken Arrow remitted approximately 7% of the September to December 2025 rent due. On September 29, 2025, the Company delivered a notice of default to Broken Arrow. The Company and Broken Arrow have entered into a Consent Agreement (see Note 14 — Subsequent Events) providing for an agreement by Broken Arrow to complete payment of the full rent amount outstanding. The Company received the full rent amount outstanding on March 31, 2026.

On December 31, 2025, Chino Valley entered into an Amended and Restated Absolute Net Lease Agreements with Broken Arrow Inc. with an effective date of January 1, 2026 (see Note 14 — Subsequent Events).

Green Valley, AZ

On May 1, 2018, Green Valley and Broken Arrow entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Green Valley and Broken Arrow (the “Green Valley Lease”), with a term of 22 years, expiring April 30, 2040. The Green Valley Lease provided for payment by Broken Arrow of a fixed monthly base rent of $3,500, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Chino Valley. In addition, pursuant to the terms of the Green Valley Lease, Broken Arrow agreed to maintain insurance in full force during the term of the Green Valley Lease and any other period of occupancy of the premises by Broken Arrow.

On May 29, 2020, Green Valley and Broken Arrow entered into the First Amendment (the “Green Valley Amendment”) to the Green Valley Lease, effective May 31, 2020. The Green Valley Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Green Valley and Broken Arrow, Broken Arrow may terminate the Green Valley Lease by delivering written notice to Green Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

Annex C-96

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

On December 31, 2025, Green Valley entered into an Amended and Restated Absolute Net Lease Agreements with Broken Arrow, with an effective date of January 1, 2026 (see Note 14).

Tempe, AZ

On May 1, 2018, and amended on May 29, 2020, Zoned Arizona and CJK entered into that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Zoned Arizona and CJK (the “Tempe Lease”), with a term of 22 years, expiring April 30, 2040. The Tempe Lease provided for payment by CJK of a fixed monthly base rent of $33,500, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Zoned Arizona. In addition, pursuant to the terms of the Tempe Lease, CJK agreed to maintain insurance in full force during the term of the Tempe Lease and any other period of occupancy of the premises by CJK.

On May 29, 2020, Zoned Arizona and CJK entered into the First Amendment (the “Tempe Amendment”) to the Tempe Lease, effective May 31, 2020. Pursuant to the terms of the Tempe Amendment, among other things, the base rent was increased to $49,200 per month. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. Pursuant to the terms of the Tempe Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Zoned Arizona and CJK, CJK may terminate the Tempe Lease by delivering written notice to Zoned Arizona, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

In addition, under the Tempe Amendment the parties agreed to an Investment by Tenant (as defined above in the subheading Chino Valley) to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease. The Company’s Significant Tenants have completed the Investment by Tenants to the Facilities totaling in excess of $8,000,000 and have satisfied the contractual obligations related to the same.

In connection with a promissory note (See Note 8), on July 11, 2022 and reaffirmed on December 7, 2022, the Company entered into a Deed of Trust Agreement that secures the Company’s performance under the promissory note. The Deed of Trust Agreement transfers and assigns to the lender the right to sell the assets of Tempe and rights to rental income in case of default under the promissory note.

On November 30, 2022, Zoned Arizona, CJK, and VSM entered into that Second Amendment (the “Tempe Second Amendment”) to the Tempe Lease, as amended. Concurrently with the execution of the Tempe Second Amendment: (i) CJK assigned all its interest in the Tempe Lease to VSM (the “Assignment”), and (ii) VSM subleased a portion of the Premises (as defined in the Tempe Lease), pursuant to that certain Sublease dated November 30, 2022 between VSM, as sublessor, and CJK, as sublessee.

Pursuant to the terms of the Tempe Second Amendment, among other things, and in consideration of Zoned Arizona’s agreement to enter into the Tempe Second Amendment: (i) VSM paid Zoned Arizona $300,000 (the “Assignment Fee”), (ii) VSM agreed to commit at least $3,000,000 to be spent toward capital improvements to the Premises within two years after the effective date of the Tempe Second Amendment (the “Capital Commitment”), (iii) VSM agreed to deposit an additional security deposit (the “Additional Security Deposit”) of $147,600 to be held by Zoned Arizona per the terms of the Tempe Lease, and (iv) VSM agreed to cause its affiliate, GDL Inc. (doing business as Green Dot Labs) (“GDL”) to execute and deliver to Zoned Arizona that Guaranty of Payment and Performance dated on the same date as the Tempe Amendment, which Guaranty of Payment and Performance requires GDL to guarantee and be liable for VSM’s compliance with and performance under the Tempe Lease. The Guaranty of Payment and Performance was entered into on November 30, 2022. If VSM fails to deliver to Zoned Arizona invoices or other documentation acceptable to Zoned Arizona showing the Capital Commitment has been satisfied in a timely manner, VSM will be in default under the Tempe Lease. No other terms of the Tempe Lease were modified. Therefore, the Company’s accounting for the lease remained unchanged subsequent to the Tempe Second Amendment and Assignment.

Annex C-97

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Pursuant to ASC 842-10-25, the lease modification was not accounted for as a separate contract and the Company accounted for the modification as if it were a termination of the existing lease and the creation of a new lease that commenced on the effective date of the modification. Accordingly, the Company recorded the $300,000 as a contract liability and will amortize the $300,000 Assignment Fees into rental revenue on a straight-line basis over the remaining term of the lease through April 2040. On December 31, 2025 and 2024, contract liability related to this lease modification amounted to $246,890 and $264,115, respectively, which has been included in contract liabilities on the accompanying consolidated balance sheets.

As of June 1, 2025, VSM has satisfied the Capital Commitment and completed more than $3,000,000 worth of improvements to the Tempe property.

Additionally, on the Tempe property, the Company leases parking lot space for an antenna location to a third party.

Kingman, AZ

On May 1, 2018, Kingman and CJK entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK (the “Kingman Lease”), with a term of 22 years, expiring April 30, 2040. The Kingman Lease provides for payment by CJK of a fixed monthly base rent of $4,000, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Kingman. In addition, pursuant to the terms of the Kingman Lease, CJK agreed to maintain insurance in full force during the term of the Kingman Lease and any other period of occupancy of the premises by CJK.

On May 29, 2020, Kingman and CJK entered into the First Amendment (the “Kingman Amendment”) to the Kingman Lease, effective May 31, 2020. The Kingman Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Kingman and CJK, CJK may terminate the Kingman Lease by delivering written notice to Kingman, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

On November 30, 2022, Kingman and CJK entered into the Second Amendment (the “Kingman Second Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK. Pursuant to the terms of the Kingman Second Amendment, CJK agreed to grant Kingman a right to terminate the Kingman Lease upon 15 days’ prior written notice in Kingman’s sole discretion, without any obligation to do so, provided that Kingman may not exercise this right to terminate if CJK is operating its business as a going concern at the premises which is the subject of the Kingman Lease.

On August 2, 2023, the Company consented to a Sublease Agreement (the “Sublease”) with CJK and a subtenant in connection with the Company’s Kingman property. Pursuant to the Sublease, the Sublease shall be effective on August 2, 2023 and end on the one year anniversary, or (ii) the last day of the Term of the Master Lease (whether due to expiration or termination thereof by the Company, whichever is earlier (the “Sublease Expiration Date”), such period being referred to herein as the “Sublease Term”, unless terminated earlier pursuant to the terms of this Sublease or otherwise by consent of the Company, CJK and Subtenant. The subtenant had two options to extend the Sublease Term by one-year periods each (each a “Sublease Term Extension” and collectively the “Sublease Term Extensions”), which were exercisable by Subtenant no later than 90 days prior to the expiration of the Sublease Term, as may be extended. In August 2024, the Sublease was not renewed and the Sublease expired. Upon expiration of the Sublease, the Security Deposit of $14,960 was refunded to the subtenant. The Kingman Lease remains in place; however, the Kingman property is currently non-operational.

On December 31, 2025, Kingman entered into an Amended and Restated Absolute Net Lease Agreements with CJK, Inc., with an effective date of January 1, 2026 (see Note 14 — Subsequent Events).

Annex C-98

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Pleasant Ridge, MI

On November 29, 2022, ZP Woodward, as landlord, entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Woodward Lease”) with Rapid Fish 2 LLC, as tenant (“Woodward Tenant”), whereby ZP Woodward leased the “Woodward Property” located in Pleasant Ridge, Michigan to the Woodward Tenant. The Woodward Lease commenced on December 1, 2022 and had a term of 14 years and 4 months through March 1, 2037, with two 5-year options to extend the term, exercisable by the Woodward Tenant by written notice to ZP Woodward given not later than 180 days prior to the expiration of the then current term on the same terms and conditions as provided in this Lease. The Woodward Lease contains customary obligations of the Woodward Tenant consistent with an absolute triple net lease agreement, including (i) the payment of real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes), (ii) payment of insurance premiums and operating costs of ZP Woodward related to the operation of the Woodward Property, and (iii) maintenance and repair obligations to maintain the Woodward Property in first-class retail condition. The Woodward Lease includes a Guaranty of Payment and Performance by Ammar Kattoula and Thomas Nafso. The Woodward Lease contains an abatement of the full or partial rent that would otherwise have been due for the months from December 2022 to March 2023. Subsequent to the abatement period, the Woodward Lease provided for payment by the tenant of monthly base rent beginning at $40,319 per month and increasing by 3% per year over the term of the lease, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against the Company. In addition, pursuant to the terms of the Woodward Lease, the Woodward Tenant agreed to maintain insurance in full force during the term of the Woodward Lease and any other period of occupancy of the premises by the tenant.

On May 14, 2023, ZP Woodward entered into an Assignment and Assumption of Lease (“Assignment”) whereby the Woodward Lease was assigned from Rapid Fish 2 LLC (“Old Tenant”) to Rapid Fish LLC (“New Tenant”). Old Tenant and New Tenant share common ownership. The assignment of the Woodward Lease is conditioned upon issuance by the City of Pleasant Ridge, Michigan of a final cannabis business license to New Tenant and ZP Woodward’s receipt of a fully executed Reaffirmation of Guaranty from the guarantors of the Woodward Lease. The Assignment contains other terms as are customary for a document of this type.

On May 1, 2024, ZP Woodward and Rapid Fish, LLC (the “Parties”), with individual Guarantors, Thomas Nafso and Ammar Kattoula (the “Guarantors”), entered into a First Amendment to the Absolute Net Lease Agreement (the “First Amendment”) pertaining to premises located at 23600-23634 Woodward Ave, Pleasant Ridge MI 48069. The Parties also agreed to a fully executed Reaffirmation of Guaranty from the Guarantors.

According to the terms of the First Amendment, the following changes have been agreed to by the Parties:

Amended Rental Payment Schedule

The First Amendment provides that as long as the Company’s Conditions, as outlined in this First Amendment, are satisfied including a Renovation Completion Commitment, the Rental Payment Schedule of the Lease will be amended to the schedule set forth in the First Amendment.

Capital Commitment

The First Amendment provides for the inclusion of the Capital Commitment as follows: Tenant shall cause a total of at least $850,000 to be spent toward capital improvements to the Premises (the “Commitment Improvements” and/or the “Capital Commitment”). Any such Commitment Improvements shall be made in accordance with the Lease as amended. Commitment Improvements to be counted toward satisfying the Capital Commitment shall include capital improvements to the Premises and any part thereof, as well as other improvements approved in advance in writing by the Company, and shall exclude soft costs, permit, design, architectural and engineering fees, and legal fees. Tenant acknowledges that the Capital Commitment is material to the Company and the Company would not have agreed

Annex C-99

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

to enter into this First Amendment but for Tenant’s obligations in this paragraph. If the Capital Commitment is not completed in the prescribed time period, as evidenced by invoices or similar documentation reasonably acceptable to the Company, Tenant’s failure shall constitute an Event of Default under the Lease.

Renovation Completion Commitment

The First Amendment provides for the inclusion of the Renovation Completion Commitment as follows: Tenant shall cause its Capital Commitment at the Premises (the “Renovation Completion Commitment”) to be completed within three (3) months after the First Amendment Effective Date (the “Renovation Completion Commitment Date”). In order to satisfy the Renovation Completion Commitment, Tenant must satisfy the following prior to the Renovation Completion Commitment Date (i) deliver to the Company the appropriate deliverables evidencing renovation completion (the “Renovation Completion Deliverables”) (as defined below) (ii) open for business to the public for its intended Use of the Premises (the “Store Opening”), (iii) and complete its first bona fide sale to the public. The Renovation Completion Deliverables include the following: (x) Tenant has furnished to the Company a copy of a commercially reasonably detailed final cost breakdown for Tenant’s Work and the Company has inspected the Premises to confirm that Tenant’s Work has been completed in a good and workmanlike manner according to the Tenant’s Approved Plans; (y) Tenant has furnished to the Company commercially reasonable final affidavits and final lien releases from Tenant’s general contractor, if any, all subcontractors and all material suppliers for all labor and materials performed or supplied as part of Tenant’s Work (whether or not the Allowance is applicable thereto); (z) a copy of the certificate of occupancy from the governmental authority having jurisdiction has been delivered to the Company. Tenant acknowledges that the Renovation Completion Commitment is material to the Company and the Company would not have agreed to enter into this First Amendment but for Tenant’s obligations in this paragraph. If the Renovation Completion Commitment is not completed in the prescribed time period, Tenant’s failure shall constitute an Event of Default under the Lease. the Company shall grant Tenant up to two (2) additional 30-day extension upon request, so long as at the time of the extension the site is conducting inspections toward certificate of occupancy.

North Lot

The First Amendment also provides that if within 18 months of the date of this First Amendment, Tenant is able to complete all of the following related to 23634 Woodward Ave, Pleasant Ridge MI 48069 with an APN of 25-27-181-003 (the “North Lot”): (i) obtain authorization from all required jurisdictions (including the City of Pleasant Ridge) that the use of the North Lot parking spaces is no longer required and releases the Company from all obligations related to the North Lot under the Declaration of Restrictions and Parking Easement (the “Parking Agreement”), and (ii) confirm that the Tenant is able to continue to use the lot for purposes of ingress and egress, and (iii) Tenant is able to arrange a deal with the seller of the North Lot, which is currently under a Land Contract with outstanding installment payments, that (x) provides the Company with indemnity from Tenant that completely releases the Company of any operational obligations or liabilities related to the North Lot, (y) provides the Company with indemnity from Tenant that completely release the Company of any financial obligations or liabilities related to the North Lot, and (z) does not cause any encumbrance or legal liability to the remaining properties at the Premises; then within 30 days of the Company’s receipt of written confirmation from all appropriate parties that all requirements noted above have been satisfied, at the Company sole discretion, the Company agrees that the parties shall enter into a Lease Amendment acknowledging the same and modifying Tenant’s lease base rental rate to be reduced by $3,846 for the Lease.

Reaffirmation of Guarantee

In consideration of the First Amendment, the Guarantors executed and delivered a Reaffirmation of Guaranty (the “Reaffirmation of Guaranty”) effective as of May 3, 2024. Related to the Guaranty and the Original Guarantors, the Company agreed, that so long as there are no uncured Events of Default and Tenant remains in good standing under the Lease, then the Original Guarantors shall be released of their guarantees following the original lease term of 14.5 years. The Company also agreed that, provided the Company has given written approval, at its discretion, which shall not be unreasonably withheld, then the Original Guarantors may be permitted to transfer the obligations

Annex C-100

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

under their Guarantees in the event of a Permitted Transfer, on to a new Guarantor(s) that are of at least equal or greater credit than the Original Guarantors, to be determined by the Company in its discretion, which shall not be unreasonably withheld.

During the third quarter of 2025, New Tenant faced operational challenges that impaired its ability to meet contractual rent obligations. Beginning in July 2025, New Tenant remitted approximately 50% of the rent then due. In August 2025, the Company sent a demand notice to New Tenant to remit full payment of outstanding rent. In September 2025, New Tenant remitted full payment of all outstanding rent that was previously due and the Company has received all rent payments due through December 31, 2025. Subsequent to year-end 2025, the Company sent New Tenant at the Woodward Property a written notice default related to the New Tenant’s failure to i) make timely rental payments and ii) fulfill its obligations related to non-monetary terms under the Woodward Lease. As of the date of this filing, the Company remains in discussions with New Tenant about curing these events of default and regarding future operations at the Woodward Property. In an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000

Chicago, IL

On January 19, 2024, ZPRE Holdings and Keystone entered into that certain Assignment and Assumption Agreement, dated as of January 19, 2024, by and between Keystone and ZP Holdings (the “Assignment Agreement”). Pursuant to the terms of the Assignment Agreement, Keystone assigned to ZP Holdings all of Keystone’s right, title and interest in and to the Original PSA to purchase the “Ashland Avenue Property”. On January 19, 2024, the transactions contemplated by the Agreement and Assignment and Assumption Agreement closed and ZPE Holdings completed the acquisition of the Ashland Avenue Property under the Original PSA, as assigned. The completed transactions were subject to closing costs, commissions, and fees customary to the acquisition of real estate, including a $65,000 commission payable and a $79,634 sponsor fee payable.

On January 18, 2024, ZPRE Holdings entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Justice Grown Lease”), with a commencement date of January 19, 2024, by and between ZPRE Holdings, as landlord, and JG IL LLC (“Justice Grown”), as tenant. Pursuant to the terms of the Lease, ZPRE Holdings agreed to lease the Ashland Avenue Property located in Chicago, IL to Justice Grown for use as a licensed recreational adult-use (and, if permitted, medical) cannabis dispensary in accordance with Illinois law. The Justice Grown Lease has a term of 15 years, with four five-year renewal terms.

Under the Justice Grown Lease, the Company’s tenant is responsible for constructing a new retail dispensary building on the Ashland Avenue Property. In 2025, the Company was notified that a vehicle crashed into the building at the Ashland Avenue Property, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition (See Note 4). As such, the Ashland Avenue Property remains a vacant lot of land. Based upon the most recent information received by the Company from Justice Grown, the Company believes that the development of the new retail dispensary building will still be completed, and the tenant will open for business in late 2027; however, challenges related to the ongoing permitting and development process required through the City of Chicago may continue to cause delays. The Company’s tenant is expected to continue to pay full rent pursuant to the Justice Grown Lease. If Justice Grown does not construct the new building, the Company may need to pursue recovery through legal claims. In connection with the damage and demolition of the building, during the year ended December 31, 2025, the Company recorded an impairment loss of $1,018,716.

Annex C-101

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Surprise, AZ

On January 2, 2024, ZPRE Holdings entered into a contingent Licensed Cannabis Facility Absolute Net Ground Lease Agreement (the “Sunday Goods Lease”), with a commencement date contingent upon the satisfaction of various contingencies to the Sunday Goods Lease, by and between ZPRE Holdings, as landlord, and Sunday Goods, as tenant. Pursuant to the terms of the Sunday Goods Lease, ZPRE Holdings agreed to lease the “Surprise Property” to Sunday Goods for use as a licensed medical and adult use marijuana retail dispensary in accordance with the laws of Arizona. The Sunday Goods Lease has a term of 15 years, with four five-year renewal terms. Pursuant to the Sunday Goods Lease, ZPRE Holdings has agreed to provide a tenant improvement allowance for up to $1,000,000 to Sunday Goods to be reimbursed in tranches following completion of tenant’s work. During the year ended December 31, 2025, the Company paid $1,000,000 to Sunday Goods as a tenant improvement allowance. The $1,000,000 payment to the tenant were used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and are being depreciated on a straight-line basis over the useful life of the building and related improvements beginning in September 2025. In September 2025, Sunday Goods completed the construction of a new retail dispensary building on the Surprise Property and opened for business. Pursuant to the terms of the Contingent Lease, on February 27, 2024, Sunday Goods executed a guaranty (the “Guaranty”) in favor of ZP Holdings, guaranteeing the prompt and complete payment and performance of all of Sunday Goods’ obligations to ZPRE Holdings arising under the Contingent Lease. As of July 8, 2024, all contingencies were satisfied and the Contingent Lease commenced on July 13, 2024. Pursuant to the Sunday Goods Lease, beginning in July 2025, Sunday Goods began paying monthly base rent of $25,000 which shall be paid through June 2026, with an annual increase of 3% per annum through June 2040.

On March 3, 2025, ZP Dysart entered into a First Amendment with its tenant related to the Sunday Goods Lease at the Surprise Property. The First Amendment clarifies and defines the process by which the tenant improvement Allowance for the Tenant Work at the Surprise Property would be completed. Subject to the terms and conditions of the Sunday Goods Lease, and so long as there is no default ongoing beyond any notice and/or cure period, partial payments of the Allowance (the “Allowance Payments”) provided by Landlord shall be made to Tenant as follows: (#1) $300,000 was paid upon the full execution of the First Amendment to the Lease; (#2) $150,000 was paid on March 28, 2025; (#3) $150,000 to be paid on May 1, 2025; and (#4) the remaining $400,000 of the Allowance was paid on October 21, 2025 upon completion of the Tenant’s Work on the Property; provided however, Landlord’s obligation to disburse the final $400,000 (Payment #4 of the Allowance Payments) is expressly conditioned upon Landlord’s receipt of the following “Allowance Deliverables”: (i) Tenant has furnished to Landlord a copy of a commercially reasonably detailed final cost breakdown for Tenant’s Work and Landlord has inspected the Premises to confirm that Tenant’s Work has been completed in a good and workmanlike manner according to the Tenant’s Approved Plans; (ii) Tenant has furnished to Landlord commercially reasonable final affidavits and final lien releases from Tenant’s general contractor, and if any, all subcontractors and all material suppliers for all labor and materials performed or supplied as part of Tenant’s Work (whether or not the Allowance is applicable thereto); and (iii) a copy of the certificate of occupancy from the governmental authority having jurisdiction has been delivered to Landlord. Throughout the project, Tenant shall be required to provide Landlord with ongoing accounting reflecting a commercially reasonable breakdown of the Tenant’s Work paid for with the Allowance Payments, and also a current Form W-9, Request for Taxpayer Identification Number and Certification, executed by Tenant.

Summary

As of December 31, 2025 and 2024, security deposits payable to the Company’s tenants amounted to $339,471 and $361,677, respectively. Future minimum lease payments primarily consist of minimum base rent payments from the Company’s tenants.

Annex C-102

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Future minimum lease payments to be received, on all leased properties, for each of the five succeeding calendar years and thereafter as of December 31, 2025, consists of the following:

Future annual base rent:	Amount
2026	$2,725,617
2027	2,746,432
2028	2,776,883
2029	2,808,247
2030	2,840,553
Thereafter	28,497,521
Total	$42,395,253

Revenues — Significant Tenants

For the years ended December 31, 2025 and 2024, revenues associated with Significant Tenant leases described above are summarized as follows:

	For the Year Ended December 31, 2025	% of Total Revenues	For the Year Ended December 31, 2024	% of Total Revenues
Broken Arrow	$1,161,867	28.1%	$1,120,431	29.5%
VSM	657,979	15.9%	656,736	17.3%
Rapid Fish	573,203	13.8%	589,478	15.6%
Total	$2,393,049	57.8%	$2,366,645	62.4%

Further, as of December 31, 2025 and 2024, deferred rent of $1,084,413 and $747,504 was due collectively from the tenants due to the abatement of rent under the lease agreements discussed above, respectively, and as of December 31, 2025 and 2024, a lease incentive receivable of $394,495 and $422,018 was due from one of the Significant Tenants, respectively, in connection with the $500,000 tenant improvement allowance provided to tenant pursuant to the Chino Valley amendment executed during the year ended December 31, 2022. Additionally, as discussed above, VSM paid Zoned Arizona the $300,000 Assignment Price. The Company considers the assignment fee paid as a part of the lease payments for the modified lease and shall amortize the $300,000 assignment fees into rental revenue on a straight-line basis over the remaining term of the modified lease through April 2040. On December 31, 2025 and 2024 deferred revenue related to this lease modification amounted to $246,890 and $264,115, respectively, and is included in contract liabilities on the accompanying consolidated balance sheets.

Asset concentration

The Company’s real estate properties are leased to the Company’s tenants under absolute-net and triple-net leases that terminate through March 2037 and April 2040, respectively. The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing financial statements and related metrics and information that are publicly available or that are provided to us upon request, and (2) monitoring the timeliness of rent collections.

As of December 31, 2025 and 2024, the Company had an asset concentration related to its Significant Tenants. As of December 31, 2025 and 2024, the Significant Tenants collectively leased approximately 47.2% and 55.4% of the Company’s total assets, respectively. Additionally, the Company had an asset concentration related its Surprise, AZ property, which leased approximately 19.4% of the Company’s total assets as of December 31, 2025.

Annex C-103

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Industry risk

Downturns relating to certain industries or business sectors or the financial stability of the Company’s significant tenants may have a significant adverse impact on the Company’s assets and its ability to pay its operating expenses or pay dividends than if the Company had a diversified property portfolio and service offerings. The Company’s total assets are concentrated into a limited number of tenants who were considered significant tenants. To the extent that the Company’s total assets are concentrated in a limited number of tenants that are in the regulated cannabis industry, downturns relating generally to such industry or business sector, or a decline in the financial stability of the Company’s Significant Tenants may result in defaults on all of the Company’s leases within a short time period, which may reduce the Company’s net income and the value of the Company’s common stock and accordingly, limit the Company’s ability to pay our operating expenses or pay dividends to its stockholders. If the Company’s tenants are prohibited from operating or cannot pay their rent, the Company may not have enough working capital to support its operations and the Company would need to consider seeking out new tenants at rental rates per square foot that may be less than its current rate per square foot.

NOTE 4 — RENTAL PROPERTIES

On December 31, 2025 and 2024, rental properties, net consisted of the following:

Description	Useful Life (Years)	December 31, 2025	December 31, 2024
Building and building improvements	5 – 39	$8,158,431	$10,332,213
Construction in progress	—	—	57,319
Land	—	5,578,015	5,578,015
Rental properties, at cost		13,736,446	15,967,547
Less: accumulated depreciation		(3,245,660)	(2,942,611)
Rental properties, net		$10,490,786	$13,024,936

Property Acquisitions and Impairments

2024

Pursuant to the terms of the Agreement Regarding Purchase and Sale Contract and an Assignment and Assumption Agreement, on January 19, 2024, ZPRE Holdings completed the acquisition of its Ashland Avenue Property located in Chicago, Illinois for an aggregate cash purchase price of $1,585,878, including (i) $1,250,000, representing the Purchase Price, (ii) an assignment fees of $185,000, and (iii) closing costs, commissions, and fees customary to the acquisition of real estate of $150,878, which includes a $65,000 commission expense, a $79,634 sponsor fee, and other costs of $6,244. In 2025, the Company was notified that a vehicle crashed into the building, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition. As such, the Ashland Avenue Property remains a vacant lot of land. Based upon the most recent information received by the Company from Justice Grown, the Company believes that the development of the new retail dispensary building will still be completed, and the tenant will open for business in late 2027; however, challenges related to the ongoing permitting and development process required through the City of Chicago may continue to cause delays. The Company’s tenant is expected to continue to pay full rent pursuant to the Justice Grown Lease. If Justice Grown does not construct the new building, the Company may need to pursue recovery through legal claims. In connection with the damage and demolition of the building, during the year ended December 31, 2025, the Company recorded an impairment loss of $1,018,716.

On July 8, 2024, ZP Dysart acquired a property in Surprise AZ (the “Surprise Property”) from NWC Dysart & Bell LLC (“NWC”). Surprise Property is a tract or parcel of land containing approximately 1.114 acres, together with all improvements, buildings, leases, rights, easements, and appurtenances pertaining thereto. The Surprise Property was

Annex C-104

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 4 — RENTAL PROPERTIES (cont.)

acquired for an aggregate purchase price of $1,712,541, which included (i) $1,100,000, representing the Purchase Price, (ii) reimbursement to NWC for onsite and offsite improvements of $492,022, and (iii) closing costs, commissions, and fees customary to the acquisition of real estate of $120,519.

2025

During the year ended December 31, 2025, the Company paid $1,000,000 to Sunday Goods as a tenant improvement allowance. The $1,000,000 payment to the tenant was used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and is being depreciated on a straight-line basis over the useful life of the building and related improvements beginning when the building and related improvements was placed in service, beginning in September 2025. In September 2025, Sunday Goods completed the construction of a new retail dispensary building on the Surprise Property and opened for business.

During the third quarter of 2025, New Tenant faced operational challenges that impaired its ability to meet contractual rent obligations. Beginning in July 2025, New Tenant remitted approximately 50% of the rent then due. In August 2025, the Company sent a demand notice to New Tenant to remit full payment of outstanding rent. In September 2025, New Tenant remitted full payment of all outstanding rent that was previously due and has received all rent payments due through December 31, 2025. Subsequent to year-end 2025, the Company sent New Tenant at the Woodward Property a written notice default related to the New Tenant’s failure to i) make timely rental payments and ii) fulfill its obligations related to non-monetary terms under the Woodward Lease. As of the date of this filing, the Company remains in discussions with New Tenant about curing these events of default and regarding future operations at the Woodward Property. In an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000.

For the years ended December 31, 2025 and 2024, depreciation of rental properties amounted to $358,114 and $352,351, respectively.

NOTE 5 — INVESTMENT IN EQUITY METHOD UNCONSOLIDATED JOINT VENTURE, COST METHOD INVESTEE AND EQUITY SECURITIES

Investment in equity method unconsolidated joint venture

On December 31, 2025 and 2024, the Company held an investment with carrying values of $0 and $4,923, respectively, in Zoneomics Green, a Delaware limited liability company formed on May 1, 2021 and owned 50% by the Company. The Company accounts for this investment under the equity method of accounting as the Company exercises significant influence but does not exercise financial and operating control over this entity. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other than temporary event where the Company’s investment may not be recoverable. The Zoneomics Green team has completed the creation of the foundational design, technology platform, and market positioning for Zoneomics Green to launch in the cannabis industry; however, the project has stalled over the past year. In order to successfully launch, the technology platform needs to rely upon a required merchant banking component, which is has been unable to identify. The Company does not currently know when an appropriate merchant banking solution will become available given the federal status of regulated cannabis and specifically the federal banking status as it relates to regulated cannabis, even for ancillary services such as Zoneomics

Annex C-105

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 5 — INVESTMENT IN EQUITY METHOD UNCONSOLIDATED JOINT VENTURE, COST METHOD INVESTEE AND EQUITY SECURITIES (cont.)

Green. The regulatory status related to cannabis banking reform and regulation at the federal level remains uncertain and the Company believes it is appropriate to cause an impairment of the Zoneomics Green investment at this time. The Company has no further financial or investment obligations at this time. On December 31, 2023, the Company recorded an other-than-temporary impairment loss of $45,000 because it was determined that the fair value of its equity method investment in Zoneomics was less than its carrying value. Based on management’s evaluation, it was determined that due to market and regulatory conditions, implementing the Company’s business model was at risk and that the Company’s ability to recover the carrying amount of the investment in Zoneomics was impaired.

The following represents summarized financial information derived from the financial statements of Zoneomics Green (inactive), as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024.

Balance sheets:	December 31, 2025	December 31, 2024
Current assets:
Cash	$—	$9,847
Total assets	$—	$9,847

Liabilities	$—	$—
Equity	—	9,847
Total liabilities and equity	$—	$9,847
Statement of operations	Year Ended December 31, 2025	Year Ended December 31, 2024
Net sales	$—	$—
Operating expenses, net	8,275	—
Net loss	$8,275	$—
Company’s share of loss from unconsolidated joint ventures	$3,352	$—

During the years ended December 31, 2025 and 2024, the Company recorded a loss from unconsolidated joint ventures of $3,352 and $0, respectively, which represents the Company’s proportionate share of losses from its joint venture of $4,137 and $0, respectively, net of loss recovery of $785 and $0, respectively.

Investments in cost method investees

The Company accounts for its interests in entities where the Company has virtually no influence over operating and financial policies under the cost method of accounting. In such cases, the Company’s original investments are recorded at the cost to acquire the interest and any distributions received are recorded as other income. During the year ended December 31, 2025, through its wholly-owned subsidiary ZPRE Holdings, the Company invested $84,110 in ZP Ohio B, for a 5% ownership interest in ZP Ohio B, which is being accounted for under the cost method and reflected on the accompanying consolidated balance sheet under “investment in cost-method investees.” ZP Ohio B plans on developing several projects. This investment is subject to the Company’s impairment review policy. During the year ended December 31, 2025, the Company received distribution income of $3,500.

On June 24, 2022, the Company’s wholly-owned subsidiary, ZP Data Platform 2 LLC, purchased 875 shares of Series A convertible preferred stock of Anami Technology, Inc., a California corporation, for $50,000, or $57.14 per share. The Company’s ownership percentage is less than 20% and it does not have the ability to exercise significant influence. This equity instrument does not have a readily determinable fair value. Accordingly, pursuant to ASC 321-10-35-2, the Company elected to measure this equity security at its cost minus impairment. If the Company identifies observable price changes in orderly transactions for the identical or a similar investment of the same issuer, the Company shall measure the equity security at fair value as of the date that the observable transaction occurred.

Annex C-106

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 5 — INVESTMENT IN EQUITY METHOD UNCONSOLIDATED JOINT VENTURE, COST METHOD INVESTEE AND EQUITY SECURITIES (cont.)

If the Company subsequently elects to measure this equity security at fair value, the Company shall measure all identical or similar investments of the same issuer, including future purchases of identical or similar investments of the same issuer, at fair value. The election to measure this equity security at fair value shall be irrevocable. Any resulting gains or losses on the securities for which that election is made shall be recorded in earnings at the time of the election. On December 31, 2025, based on its qualitative impairment assessment, the Company impaired its equity investment and recorded an impairment loss on equity securities of $50,000.

NOTE 6 — NOTES PAYABLE

On December 31, 2025 and 2024, notes payable consisted of the following:

	December 31, 2025	December 31, 2024
Note payable – East West Bank	$4,358,038	$4,404,279
Notes payable – 23616 Land Contract	1,335,322	1,367,262
Note payable – 23634 Land Contract	379,688	398,726
Note payable – Surprise, AZ property	1,620,000	1,020,000
Total principal due on notes payable	7,693,048	7,190,267
Less: debt discount	(152,921)	(178,593)
Notes payable, net	$7,540,127	$7,011,674

East West Bank Swap Note

On July 11, 2022, Zoned Arizona entered into a Loan Agreement (the “Loan Agreement”), dated as of July 11, 2022, by and between Zoned Arizona and East West Bank (the “Bank”). Pursuant to the terms of the Loan Agreement, subject to and upon the satisfaction of the terms and conditions of the Loan Agreement, Zoned Arizona could request advances under a multiple access loan (“MAL”) during the term of the MAL. On July 11, 2022, in connection with the Loan Agreement, Zoned Arizona paid loan and other fees of $176,472, and in connection with the First Amendment to the Loan Agreement discussed below, paid additional fees of $8,124. These loan and other fees aggregating $184,596 were reflected as a debt discount and are being amortized ratably and charged to interest expense over the term of the related debt.

At any time before July 11, 2023, Zoned Arizona could elect to commence paying principal together with interest on the MAL (the “Early Amortization Election”) in accordance with the repayment terms set forth in the variable rate note initially evidencing the MAL, executed by Zoned Arizona in favor of the Bank (the “Note”).

The Loan Agreement contains representations, warranties and covenants customary for a transaction of this type. Among other things, the Loan Agreement provides as follows: (a) upon the occurrence of an event of default, the outstanding principal balance of the MAL will not at any time exceed 65% of the Property’s most recent appraised value; (b) upon the occurrence of an event of default, Zoned Arizona will maintain a minimum Non-Cannabis Debt Service Coverage Ratio (as hereinafter defined) of 1.40 to 1.00; (c) Zoned Arizona will at all times maintain a minimum debt service coverage ratio of 1.50 to 1.0; and (d) Zoned Arizona and the Company, collectively, will maintain at all times, liquid assets of at least the sum of all tenant securities deposits under leases, plus $350,000 in operating reserves.

On December 7, 2022, Zoned Arizona and the Bank entered into a First Amendment to Loan Agreement (the “First Amendment”). Pursuant to the terms of the First Amendment, Zoned Arizona has elected to make its Early Amortization Election (defined in the First Amendment and Loan Agreement), which election requires Zoned Arizona to commence paying principal and interest on the MAL as set forth in the Amended Note (defined below). Except as provided in the First Amendment, the terms of the Loan Agreement remain in full force and effect. Pursuant to the terms of the Loan Agreement and First Amendment, on December 7, 2022, Zoned Arizona issued an Amended and Restated Promissory Note (the “Amended Note”) to the Bank. The Amended Note has an original principal amount of

Annex C-107

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 6 — NOTES PAYABLE (cont.)

$4,500,000, a 50% loan-to-value as determined by the bank-ordered appraisal completed on the Tempe Property. The Amended Note requires Zoned Arizona to pay monthly principal and interest payments to the Bank at an interest rate equal to the prime rate plus 0.75% (7.50% and 8.25% as of December 31, 2025 and 2024, respectively). The Amended Note matures 10 years after its effective date and payments are calculated based on a 30-year amortization schedule. In connection with the Amended Note, in 2022, Zoned Arizona received gross proceeds of $4,500,000 and paid fees of $184,596.

Zoned Arizona may prepay the outstanding principal under the Swap Note, at any time, subject to the provisions of the Swap Note.

Also as previously disclosed, on July 11, 2022 and pursuant to the terms of the Loan Agreement, the Company executed a Guaranty (the “Guaranty”) in favor of the Bank, pursuant to which the Company agreed to guarantee all indebtedness of Zoned Arizona to the Bank arising under or in connection with the MAL or any of the loan documents. On December 7, 2022, the Company executed an Acknowledgement of Amendment and Reaffirmation of Guaranty (the “Reaffirmation”) in favor of the Bank. The Reaffirmation reaffirms the Guaranty and provides the Company’s consent to the First Amendment and Swap Note.

On December 7, 2022, Zoned Arizona and the Bank entered into an Interest Rate Swap Transaction Confirmation (the “Confirmation”). The Confirmation incorporates by reference the 2002 ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc. as if the parties to the Confirmation executed such agreement in such form. The Confirmation provides the terms and conditions governing the interest rate swap transaction afforded to Zoned Arizona, including a fixed interest rate of 7.65%. The Company recorded the swap at fair value in the consolidated balance sheets with changes in fair value recorded contemporaneously in earnings. The Company has entered into an interest rate swap to mitigate variability in interest payments on its variable-rate debt.

On December 31, 2025, principal and interest due on the East West Bank Swap Note amounted to $4,358,038 and $10,092, respectively. On December 31, 2024, principal and interest due on the East West Bank Swap Note amounted to $4,404,279 and $1,896, respectively.

23616 Land Contract Note Payable

On December 5, 2022, in connection with the acquisition of the Woodward Property located in Pleasant Ridge, Michigan, the Company entered into a land contract note in the amount of $1,425,000 (the “23616 Land Contract Note Payable”). The 23616 Land Contract Note Payable bears interest at 9% per annum and is due in full as follows:

1)      60 monthly payments of principal and interest of $12,821 beginning on January 1, 2023, and

2)      A balloon payment of $1,274,117 including the remaining principal and interest on or before December 1, 2028.

On December 31, 2025, principal and interest due on the 23616 Land Contract Note Payable amounted to $1,335,322 and $0, respectively. On December 31, 2024, principal and interest due on the 23616 Land Contract Note Payable amounted to $1,367,262 and $0, respectively.

23634 Land Contract Note Payable

On February 24, 2023, in connection with the Woodward Property 23634 Land Contract dated February 24, 2023, the Company entered into a land contract note payable of $430,000 (the “23634 Land Contract Note Payable”). The 23634 Land Contract Note Payable accrues interest at the rate of 7% and is payable in 48 monthly installments of $3,865, beginning April 1, 2023, until the purchase price and interest are fully paid, provided that such purchase price and all interest will be fully paid on or before March 31, 2027. On December 31, 2025, principal and interest due on the 23634 Land Contract Note Payable amounted to $379,688 and $0, respectively. On December 31, 2024, principal and interest due on the 23634 Land Contract Note Payable amounted to $398,726 and $0, respectively.

Annex C-108

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 6 — NOTES PAYABLE (cont.)

Surprise, AZ Construction Loan Agreement

In connection with the Surprise Property, ZP Dysart entered into the Construction Loan Agreement (the “PMF Loan Agreement”), dated as of July 8, 2024, by and between ZP Dysart and Private Money Funding, LLC (“PMF”). Pursuant to the terms of the PMF Loan Agreement, PMF agreed to loan up to $1,620,000 to ZP Dysart, which loan is evidenced by a promissory note (the “PMF Note”). ZP Dysart’s obligations under the PMF Note and the PMF Loan Agreement are secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “PMF Deed”). The PMF Loan Agreement, the PMF Note, any guaranties, and all other related documents executed and delivered concurrently with the PMF Loan Agreement are referred to herein as the “PMF Loan Documents.” Pursuant to the terms of the PMF Loan Agreement, on July 8, 2024, ZP Dysart issued the PMF Note with the maximum principal amount of $1,620,000 to PMF (the “Maximum Amount”). Interest accrues at the rate of 12% per annum, with ZP Dysart paying interest only in arrears, in monthly installment payments, beginning on August 1, 2024 through July 1, 2029 (the “Maturity Date”). ZP Dysart may prepay the PMF Loan in full or in part at any time. However, during the first 48 months of the term of the loan, if ZP Dysart pays any principal payment, ZP Dysart will pay to PMF a prepayment premium equal to (i) 5% of the amount of principal prepaid in months 1-24; (ii) 2% of the amount of principal prepaid in months 25-36; and (iii) 1% of the amount of principal prepaid in months 36-48, which amount will be due and payable at the time ZP Dysart pays the principal payment. During the year ended December 31, 2024, the Company borrowed $1,020,000 of the Maximum Amount and received net proceeds of $983,940, net of origination fees and costs of $36,060. During the year ended December 31, 2025, the Company borrowed an additional $600,000 of the Maximum Amount and received net proceeds of $600,000. As of December 31, 2025 and 2024, the principal amount of the loan was $1,620,000 and $1,020,000, respectively, and accrued interest payable amounted to $16,200 and $0, respectively.

During the existence of any event of default, PMF may, at its option, exercise any one or more of the remedies described in the PMF Loan Documents or otherwise available, including declaring all unpaid indebtedness then evidenced by the Note (including any late charges that are then due and payable, any advances thereafter made from the loan and any accruing costs and reasonable attorneys’ fees which are the obligation of ZP Dysart under the PMF Loan Documents) to become immediately due and payable. Unless PMF otherwise elects, such acceleration will occur automatically upon the occurrence of any event of default described in PMF Loan Agreement or PMF Deed.

After maturity or during the existence of any event of default, or at any time that ZP Dysart is more than 10 days delinquent in the payment of money as required by the Note or the other Loan Documents (whether or not Holder has given any notice of default or any cure period has expired), then all amounts outstanding thereunder will thereafter bear interest at the default rate of 18% per annum from the date such payment became due until paid, but in no event to exceed the highest rate lawfully collectible under applicable law.

Pursuant to the terms of the PMF Loan Agreement, following ZP Dysart’s satisfaction of the conditions to funding the PMF Loan and recordation of the PMF Deed, the loan proceeds will be disbursed in multiple advances through escrow, first in the form of an initial advance in the amount of $1,020,000 for the purpose of contributing funding towards acquiring the Surprise Property (the “Acquisition Advance”). The remaining loan proceeds will be used for the purpose of financing for the completion of Sunday Goods’ Work (as hereinafter defined) (the “Construction Advances”). Following the Acquisition Advance, subject to satisfying the conditions set forth in the PMF Loan Agreement, ZP Dysart will be entitled to request the Construction Advances from the remaining loan proceeds at the following stages of completion of the construction of Sunday Goods’ Work: (i) first advance in the amount of $300,000 at 50% completion, which was received during the year ended December 31, 2025, and (ii) final advance in the amount of $300,000 at 100% completion and issuance of certificate of occupancy which was received in October 2025.

The PMF Loan Agreement contains representations, warranties and covenants customary for a transaction of this type.

Pursuant to the terms of the Unconditional Repayment Guaranty (the “PMF Guaranty”), dated as of July 8, 2024, by Zoned Properties, Inc. in favor of PMF, the Company guaranteed to PMF the full and prompt payment of the principal sum of the PMF Note or so much thereof that may be outstanding at any one time or from time to time in accordance

Annex C-109

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 6 — NOTES PAYABLE (cont.)

with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, and the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the PMF Loan Agreement, the PMF Note, and in any deed of trust, security agreement, lease assignment and other assignment or agreement referred to in the PMF Loan Agreement or the PMF Note and/or now or hereafter securing the PMF Note or setting forth any obligations of ZP Dysart in connection with the loan.

During the years ended December 31, 2025 and 2024, amortization of debt discount related to notes payable amounted to $25,671 and $22,066, respectively, which is included in interest expense on the accompanying consolidated statements of operations.

On December 31, 2025, future annual principal payments under the above notes payable were as follows:

Years ending December 31,	Amount
2026	$80,446
2027	1,723,522
2028	50,969
2029	55,062
2030	1,679,485
Thereafter	4,103,564
Total principal payments due on December 31, 2025	$7,693,048

NOTE 7 — CONVERTIBLE NOTE PAYABLE

On January 9, 2017, the Company issued a convertible debenture (the “Abrams Debenture”) in the aggregate principal amount of $2,000,000 in favor of Mr. Alan Abrams. The Abrams Debenture accrues interest at the rate of 6% per annum payable quarterly by the 1st of each quarter and was originally due on January 9, 2022. On January 2, 2019, as part of a Stock Redemption Agreement, the Company and Mr. Abrams entered into an amendment of the Abrams Debenture (the “Debenture Amendment”), pursuant to which the parties agreed to extend the maturity date of the Abrams Debenture from January 9, 2022 to January 9, 2030. Except as set forth herein, the terms of the Abrams Debenture remain in full force and effect.

The Company may prepay the Abrams Debenture at any point after nine months, in whole or in part. Pursuant to the terms of the Abrams Debenture, Mr. Abrams is entitled to convert all or a portion of the principal balance and all accrued and unpaid interest due under the Abrams Debenture into shares of the Company’s common stock at a conversion price of $5.00 per share.

If the Company defaults on payment, Mr. Abrams may, at his option, extend all conversion rights, through and including the date the Company tenders or attempts to tender payment in full of all amounts due under the Abrams Debenture. Any amount of principal or interest, which is not paid when due shall bear interest at the rate of 12% per annum. Upon an Event of Default (as defined in the Abrams Debenture), Mr. Abrams may (i) declare the entire principal amount and all accrued and unpaid interest under the Abrams Debenture immediately due and payable, and (ii) exercise any and all rights, powers and remedies available to Mr. Abrams at law or in equity or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Abrams Debenture and proceed to enforce the payment thereof or any other legal or equitable right of Mr. Abrams.

As of December 31, 2025 and 2024, the principal balance due under the Abrams Debenture is $2,000,000. As of December 31, 2025 and 2024, accrued interest payable due under the Abrams Debenture amounted to $0 and $0, respectively, which is included in accrued expenses on the accompanying consolidated balance sheets. For the years ended December 31, 2025 and 2024, interest expense related to the Abrams Debenture amounted to $120,000.

Annex C-110

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 8 — RELATED PARTY TRANSACTION

Indemnification agreements

On August 23, 2021, the Company entered into indemnification agreements with each of its directors and executive officers. In general, these indemnification agreements require the Company to indemnify a director and officer to the fullest extent permitted by law against liabilities that may arise in connection with that director’s service as a director and officer for the Company. Additionally, the Company shall advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Since August 2021, the Company has not maintained an officers’ and directors’ insurance policy.

See Note 14 — Subsequent Events for subsequent related party transaction.

NOTE 9 — STOCKHOLDERS’ EQUITY

(A) Preferred Stock

On December 13, 2013, the Board of Directors (the “Board”) of the Company authorized and approved the creation of a new class of preferred stock consisting of 5,000,000 shares authorized, $0.001 par value. The preferred stock is not convertible into any other class or series of stock. The holders of the preferred stock are entitled to 50 votes for each share held. Voting rights are not subject to adjustment for splits that increase or decrease the common shares outstanding. Upon liquidation, the holders of the shares will be entitled to receive $1.00 per share plus redemption provision before assets distributed to other shareholders. The holders of the shares are entitled to dividends equal to common share dividends. As of December 31, 2025 and 2024, there were 2,000,000 shares of preferred stock outstanding. Once any shares of preferred stock are outstanding, at least 51% of the total number of shares of preferred stock outstanding must approve the following transactions:

a.      Alter or change the rights, preferences or privileges of the preferred stock.

b.      Create any new class of stock having preferences over the preferred stock.

c.      Repurchase any of our common stock.

d.      Merge or consolidate with any other company, except our wholly owned subsidiaries.

e.      Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, or charge or encumbrance or security interest in or pledge of, or sell and leaseback, in all or substantially all our property or business.

f.       Incur, assume or guarantee any indebtedness maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by us, except for operating leases and obligations assumed as part of the purchase price of property.

(B) Common stock redemption

On October 10, 2023, the Company entered into a Stock Redemption Agreement, whereby the Company purchased 100,000 shares of its common stock from a shareholder for $15,000, or $0.15 per share, which as of December 31, 2025 and 2024, is reflected as treasury stock on the consolidated balance sheet until such time as the shares are cancelled.

On April 23, 2024, following approval by the Board, stockholders holding all of the Company’s outstanding preferred stock approved a stock repurchase program (the “Repurchase Program”), pursuant to which the Company is authorized to purchase up to $1 million of its common stock over an unlimited time period.

During the year ended December 31, 2024, the Company purchased a total of 13,687 shares of its common stock for $8,010 or an average of $0.59 per share, which as of December 31, 2024, is reflected as treasury stock on the consolidated balance sheet until such time as the shares are cancelled.

Annex C-111

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

During the year ended December 31, 2025, the Company purchased a total of 57,000 shares of its common stock for $26,858 or an average of $0.47 per share, which as of December 31, 2025, is reflected as treasury stock on the consolidated balance sheet until such time as the shares are cancelled.

(C) Equity incentive plans

On August 9, 2016, the Company’s Board authorized the 2016 Equity Incentive Plan (the “2016 Plan”) and reserved 10,000,000 shares of common stock for issuance thereunder. The 2016 Plan was approved by shareholders on November 21, 2016. The 2016 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2016 Plan authorizes the grant of awards in the form of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, options that do not qualify (non-statutory stock options) and grants of restricted shares of common stock. Restricted shares granted pursuant to the 2016 Plan are amortized to expense over the vesting period. Options vest and expire over a period not to exceed seven years. If any share of common stock underlying a stock option that has been granted ceases to be subject to a stock option, or if any shares of common stock that are subject to any other stock-based award granted are forfeited or terminate, such shares shall again be available for distribution in connection with future grants and awards under the 2016 Plan. As of December 31, 2025, 1,315,000 stock option awards are outstanding and 1,206,250 options are exercisable under the 2016 Plan As of December 31, 2024, 1,117,500 stock option awards were outstanding and 826,250 options were exercisable under the 2016 Plan. As of December 31, 2025 and 2024, 8,685,000 and 8,882,500 shares, respectively, were available for future issuance under the 2016 Plan.

The Company also continues to maintain its 2014 Equity Compensation Plan (the “2014 Plan”). The 2014 Plan has been superseded by the 2016 Plan. Accordingly, no additional shares subject to the existing 2014 Plan will be issued and the 1,250,000 shares issued upon exercise of stock options were be issued pursuant to the 2014 Plan, if exercised. As of December 31, 2025 and 2024, options to purchase 250,000 and 1,250,000 shares of common stock. respectively, were outstanding and 250,000 and 1,250,000 options were exercisable pursuant to the 2014 Plan, respectively.

(D) Stock options

On November 25, 2024, the Company granted a stock option to purchase 105,000 of the Company’s common stock at an exercise price of $0.49 per share to Board members pursuant to the 2016 Plan. The grant date of the stock option was November 25, 2024 and the option expires on November 25, 2034. The option shall vest evenly on a quarterly basis over 36 months (8,750 options quarterly), beginning immediately. The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 86.0%; risk-free interest rate of 4.17%; and an estimated holding period of 6.5 years. The Company valued this stock option at a fair value of $35,506 and will record stock-based compensation expense over the vesting period.

On January 21, 2025, the Company granted an aggregate of 525,000 stock options to purchase 525,000 of the Company’s common stock at an exercise price of $0.44 per share to certain Board members pursuant to the 2016 Plan (105,000 stock options each). The grant date of the stock options was January 21, 2025 and the options expire on January 21, 2035. The options shall vest evenly on a quarterly basis over 36 months (8,750 options quarterly), beginning immediately. The fair value of these options grants was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; historical volatility of 82.1%; risk-free interest rate of 4.30%; and a holding period of 6.5 years based on the simplified method. The Company valued these stock options at a fair value of $176,504 and will record stock-based compensation expense over the vesting period. On April 23, 2025, three of the Company’s five directors submitted their respective resignations as Board members and accordingly, 262,500 unvested stock options were cancelled.

Annex C-112

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

For the year ended December 31, 2025 and 2024, in connection with the accretion of stock-based option expense, the Company recorded stock option expense over the vesting period of $88,385 and $54,883, respectively. As of December 31, 2025, there was $59,152 of unvested stock-based compensation expense to be recognized through September 2031. The aggregate intrinsic value on December 31, 2025 was $8,400 and was calculated based on the difference between the quoted share price on December 31, 2025 of $0.472 and the exercise price of the underlying options. As of December 31, 2024, there were 2,367,500 options outstanding and 2,051,250 options vested and exercisable. As of December 31, 2024, there was $80,805 of unvested stock-based compensation expense to be recognized through September 2031. The aggregate intrinsic value on December 31, 2024 was $0 and was calculated based on the difference between the quoted share price on December 31, 2024 of $0.54 and the exercise price of the underlying options.

Stock option activities for the year ended December 31, 2025 and 2024 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2023	2,262,500	0.94	5.46	$—
Granted	105,000	0.49	9.91	—
Balance Outstanding December 31, 2024	2,367,500	$0.92	3.63	—
Granted	525,000	0.44	9.82	—
Expired	(1,000,000)	1.00	—	—
Forfeited	(327,500)	0.44	—	—
Balance Outstanding December 31, 2025	1,565,000	$0.79	5.65	$8,400
Exercisable, December 31, 2025	1,206,250	$0.82	5.12	$3,920

Balance non-vested on December 31, 2024	316,250	$0.84	7.54	$—
Issued during the period	525,000	0.44	9.82	—
Forfeited	(292,500)	0.55	—
Vested during the period	(190,000)	0.55	—	—
Balance non-vested on December 31, 2025	358,750	$0.69	7.45	$—

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2025, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment and Related Golden Parachute Agreement

Bryan McLaren

On May 23, 2018, the Company and Mr. McLaren, the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board, entered into an employment agreement (the “2018 Employment Agreement”). Pursuant to the terms of the 2018 Employment Agreement, the Company agreed to continue to pay Mr. McLaren his then-current base annual salary of $215,000, and to award Mr. McLaren with an annual and/or quarterly bonus payable in either cash and/or equity of no less than 2% of the Company’s net income for the associated period.

Annex C-113

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

The 2018 Employment Agreement has a term of 10 years. The term and Mr. McLaren’s employment will terminate (a “Termination”) in any of the following circumstances:

(i)     immediately, if Mr. McLaren dies;

(ii)    immediately, if Mr. McLaren receives benefits under the long-term disability insurance coverage then provided by the Company or, if no such insurance is in effect, upon Mr. McLaren’s disability;

(iii)   on the expiration date, as the same may be extended by the parties by written amendment to the 2018 Employment Agreement prior to the occasion thereof;

(iv)   at the option of the Company for Cause (as defined in the 2018 Employment Agreement) upon the Company’s provision of written notice to Mr. McLaren of the basis for such Termination;

(v)    at the option of the Company, without Cause;

(vi)   by Mr. McLaren at any time with Good Reason (as defined in the 2018 Employment Agreement), upon 30 days’ prior written notice to the Company delivered not later than within 90 days of the existence of the condition therefor; or

(vii)  by Mr. McLaren at any time without Good Reason, upon not less than three months’ prior written notice to the Company.

In the event of a Termination for any reason or for no reason whatsoever, or upon the expiration date of the 2018 Employment Agreement, whichever comes first, all rights and obligations under the 2018 Employment Agreement shall cease (i) as to the Company, except for the Company’s obligations for the payment of applicable severance benefits thereunder, and for indemnification thereunder, and (ii) as to Mr. McLaren, except for his obligation under the restrictive covenants in the 2018 Employment Agreement.

The Company and Mr. McLaren also entered into a Golden Parachute Agreement (the “Golden Parachute Agreement”) on May 23, 2018. No benefits shall be payable under the Golden Parachute Agreement unless there shall have been a change in control of the Company, as set forth below. For purposes of the Golden Parachute Agreement, amongst other terms in the Golden Parachute Agreement, a “change in control of the Company” shall mean a change of control of a nature that would be required to be reported in response to Item 6 of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.

For purposes of the Golden Parachute Agreement, “Cause” means termination upon (a) the willful and continued failure to substantially perform duties with the Company after a written demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that duties have not substantially been performed, or (b) the willful engaging in conduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Golden Parachute Agreement, “Good Reason” means, without express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless, such circumstances are fully corrected prior to the date of Termination specified in the notice of Termination:

(a)     a material diminution in Mr. McLaren’s authority, duties or responsibility from those in effect immediately prior to the change in control of the Company;

(b)    a material diminution in Mr. McLaren’s base compensation;

(c)     a material change in the geographic location at which Mr. McLaren performs his duties;

Annex C-114

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

(d)    a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. McLaren is required to report, including a requirement that Mr. McLaren report to a corporate officer or employee instead of reporting directly to the Board;

(e)     a material diminution in the budget over which Mr. McLaren retains authority;

(f)     a material breach under any agreement with the Company to continue in effect any bonus to which Mr. McLaren was entitled, or any compensation plan in which Mr. McLaren participates immediately prior to the change in control of the Company which is material to Mr. McLaren’s total compensation;

(g)    a material breach under any agreement with the Company to provide Mr. McLaren benefits substantially similar to those enjoyed by him under any of the Company’s life insurance, medical, health and accident, or disability plans in which he was participating at the time of the change in control of the Company, the failure to continue to provide Mr. McLaren with a Company automobile or allowance in lieu of it, if Mr. McLaren was provided with such an automobile or allowance in lieu of it at the time of the change of control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time of the change in control of the Company, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company;

Following a change in control of the Company, upon termination of Mr. McLaren’s employment or during a period of disability, Mr. McLaren will be entitled to the following benefits:

(i)     During any period that he fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, Mr. McLaren will continue to receive his base salary at the rate in effect at the commencement of any such period, together with all amounts payable to him under any compensation plan of the Company during such period, until the Golden Parachute Agreement is terminated.

(ii)    If Mr. McLaren’s employment is terminated by the Company for Cause or by Mr. McLaren other than for Good Reason, disability, death or retirement, the Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which he is entitled under any compensation plan of the Company at the time such payments are due.

(iii)   If employment by the Company shall be terminated (a) by the Company other than for Cause, death or disability or (b) by Mr. McLaren for Good Reason, Mr. McLaren will be entitled to benefits provided below:

a.      The Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which he is entitled under any compensation plan of the Company.

b.      In lieu of any further salary payments to Mr. McLaren for periods subsequent to the date of Termination, the Company will pay as severance pay to Mr. McLaren a lump sum severance payment (together with the payments provided in clause I(c) and (d) below) equal to five times the sum of his annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the notice of Termination given in respect of them.

c.      The Company will pay to Mr. McLaren any deferred compensation allocated or credited to him or his account as of the date of Termination.

Annex C-115

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

d.      In lieu of shares of common stock of the Company issuable upon exercise of outstanding options, if any, granted to Mr. McLaren under the Company’s stock option plans (which options shall be cancelled upon the making of the payment referred to below), Mr. McLaren will receive an amount in cash equal to the product of (i) the excess of the closing price of the Company’s common stock as reported on or nearest the date of Termination (or, if not so reported, on the basis of the average of the lowest asked and highest bid prices on or nearest the date of Termination), over the per share exercise price of each option held by Mr. McLaren (whether or not then fully exercisable) plus the amount of any applicable cash appreciation rights, times (ii) the number of the Company’s common stock covered by each such option.

e.      The Company will also pay Mr. McLaren all legal fees and expenses incurred by him as a result of such Termination.

Additionally, on August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. In connection with such a bonus, in 2025 and 2024, the Company paid Mr. McLaren a bonus of $125,563 and $56,473, respectively.

See “Note 14 — Subsequent Events — Other.”

Berekk Blackwell

On July 26, 2022, the Company entered into an employment agreement, effective July 1, 2022, with Mr. Blackwell (the “Blackwell Employment Agreement”). Pursuant to the terms of the Blackwell Employment Agreement, the Company agreed to pay Mr. Blackwell a base annual salary of $150,000 for his services as President and Chief Operating Officer. The Company may also award Mr. Blackwell discretionary cash and/or equity bonuses. The Blackwell Employment Agreement had a term of one year, expiring on July 1, 2023. During the initial term, neither party may terminate the Blackwell Employment Agreement except for Cause (as defined in the Blackwell Employment Agreement). After the initial term that expired July 1, 2023, the Blackwell Employment Agreement continued to be in full force and effect, unaffected by the expiration, except that either party may terminate the Blackwell Employment Agreement for any reason upon 30 days’ written notice to the other party.

Additionally, on August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. In connection with such a bonus, during the years ended December 31, 2025 and 2024, the Company paid Mr. Blackwell a bonus of $125,563 and $57,473, respectively.

See “Note 14 — Subsequent Events — Other.”

401(k) Plan

On September 29, 2021, the Company’s Board adopted the Zoned Properties 401(k) Plan (the “Plan”) effective January 1, 2021. The Company contributes a matching contribution to the Plan for each employee in an amount equal to 100% of the matched employee contributions that are not in excess of 4% of the employee’s plan compensation. For the years ended December 31, 2025 and 2024, the Company contributed $33,436 and $28,109 to the Plan, respectively.

Annex C-116

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

Loan Guarantees

ZP OH Antwerp, LLC

On March 12, 2025, ZP OH Antwerp, LLC (“ZP Antwerp”), a wholly-owned subsidiary of ZP Ohio B LLC, a cost method investee of the Company (See Note 5), and Jonestown Bank & Trust Co. (“Jonestown”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which Jonestown agreed to lend to ZP Antwerp $300,000 (the “Loan”) for purchase of commercial real estate located at 503 W. River Street, Antwerp, OH (the “Antwerp Property”), to be evidenced by the Mortgage Note, dated as of March 12, 2025, in the principal amount of $300,000, issued by ZP Antwerp in favor of Jonestown (the “Note”). Pursuant to the terms of the Loan Agreement, ZP Antwerp agreed to pay to Jonestown a $7,500 loan origination fee and a $1,500 loan enhancement fee. The Antwerp Property will be used as collateral for the Loan. The Company and ZP RE Holdings guaranteed the Loan Agreement pursuant to that certain Guaranty dated March 12, 2025, by ZP RE Holdings and that certain Guaranty dated March 12, 2025, by the Company, respectively. The Company believes that the fair value of the guarantee is nominal since the fair value of the property exceeds the loan amount.

On March 12, 2025, ZP Antwerp entered into an Assignment of Rents and Leases (“Assignment”) with Jonestown. Pursuant to the terms of the Assignment, ZP Antwerp agreed to grant to Jonestown all of ZP Antwerp’s right, title and interest in and to all of the rents, revenues, issues, profits, proceeds, royalties, bonuses, rights, benefits, receipts, income accounts and other receivables arising out of or from the Antwerp Property to secure the payment by ZP Antwerp when due of indebtedness evidenced by the Note, and any and all other indebtedness and obligations that may be due and owing to Jonestown by ZP Antwerp under or with respect to the Loan Agreement, the Guaranty and certain other transaction documents.

The Loan Agreement, Note and Assignment contain customary representations, warranties, covenants and events of defaults for a transaction of this type.

ZP OH Columbus, LLC

On April 4, 2025, ZP OH Columbus, LLC (“ZP Columbus”), a wholly-owned subsidiary of ZP Ohio B LLC, a cost method investee of the Company (See Note 5), closed the acquisition of commercial real estate located at 601 S. High Street, Columbus, OH (the “Columbus Property”). In connection therewith, on April 4, 2025, the Company delivered that certain Commercial Guaranty (the “Columbus Guaranty”), dated as of September 30, 2025, to First Fidelity Bank (“First Fidelity”). The Columbus Guaranty contains customary representations, warranties, covenants and other provisions for a transaction of this type.

On June 30, 2025, ZP Columbus and First Fidelity entered into a Business Loan Agreement (the “Columbus Loan Agreement”), pursuant to which First Fidelity agreed to lend to ZP Columbus $1,500,000 (the “Columbus Loan”) for purchase of the Columbus Property, to be evidenced by a promissory note, dated as of March 31, 2025, in the principal amount of $1,500,000, issued by ZP Columbus in favor of First Fidelity (the “Columbus Note”). The Columbus Loan Agreement and the Columbus Note were entered into in the ordinary course of the Company’s business. The Columbus Property will be used as collateral for the Columbus Loan. The Company and ZP RE Holdings guaranteed the Columbus Loan Agreement pursuant to the Columbus Guaranty. The Company believes that the fair value of the Columbus Guaranty is nominal since the fair value of the Columbus Property exceeds the amount of the Columbus Loan. Pursuant to the terms of the mortgage on the Columbus Property, ZP Columbus agreed to grant to First Fidelity all of ZP Columbus’ right, title and interest in and to all present and future leases of the Columbus Property and all rents from the Columbus Property to secure the payment by ZP Columbus when due of indebtedness evidenced by the Columbus Note, and performance of obligations under the Columbus Note, the Columbus Loan Agreement and the related transaction documents.

Annex C-117

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 11 — SEGMENT REPORTING

The Company operates in two operating and reportable segments which consist of (1) the operations, leasing and management of its leased commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) advisory and brokerage services related to commercial properties, herein known as the “Real Estate Services” segment. The Company has determined that these reportable segments were strategic business units that offer different products. Currently, these reportable segments are being managed separately based on the fundamental differences in their operations.

The Company’s Property Investment Portfolio segment generates revenues from its operating leases with its tenants. Rental income is accounted for pursuant to ASC Topic 842 “Leases” and includes base rents that each tenant pays in accordance with the terms of its respective lease and is reported on a straight-line basis over the non-cancellable term of the lease, which includes the effects of rent abatements under the leases.

The Company’s Real Estate Services segment generates revenues which includes brokerage revenues consisting of real estate sales commissions and assignment fees, and revenues from advisory services for services performed pursuant to its consulting agreements with clients.

Corporate and unallocated amounts that do not relate to a reportable segment have been allocated to “Corporate & Unallocated.”

The Company’s CODM is its Chief Executive Officer. The decisions concerning the allocation of the Company’s resources are made by the CODM with oversight by the Board. The CODM evaluates the performance of each segment and makes decisions concerning the allocation of resources based upon segment operating profit (loss), generally defined as income or loss before interest expense and income taxes. The CODM assesses segment performance by using each segment’s operating income (loss) and considers budget-to-actual variances on a periodic basis (at least quarterly) when making decisions about operational planning, including whether to invest resources into the segments or into other parts of the Company. Segment assets are reviewed by the Company’s CODM and are disclosed below. The accounting policies of the Property Investment Portfolio segment and the Real Estate Services segment are the same as those described in Note 2 of the Notes to Consolidated Financial Statements.

Information with respect to these reportable business segments for the years ended December 31, 2025 and 2024 was as follows:

Year Ended 2025

	Property Investment Portfolio	Real Estate Services	Corporate and Unallocated	Consolidated
Net revenues	$3,080,654	$1,059,804	$—	$4,140,458

Operating expenses (excluding depreciation and amortization)	478,167	1,291,667	776,547	2,546,381
Impairment loss from buildings	3,118,716	—	—	3,118,716
Depreciation and amortization	358,114	—	2,789	360,903
Loss from operations	(874,343)	(231,863)	(779,336)	(1,885,542)
Interest expense	(677,156)	—	(119,956)	(797,112)
Other income	3,500	—	—	3,500
Impairment of equity securities	—	—	(50,000)	(50,000)
Equity method loss from unconsolidated joint ventures	—	—	(3,352)	(3,352)
Loss from derivative – interest rate swap	(121,909)	—	—	(121,909)
Loss before provision for income taxes	(1,669,908)	(231,863)	(952,644)	(2,854,415)
Provision for income taxes	—	—	—	—
Net income (loss)	$(1,669,908)	$(231,863)	$(952,644)	$(2,854,415)

Annex C-118

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 11 — SEGMENT REPORTING (cont.)

Year Ended 2024

	Property Investment Portfolio	Real Estate Services	Corporate and Unallocated	Consolidated
Net revenues	$2,884,286	$909,003	$—	$3,793,289

Operating expenses (excluding depreciation and amortization)	1,053,287	369,792	909,094	2,332,173
Depreciation and amortization	352,351	—	5,595	357,946
Income (loss) from operations	1,478,648	539,211	(914,689)	1,103,170
Interest expense	(576,745)	—	(119,927)	(696,672)
Other income	167,460	—	—	167,460
Income (loss) before provision for income taxes	1,069,363	539,211	(1,034,616)	573,958
Provision for income taxes	—	—	—	—
Net income (loss)	$1,069,363	$539,211	$(1,034,616)	$573,958

Total assets by segment on December 31, 2025 and 2024 were as follows:

	December 31, 2025	December 31, 2024
Property investment portfolio	$13,160,412	$15,546,075
Real estate services	50,262	121,139
Corporate and unallocated	721,802	514,925
	$13,932,476	$16,182,139

All assets are located in the United States.

NOTE 12 — OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITY

On March 15, 2022, the Company entered to an Assumption of Lease and Consent Agreement with a landlord, whereby the landlord consented to the assignment of an office lease, as amended, from the original tenant to the Company. The lease term began on March 15, 2022 and expired on November 30, 2024, provided the Company has the option to extend the lease for an additional five years. On June 3, 2024 the Company extended the lease for an additional 24 months through November 30, 2026. Effective December 1, 2024, the monthly base rent shall be $3,665 per month through November 30, 2025, $3,775 from December 1, 2025 through November 30, 2026, $3,887 from December 1, 2026 through November 30, 2027, and $4,004 from December 1, 2027 through November 30, 2028.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2019, the Company had elected the ‘package of practical expedients’ which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Upon signing of the Assumption of Lease and Consent Agreement on March 15, 2022 and the new lease effective December 1, 2024, the Company analyzed the leases and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheet, at fair value. In connection with June 3, 2024 Lease, in December 2024, the Company increased its right of use assets and lease liabilities by $81,974 and removed all remaining right of use assets and lease liabilities associated with the March 2022 lease, which amounted to $90,710.

For the years ended December 31, 2025 and 2024, in connection with its operating leases, the Company recorded rent expense of $45,626 and $37,771, respectively, which is included in operating expenses on the accompanying consolidated statements of operations.

Annex C-119

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 12 — OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITY (cont.)

The significant assumption used to determine the present value of the lease liability in December 2024 was a discount rate of 9% which was based on the Company’s incremental borrowing rate.

As of December 31, 2025 and 2024, ROU assets were summarized as follows:

	December 31, 2025	December 31, 2024
Office lease right of use asset	$81,974	$81,974
Less: accumulated amortization	(42,868)	(3,719)
Balance of ROU assets	$39,106	$78,255

As of December 31, 2025, future minimum base lease payments due under a non-cancelable operating lease were as follows:

Year ending December 31,	Amount
2026	$41,520
Total minimum non-cancelable operating lease payments	41,520
Less: discount to fair value	(1,809)
Total lease liability on December 31, 2025	$39,711

NOTE 13 — INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets on December 31, 2025 and 2024 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

For the years ended December 31, 2025 and 2024, the components of (loss) income before income taxes were as follows:

	2025	2024
Domestic	$(2,854,415)	$573,958
Total loss before income taxes	$(2,854,415)	$573,958

The following table reconciles the U.S. federal statutory income tax rate to the Company’s effective income tax rate for the year ended December 31, 2025:

	Year Ended December 31, 2025
	Amount	Percent
Statutory federal income tax benefit	$(158,427)	(21.0)%
State taxes, net of federal benefit	(49,037)	(6.5)%
Permanent items	57,915	7.7%
Change in valuation allowance	149,549	19.8%
Total	$—	0.0%

Annex C-120

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 13 — INCOME TAXES (cont.)

As previously disclosed for the year ended December 31, 2024, prior to the adoption of ASU 2023-09, the effective income tax rate differed from the federal statutory income tax rate as follows:

Years Ended December 31, 2024
Income tax expense at U.S. statutory rate	$120,531
Income tax expense – state	37,307
Permanent differences	(30,847)
Change in valuation allowance	(126,991)
Total provision for income tax	$—

The Company’s approximate net deferred tax asset as of December 31, 2025 and 2024 was as follows:

Deferred Tax Asset:	December 31, 2025	December 31, 2024
Net operating loss carryforward	$708,658	$559,109
Impairment of rental property	577,500	—
Net deferred tax assets before valuation allowance	1,286,158	559,109
Valuation allowance	(1,286,158)	(559,109)
Net deferred tax asset	$—	$—

The net operating loss carryforward was approximately $2,577,000 as of December 31, 2025. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2025 and 2024 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership changes that may occur in the future. The 2017 estimated loss carry forward of approximately $1,026,401 expires on December 31, 2037. Subsequent to 2017, all estimated loss carry forwards may be carried forward indefinitely subject to annual usage limitations. Based on the Company’s analysis to determine the limitation on the utilization of its net operating loss carryforward amounts, in 2018, the deferred tax asset was reduced by any carryforward that cannot be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance. In 2025, the valuation allowance increased by $727,049. The potential tax benefit arising from certain loss carryforwards will expire in 2038.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2025, 2024, 2023 and 2022 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 14 — SUBSEQUENT EVENTS

On December 31, 2025, the Company, through its wholly owned subsidiaries Chino Valley, Green Valley, and Kingman (collectively, the “Landlords”), entered into Amended and Restated Absolute Net Lease Agreements (the “A&R Leases”) with the respective tenant entities Broken Arrow Herbal Center, Inc. (Chino Valley and Green Valley) and CJK, Inc. (Kingman) (each, a “Tenant”), each with an effective date of January 1, 2026. Each A&R Lease provides for an initial term of 14 years commencing January 1, 2026 and ending December 31, 2039, unless earlier terminated pursuant to its terms. The A&R Leases are contingent upon, among other conditions, the consummation of a change of control transaction involving the Tenant(s), including the transfer of majority ownership and control of the applicable Tenant to A&R Consultants, LLC (or its designee) and the transfer of the applicable cannabis license to A&R Consultants, LLC (or its designee). Pursuant to the A&R Leases, A&R Consultants, LLC will provide a guaranty of payment and performance in favor of each Landlord. Base rent under the A&R Leases varies by property and is set forth in the respective rent schedules (including, for example, monthly base rent of $3,500 for the Green Valley property and $4,000 for the Kingman property, and a step-up schedule for the Chino Valley
Annex C-121

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 14 — SUBSEQUENT EVENTS (cont.)

property). The A&R Leases include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the Tenant to purchase, on an all-or-none basis, the three leased properties (Chino Valley, Green Valley and Kingman) for an aggregate purchase price of $9.0 million (the “Purchase Option”). The Purchase Option may be exercised during an option period ending March 30, 2026; however, the parties have subsequently agreed that optionee will have until April 10, 2026 to exercise the Purchase Option, and if exercised, requires a closing no later than June 30, 2026. The Purchase Option contemplates (a) a $400,000 non-refundable earnest money deposit to be applied toward the down payment, (b) a $4.0 million cash down payment at closing, and (c) $5.0 million of seller financing. The seller financing would bear interest at 7% per annum over a 36-month term with payments calculated on a 15-year amortization schedule and a balloon payment at maturity, and would be secured by loan documentation (including a loan agreement, promissory note and deeds of trust) against all three properties. The properties would be conveyed on an as-is/where-is basis without representations or warranties from the applicable landlord/seller. In connection with the anticipated change of control transaction for the Chino Valley Tenant, on December 30, 2025, the Company, through Chino Valley Properties, LLC, entered into a Consent of Landlord and Agreement Regarding Lease (the “Consent Agreement”) with Broken Arrow Herbal Center, Inc., AC Management Group, LLC (the existing guarantor), A&R Consultants, LLC (the new guarantor) and Elevate Holdings, Group, LLC. The Consent Agreement provided, among other things, that the Landlord’s consent to the sale transaction is conditioned on the payment to Landlord at closing of (i) $389,984 for past due rent, additional rent and late charges and (ii) $965,000 as compensation for rent concessions reflected in the A&R Lease, both of which were received by the Company on March 31, 2026. Upon receipt of such amounts, the Consent Agreement provided for the release of the existing guarantor from liability for periods after closing and A&R Consultants, LLC executed a new guaranty of the A&R Lease.

Management Buyout Asset Purchase Agreement

On January 15, 2026, the Company entered into the MBO APA by and among the Seller Parties and the Buyer. The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

The Company formed the Committee, consisting of its three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the MBO. The Committee approved the MBO APA, the other transaction documents and the MBO, prior to its execution. The MBO APA and the other transaction documents and the MBO were also approved by the full Board prior to its execution.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Business, and the Assets. The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below.

Subject to adjustment as set forth in the MBO APA, the purchase price for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA) (the “Purchase Price”).

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the MBO (the “Closing”), the Company or one or more affiliates of the Company may acquire or invest in additional real estate assets (“Additional Assets”). Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA, (ii) the Purchase Price will be increased by the amount of the cash purchase price paid therefor by the Company or its affiliate, (iii) the Purchase Price will

Annex C-122

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 14 — SUBSEQUENT EVENTS (cont.)

be decreased by the amount of any cash and/or debt instruments issued by the Company or its affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”), and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

The parties to the MBO APA also acknowledged and agreed that between January 15, 2026 and the Closing, the Company may sell the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, MI (the “Pleasant Ridge Assets”) to a third party for a purchase price to be determined. The Pleasant Ridge Assets are not currently included in the “Assets” for purposes of the MBO APA. In the event that the sale of the Pleasant Ridge Assets is not consummated prior to the Closing, then the Pleasant Ridge Assets will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the appraisal value of the Pleasant Ridge Assets, as determined as set forth in the MBO APA.

The parties to the MBO APA further acknowledged and agreed that between January 15, 2026 and the Closing, the Company may sell the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ (collectively, the “CKG Properties”) to a third party for a total purchase price of $9,000,000 (the “CKG Purchase Price”), of which $4,000,000 is expected to be paid in cash and $5,000,000 is expected to be paid via a promissory note payable to the Company (the “CKG Note”). In the event that the sale of the CKG Properties is not consummated prior to the Closing, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price.

The closing of the MBO APA is contingent upon the Buyer obtaining financing.

Other

Effective January 28, 2026, the Board approved an increase in the base salary of each of Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer, and Berekk Blackwell, the Company’s President and Chief Operating Officer, by 10%, such that Mr. McLaren’s and Mr. Blackwell’s base salaries were increased to $275,000 and $210,000, respectively.

Effective January 19, 2026, all unvested stock options held by Mr. McLaren, Mr. Blackwell, or members of the Board, representing stock options to purchase an aggregate of 298,750 shares of common stock (0, 97,500, 70,000, 70,000, and 61,250 of which were held by Mr. McLaren, Mr. Blackwell, Art Friedman, David G. Honaman and Cole Stevens, respectively), were canceled. All vested stock options as of January 19, 2026 held by Mr. McLaren, Mr. Blackwell or members of the Board remain outstanding and exercisable in accordance with their existing terms.

Effective January 28, 2026, the Company issued shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to the Company’s executive officers and Board members as follows:

Name	Position	No. of Shares of Restricted Common Stock
Bryan McLaren	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	250,000
Berekk Blackwell	President and Chief Operating Officer	150,000
Art Friedman	Independent Director	200,000
David G. Honaman	Independent Director	200,000
Cole Stevens	Independent Director	200,000

Annex C-123

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

NOTE 14 — SUBSEQUENT EVENTS (cont.)

Such issuances are subject to forfeiture, depending on continued employment or service with the Company. If a recipient voluntarily resigns or is terminated for cause prior to December 31, 2027, the recipient must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and each recipient will retain 100% of the issued shares, free of any repayment obligation.

Additionally, the above executive officers and Board members will receive a cash payment from the Company to cover income tax liability associated with the above stock issuances in an amount up to 35% of the cost basis of the shares. In the event of a change of control, the Company will pay the full 35% tax coverage amount to each of the above executive officers and Board members prior to consummation of such change of control.

Effective January 19, 2026, all unvested stock options held by Patrick Moroney, representing stock options to purchase an aggregate of 60,000 shares of common stock, were canceled. Mr. Moroney is a non-executive officer member of the Company’s management team.

Effective January 28, 2026, the Company issued 150,000 shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to Mr. Moroney. The issuance is subject to forfeiture, depending on Mr. Moroney’s continued employment or service with the Company. If Mr. Moroney voluntarily resigns or is terminated for cause prior to December 31, 2027, he must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and Mr. Moroney will retain 100% of the issued shares, free of any repayment obligation. Additionally, Mr. Moroney will receive a cash payment from the Company to cover income tax liability associated with the above stock issuance in an amount up to 35% of the cost basis of the shares. In the event of a change of control, the Company will pay the full 35% tax coverage amount to Mr. Moroney prior to consummation of such change of control.

Pleasant Ridge Default

On February 13, 2026, the Company sent its tenant at the Woodward Property a written notice of events of default related to the tenant’s failure to i) make timely rental payments and ii) fulfill its obligations related to non-monetary terms under the Woodward Lease. As of the date of this filing, the Company remains in discussions with the tenant about these events of default and regarding future operations at the Woodward Property. In an effort to avoid litigation related to the defaults under the lease, the Company is currently in negotiations to sell the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property. If the Company sells the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. While the Company believes the sale is likely to occur, there is a possibility that the sale will fail to occur, in which case there is a strong likelihood that the New Tenant will be unable to continue paying rent, causing an ongoing default under the lease. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000.

Annex C-124

Annex D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________________________

FORM 10-Q

____________________________________

☒ Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2026

☐ Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

COMMISSION FILE NO. 000-51640

____________________________________

ZONED PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

____________________________________

Nevada	46-5198242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8360 E. Raintree Drive. #230, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)
(877) 360-8839
(Registrant’s telephone number, including area code)

Former name, former address and former fiscal year, if changed since last report: Not applicable.

____________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

____________________________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

The number of shares of common stock, par value $0.0001 per share, outstanding as of May 15, 2026 was: 13,180,829 (170,687 shares held in treasury).

ZONED PROPERTIES, INC.
Form 10-Q
March 31, 2026

Annex D-i

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Cash	$2,500,758	$837,767
Accounts receivable	95,096	452,874
Deferred rent	1,302,471	1,084,413
Lease incentive receivable	387,615	394,495
Rental properties, net	10,417,648	10,490,786
Prepaid expenses and other assets	663,212	192,441
Escrow deposits	106,269	294,169
Capitalized project costs	—	54,248
Property and equipment, net	5,098	5,795
Operating lease right of use asset, net	28,762	39,106
Investment in cost-method investees	84,110	84,110
Security deposits	2,272	2,272
Total Assets	$15,593,311	$13,932,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Convertible debenture	$2,000,000	$2,000,000
Notes payable, net	7,536,751	7,540,127
Accounts payable	143,688	130,241
Accrued expenses	851,053	435,690
Lease liability	29,202	39,711
Contract liabilities	1,252,479	302,282
Derivative liability – interest rate swap, at fair value	50,473	77,328
Security deposits payable	372,804	339,471
Total Liabilities	12,236,450	10,864,850

Commitments and Contingencies (Note 10)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding on March 31, 2026 and December 31, 2025 ($1.00 per share liquidation preference or $2,000,000)	2,000	2,000
Common stock: $0.001 par value, 100,000,000 shares authorized; 13,351,516 and 12,201,516 shares issued on March 31, 2026 and December 31, 2025, respectively, and 13,180,829 and 12,030,829 shares outstanding on March 31, 2026 and December 31, 2025, respectively	13,352	12,202
Additional paid-in capital	21,939,974	21,597,229
Treasury stock, at cost (170,687 and 170,687 shares on March 31, 2026 and December 31, 2025, respectively)	(49,868)	(49,868)
Accumulated deficit	(18,548,597)	(18,493,937)
Total Stockholders’ Equity	3,356,861	3,067,626
Total Liabilities and Stockholders’ Equity	$15,593,311	$13,932,476

See accompanying notes to unaudited consolidated financial statements.

Annex D-1

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
REVENUES:
Property investment portfolio revenues	$755,730	$760,892
Real estate services revenues	416,706	213,660
Total revenues	1,172,436	974,552

OPERATING EXPENSES:
Compensation and benefits	170,179	285,668
Professional fees	142,510	77,761
Brokerage fees	370,617	—
General and administrative expenses	50,297	55,840
Depreciation and amortization	73,835	88,508
Real estate taxes	38,780	38,004
Property portfolio business development costs	199,650	—
Total operating expenses, net	1,045,868	545,781

(LOSS) INCOME FROM OPERATIONS	126,568	428,771

OTHER (EXPENSES) INCOME:
Interest expenses	(210,583)	(194,523)
Other income	2,500	—
Income (loss) from derivative – interest rate swap	26,855	(88,390)
Total other expenses, net	(181,228)	(282,913)

NET (LOSS) INCOME	$(54,660)	$145,858

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.00)	$0.01
Diluted	$(0.00)	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,823,051	12,087,829
Diluted	12,823,051	12,487,829

See accompanying notes to unaudited consolidated financial statements.

Annex D-2

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Shares	Amount
Balance, December 31, 2025	2,000,000	$2,000	12,201,516	$12,202	$21,597,229	170,687	$(49,868)	$(18,493,937)	$3,067,626
Common stock issued for future services	—	—	1,150,000	1,150	435,850	—	—	—	437,000
Reversal of stock-based compensation related to stock options cancellations	—	—	—	—	(93,105)	—	—	—	(93,105)
Net loss	—	—	—	—	—	—	—	(54,660)	(54,660)
Balance, March 31, 2026	2,000,000	$2,000	13,351,516	$13,352	$21,939,974	170,687	$(49,868)	$(18,548,597)	$3,356,861
	Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Shares	Amount
Balance, December 31, 2024	2,000,000	$2,000	12,201,516	$12,202	$21,508,844	113,687	$(23,010)	$(15,639,522)	$5,860,514
Accretion of stock-based compensation related to stock options issued	—	—	—	—	56,606	—	—	—	56,606
Net income	—	—	—	—	—	—	—	145,858	145,858
Balance, March 31, 2025	2,000,000	$2,000	12,201,516	$12,202	$21,565,450	113,687	$(23,010)	$(15,493,664)	$6,062,978

See accompanying notes to unaudited consolidated financial statements.

Annex D-3

ZONED PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(54,660)	$145,858
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	73,835	88,508
Amortization of debt discount	6,418	6,418
Stock-based compensation	56,605	—
Stock option (recovery) expense	(93,105)	56,606
Loss on property portfolio business development costs	199,650	—
Bad debt recovery	(33,016)	—
Lease costs	(165)	165
(Income) loss from interest rate swap	(26,855)	88,390
Change in operating assets and liabilities:
Accounts receivable	390,794	121,966
Deferred rent receivable	(218,058)	(123,146)
Lease incentive receivable	6,880	6,880
Prepaid expenses and other assets	(90,376)	40,313
Accounts payable	13,447	(10,983)
Accrued expenses	415,363	(86,037)
Contract liabilities	950,197	(4,306)
Security deposits payable	33,333	—
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,630,287	330,632

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of rental properties and improvements	—	(450,000)
Decrease (increase) in capitalized project costs	9,598	(106,050)
Investment in cost-method investees	—	(84,110)
Decrease (increase) in escrow deposits	32,900	(8,681)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	42,498	(648,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from notes payable	—	300,000
Repayment of notes payable	(9,794)	(7,853)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(9,794)	292,147

NET INCREASE (DECREASE) IN CASH	1,662,991	(26,062)

CASH, beginning of period	837,767	1,019,980
CASH, end of period	$2,500,758	$993,918

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$184,426	$172,439

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of capitalized project costs to prepaid expenses and other assets	$—	$142,312
Common stock issued for future services	$437,000	$—

See accompanying notes to unaudited consolidated financial statements.

Annex D-4

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Zoned Properties, Inc. (“Zoned Properties” or the “Company”) was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry. Zoned Properties is a technology-driven property investment company focused on acquiring value-added real estate within the regulated cannabis industry in the United States. Headquartered in Scottsdale, Arizona, Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. The Company operates in two organized segments; (1) the operations, leasing and management of its commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) the advisory, brokerage and technology services related to commercial properties, herein known as the “Real Estate Services” segment. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases. The Company does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”).

The Company has the following wholly owned subsidiaries:

•        Chino Valley Properties, LLC (“Chino Valley”) was organized in the State of Arizona on April 15, 2014.

•        Kingman Property Group, LLC (“Kingman”) was organized in the State of Arizona on April 15, 2014.

•        Green Valley Group, LLC (“Green Valley”) organized in the State of Arizona on April 15, 2014.

•        Zoned Arizona Properties, LLC (“Zoned Arizona”) was organized in the State of Arizona on June 2, 2017.

•        Zoned Advisory Services, LLC (“Zoned Advisory”) was organized in the State of Arizona on July 27, 2018.

•        Zoned Properties Brokerage, LLC (“Arizona Brokerage”) was organized in the State of Arizona on March 17, 2021.

•        ZP Data Platform 1, LLC (“ZP Data 1”) was organized in the State of Arizona on April 14, 2021 (inactive).

•        ZP Data Platform 2, LLC (“ZP Data 2”) was organized in the State of Arizona on June 21, 2022 (inactive).

•        ZP RE Holdings, LLC (“ZPRE Holdings”) was organized in the State of Arizona on September 20, 2022.

•        ZP Brokerage FL, LLC (“Florida Brokerage”) was organized in the State of Florida on October 20, 2022.

•        ZP RE MI Woodward, LLC (“ZP Woodward”) was organized in the State of Michigan on November 22, 2022.

•        ZP RE IL Ashland, LLC (“ZP Ashland”) was organized in the State of Illinois on February 14, 2024.

•        ZP RE AZ DYSART. LLC (“ZP Dysart”) was organized in the State of Arizona on May 24, 2024.

The Company also maintains a 50% equity interest in two joint ventures which are inactive as of March 31, 2026 (see Note 5).

On January 15, 2026, the Company entered into an Asset Purchase Agreement (the “MBO APA”) by and among the Company, Zoned Arizona, ZP Dysart, ZPRE Holdings (collectively, Zoned Arizona, ZP Dysart and ZPRE Holdings, the “Real Property Sellers” and, together with the Company, the “Seller Parties” and each, a “Seller Party”), and BPB Partners, LLC (the “Buyer”). The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

Annex D-5

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS (cont.)

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Company’s business, as described in the Company’s filings with the Securities and Exchange Commission (the “Business”), and the assets, properties and rights of the Seller Parties, subject to modification as set forth in the MBO APA, and other than the Excluded Assets (as defined in the MBO APA) (the “Assets”) (such transaction, the “MBO”). The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, LLC (“ZP Ohio B”), and Zoneomics Green, LLC (“Zoneomics Green”); (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO.

On April 20, 2026, the Company through its wholly owned subsidiaries, Green Valley, Kingman and Chino Valley entered into a Real Estate Purchase and Sale Agreement with Broken Arrow Herbal Center, Inc., an Arizona corporation, pursuant to which the Company agreed to sell three properties (see Note 13 — Subsequent Events).

In connection with the potential sale of the above properties, the sale process is ongoing and is subject to shareholder approval and other contingencies, and accordingly, not all the requirements under ASC 360-45-9 related to long-lived assets held for sale have been met including the need for shareholder approval and certain contingencies exists such as local government approvals and the attainment of financing. The Company will reassess the classification of these assets during each subsequent period.

On May 1, 2026, ZP Woodward sold its property located in Michigan (See Note 13 — Subsequent Events).

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

The unaudited consolidated financial statements for the three months ended March 31, 2026 and 2025 have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of management, all adjustments necessary to present fairly our consolidated financial position, results of operations, and cash flows as of March 31, 2026 and 2025, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Accordingly, the unaudited consolidated financial statements do not include all the information and notes necessary for a comprehensive presentation of our financial position and results of operations and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on April 1, 2026.

Going concern consideration

These unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in these unaudited consolidated financial statements, the Company had a net loss of $54,660 and had cash provided by operations of $1,630,287 during the three months ended March 31, 2026. Additionally, as of March 31, 2026,

Annex D-6

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the Company had cash of $2,500,758 and stockholders’ equity of $3,356,861. Furthermore, on December 31, 2025 and effective January 1, 2026, the Company entered into Amended and Restated Absolute Net Lease Agreements with certain tenants. The Amended and Restated Absolute Net Lease Agreements include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the tenant to purchase, on an all-or-none basis, three leased properties (Chino Valley, Green Valley and Kingman).

On April 20, 2026, the Company through its wholly owned subsidiaries, Green Valley, Kingman and Chino Valley (collectively, the “Seller”), entered into a Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) with Broken Arrow Herbal Center, Inc., an Arizona corporation (the “Purchaser”), pursuant to which the Seller agreed to sell to the Purchaser three properties consisting of (i) property commonly known as 1732 W. Commerce Point Place, Green Valley, Arizona 85614 (the “Green Valley Property”), (ii) property commonly known as 2095 E. Northern Avenue, Kingman, Arizona 86409 (the “Kingman Property”), and (iii) property commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona 86323 (the “Chino Property” and together with the Green Valley Property and Kingman Property, the “Properties”). The Purchase Agreement provides that the Purchaser is exercising purchase rights set forth in certain existing lease agreements relating to the Properties.

The aggregate purchase price for the Properties is $9.0 million, allocated as follows: (i) $8.0 million for the Chino Property, (ii) $500,000 for the Kingman Property, and (iii) $500,000 for the Green Valley Property. The Purchaser is required to deposit $400,000 into escrow. Subject to the terms of the Purchase Agreement, the purchase price is to be paid through a combination of (i) $4.0 million in cash and (ii) a $5.0 million promissory note to be secured by a deed of trust. The Purchase Agreement provides that, following closing, such seller financing is to be the only debt or lien permitted to encumber the Properties until the note has been paid in full and the deed of trust has been released of record.

The closing is scheduled to occur on June 30, 2026, unless extended in accordance with the Purchase Agreement. The Purchaser has the right, in its sole discretion, to extend the closing date to August 31, 2026, by timely written notice. If that extension right is exercised, the Purchase Agreement provides that the acquisitions of the Green Valley Property and the Kingman Property would close on the original closing date for an aggregate cash payment of $1.0 million, and the closing for the Chino Property would be extended to August 31, 2026. If the first extension right is timely exercised, the Purchaser also has a further right to extend the closing for the Chino Property to September 30, 2026, by timely written notice and by delivering an additional $1.0 million supplemental deposit to the escrow agent, which supplemental deposit is nonrefundable except in the case of an uncured seller default. Except as expressly provided in connection with a timely exercised extension, the Purchase Agreement contemplates an all-or-none closing involving all three Properties.

The Purchase Agreement contains customary provisions regarding title review, closing deliveries, apportionments, casualty and condemnation, default remedies, confidentiality, governing law, and other matters. The Seller is required to remove certain monetary liens voluntarily created by the Seller, but otherwise has no general obligation to cure title objections. The Purchase Agreement also provides that the Purchaser is acquiring the Properties in their present “as is,” “where is,” and “with all faults” condition, subject to limited exceptions expressly set forth in the agreement. In addition, effective as of closing and subject to certain carveouts described in the Purchase Agreement, the Purchaser will release the Seller and certain related parties from claims relating to the condition of the Properties and certain other matters described in the Purchase Agreement.

If the Purchaser fails to complete the purchase without legal excuse and does not timely cure such default, the Seller’s sole remedy is to terminate the Purchase Agreement and retain the deposit as liquidated damages. If the transaction fails to close due to an uncured default by the Seller, the Purchaser’s sole and exclusive remedies are to terminate the Purchase Agreement and receive a refund of the deposit, less the independent contract consideration, waive the default and proceed to closing, or seek specific performance, subject to the timing limitations set forth in the Purchase Agreement.

Annex D-7

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Additionally, on January 15, 2026, the Company and its subsidiaries entered into the MBO APA, pursuant to which the Seller Parties agreed to sell the Business and the Assets, representing a sale of substantially all of the Company’s assets to a company owned by management (See Note 1). The closing of the MBO APA is contingent upon the Buyer obtaining financing, the Company receiving shareholder approval and the receipt of a fairness opinion. If the Company sells some or all of its properties, it will have minimal or no operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this Quarterly Report. There can be no assurance that the Company will sell its properties. If the Company sells its properties, the Company’s cash flow provided by operating activities would decrease substantially and the Company may need to raise capital through debt and/or equity financings to fund any ongoing operations, may need to curtail its operations, or may decide the liquidate the Company. These unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the three months ended March 31, 2026 and 2025 include the collectability of accounts and other receivables, valuation of investment in equity securities, the useful life of rental properties and property and equipment, assumptions used in assessing impairment of long-term assets including rental property and investment in unconsolidated joint ventures, valuation of the lease liability and related right-of-use asset, valuation allowances for deferred tax assets, the fair value of derivative asset or liability related to interest rate swap, and the fair value of non-cash equity transactions, including options and stock-based compensation.

Risks and uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. The Company conducts a significant portion of its business in states that have legalized and regulated cannabis. Additionally, the Company’s tenants operate in the state-legalized and state-regulated cannabis industry. Consequently, any significant economic downturn in the state markets in which the Company operates or any changes in the federal government’s enforcement of current federal laws or changes in state laws could potentially have a negative effect on the Company’s business, results of operations and financial condition. Additionally, substantially all of the Company’s real estate properties are leased under triple-net or absolute-net leases to tenants (each, a “Significant Tenant” and collectively, the “Significant Tenants”). For the three months ended March 31, 2026 and 2025, revenues associated with Significant Tenants amounted to $584,633 and $587,418, respectively, which represents 49.8% and 60.3% of the Company’s total revenues, respectively (see Note 3).

Fair value of financial instruments

The carrying amounts reported in the unaudited consolidated balance sheets for cash, accounts receivable, prepaid expenses and other assets, capitalized project costs, escrow deposits, accounts payable, accrued expenses, and other payables approximate their fair market value based on the short-term maturity of these instruments.

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

Annex D-8

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

•        Level 1:    Quoted market prices in active markets for identical assets or liabilities.

•        Level 2:    Observable market-based inputs or unobservable inputs that are corroborated by market data.

•        Level 3:    Unobservable inputs that are not corroborated by market data.

Other than the interest rate swap, the Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value, on a recurring basis, in accordance with ASC Topic 820.

The following table represents the Company’s fair value hierarchy of its financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025.

	March 31, 2026			December 31, 2025
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Interest rate swap liability	$—	$50,473	$—	$—	$77,328	$—

Interest rate swap

In connection with a bank loan executed in 2022, the Company entered into an interest rate swap agreement to manage interest rate risk related to debt that accrues interest at variable rates. The Company accounts for its interest rate swap agreement in accordance with the guidance related to derivatives and hedging activities. The Company is exposed to market risk from changes in interest rates. The Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount. Interest payments receivable and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability. Because the variable interest rates used to calculate payments under the terms of the swap agreement are calculated using different benchmarks than those included in the Company’s variable rate debt agreement, the swap agreement is not considered an effective cash flow hedge.

Accordingly, changes in the underlying market value of the remaining swap payments are recognized into income as an increase or decrease to other income (expense) each reporting period. In accordance with ASC 820, Fair Value Measurements and Disclosures, the Company believes values provided by East West Bank (the “Counterparty”) represent the fair value of its swap agreement. The Company believes that the quality of the Counterparty to its swap agreement mitigates the Counterparty credit risk.

The estimated fair value of the interest rate swap agreement is determined by the Counterparty based on market data used by Counterparty and is reflected as a derivative asset or liability on the accompanying unaudited consolidated balance sheet with changes in the fair value reflected in change in fair value of interest rate swap on the accompanying unaudited consolidated statements of operations. The Company uses derivative financial instruments only to manage interest rate risks and not as investment vehicles.

Information regarding the interest rate swap is as follows:

Description	Notional Amount on March 31, 2026	Interest Rate	Maturity	Fair Value of Liability on March 31, 2026	Fair Value of Liability on December 31, 2025
December 10, 2022 interest rate swap	$4,358,966	7.65%	December 10, 2032	$50,473	$77,328

Annex D-9

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash is carried at cost and represents demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. The Company had no cash equivalents on March 31, 2026 and December 31, 2025. The Company’s cash is held at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. To date, the Company has not experienced any losses on its invested cash. As of March 31, 2026 and December 31, 2025, the Company had approximately $1,681,000 and $328,000, respectively, of cash in excess of FDIC limits of $250,000. Any loss incurred or a lack of access to such funds above the FDIC limit could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. In accordance with ASC 326, “Financial Instruments — Credit Losses”, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers. The expense associated with the allowance for doubtful accounts on accounts receivable is recognized in general and administrative expenses.

Investment in equity method unconsolidated joint ventures

The Company has equity investments in various privately held entities. The Company accounts for these investments under the equity method. Investments accounted for under the equity method are recorded based upon the amount of the Company’s investment and adjusted each period for its share of the investee’s income or loss. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other than temporary event where our investment may not be recoverable. The Company evaluates its investments in these entities for consolidation. It considers its percentage interest in the joint venture, evaluation of control and whether a variable interest entity exists when determining whether or not the investment qualifies for consolidation or if it should be accounted for as an unconsolidated investment under the equity method of accounting.

The Company’s equity method investment is recorded initially at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of an unconsolidated investment is allocated to its investors in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences, if any, between the carrying amount of our investment in the respective joint venture and the Company’s share of the underlying equity of such unconsolidated entity are amortized over the respective lives of the underlying assets as applicable. These items are reported as a single line item in the statements of operations as income or loss from investments in equity method unconsolidated joint ventures.

Investment in cost method investees

The Company accounts for its interests in entities where the Company has virtually no influence over operating and financial policies under the cost method of accounting. In such cases, the Company’s original investments are recorded at the cost to acquire the interest and any distributions received are recorded as income. During the year ended December 31, 2025, through its wholly-owned subsidiary ZPRE Holdings, the Company invested $84,110 in ZP Ohio B for a 5% ownership interest in ZP Ohio B, which is accounted for under the cost method and reflected on the accompanying unaudited consolidated balance sheet under “investment in cost-method investee.” ZP Ohio B plans on developing several projects. This investment is subject to the Company’s impairment review policy.

Annex D-10

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investment in cost method investees also includes an investment in equity securities of an entity over which the Company does not have a controlling financial interest or significant influence. Equity investments without readily determinable fair values are measured at cost with adjustments for observable changes in price or impairments (referred to as the “measurement alternative”). This equity instrument does not have a readily determinable fair value. Accordingly, the Company elected to measure this equity security at its cost minus impairment. In applying the measurement alternative, the Company performed a qualitative impairment assessment on a quarterly basis and shall recognize an impairment loss if there are sufficient indicators that the fair value of the equity investment is less than carrying values. Changes in value are recorded in non-operating income (loss). On December 31, 2025, based on its qualitative assessment, the Company impaired its equity investment and recorded an impairment loss on equity securities of $50,000.

Rental properties

Rental properties are carried at cost, less accumulated depreciation and amortization. Betterments, major renovations and certain costs directly related to the improvement of rental properties are capitalized. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over estimated useful lives of the assets, which range from 5 to 39 years. Tenant improvements paid for by the Company are amortized on a straight-line basis over the lives of the related leases, which approximate the useful lives of the assets.

Upon the acquisition of real estate, the Company assesses the fair value of acquired assets (including land, buildings and improvements, identified intangibles, such as acquired above-market leases and acquired in-place leases) and acquired liabilities (such as acquired below-market leases) and allocates the purchase price based on these assessments. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known trends, and market/economic conditions.

The Company’s rental properties are individually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value. Impairment analyses are based on our current plans, intended holding periods and available market information at the time the analyses are prepared.

If the Company’s estimates of the projected future cash flows, anticipated holding periods, or market conditions change, the Company’s evaluation of impairment losses may be different and such differences could be material to its consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. During the year ended December 31, 2025, the Company recorded an impairment loss of $3,118,716 due to (1) the damage and demolition of its building located in Chicago, IL, where a vehicle crashed into the building, causing significant structural damage, and the City of Chicago declared the building unsafe and ordered its demolition, and (2) in an effort to avoid litigation related to the defaults under the lease, on May 1, 2026, the Company sold the Woodward Property to the New Tenant for approximately $600,000 in cash plus the assumption of the notes payable outstanding on the Woodward Property (see Note 13 — Subsequent Events). As of December 31, 2025, if the Company sold the Woodward Property for $600,000, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. Accordingly, during the year ended December 31, 2025, we recorded an impairment loss of $2,100,000. During the three months ended March 31, 2026 and 2025, the Company did not record any impairment losses.

The Company has land which is not subject to depreciation.

Annex D-11

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Escrow deposits and capitalized project costs

The Company is in the business of pursuing real estate acquisitions and investments that may include various contractual instruments to secure a property, such as an Option Agreement or a Purchase and Sale Agreement. These agreements often include the requirement to make escrow deposits and capitalized project costs. Escrow deposits include cash deposits made by the Company for the future acquisition of properties or for the option to acquire a property. In most cases, upon closing of the acquisition of a property, the escrow deposit will be applied to the purchase price. Capitalized project costs include cash invested in project-related development and due diligence costs. In some cases, the Company may discontinue pursuit of an acquisition of a property and therefore terminate an existing agreement, which can cause forfeiture of escrow deposits if those deposits are non-refundable and write off capitalized project costs. During the three months ended March 31, 2026 and 2025, the Company forfeited escrow deposits and wrote off capitalized project costs of $199,650 and $0, respectively, which is reflected in operating expenses as part of property portfolio business development costs on the accompanying unaudited consolidated statements of operations. On March 31, 2026 and December 31, 2025, escrow deposits amounted to $106,269 and $294,169, respectively.

Property and equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives. The Company uses a five-year life for office equipment, seven years for furniture and fixtures, and five to ten years for vehicles. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Revenue recognition

Property Investment Portfolio Revenues

Rental income is accounted for pursuant to ASC Topic 842 “Leases” and includes base rents that each tenant pays in accordance with the terms of its respective lease and is reported on a straight-line basis over the non-cancellable term of the lease, which includes the effects of rent abatements under the leases. The Company commences rental revenue recognition when the tenant takes possession of the leased space or controls the physical use of the leased space and the leased space is substantially ready for its intended use. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant’s rent) that is funded by the Company is treated as a lease incentive receivable and amortized as a reduction of revenue over the lease term.

Currently, the Company’s leases provide for payments with fixed monthly base rents over the term of the leases or annual percentage increases in base rent over the term of the lease. The leases also require the tenant to remit estimated monthly payments to the Company for property taxes and common area maintenance. These payments are recorded as rental income and the related property tax expense is reflected separately on the accompanying unaudited consolidated statements of operations.

Annex D-12

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Real Estate Services Revenues

The Company follows ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), except for revenues from lease contracts within the scope of ASC 842, which are excluded from ASC 606. This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

Revenues from advisory services are recognized when the Company performs services pursuant to its agreements with clients and collectability is probable.

Brokerage revenues primarily consist of real estate sales commissions and are recognized upon the successful completion of all required services which are likely to occur upon a lease commencement, when escrow closes on the sale of a property, or as otherwise negotiated between the Company and its clients. In accordance with the guidelines established for reporting revenue gross as a principal, versus net as an agent, in ASC Topic 606, the Company records commission revenues and expenses on a gross basis. Of the criteria listed in ASC Topic 606, the Company is the primary obligor in the transaction, does not have inventory risk, performs all or part of the service, has credit risk, and has wide latitude in establishing the price of services rendered and discretion in selection of agents and determination of service specifications. Brokerage revenues that are payable upon payment of rent or other events beyond the Company’s control are recognized upon the occurrence of such events.

Contract liabilities

Contract liabilities include advisory fees received in advance that are deferred and recognized when the services are complete or over the actual or expected contract term, rental revenue received in advance, and other deferred revenue for when the Company receives consideration from an agreement before certain criteria have been met for revenue to be recognized in conformity with GAAP. During the three months ended March 31, 2026 and 2025, contract liabilities activities were as follows:

On December 31, 2025, the Company, through its wholly owned subsidiaries Chino Valley, Green Valley, and Kingman (collectively, the “Landlords”), entered into Amended and Restated Absolute Net Lease Agreements (see Note 3) with the respective tenant entities Broken Arrow Herbal Center, Inc. (Chino Valley and Green Valley) and CJK, Inc. (Kingman) (each, a “Tenant”), each with an effective date of January 1, 2026. In connection with the Amended and Restated Absolute Net Lease Agreements and a Consent of Landlord and Agreement Regarding Lease (see Note 3) with Broken Arrow Herbal Center, Inc., AC Management Group, LLC (the existing guarantor), A&R Consultants, LLC (the new guarantor) and Elevate Holdings, Group, LLC. The Company was paid $965,000 as compensation for rent concessions reflected in the Amended and Restated Absolute Net Lease Agreements, which was received by the Company on March 31, 2026. The $965,000 rent concession received shall be recognized into revenue over the remaining lease term on a straight-line basis.

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Balance at beginning of period	$302,282	$318,951
Rental payments received in advance	62,989	—
Compensation received for rent concessions	965,000	—
Accretion of contract liabilities to revenue	(77,792)	(4,306)
Balance at end of period	$1,252,479	$314,645

Annex D-13

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease accounting

The FASB’s ASC Topic 842, “Leases” sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to previous guidance for sales-type leases, direct financing leases and operating leases.

For leases entered into on or after the effective date, where the Company is the lessor, at the inception of the contract, the Company assesses whether the contract is a sales-type, direct financing or operating lease by reviewing the terms of the lease and determining if the lessee obtains control of the underlying asset implicitly or explicitly. If a change to a pre-existing lease occurs, the Company evaluates if the modification results in a separate new lease or a modified lease. A new lease results when a modification provides additional right of use. The new lease or modified lease is then reassessed to determine its classification based on the modified terms. As disclosed in Note 3, on January 24, 2022 and effective on March 1, 2022, the Chino Valley lease was amended and the monthly rent was increased to $87,581 due to additional space of 30,000 square feet being leased to the lessee, increasing the premises to a total of 97,312 square feet of operational space. In connection with this lease amendment, the Company paid $500,000 to the tenant as a tenant improvement allowance or lease incentive for investment into the premises, which was capitalized as a lease incentive receivable and is recognized on a straight-line basis over the remaining lease term as a reduction to the property investment portfolio revenues. The increase in monthly rent was commensurate with the additional space being leased; therefore, this modification qualifies as a separate contract under ASC 842 which does not require lease classification reassessment. Additionally, during the year ended December 31, 2025, the Company paid $1,000,000 to the tenant of ZP Dysart as a tenant improvement allowance for investment into the premises. The $1,000,000 payment to the tenant was used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and will be depreciated on a straight-line basis over the useful life of the building and related improvements beginning when the building and related improvements is placed in service, which occurred in September 2025. The Company excludes short-term leases having initial terms of 12-months or less as an accounting policy election and recognizes rent expense on a straight-lines basis over the lease term.

The Company records revenues from rental properties for its operating leases where it is the lessor on a straight-line basis. Any revenue on the straight-line basis exceeding the monthly payment amount required on the operating lease is reflected as deferred rent. In prior years, the Company has amended certain leases which resulted in the abatement of rent. Additionally, in connection with operating leases on various properties, the Company abated certain lease payments. These rent abatements and the effect of recording rent on a straight-line basis resulted in aggregate deferred rent as of March 31, 2026 and December 31, 2025 of $1,302,471 and $1,084,413, respectively (see Note 3). Additionally, if the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that can be taken in the form of cash or a credit against the tenant’s rent) that is funded is treated as a lease incentive receivable and amortized as a reduction of revenue over the lease term.

For contracts entered into on or after the effective date, where the Company is the lessee, at the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially

Annex D-14

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. For leases where the Company is a lessee, primarily for the Company’s administrative office lease, the Company analyzed whether it would be required to record a lease liability and a right of use asset on its consolidated balance sheets at fair value upon adoption of ASC 842.

Operating lease right of use asset represents the right to use the leased asset for the lease term and operating lease liability is recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company used its incremental borrowing rate of 6% based on the information available at the adoption date or execution of a lease agreement in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Basic and diluted net income (loss) per share

Basic net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period using the treasury stock method and as-if converted method. Potentially dilutive common shares and participating securities are excluded from the computation of diluted shares outstanding if they would have an anti-dilutive impact on the Company’s net income (loss). The Company’s preferred stock is considered a participating security since the preferred shares are entitled to dividends equal to common share dividends and accordingly, are included in the computation of earnings per share pursuant to the two-class method. The two-class method of computing income (loss) per share is an earnings allocation formula that determines income per share for common stock and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings.

The following table presents a reconciliation of basic and diluted net income (loss) per common share:

	Three Months Ended March 31,
	2026	2025
Net (loss) income per common share – basic:
Net (loss) income	$(54,660)	$145,858
Less: undistributed (earnings) loss allocated to participating securities	—	—
Net (loss) income allocated to common stockholders	$(54,660)	$145,858
Weighted average common shares outstanding – basic	12,823,051	12,087,829
Net (loss) income per common share – basic	$(0.00)	$0.01

Net (loss) income per common share – diluted:
Net (loss) income allocated to common shareholders – basic	$(54,660)	$145,858
Add: interest on convertible debt	—	30,000
Numerator for net (loss) income per common share – basic	$(54,660)	$175,858

Weighted average common shares outstanding – basic	12,823,051	12,087,829
Add: dilutive shares related to:
Stock options	—	—
Convertible debt	—	400,000
Weighted average common shares outstanding – diluted	12,823,051	12,487,829
Net (loss) income per common share – diluted	$(0.00)	$0.01

Annex D-15

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following potentially dilutive shares have been excluded from the calculation of diluted net loss per share as their effect would be anti-dilutive for the three months ended March 31, 2026 and 2025.

	March 31,
	2026	2025
Convertible debt	400,000	—
Stock options	1,206,250	2,892,500
	1,606,250	2,892,500

Segment reporting

The Company operates in two reportable segments which consist of (1) the operations, leasing and management of its leased commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) advisory and brokerage services related to commercial properties, herein known as the “Real Estate Services” segment. The Company has determined that these reportable segments were strategic business units that offered different products. Currently, these reportable segments are being managed separately based on the fundamental differences in their operations.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires entities to report incremental information about significant segment expenses included in a segment’s profit or loss measure as well as the title and position of the chief operating decision maker (“CODM”). The new standard also requires interim disclosures related to reportable segment profit or loss and assets that had previously only been disclosed annually. The Company adopted ASU 2023-07 effective December 31, 2024 on a retrospective basis. As a result, the Company has enhanced its segment disclosures in this report to include the presentation of depreciation and amortization, interest and joint venture expenses by segment and the disclosure of its CODM. The adoption of this ASU only affects the Company’s disclosures with no impact on its financial condition or results of operations.

Income tax

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to be reversed. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of March 31, 2026 and December 31, 2025 that would require either recognition or disclosure in the accompanying unaudited consolidated financial statements.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 — “Compensation — Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The

Annex D-16

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment Accounting.

Recently issued accounting pronouncements

The Company adopted ASU 2023-09, Improvements to Income Tax Disclosures in the current year. The ASU requires greater disaggregation of information about a reporting entity’s effective tax rate reconciliation and information on income taxes paid. The ASU applies to all entities subject to income taxes and is intended to help investors better understand an entity’s exposure to potential changes in jurisdictional tax legislation and assess income tax information that affects cash flow forecasts and capital allocation decisions. The ASU is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 203-09 during the year ended December 31, 2025 using a retrospective approach.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying unaudited consolidated financial statements.

NOTE 3 — CONCENTRATIONS AND RISKS

Lease Agreements with Significant Tenants

Our property located in Chino Valley is leased by Broken Arrow Herbal Center, Inc. (“Broken Arrow”), doing business as JARS Cannabis.

Our property located in Green Valley is leased by Broken Arrow, doing business as JARS Cannabis.

Our property located in Kingman is leased by CJK, Inc. (“CJK”), doing business as JARS Cannabis.

Our property located in Tempe is leased by VSM, LLC (“VSM”), doing business as Green Dot Labs.

Our property located in Pleasant Ridge is leased by Rapid Fish, LLC (“Rapid Fish”), doing business as NOXX Cannabis.

Our property located in Chicago is leased by JG IL LLC (“Justice Grown”), doing business as Justice Cannabis Co.

Our property located in Surprise, AZ is leased by The Pharm, LLC (“Sunday Goods”), doing business as Sunday Goods.

The Company considers a tenant whose annual base rent exceeds over 10% of the Company’s annual rental income to be a significant tenant. The Tempe Lease (leased by VSM), the Chino Valley Lease and Green Valley Lease (leased by Broken Arrow), and the Woodward Lease located in Pleasant Ridge (leased by Rapid Fish) are considered significant and the tenants are referred to as the Significant Tenants.

Annex D-17

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Chino Valley, AZ

On May 1, 2018, Chino Valley and Broken Arrow entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Chino Valley and Broken Arrow (the “2018 Chino Valley Lease”), with a term of 22 years, expiring April 30, 2040. The 2018 Chino Valley Lease provided for payment by Broken Arrow of a fixed monthly base rent of $35,000, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Chino Valley. In addition, pursuant to the terms of the 2018 Chino Valley Lease, Broken Arrow agreed to maintain insurance in full force during the term of the 2018 Chino Valley Lease and any other period of occupancy of the premises by Broken Arrow. On January 1, 2019, Chino Valley and Broken Arrow entered into the First Amendment to the 2018 Chino Valley Lease, pursuant to which the monthly base rent was increased from $35,000 to $40,000. Except for the increase in base rent, the terms of the 2018 Chino Valley Lease remain in full force and effect.

On May 29, 2020, Chino Valley and Broken Arrow entered into a Second Amendment to the 2018 Chino Valley Lease, as amended (the “2020 Chino Valley Amendment”), effective May 31, 2020. Pursuant to the terms of the 2020 Chino Valley Amendment, among other things, the base rent was adjusted to $32,800 per month, and the base rent was abated from June 1, 2020 to July 31, 2020. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. Pursuant to the terms of the 2020 Chino Valley Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Chino Valley and Broken Arrow, Broken Arrow may terminate the 2018 Chino Valley Lease, as amended, by delivering written notice to Chino Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term. In addition, the parties agreed that from the period from May 31, 2020 to June 30, 2022 (the “Improvement Period”), Broken Arrow or its affiliate, CJK, will invest a combined total of at least $8,000,000 of improvements (“Investment by Tenants”) in and to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease (discussed below, and collectively referred to as the “Facilities”). The Company’s Significant Tenants completed the Investment by Tenants to the Facilities totaling in excess of $8,000,000 and have satisfied the contractual obligations related to the same.

On August 23, 2021, Chino Valley and Broken Arrow entered into the Third Amendment (the “Third Chino Valley Amendment”) to the 2018 Chino On August 23, 2021, Chino Valley and Broken Arrow entered into the Third Amendment (the “Third Chino Valley Amendment”) to the 2018 Chino Valley Lease, as amended (the “Chino Valley Lease”), effective September 1, 2021. The parties previously agreed that the base rental payments under the Chino Valley Lease would increase commensurate to any and all expanded and operational square footage on the premises by calculating the fixed rate of $0.82 per square foot per month by the new operational square footage. Accordingly, in the Third Chino Valley Amendment, the parties agreed that, as of September 1, 2021, the rental payment is increased to $55,195 per month base rental payment, plus additional rental payments, as a result of the increase in the square footage to 67,312 square feet of operational space. This lease modification qualified as a separate contract as the modification grants the tenant additional right of use not included in the original lease, as amended, and the increase in monthly rent payments is commensurate with the standalone price for the additional square footage being leased.

On January 24, 2022 and effective on March 1, 2022, Chino Valley and Broken Arrow entered into the Fourth Amendment (the “Fourth Chino Valley Amendment”) to the Chino Valley Lease, as amended. Pursuant to the terms of the Fourth Chino Valley Amendment, the parties acknowledge that an additional 30,000 square feet have become operational, increasing the premises to a total of 97,312 square feet of operational space. In connection with the Fourth Chino Valley Amendment, the Company paid $500,000 to Tenant as a tenant improvement allowance or lease incentive for investment into the premises, which was capitalized as a lease incentive receivable and is recognized on a straight-line basis over the remaining lease term as a reduction to the property investment portfolio revenues. Pursuant

Annex D-18

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

to the terms of the Fourth Chino Valley Amendment, effective March 1, 2022, the monthly base rent was increased to $87,581, representing an increase from $0.82 per square foot to $0.90 per square foot, for all current and future operational square footage that may be developed as the premises continue to expand.

During 2025, Broken Arrow faced operational challenges that impaired their ability to meet contractual rent obligations. As of December 31, 2025, Broken Arrow remitted approximately 7% of the September to December 2025 rent due. On September 29, 2025, the Company delivered a notice of default to Broken Arrow. The Company and Broken Arrow have entered into a Consent Agreement (see below) providing for an agreement by Broken Arrow to complete payment of the full rent amount outstanding. The Company received the full rent amount outstanding on March 31, 2026.

On December 31, 2025, the Company, through its wholly owned subsidiaries Chino Valley, Green Valley, and Kingman (collectively, the “Landlords”), entered into Amended and Restated Absolute Net Lease Agreements (the “A&R Leases”) with the respective tenant entities Broken Arrow Herbal Center, Inc. (Chino Valley and Green Valley) and CJK, Inc. (Kingman) (each, a “Tenant”), each with an effective date of January 1, 2026. Each A&R Lease provides for an initial term of 14 years commencing January 1, 2026 and ending December 31, 2039, unless earlier terminated pursuant to its terms. The A&R Leases are contingent upon, among other conditions, the consummation of a change of control transaction involving the Tenant(s), including the transfer of majority ownership and control of the applicable Tenant to A&R Consultants, LLC (or its designee) and the transfer of the applicable cannabis license to A&R Consultants, LLC (or its designee). Pursuant to the A&R Leases, A&R Consultants, LLC will provide a guaranty of payment and performance in favor of each Landlord. Base rent under the A&R Leases varies by property and is set forth in the respective rent schedules (including, for example, monthly base rent of $3,500 for the Green Valley property and $4,000 for the Kingman property, and a step-up schedule for the Chino Valley property). The A&R Leases include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the Tenant to purchase, on an all-or-none basis, the three leased properties (Chino Valley, Green Valley and Kingman) for an aggregate purchase price of $9.0 million (the “Purchase Option”). The Purchase Option was exercised on April 20, 2026 (see Note 13 — Subsequent Events). . In connection with the anticipated change of control transaction for the Chino Valley Tenant, on December 30, 2025, the Company, through Chino Valley Properties, LLC, entered into a Consent of Landlord and Agreement Regarding Lease (the “Consent Agreement”) with Broken Arrow Herbal Center, Inc., AC Management Group, LLC (the existing guarantor), A&R Consultants, LLC (the new guarantor) and Elevate Holdings, Group, LLC. The Consent Agreement provided, among other things, that the Landlord’s consent to the sale transaction is conditioned on the payment to Landlord at closing of (i) $389,984 for past due rent, additional rent and late charges and (ii) $965,000 as compensation for rent concessions reflected in the A&R Lease, both of which were received by the Company on March 31, 2026. Upon receipt of such amounts, the Consent Agreement provided for the release of the existing guarantor from liability for periods after closing and A&R Consultants, LLC executed a new guaranty of the A&R Lease.

Green Valley, AZ

On May 1, 2018, Green Valley and Broken Arrow entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Green Valley and Broken Arrow (the “Green Valley Lease”), with a term of 22 years, expiring April 30, 2040. The Green Valley Lease provided for payment by Broken Arrow of a fixed monthly base rent of $3,500, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Chino Valley. In addition, pursuant to the terms of the Green Valley Lease, Broken Arrow agreed to maintain insurance in full force during the term of the Green Valley Lease and any other period of occupancy of the premises by Broken Arrow.

On May 29, 2020, Green Valley and Broken Arrow entered into the First Amendment (the “Green Valley Amendment”) to the Green Valley Lease, effective May 31, 2020. The Green Valley Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. The parties also agreed that if there is any change in laws such that the dispensing,

Annex D-19

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Green Valley and Broken Arrow, Broken Arrow may terminate the Green Valley Lease by delivering written notice to Green Valley, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

On December 31, 2025, Green Valley entered into an Amended and Restated Absolute Net Lease Agreements with Broken Arrow, with an effective date of January 1, 2026 (see Chino Valley above).

Tempe, AZ

On May 1, 2018, and amended on May 29, 2020, Zoned Arizona and CJK entered into that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Zoned Arizona and CJK (the “Tempe Lease”), with a term of 22 years, expiring April 30, 2040. The Tempe Lease provided for payment by CJK of a fixed monthly base rent of $33,500, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Zoned Arizona. In addition, pursuant to the terms of the Tempe Lease, CJK agreed to maintain insurance in full force during the term of the Tempe Lease and any other period of occupancy of the premises by CJK.

On May 29, 2020, Zoned Arizona and CJK entered into the First Amendment (the “Tempe Amendment”) to the Tempe Lease, effective May 31, 2020. Pursuant to the terms of the Tempe Amendment, among other things, the base rent was increased to $49,200 per month. Any increase in the rentable area of the leased premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. Pursuant to the terms of the Tempe Amendment, the parties agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Zoned Arizona and CJK, CJK may terminate the Tempe Lease by delivering written notice to Zoned Arizona, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

In addition, under the Tempe Amendment the parties agreed to an Investment by Tenant (as defined above in the subheading Chino Valley) to the property that is the subject of the Chino Valley Lease and the property that is the subject of the Tempe Lease. The Company’s Significant Tenants have completed the Investment by Tenants to the Facilities totaling in excess of $8,000,000 and have satisfied the contractual obligations related to the same.

In connection with a promissory note (See Note 8) on July 11, 2022 and reaffirmed on December 7, 2022, the Company entered into a Deed of Trust Agreement that secures the Company’s performance under the promissory note. The Deed of Trust Agreement transfers and assigns to the lender the right to sell the assets of Tempe and rights to rental income in case of default under the promissory note.

On November 30, 2022, Zoned Arizona, CJK, and VSM entered into that Second Amendment (the “Tempe Second Amendment”) to the Tempe Lease, as amended. Concurrently with the execution of the Tempe Second Amendment: (i) CJK assigned all its interest in the Tempe Lease to VSM (the “Assignment”), and (ii) VSM subleased a portion of the Premises (as defined in the Tempe Lease), pursuant to that certain Sublease dated November 30, 2022 between VSM, as sublessor, and CJK, as sublessee.

Pursuant to the terms of the Tempe Second Amendment, among other things, and in consideration of Zoned Arizona’s agreement to enter into the Tempe Second Amendment: (i) VSM paid Zoned Arizona $300,000 (the “Assignment Fee”), (ii) VSM agreed to commit at least $3,000,000 to be spent toward capital improvements to the Premises within two years after the effective date of the Tempe Second Amendment (the “Capital Commitment”), (iii) VSM agreed to deposit an additional security deposit (the “Additional Security Deposit”) of $147,600 to be held by Zoned Arizona per the terms of the Tempe Lease, and (iv) VSM agreed to cause its affiliate, GDL Inc. (doing business as Green Dot

Annex D-20

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Labs) (“GDL”) to execute and deliver to Zoned Arizona that Guaranty of Payment and Performance dated on the same date as the Tempe Amendment, which Guaranty of Payment and Performance requires GDL to guarantee and be liable for VSM’s compliance with and performance under the Tempe Lease. The Guaranty of Payment and Performance was entered into on November 30, 2022. If VSM fails to deliver to Zoned Arizona invoices or other documentation acceptable to Zoned Arizona showing the Capital Commitment has been satisfied in a timely manner, VSM will be in default under the Tempe Lease. No other terms of the Tempe Lease were modified. Therefore, the Company’s accounting for the lease remained unchanged subsequent to the Tempe Second Amendment and Assignment.

Pursuant to ASC 842-10-25, the lease modification was not accounted for as a separate contract and the Company accounted for the modification as if it were a termination of the existing lease and the creation of a new lease that commenced on the effective date of the modification. Accordingly, the Company recorded the $300,000 as a contract liability and will amortize the $300,000 Assignment Fees into rental revenue on a straight-line basis over the remaining term of the lease through April 2040. On March 31, 2026 and December 31, 2025, contract liability related to this lease modification amounted to $246,890 and $246,890, respectively, which has been included in contract liabilities on the accompanying unaudited consolidated balance sheets.

As of June 1, 2025, VSM satisfied the Capital Commitment and completed more than $3,000,000 worth of improvements to the Tempe property.

Additionally, on the Tempe property, the Company leases parking lot space for an antenna location to a third party.

Kingman, AZ

On May 1, 2018, Kingman and CJK entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK (the “Kingman Lease”), with a term of 22 years, expiring April 30, 2040. The Kingman Lease provides for payment by CJK of a fixed monthly base rent of $4,000, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against Kingman. In addition, pursuant to the terms of the Kingman Lease, CJK agreed to maintain insurance in full force during the term of the Kingman Lease and any other period of occupancy of the premises by CJK.

On May 29, 2020, Kingman and CJK entered into the First Amendment (the “Kingman Amendment”) to the Kingman Lease, effective May 31, 2020. The Kingman Amendment provides that any increase in the rentable area of the leases premises will result in an increase in all amounts calculated based on the same, including, without limitation, base rent. The parties also agreed that if there is any change in laws such that the dispensing, sale or cultivation of marijuana upon the premises is prohibited or materially and adversely affected as mutually and reasonably determined by Kingman and CJK, CJK may terminate the Kingman Lease by delivering written notice to Kingman, together with a termination payment which shall be the sum of (i) any unpaid rent and interest, plus (ii) 5% of the base rent which would have been earned after termination for the balance of the term.

On November 30, 2022, Kingman and CJK entered into the Second Amendment (the “Kingman Second Amendment”) to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018 between Kingman and CJK. Pursuant to the terms of the Kingman Second Amendment, CJK agreed to grant Kingman a right to terminate the Kingman Lease upon 15 days’ prior written notice in Kingman’s sole discretion, without any obligation to do so, provided that Kingman may not exercise this right to terminate if CJK is operating its business as a going concern at the premises which is the subject of the Kingman Lease.

On August 2, 2023, the Company consented to a Sublease Agreement (the “Sublease”) with CJK and a subtenant in connection with the Company’s Kingman property. Pursuant to the Sublease, the Sublease shall be effective on August 2, 2023 and end on the one year anniversary, or (ii) the last day of the Term of the Master Lease (whether due to expiration or termination thereof by the Company, whichever is earlier (the “Sublease Expiration Date”), such

Annex D-21

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

period being referred to herein as the “Sublease Term”, unless terminated earlier pursuant to the terms of this Sublease or otherwise by consent of the Company, CJK and Subtenant. The subtenant had two options to extend the Sublease Term by one-year periods each (each a “Sublease Term Extension” and collectively the “Sublease Term Extensions”), which were exercisable by Subtenant no later than 90 days prior to the expiration of the Sublease Term, as may be extended. In August 2024, the Sublease was not renewed and the Sublease expired. Upon expiration of the Sublease, the Security Deposit of $14,960 was refunded to the subtenant. The Kingman Lease remains in place; however, the Kingman property is currently non-operational.

On December 31, 2025, Kingman entered into an Amended and Restated Absolute Net Lease Agreements with CJK, Inc., with an effective date of January 1, 2026 (see Chino Valley above).

Pleasant Ridge, MI

On November 29, 2022, ZP Woodward, as landlord, entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Woodward Lease”) with Rapid Fish 2 LLC, as tenant (“Woodward Tenant”), whereby ZP Woodward leased the “Woodward Property” located in Pleasant Ridge, Michigan to the Woodward Tenant. The Woodward Lease commenced on December 1, 2022 and had a term of 14 years and 4 months through March 1, 2037. The Woodward Lease contained customary obligations of the Woodward Tenant consistent with an absolute triple net lease agreement, including (i) the payment of real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes), (ii) payment of insurance premiums and operating costs of ZP Woodward related to the operation of the Woodward Property, and (iii) maintenance and repair obligations to maintain the Woodward Property in first-class retail condition. The Woodward Lease contained an abatement of the full or partial rent that would otherwise have been due for the months from December 2022 to March 2023. Subsequent to the abatement period, the Woodward Lease provided for payment by the tenant of monthly base rent beginning at $40,319 per month and increasing by 3% per year over the term of the lease, as well as real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes) levied upon or assessed against the Company. In addition, pursuant to the terms of the Woodward Lease, the Woodward Tenant maintained insurance in full force during the term of the Woodward Lease and any other period of occupancy of the premises by the tenant.

On May 14, 2023, ZP Woodward entered into an Assignment and Assumption of Lease (“Assignment”) whereby the Woodward Lease was assigned from Rapid Fish 2 LLC (“Old Tenant”) to Rapid Fish LLC (“New Tenant”). Old Tenant and New Tenant share common ownership.

During the third quarter of 2025, New Tenant faced operational challenges that impaired its ability to meet contractual rent obligations. On February 13, 2026, the Company sent New Tenant at the Woodward Property a written notice default related to the New Tenant’s failure to i) make timely rental payments and ii) fulfill its obligations related to non-monetary terms under the Woodward Lease.

On May 1, 2026, the Company, through its wholly owned subsidiary ZP Woodward entered into and closed on an Agreement of Sale and Escrow Instructions (the “Woodward Agreement”) with Woodward RE 1 LLC, a Michigan limited liability company, or its nominee (“Woodward Buyer”). Pursuant to the Woodward Agreement, ZP Woodward agreed to sell to the Woodward Buyer all Michigan properties (See Note 13 — Subsequent Events).

Chicago, IL

On January 19, 2024, ZPRE Holdings and Keystone entered into that certain Assignment and Assumption Agreement, dated as of January 19, 2024, by and between Keystone and ZP Holdings (the “Assignment Agreement”). Pursuant to the terms of the Assignment Agreement, Keystone assigned to ZP Holdings all of Keystone’s right, title and interest in and to the Original PSA to purchase the “Ashland Avenue Property.” On January 19, 2024, the transactions contemplated by the Agreement and Assignment and Assumption Agreement closed and ZPE Holdings completed the acquisition of

Annex D-22

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

the Ashland Avenue Property under the Original PSA, as assigned. The completed transactions were subject to closing costs, commissions, and fees customary to the acquisition of real estate, including a $65,000 commission payable and a $79,634 sponsor fee payable.

On January 18, 2024, ZPRE Holdings entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Justice Grown Lease”), with a commencement date of January 19, 2024, by and between ZPRE Holdings, as landlord, and JG IL LLC (“Justice Grown”), as tenant. Pursuant to the terms of the Lease, ZPRE Holdings agreed to lease the Ashland Avenue Property located in Chicago, IL to Justice Grown for use as a licensed recreational adult-use (and, if permitted, medical) cannabis dispensary in accordance with Illinois law. The Justice Grown Lease has a term of 15 years, with four five-year renewal terms.

Under the Justice Grown Lease, the Company’s tenant is responsible for constructing a new retail dispensary building on the Ashland Avenue Property. In 2025, the Company was notified that a vehicle crashed into the building at the Ashland Avenue Property, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition (See Note 4). As such, the Ashland Avenue Property remains a vacant lot of land. Based upon the most recent information received by the Company from Justice Grown, the Company believes that the development of the new retail dispensary building will still be completed, and the tenant will open for business in late 2027; however, challenges related to the ongoing permitting and development process required through the City of Chicago may continue to cause delays. The Company’s tenant is expected to continue to pay full rent pursuant to the Justice Grown Lease. If Justice Grown does not construct the new building, the Company may need to pursue recovery through legal claims. In connection with the damage and demolition of the building, during the year ended December 31, 2025, the Company recorded an impairment loss of $1,018,716.

Surprise, AZ

On January 2, 2024, ZPRE Holdings entered into a contingent Licensed Cannabis Facility Absolute Net Ground Lease Agreement (the “Sunday Goods Lease”), with a commencement date contingent upon the satisfaction of various contingencies to the Sunday Goods Lease, by and between ZPRE Holdings, as landlord, and Sunday Goods, as tenant. Pursuant to the terms of the Sunday Goods Lease, ZPRE Holdings agreed to lease the “Surprise Property” to Sunday Goods for use as a licensed medical and adult use marijuana retail dispensary in accordance with the laws of Arizona. The Sunday Goods Lease has a term of 15 years, with four five-year renewal terms. Pursuant to the Sunday Goods Lease, ZPRE Holdings has agreed to provide a tenant improvement allowance for up to $1,000,000 to Sunday Goods to be reimbursed in tranches following completion of tenant’s work. During the year ended December 31, 2025, the Company paid $1,000,000 to Sunday Goods as a tenant improvement allowance. The $1,000,000 payments to the tenant were used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and are being depreciated on a straight-line basis over the useful life of the building and related improvements beginning in September 2025. In September 2025, Sunday Goods completed the construction of a new retail dispensary building on the Surprise Property and opened for business. Pursuant to the terms of the Contingent Lease, on February 27, 2024, Sunday Goods executed a guaranty (the “Guaranty”) in favor of ZP Holdings, guaranteeing the prompt and complete payment and performance of all of Sunday Goods’ obligations to ZPRE Holdings arising under the Contingent Lease. As of July 8, 2024, all contingencies were satisfied and the Contingent Lease commenced on July 13, 2024. Pursuant to the Sunday Goods Lease, beginning in July 2025, Sunday Goods began paying monthly base rent of $25,000 which shall be paid through June 2026, with an annual increase of 3% per annum through June 2040.

On March 3, 2025, ZP Dysart entered into a First Amendment with its tenant related to the Sunday Goods Lease at the Surprise Property. The First Amendment clarifies and defines the process by which the tenant improvement Allowance for the Tenant Work at the Surprise Property would be completed. Subject to the terms and conditions of the Sunday Goods Lease, and so long as there is no default ongoing beyond any notice and/or cure period, partial payments of the

Annex D-23

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Allowance (the “Allowance Payments”) provided by Landlord shall be made to Tenant as follows: (#1) $300,000 was paid upon the full execution of the First Amendment to the Lease; (#2) $150,000 was paid on March 28, 2025; (#3) $150,000 to be paid on May 1, 2025; and (#4) the remaining $400,000 of the Allowance was paid on October 21, 2025 upon completion of the Tenant’s Work on the Property; provided however, Landlord’s obligation to disburse the final $400,000 (Payment #4 of the Allowance Payments) is expressly conditioned upon Landlord’s receipt of the following “Allowance Deliverables”: (i) Tenant has furnished to Landlord a copy of a commercially reasonably detailed final cost breakdown for Tenant’s Work and Landlord has inspected the Premises to confirm that Tenant’s Work has been completed in a good and workmanlike manner according to the Tenant’s Approved Plans; (ii) Tenant has furnished to Landlord commercially reasonable final affidavits and final lien releases from Tenant’s general contractor, and if any, all subcontractors and all material suppliers for all labor and materials performed or supplied as part of Tenant’s Work (whether or not the Allowance is applicable thereto); and (iii) a copy of the certificate of occupancy from the governmental authority having jurisdiction has been delivered to Landlord. Throughout the project, Tenant shall be required to provide Landlord with ongoing accounting reflecting a commercially reasonable breakdown of the Tenant’s Work paid for with the Allowance Payments, and also a current Form W-9, Request for Taxpayer Identification Number and Certification, executed by Tenant.

Summary

As of March 31, 2026 and December 31, 2025, security deposits payable to the Company’s tenants amounted to $372,804 and $339,471, respectively. Future minimum lease payments primarily consist of minimum base rent payments from the Company’s tenants.

Future minimum lease payments to be received, on all leased properties, for each of the five succeeding calendar years and thereafter as of March 31, 2026, consists of the following:

Future annual base rent:	Amount
2026 (remainder of year)	$2,725,617
2027	2,746,432
2028	2,776,883
2029	2,808,247
2030	2,840,553
Thereafter	28,497,521
Total	$42,395,253

Revenues — Significant Tenants

For the three months ended March 31, 2026 and 2025, revenues associated with Significant Tenant leases described above are summarized as follows:

	For the Three Months Ended March 31, 2026	% of Total Revenues	For the Three Months Ended March 31, 2025	% of Total Revenues
Broken Arrow	$272,253	23.2%	$280,108	28.7%
VSM	164,184	14.0%	164,184	16.9%
Rapid Fish	148,196	12.6%	143,126	14.7%
Total	$584,633	49.8%	$587,418	60.3%

Annex D-24

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 3 — CONCENTRATIONS AND RISKS (cont.)

Further, as of March 31, 2026 and December 31, 2025, deferred rent of $1,302,471 and $1,084,413 was due collectively from the tenants due to the abatement of rent under the lease agreements discussed above, respectively, and as of March 31, 2026 and December 31, 2025, a lease incentive receivable of $387,615 and $394,495 was due from one of the Significant Tenants, respectively, in connection with the $500,000 tenant improvement allowance provided to tenant pursuant to the Chino Valley amendment executed during the year ended December 31, 2022. Additionally, as discussed above, VSM paid Zoned Arizona the $300,000 Assignment Price. The Company considers the assignment fee paid as a part of the lease payments for the modified lease and shall amortize the $300,000 assignment fees into rental revenue on a straight-line basis over the remaining term of the modified lease through April 2040. Furthermore, in connection with the Consent Agreement discussed above, the Company received $965,000 as compensation for rent concessions reflected in the A&R Lease. The Company considers the concession compensation fee paid as a part of the lease payments for the modified A&R Lease and shall amortize the $965,000 fees into rental revenue on a straight-line basis over the remaining term of the modified A&R Lease. On March 31, 2026 and December 31, 2025 deferred revenue related to this lease modification amounted to $1,189,490 and $246,890, respectively, and is included in contract liabilities on the accompanying unaudited consolidated balance sheets.

Asset concentration

The Company’s real estate properties are leased to the Company’s tenants under absolute-net and triple-net leases that terminate through March 2037 and April 2040, respectively. The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing financial statements and related metrics and information that are publicly available or that are provided to us upon request, and (2) monitoring the timeliness of rent collections.

As of March 31, 2026 and December 31, 2025, the Company had an asset concentration related to its Significant Tenants. As of March 31, 2026 and December 31, 2025, the Significant Tenants collectively leased approximately 42.1% and 47.2% of the Company’s total assets, respectively. Additionally, the Company had an asset concentration related to its Surprise, AZ property, which leased approximately 17.4% and 19.4% of the Company’s total assets as of March 31, 2026 and December 31, 2025, respectively.

Industry risk

Downturns relating to certain industries or business sectors or the financial stability of the Company’s significant tenants may have a significant adverse impact on the Company’s assets and its ability to pay its operating expenses or pay dividends than if the Company had a diversified property portfolio and service offerings. The Company’s total assets are concentrated on a limited number of tenants who were considered significant tenants. To the extent that the Company’s total assets are concentrated in a limited number of tenants that are in the regulated cannabis industry, downturns relating generally to such industry or business sector, or a decline in the financial stability of the Company’s Significant Tenants may result in defaults on all of the Company’s leases within a short time period, which may reduce the Company’s net income and the value of the Company’s common stock and accordingly, limit the Company’s ability to pay our operating expenses or pay dividends to its stockholders. If the Company’s tenants are prohibited from operating or cannot pay their rent, the Company may not have enough working capital to support its operations and the Company would need to consider seeking out new tenants at rental rates per square foot that may be less than its current rate per square foot.

Annex D-25

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 4 — RENTAL PROPERTIES

On March 31, 2026 and December 31, 2025, rental properties, net consisted of the following:

Description	Useful Life (Years)	March 31, 2026	December 31, 2025
Building and building improvements	5 – 39	$8,158,431	$8,158,431
Land	—	5,578,015	5,578,015
Rental properties, at cost		13,736,446	13,736,446
Less: accumulated depreciation		(3,318,798)	(3,245,660)
Rental properties, net		$10,417,648	$10,490,786

Property Acquisitions and Impairments

Pursuant to the terms of the Agreement Regarding Purchase and Sale Contract and an Assignment and Assumption Agreement, on January 19, 2024, ZPRE Holdings completed the acquisition of its Ashland Avenue Property located in Chicago, Illinois for an aggregate cash purchase price of $1,585,878, including (i) $1,250,000, representing the Purchase Price, (ii) an assignment fees of $185,000, and (iii) closing costs, commissions, and fees customary to the acquisition of real estate of $150,878, which includes a $65,000 commission expense, a $79,634 sponsor fee, and other costs of $6,244. In 2025, the Company was notified that a vehicle crashed into the building, causing significant structural damage. The City of Chicago declared the building unsafe and ordered its demolition. As such, the Ashland Avenue Property remains a vacant lot of land. Based upon the most recent information received by the Company from Justice Grown, the Company believes that the development of the new retail dispensary building will still be completed, and the tenant will open for business in late 2027; however, challenges related to the ongoing permitting and development process required through the City of Chicago may continue to cause delays. The Company’s tenant is expected to continue to pay full rent pursuant to the Justice Grown Lease. If Justice Grown does not construct the new building, the Company may need to pursue recovery through legal claims. In connection with the damage and demolition of the building, during the year ended December 31, 2025, the Company recorded an impairment loss of $1,018,716.

On July 8, 2024, ZP Dysart acquired a property in Surprise AZ (the “Surprise Property”) from NWC Dysart & Bell LLC (“NWC”). Surprise Property is a tract or parcel of land containing approximately 1.114 acres, together with all improvements, buildings, leases, rights, easements, and appurtenances pertaining thereto. The Surprise Property was acquired for an aggregate purchase price of $1,712,541, which included (i) $1,100,000, representing the Purchase Price, (ii) reimbursement to NWC for onsite and offsite improvements of $492,022, and (iii) closing costs, commissions, and fees customary to the acquisition of real estate of $120,519.

During the year ended December 31, 2025, the Company paid $1,000,000 to Sunday Goods as a tenant improvement allowance. The $1,000,000 payment to the tenant was used by the tenant to construct a building on the land as well as for the buildout of the property. Since ZP Dysart will own the building and related improvements at the end of the lease, the $1,000,000 tenant improvement allowance was capitalized to rental properties and is being depreciated on a straight-line basis over the useful life of the building and related improvements beginning when the building and related improvements was placed in service, beginning in September 2025. In September 2025, Sunday Goods completed the construction of a new retail dispensary building on the Surprise Property and opened for business.

During the third quarter of 2025, New Tenant faced operational challenges that impaired its ability to meet contractual rent obligations. On February 13, 2026, the Company sent New Tenant at the Woodward Property a written notice default related to the New Tenant’s failure to i) make timely rental payments and ii) fulfill its obligations related to non-monetary terms under the Woodward Lease. On May 1, 2026, the Company, through its wholly owned subsidiary ZP Woodward entered into and closed on the Woodward Agreement with the Woodward Buyer. Pursuant to the Woodward Agreement, ZP Woodward agreed to sell to the Woodward Buyer all Michigan properties (See Note 13 — Subsequent Events). The Company sold the Woodward Property for $600,000. As

Annex D-26

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 4 — RENTAL PROPERTIES (cont.)

of December 31, 2025, based on the potential sale of the Woodward Properties, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, the Company recorded an impairment loss of $2,100,000.

For the three months ended March 31, 2026 and 2025, depreciation of rental properties amounted to $73,138 and $87,811, respectively.

NOTE 5 — INVESTMENT IN EQUITY METHOD UNCONSOLIDATED JOINT VENTURE, COST METHOD INVESTEE AND EQUITY SECURITIES

Investment in equity method unconsolidated joint venture

On March 31, 2026 and December 31, 2025, the Company held an investment with carrying values of $0 in Zoneomics Green, a Delaware limited liability company formed on May 1, 2021 and owned 50% by the Company. The Company accounts for this investment under the equity method of accounting as the Company exercises significant influence but does not exercise financial and operating control over this entity. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other than temporary event where the Company’s investment may not be recoverable. The Zoneomics Green team has completed the creation of the foundational design, technology platform, and market positioning for Zoneomics Green to launch in the cannabis industry; however, the project has stalled over the past year. In order to successfully launch, the technology platform needs to rely upon a required merchant banking component, which is has been unable to identify. The Company does not currently know when an appropriate merchant banking solution will become available given the federal status of regulated cannabis and specifically the federal banking status as it relates to regulated cannabis, even for ancillary services such as Zoneomics Green. The regulatory status related to cannabis banking reform and regulation at the federal level remains uncertain and the Company believes it is appropriate to cause an impairment of the Zoneomics Green investment at this time. The Company has no further financial or investment obligations at this time. Zoneomics Green in inactive.

During the three months ended March 31, 2026 and 2025, the Company recorded a loss from unconsolidated joint ventures of $0.

Investments in cost method investees

The Company accounts for its interests in entities where the Company has virtually no influence over operating and financial policies under the cost method of accounting. In such cases, the Company’s original investments are recorded at the cost to acquire the interest and any distributions received are recorded as other income. During the year ended December 31, 2025, through its wholly-owned subsidiary ZPRE Holdings, the Company invested $84,110 in ZP Ohio B, for a 5% ownership interest in ZP Ohio B, which is being accounted for under the cost method and reflected on the accompanying unaudited consolidated balance sheets under “investment in cost-method investees.” ZP Ohio B plans on developing several projects. This investment is subject to the Company’s impairment review policy. During the three months ended March 31, 2026 and 2025, the Company received distribution income of $2,500 and $0. respectively.

On June 24, 2022, the Company’s wholly-owned subsidiary, ZP Data Platform 2 LLC, purchased 875 shares of Series A convertible preferred stock of Anami Technology, Inc., a California corporation, for $50,000, or $57.14 per share. The Company’s ownership percentage is less than 20% and it does not have the ability to exercise significant influence. This equity instrument does not have a readily determinable fair value. Accordingly, pursuant to ASC 321-10-35-2, the Company elected to measure this equity security at its cost minus impairment. If the Company identifies observable price changes in orderly transactions for the identical or a similar investment of the same issuer, the Company shall measure the equity security at fair value as of the date that the observable transaction occurred. If the Company subsequently elects to measure this equity security at fair value, the Company shall measure all identical or similar

Annex D-27

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 5 — INVESTMENT IN EQUITY METHOD UNCONSOLIDATED JOINT VENTURE, COST METHOD INVESTEE AND EQUITY SECURITIES (cont.)

investments of the same issuer, including future purchases of identical or similar investments of the same issuer, at fair value. The election to measure this equity security at fair value shall be irrevocable. Any resulting gains or losses on the securities for which that election is made shall be recorded in earnings at the time of the election. On December 31, 2025, based on its qualitative impairment assessment, the Company impaired its equity investment and recorded an impairment loss on equity securities of $50,000.

NOTE 6 — NOTES PAYABLE

On March 31, 2026 and December 31, 2025, notes payable consisted of the following:

	March 31, 2026	December 31, 2025
Note payable – East West Bank	$4,344,775	$4,358,038
Notes payable – 23616 Land Contract	1,339,861	1,335,322
Note payable – 23634 Land Contract	378,618	379,688
Note payable – Surprise, AZ property	1,620,000	1,620,000
Total principal due on notes payable	7,683,254	7,693,048
Less: debt discount	(146,503)	(152,921)
Notes payable, net	$7,536,751	$7,540,127

East West Bank Swap Note

On July 11, 2022, Zoned Arizona entered into a Loan Agreement (the “Loan Agreement”), dated as of July 11, 2022, by and between Zoned Arizona and East West Bank (the “Bank”). Pursuant to the terms of the Loan Agreement, subject to and upon the satisfaction of the terms and conditions of the Loan Agreement, Zoned Arizona could request advances under a multiple access loan (“MAL”) during the term of the MAL. On July 11, 2022, in connection with the Loan Agreement, Zoned Arizona paid loan and other fees of $176,472, and in connection with the First Amendment to the Loan Agreement discussed below, paid additional fees of $8,124. These loan and other fees aggregating $184,596 were reflected as a debt discount and are being amortized ratably and charged to interest expense over the term of the related debt.

At any time before July 11, 2023, Zoned Arizona could elect to commence paying principal together with interest on the MAL (the “Early Amortization Election”) in accordance with the repayment terms set forth in the variable rate note initially evidencing the MAL, executed by Zoned Arizona in favor of the Bank (the “Note”).

The Loan Agreement contains representations, warranties and covenants customary for a transaction of this type. Among other things, the Loan Agreement provides as follows: (a) upon the occurrence of an event of default, the outstanding principal balance of the MAL will not at any time exceed 65% of the Property’s most recent appraised value; (b) upon the occurrence of an event of default, Zoned Arizona will maintain a minimum Non-Cannabis Debt Service Coverage Ratio (as hereinafter defined) of 1.40 to 1.00; (c) Zoned Arizona will at all times maintain a minimum debt service coverage ratio of 1.50 to 1.0; and (d) Zoned Arizona and the Company, collectively, will maintain at all times, liquid assets of at least the sum of all tenant securities deposits under leases, plus $350,000 in operating reserves.

On December 7, 2022, Zoned Arizona and the Bank entered into a First Amendment to Loan Agreement (the “First Amendment”). Pursuant to the terms of the First Amendment, Zoned Arizona has elected to make its Early Amortization Election (defined in the First Amendment and Loan Agreement), which election requires Zoned Arizona to commence paying principal and interest on the MAL as set forth in the Amended Note (defined below). Except as provided in the First Amendment, the terms of the Loan Agreement remain in full force and effect. Pursuant to the terms of the Loan Agreement and First Amendment, on December 7, 2022, Zoned Arizona issued an Amended and Restated Promissory

Annex D-28

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 6 — NOTES PAYABLE (cont.)

Note (the “Amended Note”) to the Bank. The Amended Note has an original principal amount of $4,500,000, a 50% loan-to-value as determined by the bank-ordered appraisal completed on the Tempe Property. The Amended Note requires Zoned Arizona to pay monthly principal and interest payments to the Bank at an interest rate equal to the prime rate plus 0.75% (7.50% and 7.50% as of March 31, 2026 and December 31, 2025, respectively). The Amended Note matures 10 years after its effective date and payments are calculated based on a 30-year amortization schedule. In connection with the Amended Note, in 2022, Zoned Arizona received gross proceeds of $4,500,000 and paid fees of $184,596.

Zoned Arizona may prepay the outstanding principal under the Swap Note, at any time, subject to the provisions of the Swap Note.

Also as previously disclosed, on July 11, 2022 and pursuant to the terms of the Loan Agreement, the Company executed a Guaranty (the “Guaranty”) in favor of the Bank, pursuant to which the Company agreed to guarantee all indebtedness of Zoned Arizona to the Bank arising under or in connection with the MAL or any of the loan documents. On December 7, 2022, the Company executed an Acknowledgement of Amendment and Reaffirmation of Guaranty (the “Reaffirmation”) in favor of the Bank. The Reaffirmation reaffirms the Guaranty and provides the Company’s consent to the First Amendment and Swap Note.

On December 7, 2022, Zoned Arizona and the Bank entered into an Interest Rate Swap Transaction Confirmation (the “Confirmation”). The Confirmation incorporates by reference the 2002 ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc. as if the parties to the Confirmation executed such agreement in such form. The Confirmation provides the terms and conditions governing the interest rate swap transaction afforded to Zoned Arizona, including a fixed interest rate of 7.65%. The Company recorded the swap at fair value in the consolidated balance sheets with changes in fair value recorded contemporaneously in earnings. The Company has entered into an interest rate swap to mitigate variability in interest payments on its variable-rate debt.

On March 31, 2026, principal and interest due on the East West Bank Swap Note amounted to $4,344,775 and $13,631, respectively. On December 31, 2025, principal and interest due on the East West Bank Swap Note amounted to $4,358,038 and $10,092, respectively.

23616 Land Contract Note Payable

On December 5, 2022, in connection with the acquisition of the Woodward Property located in Pleasant Ridge, Michigan, the Company entered into a land contract note in the amount of $1,425,000 (the “23616 Land Contract Note Payable”). The 23616 Land Contract Note Payable bears interest at 9% per annum and is due in full as follows:

1)      60 monthly payments of principal and interest of $12,821 beginning on January 1, 2023, and

2)      A balloon payment of $1,274,117 including the remaining principal and interest on or before December 1, 2028.

On March 31, 2026, principal and interest due on the 23616 Land Contract Note Payable amounted to $1,339,861 and $0, respectively. On December 31, 2025, principal and interest due on the 23616 Land Contract Note Payable amounted to $1,335,322 and $0, respectively. On May 1, 2026, the Woodward properties were sold and this loan was assigned to the new owner (See Note 13 — Subsequent Events).

23634 Land Contract Note Payable

On February 24, 2023, in connection with the Woodward Property 23634 Land Contract dated February 24, 2023, the Company entered into a land contract note payable of $430,000 (the “23634 Land Contract Note Payable”). The 23634 Land Contract Note Payable accrues interest at the rate of 7% and is payable in 48 monthly installments of

Annex D-29

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 6 — NOTES PAYABLE (cont.)

$3,865, beginning April 1, 2023, until the purchase price and interest are fully paid, provided that such purchase price and all interest will be fully paid on or before March 31, 2027. On March 31, 2026, principal and interest due on the 23634 Land Contract Note Payable amounted to $378,618 and $0, respectively. On December 31, 2025, principal and interest due on the 23634 Land Contract Note Payable amounted to $379,688 and $0, respectively. On May 1, 2026, the Woodward properties were sold and this loan was assigned to the new owner (See Note 13 — Subsequent Events).

Surprise, AZ Construction Loan Agreement

In connection with the Surprise Property, ZP Dysart entered into the Construction Loan Agreement (the “PMF Loan Agreement”), dated as of July 8, 2024, by and between ZP Dysart and Private Money Funding, LLC (“PMF”). Pursuant to the terms of the PMF Loan Agreement, PMF agreed to loan up to $1,620,000 to ZP Dysart, which loan is evidenced by a promissory note (the “PMF Note”). ZP Dysart’s obligations under the PMF Note and the PMF Loan Agreement are secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “PMF Deed”). The PMF Loan Agreement, the PMF Note, any guaranties, and all other related documents executed and delivered concurrently with the PMF Loan Agreement are referred to herein as the “PMF Loan Documents.” Pursuant to the terms of the PMF Loan Agreement, on July 8, 2024, ZP Dysart issued the PMF Note with the maximum principal amount of $1,620,000 to PMF (the “Maximum Amount”). Interest accrues at the rate of 12% per annum, with ZP Dysart paying interest only in arrears, in monthly installment payments, beginning on August 1, 2024 through July 1, 2029 (the “Maturity Date”). ZP Dysart may prepay the PMF Loan in full or in part at any time. However, during the first 48 months of the term of the loan, if ZP Dysart pays any principal payment, ZP Dysart will pay to PMF a prepayment premium equal to (i) 5% of the amount of principal prepaid in months 1-24; (ii) 2% of the amount of principal prepaid in months 25-36; and (iii) 1% of the amount of principal prepaid in months 36-48, which amount will be due and payable at the time ZP Dysart pays the principal payment. During the year ended December 31, 2024, the Company borrowed $1,020,000 of the Maximum Amount and received net proceeds of $983,940, net of origination fees and costs of $36,060. During the year ended December 31, 2025, the Company borrowed an additional $600,000 of the Maximum Amount and received net proceeds of $600,000. As of March 31, 2026 and December 31, 2025, the principal amount of the loan was $1,620,000 and $1,620,000, respectively, and accrued interest payable amounted to $16,200 and $16,200, respectively.

During the existence of any event of default, PMF may, at its option, exercise any one or more of the remedies described in the PMF Loan Documents or otherwise available, including declaring all unpaid indebtedness then evidenced by the Note (including any late charges that are then due and payable, any advances thereafter made from the loan and any accruing costs and reasonable attorneys’ fees which are the obligation of ZP Dysart under the PMF Loan Documents) to become immediately due and payable. Unless PMF otherwise elects, such acceleration will occur automatically upon the occurrence of any event of default described in PMF Loan Agreement or PMF Deed.

After maturity or during the existence of any event of default, or at any time that ZP Dysart is more than 10 days delinquent in the payment of money as required by the Note or the other Loan Documents (whether or not Holder has given any notice of default or any cure period has expired), then all amounts outstanding thereunder will thereafter bear interest at the default rate of 18% per annum from the date such payment became due until paid, but in no event to exceed the highest rate lawfully collectible under applicable law.

Pursuant to the terms of the PMF Loan Agreement, following ZP Dysart’s satisfaction of the conditions to funding the PMF Loan and recordation of the PMF Deed, the loan proceeds will be disbursed in multiple advances through escrow, first in the form of an initial advance in the amount of $1,020,000 for the purpose of contributing funding towards acquiring the Surprise Property (the “Acquisition Advance”). The remaining loan proceeds will be used for the purpose of financing for the completion of Sunday Goods’ Work (as hereinafter defined) (the “Construction Advances”). Following the Acquisition Advance, subject to satisfying the conditions set forth in the PMF Loan Agreement, ZP Dysart will be entitled to request the Construction Advances from the remaining loan proceeds at the

Annex D-30

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 6 — NOTES PAYABLE (cont.)

following stages of completion of the construction of Sunday Goods’ Work: (i) first advance in the amount of $300,000 at 50% completion, which was received during the year ended December 31, 2025, and (ii) final advance in the amount of $300,000 at 100% completion and issuance of certificate of occupancy which was received in October 2025.

The PMF Loan Agreement contains representations, warranties and covenants customary for a transaction of this type.

Pursuant to the terms of the Unconditional Repayment Guaranty (the “PMF Guaranty”), dated as of July 8, 2024, by Zoned Properties, Inc. in favor of PMF, the Company guaranteed to PMF the full and prompt payment of the principal sum of the PMF Note or so much thereof that may be outstanding at any one time or from time to time in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, and the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the PMF Loan Agreement, the PMF Note, and in any deed of trust, security agreement, lease assignment and other assignment or agreement referred to in the PMF Loan Agreement or the PMF Note and/or now or hereafter securing the PMF Note or setting forth any obligations of ZP Dysart in connection with the loan.

During the three months ended March 31, 2026 and 2025, amortization of debt discount related to notes payable amounted to $6,418 and $6,418, respectively, which is included in interest expense on the accompanying unaudited consolidated statements of operations.

On March 31, 2026, future annual principal payments under the above notes payable were as follows:

Years ending March 31,	Amount
2027	$458,586
2028	1,352,493
2029	52,249
2030	56,445
2031	1,680,978
Thereafter	4,082,503
Total principal payments due on March 31, 2026	$7,683,254

NOTE 7 — CONVERTIBLE DEBENTURE

On January 9, 2017, the Company issued a convertible debenture (the “Abrams Debenture”) in the aggregate principal amount of $2,000,000 in favor of Mr. Alan Abrams. The Abrams Debenture accrues interest at the rate of 6% per annum payable quarterly by the 1st of each quarter and was originally due on January 9, 2022. On January 2, 2019, as part of a Stock Redemption Agreement, the Company and Mr. Abrams entered into an amendment of the Abrams Debenture (the “Debenture Amendment”), pursuant to which the parties agreed to extend the maturity date of the Abrams Debenture from January 9, 2022 to January 9, 2030. Except as set forth herein, the terms of the Abrams Debenture remain in full force and effect.

The Company may prepay the Abrams Debenture at any point after nine months, in whole or in part. Pursuant to the terms of the Abrams Debenture, Mr. Abrams is entitled to convert all or a portion of the principal balance and all accrued and unpaid interest due under the Abrams Debenture into shares of the Company’s common stock at a conversion price of $5.00 per share.

If the Company defaults on payment, Mr. Abrams may, at his option, extend all conversion rights, through and including the date the Company tenders or attempts to tender payment in full of all amounts due under the Abrams Debenture. Any amount of principal or interest, which is not paid when due shall bear interest at the rate of 12% per annum. Upon an Event of Default (as defined in the Abrams Debenture), Mr. Abrams may (i) declare the entire principal amount and all accrued and unpaid interest under the Abrams Debenture immediately due and payable, and (ii) exercise any and all

Annex D-31

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 7 — CONVERTIBLE DEBENTURE (cont.)

rights, powers and remedies available to Mr. Abrams at law or in equity or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Abrams Debenture and proceed to enforce the payment thereof or any other legal or equitable right of Mr. Abrams.

As of March 31, 2026 and December 31, 2025, the principal balance due under the Abrams Debenture is $2,000,000. As of March 31, 2026 and December 31, 2025, accrued interest payable due under the Abrams Debenture amounted to $0 and $0, respectively, which is included in accrued expenses on the accompanying unaudited consolidated balance sheets. For the three months ended March 31, 2026 and 2025, interest expense related to the Abrams Debenture amounted to $30,000.

NOTE 8 — RELATED PARTY TRANSACTION

Indemnification agreements

On August 23, 2021, the Company entered into indemnification agreements with each of its directors and executive officers. In general, these indemnification agreements require the Company to indemnify a director and officer to the fullest extent permitted by law against liabilities that may arise in connection with that director’s service as a director and officer for the Company. Additionally, the Company shall advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. From August 2021 through December 2025, the Company did not maintained a directors’ and officers’ insurance policy. Starting in December 2025, the Company entered into a new directors’ and officers’ insurance policy with an annual term through December 2026.

MBO APA

On January 15, 2026, the Company entered into the MBO APA by and among the Seller Parties and the Buyer. The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

The Company formed the Committee, consisting of its three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the MBO. The Committee approved the MBO APA, the other transaction documents and the MBO, prior to its execution. The MBO APA and the other transaction documents and the MBO were also approved by the full Board prior to its execution.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Business, and the Assets. The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below.

Subject to adjustment as set forth in the MBO APA, the purchase price for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA) (the “Purchase Price”).

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the MBO (the “Closing”), the Company or one or more affiliates of the Company may acquire or invest in additional real estate assets (“Additional Assets”). Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA, (ii) the Purchase Price will be increased

Annex D-32

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 8 — RELATED PARTY TRANSACTION (cont.)

by the amount of the cash purchase price paid therefor by the Company or its affiliate, (iii) the Purchase Price will be decreased by the amount of any cash and/or debt instruments issued by the Company or its affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”), and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

The parties to the MBO APA also acknowledged and agreed that between January 15, 2026 and the Closing, the Company may sell the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, MI (the “Pleasant Ridge Assets”) to a third party for a purchase price to be determined. The Pleasant Ridge Assets are not currently included in the “Assets” for purposes of the MBO APA. In the event that the sale of the Pleasant Ridge Assets is not consummated prior to the Closing, then the Pleasant Ridge Assets will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the appraisal value of the Pleasant Ridge Assets, as determined as set forth in the MBO APA.

The parties to the MBO APA further acknowledged and agreed that between January 15, 2026 and the Closing, the Company may sell the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ (collectively, the “CKG Properties”) to a third party for a total purchase price of $9,000,000 (the “CKG Purchase Price”), of which $4,000,000 is expected to be paid in cash and $5,000,000 is expected to be paid via a promissory note payable to the Company (the “CKG Note”). In the event that the sale of the CKG Properties is not consummated prior to the Closing, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price.

The closing of the MBO is subject to certain closing conditions, including, but not limited to, (i) the Company and the Committee having received an opinion as to the fairness of the transactions, from a financial point of view, to the shareholders of the Company, and such opinion remaining valid and in full force and effect as of the closing; (ii) MBO APA and the transactions set forth therein being approved by both (1) the shareholders of the Company holding a majority of the voting power of the Company, as required by Nevada law, and (2) shareholders of the Company holding a majority of the voting power of the Company, but excluding for such purposes any such shareholder, and shares or stock of the Company, held by any persons who own, control or have any interest in the Buyer (i.e., a “majority of the minority” uninterested shareholders); (iii) receipt of any required regulatory approvals; (iv) raising by the Buyer of the capital required, in its sole discretion, to fund the Purchase Price; and (v) other customary closing conditions.

NOTE 9 — STOCKHOLDERS’ EQUITY

(A) Preferred Stock

On December 13, 2013, the Board of Directors (the “Board”) of the Company authorized and approved the creation of a new class of preferred stock consisting of 5,000,000 shares authorized, $0.001 par value. The preferred stock is not convertible into any other class or series of stock. The holders of the preferred stock are entitled to 50 votes for each share held. Voting rights are not subject to adjustment for splits that increase or decrease the common shares outstanding. Upon liquidation, the holders of the shares will be entitled to receive $1.00 per share plus redemption provision before assets distributed to other shareholders. The holders of the shares are entitled to dividends equal to common share dividends. As of March 31, 2026 and December 31, 2025, there were 2,000,000 shares of preferred stock outstanding. Once any shares of preferred stock are outstanding, at least 51% of the total number of shares of preferred stock outstanding must approve the following transactions:

a.      Alter or change the rights, preferences or privileges of the preferred stock.

b.      Create any new class of stock having preferences over the preferred stock.

c.      Repurchase any of our common stock.

d.      Merge or consolidate with any other company, except our wholly owned subsidiaries.

Annex D-33

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

e.      Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, or charge or encumbrance or security interest in or pledge of, or sell and leaseback, in all or substantially all our property or business.

f.       Incur, assume or guarantee any indebtedness maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by us, except for operating leases and obligations assumed as part of the purchase price of property.

(B) Common stock issued for services

Effective January 28, 2026, the Company issued shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to the Company’s executive officers and Board members as follows:

Name	Position	No. of Shares of Restricted Common Stock
Bryan McLaren	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	250,000
Berekk Blackwell	President and Chief Operating Officer	150,000
Art Friedman	Independent Director	200,000
David G. Honaman	Independent Director	200,000
Cole Stevens	Independent Director	200,000

Such issuances are subject to forfeiture, depending on continued employment or service with the Company. If a recipient voluntarily resigns or is terminated for cause prior to December 31, 2027, the recipient must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and each recipient will retain 100% of the issued shares, free of any repayment obligation. Additionally, the above executive officers and Board members will each receive a cash payment from the Company to cover their income tax liability associated with the above stock issuances in an amount up to 35% of the cost basis of the shares (the “Payroll Tax Liability”). In the event of a change of control, the Company will pay the full Payroll Tax Liability to each of the above executive officers and Board members prior to consummation of such change of control.

Additionally, effective January 28, 2026, the Company issued 150,000 shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to Mr. Moroney, an employee. The issuance is subject to forfeiture, depending on Mr. Moroney’s continued employment or service with the Company. If Mr. Moroney voluntarily resigns or is terminated for cause prior to December 31, 2027, he must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and Mr. Moroney will retain 100% of the issued shares, free of any repayment obligation. Additionally, Mr. Moroney will receive a cash payment from the Company to cover his Payroll Tax Liability. In the event of a change of control, the Company will pay the full Payroll Tax Liability to Mr. Moroney prior to consummation of such change of control.

The common shares issued above were valued at $437,000, or a per share price of $0.38, based on the quoted closing price of the Company’s common stock on the measurement date, which will be amortized into stock-based compensation expense over the services period. During the three months ended March 31, 2026, the Company recorded stock-based compensation of $54,625, and as of March 31, 2026, the Company recorded prepaid expenses of $382,375, which will be amortized over the remaining service period through December 31, 2027.

Annex D-34

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

Additionally, in connection with the obligation to cover the Payroll Tax Liability as discussed above, the Company recorded additional prepaid expenses and accrued expenses of $152,950, which is equal to 35% of the cost-basis of the shares issued to cover the Payroll Tax Liability associated with the above stock issuances. During the three months ended March 31, 2026, the Company recorded compensation expense of $19,119, and as of March 31, 2026, the Company recorded prepaid expenses of $133,381, which will be amortized over the remaining service period through December 31, 2027. As of March 31, 2026, the amount due to cover the respective Payroll Tax Liability for each recipient of $152,500 is included in accrued expenses on the accompanying unaudited consolidated balance sheet.

(C) Equity incentive plans

On August 9, 2016, the Company’s Board authorized the 2016 Equity Incentive Plan (the “2016 Plan”) and reserved 10,000,000 shares of common stock for issuance thereunder. The 2016 Plan was approved by shareholders on November 21, 2016. The 2016 Plan’s purpose is to encourage ownership in the Company by employees, officers, directors and consultants whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2016 Plan authorizes the grant of awards in the form of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, options that do not qualify (non-statutory stock options) and grants of restricted shares of common stock. Restricted shares granted pursuant to the 2016 Plan are amortized to expense over the vesting period. Options vest and expire over a period not to exceed seven years. If any share of common stock underlying a stock option that has been granted ceases to be subject to a stock option, or if any shares of common stock that are subject to any other stock-based award granted are forfeited or terminated, such shares shall again be available for distribution in connection with future grants and awards under the 2016 Plan. As of March 31, 2026, 956,250 stock option awards were outstanding and 956,250 options were exercisable under the 2016 Plan. As of December 31, 2025, 1,315,000 stock option awards were outstanding and 1,206,250 options were exercisable under the 2016 Plan. As of March 31, 2026 and December 31, 2025, 9,043,750 and 8,685,000 shares, respectively, were available for future issuance under the 2016 Plan.

The Company maintained its 2014 Equity Compensation Plan through its expiration date in 2024 (the “2014 Plan”). The 2014 Plan has been superseded by the 2016 Plan. Accordingly, no additional shares subject to the existing 2014 Plan will be issued. As of March 31, 2026 and December 31, 2025, options to purchase 250,000 and 250,000 shares of common stock were outstanding and exercisable pursuant to the 2014 Plan, respectively.

(D) Stock options

On January 21, 2025, the Company granted an aggregate of 525,000 stock options to purchase 525,000 of the Company’s common stock at an exercise price of $0.44 per share to certain Board members pursuant to the 2016 Plan (105,000 stock options each). The grant date of the stock options was January 21, 2025 and the options expire on January 21, 2035. The options shall vest evenly on a quarterly basis over 36 months (8,750 options quarterly), beginning immediately. The fair value of these options grants was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; historical volatility of 82.1%; risk-free interest rate of 4.30%; and a holding period of 6.5 years based on the simplified method. The Company valued these stock options at a fair value of $176,504 and will record stock-based compensation expense over the vesting period. On April 23, 2025, three of the Company’s five directors submitted their respective resignations as Board members and accordingly, 262,500 unvested stock options were cancelled.

On January 19, 2026, all unvested stock options held by Mr. McLaren, Mr. Blackwell, or members of the Board, representing stock options to purchase an aggregate of 298,750 shares of common stock (0, 97,500, 70,000, 70,000, and 61,250 of which were held by Mr. McLaren, Mr. Blackwell, Art Friedman, David G. Honaman and Cole Stevens, respectively), were canceled. All vested stock options as of January 19, 2026 held by Mr. McLaren, Mr. Blackwell or members of the Board remain outstanding and exercisable in accordance with their existing terms.

Annex D-35

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

Effective January 19, 2026, all unvested stock options held by Patrick Moroney, representing stock options to purchase an aggregate of 60,000 shares of common stock, were canceled. Mr. Moroney is a non-executive officer member of the Company’s management team.

For the three months ended March 31, 2026 and 2025, in connection with the reversal of previously recorded stock-based option expense from the cancellation on unvested stock options, and accretion of stock-based option expense, the Company recorded stock option (recovery) expense of $(93,105) and $56,606, respectively. As of March 31, 2026, there was $0 of unvested stock-based compensation expense. The aggregate intrinsic value on March 31, 2026 was $0 and was calculated based on the difference between the quoted share price on March 31, 2026 of $0.40 and the exercise price of the underlying options.

Stock option activities for the three months ended March 31, 2026 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance outstanding at December 31, 2025	1,565,000	0.79	5.65	$8,400
Forfeited	(358,750)	0.69		—
Balance outstanding at March 31, 2026	1,206,250	$0.82	4.87	$—
Exercisable, March 31, 2026	1,206,250	$0.82	4.87	$—

Balance non-vested on December 31, 2025	358,750	$0.69	7.45	$—
Forfeited	(358,750)	0.69	—
Vested during the period	—	—	—	—
Balance non-vested on March 31, 2026	—	$—	—	$—

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of March 31, 2026, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment and Related Golden Parachute Agreement

Bryan McLaren

On May 23, 2018, the Company and Mr. McLaren, the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board, entered into an employment agreement (the “2018 Employment Agreement”). Pursuant to the terms of the 2018 Employment Agreement, the Company agreed to continue to pay Mr. McLaren his then-current base annual salary of $215,000, and to award Mr. McLaren with an annual and/or quarterly bonus payable in either cash and/or equity of no less than 2% of the Company’s net income for the associated period.

Annex D-36

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

The 2018 Employment Agreement has a term of 10 years. The term and Mr. McLaren’s employment will terminate (a “Termination”) in any of the following circumstances:

(i)     immediately, if Mr. McLaren dies;

(ii)    immediately, if Mr. McLaren receives benefits under the long-term disability insurance coverage then provided by the Company or, if no such insurance is in effect, upon Mr. McLaren’s disability;

(iii)   on the expiration date, as the same may be extended by the parties by written amendment to the 2018 Employment Agreement prior to the occasion thereof;

(iv)   at the option of the Company for Cause (as defined in the 2018 Employment Agreement) upon the Company’s provision of written notice to Mr. McLaren of the basis for such Termination;

(v)    at the option of the Company, without Cause;

(vi)   by Mr. McLaren at any time with Good Reason (as defined in the 2018 Employment Agreement), upon 30 days’ prior written notice to the Company delivered not later than within 90 days of the existence of the condition therefor; or

(vii)  by Mr. McLaren at any time without Good Reason, upon not less than three months’ prior written notice to the Company.

In the event of a Termination for any reason or for no reason whatsoever, or upon the expiration date of the 2018 Employment Agreement, whichever comes first, all rights and obligations under the 2018 Employment Agreement shall cease (i) as to the Company, except for the Company’s obligations for the payment of applicable severance benefits thereunder, and for indemnification thereunder, and (ii) as to Mr. McLaren, except for his obligation under the restrictive covenants in the 2018 Employment Agreement.

The Company and Mr. McLaren also entered into a Golden Parachute Agreement (the “Golden Parachute Agreement”) on May 23, 2018. No benefits shall be payable under the Golden Parachute Agreement unless there shall have been a change in control of the Company, as set forth below. For purposes of the Golden Parachute Agreement, amongst other terms in the Golden Parachute Agreement, a “change in control of the Company” shall mean a change of control of a nature that would be required to be reported in response to Item 6 of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.

For purposes of the Golden Parachute Agreement, “Cause” means termination upon (a) the willful and continued failure to substantially perform duties with the Company after a written demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that duties have not substantially been performed, or (b) the willful engaging in conduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Golden Parachute Agreement, “Good Reason” means, without express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless, such circumstances are fully corrected prior to the date of Termination specified in the notice of Termination:

(a)     a material diminution in Mr. McLaren’s authority, duties or responsibility from those in effect immediately prior to the change in control of the Company;

(b)    a material diminution in Mr. McLaren’s base compensation;

(c)     a material change in the geographic location at which Mr. McLaren performs his duties;

Annex D-37

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

(d)    a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. McLaren is required to report, including a requirement that Mr. McLaren report to a corporate officer or employee instead of reporting directly to the Board;

(e)     a material diminution in the budget over which Mr. McLaren retains authority;

(f)     a material breach under any agreement with the Company to continue in effect any bonus to which Mr. McLaren was entitled, or any compensation plan in which Mr. McLaren participates immediately prior to the change in control of the Company which is material to Mr. McLaren’s total compensation;

(g)    a material breach under any agreement with the Company to provide Mr. McLaren benefits substantially similar to those enjoyed by him under any of the Company’s life insurance, medical, health and accident, or disability plans in which he was participating at the time of the change in control of the Company, the failure to continue to provide Mr. McLaren with a Company automobile or allowance in lieu of it, if Mr. McLaren was provided with such an automobile or allowance in lieu of it at the time of the change of control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time of the change in control of the Company, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company;

Following a change in control of the Company, upon termination of Mr. McLaren’s employment or during a period of disability, Mr. McLaren will be entitled to the following benefits:

(i)     During any period that he fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, Mr. McLaren will continue to receive his base salary at the rate in effect at the commencement of any such period, together with all amounts payable to him under any compensation plan of the Company during such period, until the Golden Parachute Agreement is terminated.

(ii)    If Mr. McLaren’s employment is terminated by the Company for Cause or by Mr. McLaren other than for Good Reason, disability, death or retirement, the Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which he is entitled under any compensation plan of the Company at the time such payments are due.

(iii)   If employment by the Company shall be terminated (a) by the Company other than for Cause, death or disability or (b) by Mr. McLaren for Good Reason, Mr. McLaren will be entitled to benefits provided below:

a.      The Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which he is entitled under any compensation plan of the Company.

b.      In lieu of any further salary payments to Mr. McLaren for periods subsequent to the date of Termination, the Company will pay as severance pay to Mr. McLaren a lump sum severance payment (together with the payments provided in clause I(c) and (d) below) equal to five times the sum of his annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the notice of Termination given in respect of them.

Annex D-38

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

c.      The Company will pay to Mr. McLaren any deferred compensation allocated or credited to him or his account as of the date of Termination.

d.      In lieu of shares of common stock of the Company issuable upon exercise of outstanding options, if any, granted to Mr. McLaren under the Company’s stock option plans (which options shall be cancelled upon the making of the payment referred to below), Mr. McLaren will receive an amount in cash equal to the product of (i) the excess of the closing price of the Company’s common stock as reported on or nearest the date of Termination (or, if not so reported, on the basis of the average of the lowest asked and highest bid prices on or nearest the date of Termination), over the per share exercise price of each option held by Mr. McLaren (whether or not then fully exercisable) plus the amount of any applicable cash appreciation rights, times (ii) the number of the Company’s common stock covered by each such option.

e.      The Company will also pay Mr. McLaren all legal fees and expenses incurred by him as a result of such Termination.

Additionally, on August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. In connection with such a bonus, during the three months ended March 31, 2026 and 2025, the Company incurred a bonus to Mr. McLaren of $100,000 and $0, respectively.

Effective January 28, 2026, the Board approved an increase in the base salary of Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer, by 10%, such that Mr. McLaren’s base salary was increased to $275,000.

Berekk Blackwell

On July 26, 2022, the Company entered into an employment agreement, effective July 1, 2022, with Mr. Blackwell (the “Blackwell Employment Agreement”). Pursuant to the terms of the Blackwell Employment Agreement, the Company agreed to pay Mr. Blackwell a base annual salary of $150,000 for his services as President and Chief Operating Officer. The Company may also award Mr. Blackwell discretionary cash and/or equity bonuses. The Blackwell Employment Agreement had a term of one year, expiring on July 1, 2023. During the initial term, neither party may terminate the Blackwell Employment Agreement except for Cause (as defined in the Blackwell Employment Agreement). After the initial term that expired July 1, 2023, the Blackwell Employment Agreement continued to be in full force and effect, unaffected by the expiration, except that either party may terminate the Blackwell Employment Agreement for any reason upon 30 days’ written notice to the other party.

Additionally, on August 16, 2024, the Company’s Compensation Committee approved a Compensation Memo whereby project team members may receive up to 80% bonus splits of project fees generated by transactions. Project fees may include Acquisition Fees, Management Fees, Disposition Fees, or Promote Fees. Each transaction may vary significantly in the types of fees generated and the amount of fees generated depending on project terms and conditions. In connection with such a bonus, during the three months ended March 31, 2026 and 2025, the Company incurred a bonus to Mr. Blackwell of $100,000 and $0, respectively.

Effective January 28, 2026, the Board approved an increase in the base salary of each of Berekk Blackwell, the Company’s President and Chief Operating Officer, by 10%, such that Mr. Blackwell’s base salaries was increased to $210,000.

Annex D-39

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

Payroll Tax Liability

See Note 9.

401(k) Plan

On September 29, 2021, the Company’s Board adopted the Zoned Properties 401(k) Plan (the “Plan”) effective January 1, 2021. The Company contributes a matching contribution to the Plan for each employee in an amount equal to 100% of the matched employee contributions that are not in excess of 4% of the employee’s plan compensation. For the three months ended March 31, 2026 and 2025, the Company contributed $4,744 and $5,782 to the Plan, respectively.

Loan Guarantees

ZP OH Antwerp, LLC

On March 12, 2025, ZP OH Antwerp, LLC (“ZP Antwerp”), a wholly-owned subsidiary of ZP Ohio B LLC, a cost method investee of the Company (See Note 5), and Jonestown Bank & Trust Co. (“Jonestown”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which Jonestown agreed to lend to ZP Antwerp $300,000 (the “Loan”) for purchase of commercial real estate located at 503 W. River Street, Antwerp, OH (the “Antwerp Property”), to be evidenced by the Mortgage Note, dated as of March 12, 2025, in the principal amount of $300,000, issued by ZP Antwerp in favor of Jonestown (the “Note”). Pursuant to the terms of the Loan Agreement, ZP Antwerp agreed to pay Jonestown a $7,500 loan origination fee and a $1,500 loan enhancement fee. The Antwerp Property will be used as collateral for the Loan. The Company and ZP RE Holdings guaranteed the Loan Agreement pursuant to that certain Guaranty dated March 12, 2025, by ZP RE Holdings and that certain Guaranty dated March 12, 2025, by the Company, respectively. The Company believes that the fair value of the guarantee is nominal since the fair value of the property exceeds the loan amount.

On March 12, 2025, ZP Antwerp entered into an Assignment of Rents and Leases (“Assignment”) with Jonestown. Pursuant to the terms of the Assignment, ZP Antwerp agreed to grant to Jonestown all of ZP Antwerp’s right, title and interest in and to all of the rents, revenues, issues, profits, proceeds, royalties, bonuses, rights, benefits, receipts, income accounts and other receivables arising out of or from the Antwerp Property to secure the payment by ZP Antwerp when due of indebtedness evidenced by the Note, and any and all other indebtedness and obligations that may be due and owing to Jonestown by ZP Antwerp under or with respect to the Loan Agreement, the Guaranty and certain other transaction documents.

The Loan Agreement, Note and Assignment contain customary representations, warranties, covenants and events of defaults for a transaction of this type.

ZP OH Columbus, LLC

On April 4, 2025, ZP OH Columbus, LLC (“ZP Columbus”), a wholly-owned subsidiary of ZP Ohio B LLC, a cost method investee of the Company (See Note 5), closed the acquisition of commercial real estate located at 601 S. High Street, Columbus, OH (the “Columbus Property”). In connection therewith, on April 4, 2025, the Company delivered that certain Commercial Guaranty (the “Columbus Guaranty”), dated as of September 30, 2025, to First Fidelity Bank (“First Fidelity”). The Columbus Guaranty contains customary representations, warranties, covenants and other provisions for a transaction of this type.

Annex D-40

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

On June 30, 2025, ZP Columbus and First Fidelity entered into a Business Loan Agreement (the “Columbus Loan Agreement”), pursuant to which First Fidelity agreed to lend to ZP Columbus $1,500,000 (the “Columbus Loan”) for purchase of the Columbus Property, to be evidenced by a promissory note, dated as of March 31, 2025, in the principal amount of $1,500,000, issued by ZP Columbus in favor of First Fidelity (the “Columbus Note”). The Columbus Loan Agreement and the Columbus Note were entered into in the ordinary course of the Company’s business. The Columbus Property will be used as collateral for the Columbus Loan. The Company and ZP RE Holdings guaranteed the Columbus Loan Agreement pursuant to the Columbus Guaranty. The Company believes that the fair value of the Columbus Guaranty is nominal since the fair value of the Columbus Property exceeds the amount of the Columbus Loan. Pursuant to the terms of the mortgage on the Columbus Property, ZP Columbus agreed to grant to First Fidelity all of ZP Columbus’ right, title and interest in and to all present and future leases of the Columbus Property and all rents from the Columbus Property to secure the payment by ZP Columbus when due of indebtedness evidenced by the Columbus Note, and performance of obligations under the Columbus Note, the Columbus Loan Agreement and the related transaction documents.

NOTE 11 — SEGMENT REPORTING

The Company operates in two operating and reportable segments which consist of (1) the operations, leasing and management of its leased commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) advisory and brokerage services related to commercial properties, herein known as the “Real Estate Services” segment. The Company has determined that these reportable segments were strategic business units that offer different products. Currently, these reportable segments are being managed separately based on the fundamental differences in their operations.

The Company’s Property Investment Portfolio segment generates revenues from its operating leases with its tenants. Rental income is accounted for pursuant to ASC Topic 842 “Leases” and includes base rents that each tenant pays in accordance with the terms of its respective lease and is reported on a straight-line basis over the non-cancellable term of the lease, which includes the effects of rent abatements under the leases.

The Company’s Real Estate Services segment generates revenues which includes brokerage revenues consisting of real estate sales commissions and assignment fees, and revenues from advisory services for services performed pursuant to its consulting agreements with clients.

Corporate and unallocated amounts that do not relate to a reportable segment have been allocated to “Corporate & Unallocated.”

The Company’s CODM is its Chief Executive Officer. The decisions concerning the allocation of the Company’s resources are made by the CODM with oversight by the Board. The CODM evaluates the performance of each segment and makes decisions concerning the allocation of resources based upon segment operating profit (loss), generally defined as income or loss before interest expense and income taxes. The CODM assesses segment performance by using each segment’s operating income (loss) and considers budget-to-actual variances on a periodic basis (at least quarterly) when making decisions about operational planning, including whether to invest resources into the segments or into other parts of the Company. Segment assets are reviewed by the Company’s CODM and are disclosed below. The accounting policies of the Property Investment Portfolio segment and the Real Estate Services segment are the same as those described in Note 2 of the Notes to Consolidated Financial Statements.

Annex D-41

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 11 — SEGMENT REPORTING (cont.)

Information with respect to these reportable business segments for the three months ended March 31, 2026 and 2025 was as follows:

Three Months Ended March 31, 2026

	Property Investment Portfolio	Real Estate Services	Corporate and Unallocated	Consolidated
Net revenues	$755,730	$416,706	$—	$1,172,436

Operating expenses (excluding depreciation and amortization)	241,864	552,947	177,222	972,033
Depreciation and amortization	73,138	—	697	73,835
Income (loss) from operations	440,728	(136,241)	(177,919)	126,568
Interest expense	(178,700)	—	(31,883)	(210,583)
Other income	2,500	—	—	2,500
Income from derivative – interest rate swap	26,855	—	—	26,855
Income (loss) before provision for income taxes	291,383	(136,241)	(209,802)	(54,660)
Provision for income taxes	—	—	—	—
Net income (loss)	$291,383	$(136,241)	$(209,802)	$(54,660)

Three Months Ended March 31, 2025

	Property Investment Portfolio	Real Estate Services	Corporate and Unallocated	Consolidated
Net revenues	$760,892	$213,660	$—	$974,552

Operating expenses (excluding depreciation and amortization)	188,101	19,667	249,505	457,273
Depreciation and amortization	87,811	—	697	88,508
Income (loss) from operations	484,980	193,993	(250,202)	428,771
Interest expense	(164,541)	—	(30,000)	(194,541)
Other income	—	—	18	18
Loss from derivative – interest rate swap	(88,390)	—	—	(88,390)
Income (loss) before provision for income taxes	232,049	193,993	(280,184)	145,858
Provision for income taxes	—	—	—	—
Net income (loss)	$232,049	$193,993	$(280,184)	$145,858

Total assets by segment on March 31, 2026 and December 31, 2025 were as follows:

	March 31, 2026	December 31, 2025
Property investment portfolio	$12,736,228	$13,160,412
Real estate services	390,037	50,262
Corporate and unallocated	2,333,215	721,802
	$15,459,480	$13,932,476

All assets are located in the United States.

Annex D-42

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 12 — OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITY

On March 15, 2022, the Company entered to an Assumption of Lease and Consent Agreement with a landlord, whereby the landlord consented to the assignment of an office lease, as amended, from the original tenant to the Company. The lease term began on March 15, 2022 and expired on November 30, 2024, provided the Company has the option to extend the lease for an additional five years. On June 3, 2024, the Company extended the lease for an additional 24 months through November 30, 2026. Effective December 1, 2024, the monthly base rent shall be $3,665 per month through November 30, 2025, $3,775 from December 1, 2025 through November 30, 2026, $3,887 from December 1, 2026 through November 30, 2027, and $4,004 from December 1, 2027 through November 30, 2028.

In adopting ASC Topic 842, Leases (Topic 842) on January 1, 2019, the Company had elected the ‘package of practical expedients’ which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. Upon signing of the Assumption of Lease and Consent Agreement on March 15, 2022 and the new lease effective December 1, 2024, the Company analyzed the leases and determined it is required to record a lease liability and a right of use asset on its consolidated balance sheet, at fair value. In connection with June 3, 2024 Lease, in December 2024, the Company increased its right of use assets and lease liabilities by $81,974 and removed all remaining right of use assets and lease liabilities associated with the March 2022 lease, which amounted to $90,710.

For the three months ended March 31, 2026 and 2025, in connection with its operating leases, the Company recorded rent expense of $11,413 and $11,406, respectively, which is included in operating expenses on the accompanying unaudited consolidated statements of operations.

The significant assumption used to determine the present value of the lease liability in December 2024 was a discount rate of 9% which was based on the Company’s incremental borrowing rate.

As of March 31, 2026 and December 31, 2025, ROU assets were summarized as follows:

	March 31, 2026	December 31, 2025
Office lease right of use asset	$81,974	$81,974
Less: accumulated amortization	(53,212)	(42,868)
Balance of ROU assets	$28,762	$39,106

As of March 31, 2026, future minimum base lease payments due under a non-cancelable operating lease were as follows:

Year ending March 31,	Amount
2027	$30,196
Total minimum non-cancelable operating lease payments	30,196
Less: discount to fair value	(994)
Total lease liability on March 31, 2026	$29,202

NOTE 13 — SUBSEQUENT EVENTS

Real Estate Purchase and Sale Agreement

On April 20, 2026, the Company through its wholly owned subsidiaries, Green Valley, Kingman and Chino Valley (collectively, the “Seller”), entered into a Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) with Broken Arrow Herbal Center, Inc., an Arizona corporation (the “Purchaser”), pursuant to which the Seller agreed to sell to the Purchaser three properties consisting of (i) property commonly known as 1732 W. Commerce Point Place,

Annex D-43

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 13 — SUBSEQUENT EVENTS (cont.)

Green Valley, Arizona 85614 (the “Green Valley Property”), (ii) property commonly known as 2095 E. Northern Avenue, Kingman, Arizona 86409 (the “Kingman Property”), and (iii) property commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona 86323 (the “Chino Property” and together with the Green Valley Property and Kingman Property, the “Properties”). The Purchase Agreement provides that the Purchaser is exercising purchase rights set forth in certain existing lease agreements relating to the Properties.

The aggregate purchase price for the Properties is $9.0 million, allocated as follows: (i) $8.0 million for the Chino Property, (ii) $500,000 for the Kingman Property, and (iii) $500,000 for the Green Valley Property. The Purchaser is required to deposit $400,000 into escrow. Subject to the terms of the Purchase Agreement, the purchase price is to be paid through a combination of (i) $4.0 million in cash and (ii) a $5.0 million promissory note to be secured by a deed of trust. The Purchase Agreement provides that, following closing, such seller financing is to be the only debt or lien permitted to encumber the Properties until the note has been paid in full and the deed of trust has been released of record.

The closing is scheduled to occur on June 30, 2026, unless extended in accordance with the Purchase Agreement. The Purchaser has the right, in its sole discretion, to extend the closing date to August 31, 2026, by timely written notice. If that extension right is exercised, the Purchase Agreement provides that the acquisitions of the Green Valley Property and the Kingman Property would close on the original closing date for an aggregate cash payment of $1.0 million, and the closing for the Chino Property would be extended to August 31, 2026. If the first extension right is timely exercised, the Purchaser also has a further right to extend the closing for the Chino Property to September 30, 2026, by timely written notice and by delivering an additional $1.0 million supplemental deposit to the escrow agent, which supplemental deposit is nonrefundable except in the case of an uncured seller default. Except as expressly provided in connection with a timely exercised extension, the Purchase Agreement contemplates an all-or-none closing involving all three Properties.

The Purchase Agreement contains customary provisions regarding title review, closing deliveries, apportionments, casualty and condemnation, default remedies, confidentiality, governing law, and other matters. The Seller is required to remove certain monetary liens voluntarily created by the Seller, but otherwise has no general obligation to cure title objections. The Purchase Agreement also provides that the Purchaser is acquiring the Properties in their present “as is,” “where is,” and “with all faults” condition, subject to limited exceptions expressly set forth in the agreement. In addition, effective as of closing and subject to certain carveouts described in the Purchase Agreement, the Purchaser will release the Seller and certain related parties from claims relating to the condition of the Properties and certain other matters described in the Purchase Agreement.

If the Purchaser fails to complete the purchase without legal excuse and does not timely cure such default, the Seller’s sole remedy is to terminate the Purchase Agreement and retain the deposit as liquidated damages. If the transaction fails to close due to an uncured default by the Seller, the Purchaser’s sole and exclusive remedies are to terminate the Purchase Agreement and receive a refund of the deposit, less the independent contract consideration, waive the default and proceed to closing, or seek specific performance, subject to the timing limitations set forth in the Purchase Agreement.

Agreement of Sale and Escrow Instructions

On May 1, 2026, the Company, through its wholly owned subsidiary ZP Woodward entered into and closed on the Woodward Agreement with the Woodward Buyer. Pursuant to the Woodward Agreement, ZP Woodward agreed to sell to the Woodward Buyer: (i) ZP Woodward’s fee interest in the real estate property located at 23600 Woodward Avenue, Ferndale, Michigan APN No. 24-25-27-181-006 (the “Fee Property”); (ii) ZP Woodward’s vendee interest in that certain the Land Contract dated November 30, 2022 related to APNs 25-27-181-004 & 25-27-181-005, with a commonly known address of 23622 & 23616 Woodward Avenue, Pleasant Ridge, Michigan with THE THOMAS A. PEARLMAN

Annex D-44

ZONED PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

NOTE 13 — SUBSEQUENT EVENTS (cont.)

REVOCABLE TRUST U/A/D 6/13/2005, as vendor (the “Pearlman Land Contract”); (iii) ZP Woodward’s vendee interest in that certain Land Contract dated February 23, 2023 related to APN 25-27-181-003, with a commonly known address of 23634 Woodward Avenue, Pleasant Ridge, Michigan with GANGNIER INVESTMENTS LLC, a Michigan limited liability company, as vendor (the “Gangnier Land Contract”); and (iv) ZP Woodward’s interest in that certain Licensed Cannabis Facility Absolute Net Lease Agreement dated December 1, 2022 with respect to the Fee Property and the (the “Woodward Lease,” and collectively with the Fee Property and land contract interests, the “Woodward Property”). The aggregate purchase price for the Woodward Property was $600,000, plus Woodward Buyer’s assumption of all obligations and outstanding balances under the Pearlman Land Contract and Gangnier Land Contract (being $1,327,371 and $374,826, respectively). At closing, ZP Woodward conveyed the Fee Property by covenant deed and assigned its interests in the Pearlman Land Contract. Gangnier Land Contract, and Lease to the Woodward Buyer, and the Woodward Buyer assumed the related obligations.

The Woodward Agreement contains customary representations and warranties of Seller, including with respect to authority, absence of conflicting agreements, and certain matters relating to litigation, environmental conditions, and the land contracts, subject to knowledge qualifiers. Except as expressly set forth in the Woodward Agreement and related closing documents, the Woodward Property is being sold on an “as is, where is, with all faults” basis. The Woodward Agreement includes provisions allocating prorations of taxes, rent, land contract payments, utilities and other customary items as of closing. Certain closing costs, including escrow fees, owner’s title insurance premiums, and transfer taxes, are to be shared equally by the Woodward Buyer and Seller, with the Woodward Buyer responsible for additional title coverage and any lender’s policy.

In connection with the closing, the parties have entered into, or will enter into (i) and Assignment and Assumption of Land Contract with respect to the Pearlman Land Contract among Seller, the Woodward Buyer, and Thomas A. Pearlman, Trustee of the Thomas A. Pearlman Revocable Trust u/a/d 6/13/2005 (the “Pearlman Land Contract Assignment”); (ii) an Assignment and Assumption of Land Contract with respect to the Gangnier Land contract among Seller, the Woodward Buyer, and Gangnier Investment, LLC (the “Gangnier Land Contract Assignment”); and (iii) an Assignment and Assumption of Lease among ZP Woodward, the Woodward Buyer, and Rapid Fish 2, LLC, as tenant (the “Lease Assignment” and together with the Pearlman Land Contract Assignment and Gangnier Land Contract Assignment, the “Assignment Agreements”).

Each of the Assignment Agreements became automatically effective upon the consummation of the closing of the transaction contemplated by the Woodward Agreement. From and after the effective time of such closing, (i) ZP Woodward assigned to the Woodward Buyer all of its right, title, and interest in and to the applicable land contract or Lease, as applicable, and (ii) the Woodward Buyer assumed and agreed to perform all obligations of ZP Woodward arising under such agreements from and after the effective date thereof. Under the Assignment Agreements, the Woodward Buyer does not assume liability for obligations arising prior to the effective time of the assignments, and Seller retains such pre-closing liabilities. In addition, each applicable counterparty (including the land contract sellers and the tenant under the Lease) has consented to the applicable assignment and has agreed to release Seller from liabilities arising under the assigned agreements from and after the effective time of such assignment.

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Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

This quarterly report on Form 10-Q contains forward-looking statements regarding our business, financial condition, results of operations and prospects. The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This quarterly report on Form 10-Q and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are set forth in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as the same may be updated from time to time.

We caution that these factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our unaudited consolidated financial statements and the related notes that appear elsewhere in this quarterly report on Form 10-Q.

Overview

Zoned Properties, Inc. (“Zoned Properties” or the “Company”) was incorporated in the State of Nevada on August 25, 2003. In October 2013, the Company changed its name to Zoned Properties, Inc. and in April 2014, the Company shifted its business model to address commercial real estate in the regulated cannabis industry. Zoned Properties is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. Headquartered in Scottsdale, Arizona, Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice.

The Company operates in two organized segments; (1) the operations, leasing and management of its commercial properties, herein known as the “Property Investment Portfolio” segment, and (2) the advisory, brokerage and technology services related to commercial properties, herein known as the “Real Estate Services” segment. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases. The Company does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended.

The core of our business operations involves identifying, securing, acquiring, and leasing commercial properties that intend to operate within highly regulated industries, including the legalized cannabis industry. Within highly regulated industries, local municipalities typically develop strict regulations, including zoning and permitting requirements related to commercial real estate, that dictate the specific locations and parameters under which regulated properties can operate, including cannabis properties. We often refer to these requirements as cannabis approvals. These regulations often include complex permitting processes that require longer development timelines than traditional commercial real estate and can include non-standard codes governing each location; for example, restricting a regulated property or facility from operating within a certain distance of any parks, schools, churches, or residential districts, or restricting

Annex D-46

a regulated property from operating outside a defined set of hours of operation. When an organization can collaborate with local representatives, a proactive set of rules and regulations can be established and followed to meet the needs of both the regulated operators and the local community.

Due to the complex nature of the Company’s core business operations and target investment properties, the Company may secure dozens of potential property candidates for acquisition and prospective tenant candidates for leasing at any given time, all in the normal course of business. The process of securing a potential property candidate may include completing contractual agreements such as an option agreement or a purchase agreement, which may include various contingencies and conditions precedent related to the ultimate consummation of the acquisition, investment, or transaction. Simultaneously with the securing of potential property candidates, the Company will advertise and market a property to prospective tenant candidates for a long-term, absolute-net lease agreement, which may include various contingencies and conditions precedent related to the ultimate commencement of the lease and tenancy. In order to deliver a successful investment property transaction, the Company must collectively receive all cannabis approvals from state and local governing authorities that may be required at a given property, secure a qualified tenant to lease and operate the property, and complete the acquisition of the property.

The Company’s current investment properties are located in Arizona and Illinois with 100% occupancy and a weighted average lease term over 10 years. Each of the Company’s leased properties is occupied by a commercial cannabis tenant.

Zoned Properties maintains a portfolio of properties that it owns, develops and leases. As of May 12, 2026, the Company leases land and/or building space at the six properties in its portfolio to licensed and regulated cannabis tenants in areas with established cannabis regulations and zoning procedures. Three of the leased properties are zoned and permitted as regulated cannabis retail dispensaries, two of the leased properties are zoned and permitted as regulated cannabis cultivation and processing facilities, and one property is leased for the future development of a licensed medical and adult use marijuana retail dispensary.

Sale of Woodward Property

On May 1, 2026, the Company, through its wholly owned subsidiary ZP Woodward entered into and closed on an Agreement of Sale and Escrow Instructions (the “Woodward Agreement”) with Woodward RE 1 LLC, a Michigan limited liability company, or its nominee (“Woodward Buyer”). Pursuant to the Woodward Agreement, ZP Woodward agreed to sell to the Woodward Buyer all Michigan properties (See Note 13 — Subsequent Events). We sold the Woodward Property for $600,000. As of December 31, 2025, based on the potential sale of the Woodward Properties, the net carrying value of the Woodward Property of approximately $2,700,000 would exceed the $600,000 sale price by $2,100,000. Based on these conditions, our projected future cash flows, anticipated holding periods, and market conditions have changed. Accordingly, during the year ended December 31, 2025, the Company recorded an impairment loss of $2,100,000.

As of May 12, 2026, a summary of rental properties owned by us consisted of the following:

Location	Tempe, AZ	Chino Valley, AZ	Green Valley, AZ	Kingman, AZ	Chicago, IL	Surprise, AZ
Description	Industrial/ Office	Greenhouse/ Nursery	Retail (special use)	Retail (special use)	Land	Retail (special use)
Current Use	Cannabis Facility	Cannabis Facility	Cannabis Dispensary	Cannabis Dispensary	Development	Cannabis Dispensary	Property Investment Portfolio Total
Date Acquired	March 2014	August 2015	Oct 2014	May 2014	January 2024	July 2024
Lease Start Date	May 2018	May 2018	May 2018	May 2018	January 2024	July 2024
Lease End Date	April 2040	April 2040	April 2040	April 2040	January 2039	June 2040
No. of Tenants	1	1	1	1	1	1

Land Area: (Acres)	3.65	47.60	1.33	0.32	0.37	1.11	54.58

Land Area: (Sq. Feet)	158,772	2,072,149	57,769	13,939	16,000	48,541	2,367,170

Undeveloped Land Area (Sq. Feet)	—	1,782,563	—	6,878	16,000	—	1,805,441

Developed Land Area (Sq. Feet)	158,772	289,586	57,769	7,061	—	48,541	561,729

Annex D-47

Location	Tempe, AZ	Chino Valley, AZ	Green Valley, AZ	Kingman, AZ	Chicago, IL	Surprise, AZ
Description	Industrial/ Office	Greenhouse/ Nursery	Retail (special use)	Retail (special use)	Land	Retail (special use)
Current Use	Cannabis Facility	Cannabis Facility	Cannabis Dispensary	Cannabis Dispensary	Development	Cannabis Dispensary	Property Investment Portfolio Total
Total Rentable Building Sq. Ft.	60,000	97,312	1,440	1,497	—	4,200	164,449

Vacant Rentable (Sq. Ft.)	—	—	—	—	—	—	—

Sq. Ft. rented as of May 12, 2026	60,000	97,312	1,440	1,497	—	4,200	164,449

Annual Base Rent (*,**)
April 2026 to Dec 2026	$458,633	$495,000	$31,500	$36,000	$175,045	$229,500	$1,425,678
2027	611,849	865,200	42,000	48,000	240,395	313,635	2,121,079
2028	612,276	891,156	42,000	48,000	247,607	323,044	2,164,083
2029	612,715	917,891	42,000	48,000	255,036	332,732	2,208,374
2030	613,159	945,427	42,000	48,000	262,687	342,714	2,253,987
Thereafter	5,519,960	9,892,838	378,000	432,000	2,405,976	3,813,043	22,441,817
Total	$8,428,592	$14,007,512	$577,500	$660,000	$3,586,746	$5,354,668	$32,615,018

____________

*        Annual base rent represents amount of cash payments due from tenants.

**      For Tempe, AZ, table includes rental income generated from the lease of parking lot space used by a third party as an antenna location.

Annualized $ per Rented Sq. Ft. (Base Rent)

Year	Tempe, AZ	Chino Valley, AZ	Green Valley, AZ	Kingman, AZ	Chicago, IL	Surprise, AZ
2026	$9.8	$10.8	$29.2	$32.1	$—	$72.5
2027	$9.8	$10.8	$29.2	$32.1	$—	$74.7
2028	$9.8	$10.8	$29.2	$32.1	$—	$76.9
2029	$9.8	$10.8	$29.2	$32.1	$—	$79.2
2030	$9.8	$10.8	$29.2	$32.1	$—	$81.6

Real Estate Purchase and Sale Agreement regarding CGK Properties

On April 20, 2026, the Company through its wholly owned subsidiaries, Green Valley, Kingman and Chino Valley (collectively, the “Seller”), entered into a Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) with Broken Arrow Herbal Center, Inc., an Arizona corporation (the “Purchaser”), pursuant to which the Seller agreed to sell to the Purchaser three properties consisting of (i) property commonly known as 1732 W. Commerce Point Place, Green Valley, Arizona 85614 (the “Green Valley Property”), (ii) property commonly known as 2095 E. Northern Avenue, Kingman, Arizona 86409 (the “Kingman Property”), and (iii) property commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona 86323 (the “Chino Property” and together with the Green Valley Property and Kingman Property, the “Properties”). The Purchase Agreement provides that the Purchaser is exercising purchase rights set forth in certain existing lease agreements relating to the Properties.

The aggregate purchase price for the Properties is $9.0 million, allocated as follows: (i) $8.0 million for the Chino Property, (ii) $500,000 for the Kingman Property, and (iii) $500,000 for the Green Valley Property. The Purchaser is required to deposit $400,000 into escrow. Subject to the terms of the Purchase Agreement, the purchase price is to be paid through a combination of (i) $4.0 million in cash and (ii) a $5.0 million promissory note to be secured by a deed of trust. The Purchase Agreement provides that, following closing, such seller financing is to be the only debt or lien permitted to encumber the Properties until the note has been paid in full and the deed of trust has been released of record.

The closing is scheduled to occur on June 30, 2026, unless extended in accordance with the Purchase Agreement. The Purchaser has the right, in its sole discretion, to extend the closing date to August 31, 2026, by timely written notice. If that extension right is exercised, the Purchase Agreement provides that the acquisitions of the Green Valley Property and the Kingman Property would close on the original closing date for an aggregate cash payment of $1.0 million, and the closing for the Chino Property would be extended to August 31, 2026. If the first extension right is timely exercised, the Purchaser also has a further right to extend the closing for the Chino Property to September 30, 2026,

Annex D-48

by timely written notice and by delivering an additional $1.0 million supplemental deposit to the escrow agent, which supplemental deposit is nonrefundable except in the case of an uncured seller default. Except as expressly provided in connection with a timely exercised extension, the Purchase Agreement contemplates an all-or-none closing involving all three Properties.

The Purchase Agreement contains customary provisions regarding title review, closing deliveries, apportionments, casualty and condemnation, default remedies, confidentiality, governing law, and other matters. The Seller is required to remove certain monetary liens voluntarily created by the Seller, but otherwise has no general obligation to cure title objections. The Purchase Agreement also provides that the Purchaser is acquiring the Properties in their present “as is,” “where is,” and “with all faults” condition, subject to limited exceptions expressly set forth in the agreement. In addition, effective as of closing and subject to certain carveouts described in the Purchase Agreement, the Purchaser will release the Seller and certain related parties from claims relating to the condition of the Properties and certain other matters described in the Purchase Agreement.

If the Purchaser fails to complete the purchase without legal excuse and does not timely cure such default, the Seller’s sole remedy is to terminate the Purchase Agreement and retain the deposit as liquidated damages. If the transaction fails to close due to an uncured default by the Seller, the Purchaser’s sole and exclusive remedies are to terminate the Purchase Agreement and receive a refund of the deposit, less the independent contract consideration, waive the default and proceed to closing, or seek specific performance, subject to the timing limitations set forth in the Purchase Agreement.

Management Buyout Asset Purchase Agreement

On January 15, 2026, the Company entered into an Asset Purchase Agreement (the “MBO APA”) by and among the Company, Zoned Arizona, ZP Dysart, ZPRE Holdings and collectively with Zoned Arizona and ZP Dysart, the “Real Property Sellers” and, together with the Company, the “Seller Parties” and each, a “Seller Party”, and BPB Partners, LLC (the “Buyer”). The Buyer is owned by Bryan McLaren, the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer; Berekk Blackwell, the Company’s President and Chief Operating Officer; and Patrick Moroney.

The Company formed a Special Transactions Committee of the Board of Directors (the “Committee”), consisting of its three independent directors, that has reviewed, negotiated and overseen the MBO APA and the other transaction documents and the transactions contemplated by the MBO APA (the “MBO”). The Committee approved the MBO APA, the other transaction documents and the MBO, prior to its execution. The MBO APA and the other transaction documents and the MBO were also approved by the full Board of Directors prior to its execution.

Pursuant to the terms of the MBO APA, the Seller Parties agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller Parties, subject to the terms of the MBO APA, all of the Seller Parties’ rights, title and interest in and to the Company’s business (the “Business”), and the assets, properties and rights of the Seller Parties, subject to modification as set forth in the MBO APA, and other than the Excluded Assets (as defined in the MBO APA) (the “Assets”). The Assets include, among other things, (i) the real property located at 410 S. Madison Drive, Tempe, AZ; (ii) the real property located at 13150 W. Bell Road, Surprise, AZ; (iii) the real property located at 3455 S. Ashland Avenue, Chicago, IL; (iv) the Company’s membership interests in ZPRE Holdings, Arizona Brokerage, Florida Brokerage, ZP Data 2, ZP Ohio B, LLC, and Zoneomics Green; (v) all rights under all contracts to which any Seller Party is a party or is bound as of the closing date that is related to the Business; (vi) all intellectual property of the Seller Parties; (vii) all prepaid expenses, security deposits, and certain other operational assets; and (vii) potentially certain additional assets that may be acquired by the Seller Parties prior to the closing of the MBO, as discussed below.

Subject to adjustment as set forth in the MBO APA, the purchase price for the Assets will be $7,000,000, less the Assumed Indebtedness (as defined in the MBO APA) (the “Purchase Price”).

The parties to the MBO APA acknowledged and agreed that between January 15, 2026 and the date of the closing of the MBO, the Company or one or more affiliates of the Company may acquire or invest in additional real estate assets (“Additional Assets”). Upon acquisition of or investment in the Additional Assets, (i) such Additional Assets shall be deemed included in the “Assets” for purposes of the MBO APA, (ii) the Purchase Price will be increased by the amount of the cash purchase price paid therefor by the Company or its affiliate, (iii) the Purchase Price will be decreased by the amount of any cash and/or debt instruments issued by the Company or its affiliate to the seller of such Additional Assets (the “Additional Asset Acquisition Indebtedness”), and (iv) such Additional Asset Acquisition Indebtedness will be deemed included in the assumed liabilities pursuant to the MBO APA.

Annex D-49

The parties to the MBO APA also acknowledged and agreed that between January 15, 2026 and the closing of the MBO, the Company may sell the real estate assets located at 23622-23634 Woodward Avenue, Pleasant Ridge, MI (the “Pleasant Ridge Assets”) to a third party for a purchase price to be determined. The Pleasant Ridge Assets are not currently included in the “Assets” for purposes of the MBO APA. In the event that the sale of the Pleasant Ridge Assets is not consummated prior to the closing, then the Pleasant Ridge Assets will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the appraisal value of the Pleasant Ridge Assets, as determined as set forth in the MBO APA.

The parties to the MBO APA further acknowledged and agreed that between January 15, 2026 and the closing, the Company may sell the real estate assets located at 2144 N. Road 1 East, Chino Valley, AZ; 2095 Northern Avenue, Kingman, AZ; and 1732 W. Commerce Point Place, Green Valley, AZ (collectively, the “CKG Properties”) to a third party for a total purchase price of $9,000,000 (the “CKG Purchase Price”), of which $4,000,000 is expected to be paid in cash and $5,000,000 is expected to be paid via a promissory note payable to the Company (the “CKG Note”). In the event that the sale of the CKG Properties is not consummated prior to the closing, then the CKG Properties will be deemed included in the “Assets” and the Purchase Price will be increased by the amount of the CKG Purchase Price.

If the sale of the CKG Properties is consummated prior to the closing, then the CKG Properties will not be included in the “Assets,” but the CKG Note will be included in the “Assets” for purposes of the MBO APA, and the Purchase Price will be increased by the principal amount of the CKG Note.

Pursuant to the terms of the MBO APA, the MBO APA may be terminated at any time prior to the closing by:

(a)     The mutual agreement of the parties, each in their sole discretion;

(b)    The Company or by Buyer if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the MBO;

(c)     The Buyer if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Seller Party, which breach has not been cured within 10 days after receipt of notice of such breach by the Company;

(d)    The Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Buyer, which breach has not been cured within 10 days after receipt of notice of such breach by Buyer;

(e)     Any party in the event that the closing has not occurred by September 30, 2026, which date may be extended by 90 days as set forth in the MBO APA;

(f)     Written notice by Buyer to the Company, if there shall have been a “Seller Material Adverse Effect” (as defined in the MBO APA) following the Effective Date which is uncured for at least 20 business days after written notice by the Buyer;

(g)    The Buyer, during the 180-day period following the Effective Date, if the Buyer determines that its due diligence review is not satisfactory for any reason in its sole discretion; or

(h)    The Company, in the event it receives a proposal on terms more favorable to the Company’s stockholders than those set forth in the MBO APA, subject to the terms of the MBO APA, prior to the date that is the later of (i) the date on which the Company receives stockholder approval as set forth in the MBO APA, and July 14, 2026 (the date on which the Buyer’s due diligence period expires).

The closing of the MBO is subject to certain closing conditions, including, but not limited to, (i) the Company and the Committee having received an opinion as to the fairness of the transactions, from a financial point of view, to the shareholders of the Company, and such opinion remaining valid and in full force and effect as of the closing; (ii) MBO APA and the transactions set forth therein being approved by both (1) the shareholders of the Company holding a majority of the voting power of the Company, as required by Nevada law, and (2) shareholders of the Company holding a majority of the voting power of the Company, but excluding for such purposes any such shareholder, and shares or stock of the Company, held by any persons who own, control or have any interest in the Buyer (i.e., a ‘majority of the

Annex D-50

minority’ uninterested shareholders); (iii) receipt of any required regulatory approvals; (iv) raising by the Buyer of the capital required, in its sole discretion, to fund the Purchase Price; and (v) other customary closing conditions. The MBO APA contains customary representations, warranties and covenants.

If the MBO APA is approved by the Company’s stockholders, as required, the Company expects that the closing of the MBO will take place by the end of 2026. Assuming that the MBO APA is approved by the Company’s stockholders, as required, and the Company can successfully sell and liquidate 100% of the Company’s assets and operations, the Company expects (i) to pay off any remaining debt, settle any remaining accounts and agreements, liquidate the Company’s outstanding preferred shares, and then distribute the net available balance of cash to stockholders as a return of capital through a special dividend, and (ii) to subsequently complete a reverse merger or other transaction involving the public company.

Going concern consideration

Our unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our unaudited consolidated financial statements, the Company had a net loss of $54,660 and had cash provided by operations of $1,630,287 for the three months ended March 31, 2026. Additionally, as of March 31, 2026, the Company had cash of $2,500,758 and stockholders’ equity of $3,356,861. On December 31, 2025 and effective January 1, 2026, the Company entered into Amended and Restated Absolute Net Lease Agreements with certain tenants. The Amended and Restated Absolute Net Lease Agreements include, among other provisions, (i) a right of first refusal with a right of first refusal period of up to 60 days and (ii) a short-term exclusive option that permits the tenant to purchase, on an all-or-none basis, three leased properties (Chino Valley, Green Valley and Kingman).

On April 20, 2026, the Company through its wholly owned subsidiaries, Green Valley, Kingman and Chino Valley (collectively, the “Seller”), entered into a Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) with Broken Arrow Herbal Center, Inc., an Arizona corporation (the “Purchaser”), pursuant to which the Seller agreed to sell to the Purchaser three properties consisting of (i) property commonly known as 1732 W. Commerce Point Place, Green Valley, Arizona 85614 (the “Green Valley Property”), (ii) property commonly known as 2095 E. Northern Avenue, Kingman, Arizona 86409 (the “Kingman Property”), and (iii) property commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona 86323 (the “Chino Property” and together with the Green Valley Property and Kingman Property, the “Properties”). The Purchase Agreement provides that the Purchaser is exercising purchase rights set forth in certain existing lease agreements relating to the Properties.

The aggregate purchase price for the Properties is $9.0 million, allocated as follows: (i) $8.0 million for the Chino Property, (ii) $500,000 for the Kingman Property, and (iii) $500,000 for the Green Valley Property. The Purchaser is required to deposit $400,000 into escrow, of which $100 constitutes independent contract consideration payable to the Seller. Subject to the terms of the Purchase Agreement, the purchase price is to be paid through a combination of (i) $4.0 million in cash and (ii) a $5.0 million promissory note to be secured by a deed of trust. The Purchase Agreement provides that, following closing, such seller financing is to be the only debt or lien permitted to encumber the Properties until the note has been paid in full and the deed of trust has been released of record.

The closing is scheduled to occur on June 30, 2026, unless extended in accordance with the Purchase Agreement. The Purchaser has the right, in its sole discretion, to extend the closing date to August 31, 2026, by timely written notice. If that extension right is exercised, the Purchase Agreement provides that the acquisitions of the Green Valley Property and the Kingman Property would close on the original closing date for an aggregate cash payment of $1.0 million, and the closing for the Chino Property would be extended to August 31, 2026. If the first extension right is timely exercised, the Purchaser also has a further right to extend the closing for the Chino Property to September 30, 2026, by timely written notice and by delivering an additional $1.0 million supplemental deposit to the escrow agent, which supplemental deposit is nonrefundable except in the case of an uncured seller default. Except as expressly provided in connection with a timely exercised extension, the Purchase Agreement contemplates an all-or-none closing involving all three Properties.

The Purchase Agreement contains customary provisions regarding title review, closing deliveries, apportionments, casualty and condemnation, default remedies, confidentiality, governing law, and other matters. The Seller is required to remove certain monetary liens voluntarily created by the Seller, but otherwise has no general obligation to cure title

Annex D-51

objections. The Purchase Agreement also provides that the Purchaser is acquiring the Properties in their present “as is,” “where is,” and “with all faults” condition, subject to limited exceptions expressly set forth in the agreement. In addition, effective as of closing and subject to certain carveouts described in the Purchase Agreement, the Purchaser will release the Seller and certain related parties from claims relating to the condition of the Properties and certain other matters described in the Purchase Agreement.

If the Purchaser fails to complete the purchase without legal excuse and does not timely cure such default, the Seller’s sole remedy is to terminate the Purchase Agreement and retain the deposit as liquidated damages. If the transaction fails to close due to an uncured default by the Seller, the Purchaser’s sole and exclusive remedies are to terminate the Purchase Agreement and receive a refund of the deposit, less the independent contract consideration, waive the default and proceed to closing, or seek specific performance, subject to the timing limitations set forth in the Purchase Agreement.

Additionally, on January 15, 2026, the Company and certain of its subsidiaries entered into the MBO APA with the Buyer to sell substantially all of its properties to the Buyer, a company owned by management. The closing of the MBO is subject to certain closing conditions, including, but not limited to, approval by the Company’s stockholders and the Buyer obtaining financing.

On May 1, 2026, the Company, through its wholly owned subsidiary ZP Woodward entered into and closed on an Agreement of Sale and Escrow Instructions (the “Woodward Agreement”) with Woodward RE 1 LLC, a Michigan limited liability company, or its nominee (“Woodward Buyer”). Pursuant to the Woodward Agreement, ZP Woodward agreed to sell to the Woodward Buyer all Michigan properties (See Note 13 — Subsequent Events). The Company sold the Woodward Property for $600,000.

If the Company sells some or all of its properties, it will have minimal or no operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this Quarterly Report. There can be no assurance that the Company will sell its properties. If the Company sells its properties, the Company’s cash flow provided by operating activities would decrease substantially and the Company may need to raise capital through debt and/or equity financings to fund any ongoing operations, may need to curtail its operations, or may decide the liquidate the Company. The unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the unaudited consolidated financial statements and the notes to those statements for the three months ended March 31, 2026 and 2025, which are included elsewhere in this quarterly report on Form 10-Q. The results discussed below are for the three months ended March 31, 2026 and 2025.

Comparison of Results of Operations for the Three Months Ended March 31, 2026 and 2025

Revenues

For the three months ended March 31, 2026 and 2025, revenues by reportable business segments were as follows:

	Three Months Ended March 31,
	2026	2025
Revenues:
Property investment portfolio	$755,730	$760,892
Real estate services	416,706	213,600
Total revenues	$1,172,436	$974,552

Annex D-52

For the three months ended March 31, 2026, total revenues amounted to $1,172,436, including property investment portfolio revenues of $755,730, which consists of rental revenues, as compared to total revenues of $974,552, including property investment portfolio revenues $760,892, which consists of rental revenue, for the three months ended March 31, 2025, representing an overall increase of $197,884, or 20.3%. This increase was attributable to an increase in real estate services revenues of $203,046, or 95.0%, attributable to an increase in commissions and assignment fees earned on real estate listings, offset by a decrease in advisory fees. This increase was offset by a decrease in properties investment portfolio revenue of $5,162, or 0.7%.

All of the Company’s real estate properties are leased under absolute-net or triple-net leases with our tenants. Due to the sale of our Woodward properties located in Michigan on May 1, 2026, we expect property investment portfolio revenues to decrease.

Operating expenses

For the three months ended March 31, 2026, operating expenses amounted to $1,045.868, as compared to $545,781 for the three months ended March 31, 2025, representing an increase of $500,087, or 91.6%. For the three months ended March 31, 2026 and 2025, operating expenses consisted of the following:

	Three Months Ended March 31,
	2026	2025
Compensation and benefits	$170,179	$285,668
Professional fees	142,510	77,761
Brokerage fees	370,617	—
General and administrative expenses	50,297	55,840
Depreciation and amortization	73,835	88,508
Real estate taxes	38,780	38,004
Property portfolio business development costs	199,650	—
Total	$1,045,868	$545,781

•        For the three months ended March 31, 2026, compensation and benefit expense decreased by $115,489, or 40.4%, as compared to the three months ended March 31, 2025. The decrease was primarily attributable to an overall decrease in compensation and related benefits of $20,405 and a decrease in stock-based compensation of $95,084 related to reversal of previously recorded stock-based stock option expense due to the cancellation of unvested stock options.

•        For the three months ended March 31, 2026, professional fees increased by $64,749, or 83.3%, as compared to the three months ended March 31, 2025. This increase was primarily attributable to an increase in legal fees of $52,508, an increase in consulting fees of $10,642, and an increase in other professional fees of $1,599.

•        For the three months ended March 31, 2026 and 2025, we recorded brokerage fees amounting to $370,617 and $0, respectively, representing an increase of $370,617, or 100.0%. Brokerage fees occur as the result of various percentage-based commission splits we pay to our licensed brokerage team members who participate in various real estate listing transactions.

•        General and administrative expenses consist of expenses such as rent expense, debt expense, insurance expense, travel expenses, office expenses, telephone and internet expenses, advertising and marketing expense, and other general operating expenses. For the three months ended March 31, 2026, general and administrative expenses decreased by $5,543, or 9.9%, as compared to the three months ended March 31, 2025, primarily due to the recording of bad debt recovery of $38,016, offset by an increase in insurance expense of $38,829 related to an increase in directors and officers liability insurance premiums incurred.

•        For the three months ended March 31, 2026, depreciation expense decreased by $14,673, or 16.6%, as compared to the three months ended March 31, 2025 due to a decrease in depreciable rental properties.

•        For the three months ended March 31, 2026, real estate taxes increased by a nominal amount of $776, or 2.0%, as compared to the three months ended March 31, 2025.

Annex D-53

•        For the three months ended March 31, 2026, property portfolio business development costs increased by $199,650, or 100.0%, as compared to the three months ended March 31, 2025. Property portfolio business development costs are costs related to forfeited escrow deposits and the write off of development costs related to projects which we decided not to pursue due to the rejection of permits and licensing by local governments.

Income from operations

As a result of the factors described above, for the three months ended March 31, 2026, income from operations amounted to $126,568, as compared to income from operations of $428,771 for the three months ended March 31, 2025, representing a decrease of $302,203, or 70.5%.

Other (expenses) income, net

Other (expense) income, net primarily includes interest expense incurred on debt with third parties and also includes other income (expense). For the three months ended March 31, 2026 and 2025, total other expenses, net amounted to $181,228 and $282,913, respectively, representing a decrease of $101,685, or 35.9%. This decrease was attributable to an increase in interest expense of $16,060, primarily related to an increase in notes payable, and a positive change in gain or loss in fair value from an interest rate swap of $115,245 and an increase in other income of $2,500.

Net (loss) income

As a result of the foregoing, for the three months ended March 31, 2026, net loss amounted to $(54,660), or $(0.00) per common share (basic and diluted), and for the three months ended March 31, 2025, net income amounted to $145,858, or $0.01 per common share (basic) and $0.01 per common share (diluted).

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $2,500,758 and $837,767 as of March 31, 2026 and December 31, 2025, respectively.

Our primary uses of cash have been for the acquisition of new property investments, compensation and benefits, fees paid to third parties for professional services, real estate taxes, general and administrative expenses, and the development of rental properties and other lines of business. All funds received have been expended in the furtherance of growing the business. We receive funds from the collection of rental income, and real estate services, which primarily includes advisory fees and brokerage fees. The following trends are reasonably likely to result in changes in our liquidity over the near term to long term:

•        An increase in working capital requirements to finance our current business,

•        Addition of administrative and sales personnel as the business grows,

•        The cost of being a public company,

•        An increase in investments in joint ventures and other projects, and

•        An increase in investments in rental properties.

We may need to raise additional funds, particularly if we are unable to continue to generate positive cash flows from our operations. We estimate that based on current plans and assumptions, our available cash will be sufficient to satisfy our cash requirements under our present operating expectations for the next 12 months from the date of this quarterly report on Form 10-Q. Other than revenue received from the lease of our rental properties and real estate services, and from a bank note and other notes payable, we presently have no other significant alternative source of working capital.

We have used these funds to fund our operating expenses, pay our obligations, acquire and develop rental properties, invest in joint ventures, and to grow our company. We may need to raise significant additional capital or debt financing to acquire new properties, to develop existing properties, to assure we have sufficient working capital for our ongoing operations and debt obligations, and to invest in new joint venture and other projects.

Annex D-54

See also “Overview — Management Buyout Asset Purchase Agreement.”

Cash Flow

For the Three Months Ended March 31, 2026 and 2025

Net cash flow provided by operating activities was $1,630,287 for the three months ended March 31, 2026, as compared to net cash flow provided by operating activities of $330,632 for the three months ended March 31, 2025, representing an increase of $1,299,655, or 393.1%.

•        Net cash flow provided by operating activities for the three months ended March 31, 2026 primarily reflected a net loss of $54,660, adjusted for the add-back of non-cash items consisting of depreciation of $73,835, amortization of debt discount of $6,418, stock-based compensation expense of $56,605, net recovery of stock-based stock option expense of $93,105, loss of forfeited escrow deposits and development costs of $199,650, bad debt recovery of $33,016, and income from the changes in fair value from an interest rate swap of $26,855, offset by changes in operating assets and liabilities primarily consisting of a decrease in accounts receivable of $390,794, an increase in deferred rent of $218,058 attributable to the modification of lease agreements, a decrease in lease incentive receivable of $6,880, an increase in prepaid expenses and other current assets of $90,376, an increase in accounts payable of $13,447, an increase in accrued expenses of $415,363, an increase in contract liabilities of $950,197, and an increase in security deposits payable of $33,333.

•        Net cash flow provided by operating activities for the three months ended March 31, 2025 primarily reflected net income of $145,858, adjusted for the add-back of non-cash items consisting of depreciation of $88,508, amortization of debt discount of $6,418, accretion of stock-based stock option expense of $56,606, and loss from the changes in fair value from an interest rate swap of $88,390, offset by changes in operating assets and liabilities primarily consisting of a decrease in accounts receivable of $121,966, an increase in deferred rent of $123,146 attributable to rent abatement on our new tenant leases at our Chicago, Illinois and Surprise, AZ properties, a decrease in lease incentive receivable of $6,880, a decrease in prepaid expenses of $40,313, a decrease in accounts payable of $10,983, a decrease in accrued expenses of $86,037, and a decrease in contract liabilities of $4,306.

For the three months ended March 31, 2026, net cash flow used in investing activities amounted to $42,498, as compared to net cash used in investing activities of $648,841 for the three months ended March 31, 2025, representing a positive increase of $691,339. For the three months ended March 31, 2026, net cash provided by investing activities was attributable to a decrease in escrow deposits of $32,900 and a decrease in capitalized project costs of $9,598. During the three months ended March 31, 2025, net cash used in investing activities was attributable to the purchase of rental properties and improvements of $450,000, an increase in investments in cost method investee of $84,110, an increase in escrow deposits of $8,681 and an increase in capitalized project costs of $106,050.

During the three months ended March 31, 2026 and 2025, net cash (used in) provided by financing activities amounted to $(9,794) and $292,147, respectively. For the three months ended March 31, 2026, net cash used in financing activities consisted of cash used for the repayment of notes payable of $9,794. During the three months ended March 31, 2025, net cash provided by financing activities consisted of net proceeds from a note payable of $300,000, offset by cash used for the repayment of notes payable of $7,853.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

Annex D-55

The following tables summarize our contractual obligations as of March 31, 2026, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period (dollars in thousands),
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5 + years
Convertible notes	$2,000	$—	$—	$2,000	$—
Interest on convertible notes	420	120	240	60	—
Notes payable	7,683	459	1,405	1,737	4,082
Total	$10,103	$579	$1,645	$3,797	$4,082

Off-balance Sheet Arrangements

Other than discussed herein, we have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us. Our off-balance sheet arrangement includes the notional amount of our interest rate swaps which we use to hedge a portion of our exposure to interest rate fluctuations. Currently, our interest rate swap fixes the variable rate interest on our bank swap note payable. We intend to fund our interest rate swap payments utilizing cash flows from operations. As of March 31, 2026, the notional amount of our interest rate swaps was $4,358,966. In interest rate swaps, the notional amount is the specified value upon which interest rate payments will be exchanged. The notional amount in interest rate swaps is used to come up with the amount of interest due.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including the critical ones related to an interest rate swap, the allowance for accounts receivable, impairment of rental properties, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting estimates affect our more significant judgments and estimates used in the preparation of the financial statements.

Interest rate swap

In connection with a bank loan executed in 2022, the Company entered into an interest rate swap agreement to manage interest rate risk related to debt that accrues interest at variable rates. The Company accounts for its interest rate swap agreement in accordance with the guidance related to derivatives and hedging activities. The Company is exposed to market risk from changes in interest rates. The Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount. Interest payments receivable and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability. Because the variable interest rates used to calculate payments under the terms of the swap agreement are calculated using different benchmarks than those included in the Company’s variable rate debt agreement, the swap agreement is not considered an effective cash flow hedge.

Annex D-56

Accordingly, changes in the underlying market value of the remaining swap payments are recognized into income as an increase or decrease to other income (expense) each reporting period. In accordance with the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, the Company believes values provided by its counterparty represent the fair value of its swap agreement. The Company believes that the quality of the counterparty to its swap agreement mitigates the counterparty credit risk.

The estimated fair value of the interest rate swap agreement is reflected as a derivative liability on the accompanying balance sheets with changes in the fair value reflected in income (loss) from derivative — interest rate swap on the accompanying statements of operations. The Company uses derivative financial instruments only to manage interest rate risks and not as investment vehicles.

Information regarding the interest rate swap is as follows:

Description	Notional Amount on March 31, 2026	Interest Rate	Maturity	Fair Value of Liability on March 31, 2026	Fair Value of Liability on December 31, 2025
December 7, 2022 interest rate swap	$4,358,966	7.65%	December 10, 2032	$50,473	$77,328

Accounts receivable

We recognize an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries under the current expected credit loss method. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts receivable considered at risk or uncollectible. In accordance with ASC 326, “Financial Instruments — Credit Losses”, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers. The expense associated with the allowance for doubtful accounts on accounts receivable is recognized in general and administrative expenses.

Rental properties

Rental properties are carried at cost less accumulated depreciation and amortization. Betterments, major renovations and certain costs directly related to the improvement of rental properties are capitalized. Maintenance and repair expenses are charged to expense as incurred. Depreciation is recognized on a straight-line basis over estimated useful lives of the assets, which range from 5 to 39 years. Tenant improvements are amortized on a straight-line basis over the lives of the related leases, which approximate the useful lives of the assets.

Upon the acquisition of real estate, we assess the fair value of acquired assets (including land, buildings and improvements, identified intangibles, such as acquired above-market leases and acquired in-place leases) and acquired liabilities (such as acquired below-market leases) and allocate the purchase price based on these assessments. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known trends, and market/economic conditions.

Our properties are individually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis. An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value. Impairment analyses are based on our current plans, intended holding periods and available market information at the time the analyses are prepared. If our estimates of the projected future cash flows, anticipated holding periods, or market conditions change, our evaluation of impairment losses may be different and such differences could be material to our consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results.

Annex D-57

Impairment occurs when the carrying amount of our rental properties exceeds its recoverable amount. For our rental property, we considered the recoverable amount to be the respective properties fair value less costs to sell (FVLCS) plus its value in use (VIU). The recoverable amount is the higher of the asset’s fair value less costs to sell (FVLCS) and its value in use (VIU). FVLCS and VIU as defined as follows:

•        Fair Value Less Costs to Sell (FVLCS):

•        Fair value is typically determined by market prices or appraisals or tax value.

•        Subtract any costs that would be incurred to sell the asset (like commissions).

•        Value in Use (VIU):

•        This is the present value of the future cash flows the asset is expected to generate.

•        Cash flows should be based on leases in place.

We have capitalized land, which is not subject to depreciation.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 — “Compensation — Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under FASB’s Accounting Standards Update (ASU) 2016-09 Improvements to Employee Share-Based Payment Accounting. Assumptions used in the estimation of stock-based grants may include the volatility of our common stock, expected term of exercise, our discount rate and our dividend rate.

Recent Accounting Pronouncements

Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying unaudited consolidated financial statements.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not applicable to smaller reporting companies.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” as that term is defined in Rule 13a-15(e), promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our company’s reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. Our management, with the participation of our principal executive officer and principal financial officer, evaluated our company’s disclosure controls and procedures as of the end of the period covered by this quarterly report on Form 10-Q. Based on this evaluation, our principal executive officer and principal financial officer concluded that as of March 31, 2026, our disclosure controls and procedures were not effective.

Annex D-58

The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses which we identified in our internal control over financial reporting: (1) the lack of multiples levels of management review on complex accounting and financial reporting issues, (2) we had not implemented adequate system and manual controls, and (3) a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of our limited financial resources to support hiring of personnel and implementation of accounting systems. Until such time as we expand our staff to include additional accounting personnel and hire a full-time chief financial officer, it is likely we will continue to report material weaknesses in our internal control over financial reporting.

Changes in Internal Control

There were no changes in our internal control over financial reporting during the quarter ended March 31, 2026 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Annex D-59

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

The Company is not aware of any pending or threatened legal or administrative actions that it believes would have a material effect on the Company’s business.

Item 1A. Risk Factors

As a smaller reporting company, the Company is not required to disclose material changes to the risk factors that were contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated from time to time.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Effective January 28, 2026, we issued shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to the Company’s executive officers and Board members as follows:

Name	Position	No. of Shares of Restricted Common Stock
Bryan McLaren	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	250,000
Berekk Blackwell	President and Chief Operating Officer	150,000
Art Friedman	Independent Director	200,000
David G. Honaman	Independent Director	200,000
Cole Stevens	Independent Director	200,000

Such issuances are subject to forfeiture, depending on continued employment or service with the Company. If a recipient voluntarily resigns or is terminated for cause prior to December 31, 2027, the recipient must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and each recipient will retain 100% of the issued shares, free of any repayment obligation.

Effective January 28, 2026, we issued 150,000 shares of restricted common stock, representing compensation for services to be rendered in 2026 and 2027, to Mr. Moroney. The issuance is subject to forfeiture, depending on Mr. Moroney’s continued employment or service with the Company. If Mr. Moroney voluntarily resigns or is terminated for cause prior to December 31, 2027, he must return to the Company a pro-rata portion of the issued shares, calculated on a monthly basis. If a change of control occurs at any time prior to December 31, 2027, all clawback provisions will automatically terminate and Mr. Moroney will retain 100% of the issued shares, free of any repayment obligation.

The above shares were issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

(a)     None.

Annex D-60

(b)    There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors since the Company last provided disclosure in response to the requirements of Item 407(c)(3) of Regulation S-K.

(c)     During the quarter ended March 31, 2026, no director or officer of the Company adopted or terminated a contract, instruction or written plan for the purchase or sale of securities of the Company intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) and/or a non-Rule 10b5-1 trading arrangement.

Item 6. Exhibits

Exhibit No.	Description
10.1

Asset Purchase Agreement, dated as of January 15, 2026, by and among Zoned Properties, Inc., Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.2

Material Event and Amendment Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Bryan McLaren (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.3

Material Event Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Berekk Blackwell (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.4

Material Event Agreement, dated as of January 15, 2026, by and between Zoned Properties, Inc. and Patrick Moroney (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026).

10.5

Real Estate Purchase and Sale Agreement, dated April 20, 2026 by and between Green Valley Group, LLC, Kingman Property Group, LLC, Chino Valley Properties, LLC, and Broken Arrow Herbal Center, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2026).

10.6

Agreement of Sale and Escrow Instructions, dated May 1, 2026, by and between ZP RE MI Woodward, LLC and Rapid Fish, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 5, 2026).

31.1*	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer
31.2*	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer
32.1**	Section 1350 Certification of Chief Executive Officer and Chief Financial Officer
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

____________

*        Filed herewith.

**      Furnished herewith.

Annex D-61

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Zoned Properties, Inc. (Registrant)
Date: May 15, 2026	/s/ Bryan McLaren
Chief Executive Officer and Chief Financial Officer
(principal executive officer, principal financial officer and principal accounting officer)

Annex D-62

ZONED PROPERTIES, INC. 8360 E. RAINTREE DRIVE, #230 SCOTTSDALE, AZ 85260 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZDPY2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T01530-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZONED PROPERTIES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To approve the sale of the rights, title, and interest in and to Zoned Properties, Inc.’s (“Zoned Properties”) business, as described in Zoned Properties’ filings with the Securities and Exchange Commission, and the assets, properties, and rights of the seller parties, other than the excluded assets, which represents the sale of substantially all of the assets of Zoned Properties pursuant to the terms of an Asset Purchase Agreement, dated as of January 15, 2026 (as it may be amended, supplemented or modified from time to time, the “MBO APA”), by and among Zoned Properties, Zoned Arizona Properties, LLC, ZP RE AZ Dysart, LLC, ZP RE Holdings, LLC, and BPB Partners, LLC and the other transaction documents related thereto (the “Asset Sale”), and adopt the MBO APA. 2. To approve, on an advisory (non-binding) basis, compensation that will or may be paid or provided to named executive officers that is based on or otherwise relates to the Asset Sale. 3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. NOTE: Such other business as may properly come before the meeting and any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy materials are available at www.proxyvote.com. T01531-TBD ZONED PROPERTIES, INC. SPECIAL MEETING OF STOCKHOLDERS SEPTEMBER 11, 2026, 10:00 A.M., PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Bryan McLaren and Berekk Blackwell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common and/or preferred stock of Zoned Properties, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on September 11, 2026 at 10:00 a.m., Pacific time, virtually atwww.virtualshareholdermeeting.com/ZDPY2026SM, and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE